SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
           Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No. )


Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement                   [ ]Confidential, For Use of
                                                  Commission Only (as permitted
                                                  by Rule 14a-6(e)(2))

[X] Definitive Proxy Statement
[_] Definitive Additional Materials
[_] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                           DRS TECHNOLOGIES, INC.
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

     [X]  No fee required.

     [_]  Fee computed on table below per  Exchange  Act Rules  14a-6(i) (1) and
          0-11.

     (1)  Title of each class of securities to which transaction applies:

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     (2)  Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5)  Total fee paid:

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     [_]  Fee paid previously with preliminary materials:

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     [ ] Check box if any part of the fee is offset as provided by Exchange  Act
Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1)  Amount previously paid:

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     (2)  Form, Schedule or Registration Statement no.:

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     (3)  Filing Party:

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     (4)  Date Filed:

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

[LOGO] DRS                                        [LOGO]   NAI
       TECHNOLOGIES                                        TECHNOLOGIES, INC.

                  MERGER PROPOSED--YOUR VOTE IS VERY IMPORTANT

     The Boards of Directors of DRS Technologies, Inc., and NAI Technologies, Inc. have agreed to a strategic merger in which NAI will become a wholly-owned subsidiary of DRS.

     If the merger is completed, DRS will pay NAI shareholders 0.25 of a share of DRS common stock for each share of NAI common stock. This exchange ratio is subject to a possible adjustment depending on the price of DRS common stock prior to the merger. DRS common stock is quoted on the AMEX under the symbol "DRS."

      DRS will also assume the NAI warrants to purchase common stock at an exercise price of $2.50 per share. This means that DRS will take on NAI's obligations under these warrants. If you hold these warrants and the exchange ratio is fixed at 0.25, you will have the right to receive 0.25 of a share of DRS common stock for each share of NAI common stock that you have the right to receive under your NAI warrant for an exercise price of $10.00 per share.

      We believe that the combined company will have greater financial strength, operational efficiencies, earning power and business growth potential than either company would have on its own. Thus, we unanimously urge you to vote.

      We cannot complete the merger without the approval of shareholders and stockholders of both corporations. We have scheduled special meetings for our shareholders and stockholders to vote on the merger. YOUR VOTE IN FAVOR OF THE MERGER IS VERY IMPORTANT.


Paste-up Signature

Mark S. Newman

Chairman, President and Chief Executive Officer

DRS Technologies, Inc.

     Whether or not you plan to attend a meeting, please take the time to vote by completing and mailing the enclosed proxy card to us. This will not prevent you from voting in person, but will assure that your vote is counted if you are unable to attend the meeting.

     The dates, times and places of meetings are as follows:

     FOR DRS STOCKHOLDERS:
     February 11, 1999
     Thursday, 9:00 a.m.
     399 Park Avenue
     New York, New York 10022

     FOR NAI SHAREHOLDERS:
     February 11, 1999
     Thursday, 9:00 a.m.
     200 Park Avenue
     New York, New York 10166

     This document provides you with detailed information about the proposed merger. We encourage you to read the entire document and consider carefully the section entitled "Risk Factors." For additional information about DRS and NAI on file with the Securities and Exchange Commission, please see "Where You Can Find More Information."



Paste-up Signature

Robert A. Carlson

Chairman and Chief Executive Officer

NAI Technologies, Inc.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR STATE SECURITIES REGULATORS HAVE APPROVED THE DRS COMMON STOCK TO BE ISSUED IN THE MERGER OR DETERMINED IF THIS JOINT PROXY STATEMENT/PROSPECTUS IS ACCURATE OR ADEQUATE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

      This joint proxy statement/prospectus, dated January 25, 1999, was first mailed to stockholders on or about January 25, 1999.

                             DRS TECHNOLOGIES, INC.
                                  5 SYLVAN WAY
                          PARSIPPANY, NEW JERSEY 07054
                    NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                          TO BE HELD FEBRUARY 11, 1999

To the Stockholders of
DRS TECHNOLOGIES, INC.

      NOTICE IS HEREBY GIVEN that a Special Meeting of Stockholders of DRS Technologies, Inc., a Delaware corporation, will be held on Thursday, February 11, 1999, at the offices of Arnold & Porter, 399 Park Avenue, 34th Floor, New York, New York 10022, commencing at 9:00 a.m., local time, for the following purposes:

     (1) To consider and vote upon a proposal to approve and authorize the transactions contemplated by the Agreement and Plan of Merger, dated as of August 26, 1998, among DRS, DRS Merger Sub, Inc., a New York corporation and a direct wholly-owned subsidiary of DRS, and NAI Technologies, Inc., a New York corporation, including, without limitation:

          (a) the merger of DRS Merger Sub, Inc. with and into NAI, with NAI being the surviving corporation and continuing as a direct wholly-owned subsidiary of DRS;

          (b) the issuance, upon effectiveness of the merger, of shares of DRS common stock, par value $0.01 per share, in exchange for shares of NAI common stock, par value $0.10 per share, outstanding at the effective time of the merger, including those shares of NAI common stock issuable upon conversion of at least 90% of the aggregate principal amount of NAI 12% Convertible Subordinated Promissory Notes Due 2001 outstanding as of August 26, 1998;

          (c) the assumption by DRS of NAI warrants to purchase common stock at an exercise price of $2.50 per share outstanding at the effective time of the merger and the conversion of such NAI warrants into DRS warrants to purchase common stock;

          (d) the conversion into rights with respect to DRS common stock of (i) up to 10% of the aggregate principal amount of NAI convertible notes outstanding as of August 26, 1998 and (ii) NAI employee and director stock options to purchase NAI common stock outstanding, whether vested or unvested, at the effective time of the merger;

          (e) the election of C. Shelton James, who is a director of NAI, as a director of DRS for a three-year term;

     (2) To amend DRS' 1996 Omnibus Plan to increase the number of shares of DRS common stock reserved for issuance under DRS' plan by 900,000 shares of DRS common stock; and

     (3) To transact such other business as may properly come before this meeting or any adjournment or postponement thereof.

      A copy of the merger agreement is attached as Annex A-I and a copy of each of the amendments to the merger agreement is attached as Annexes A-II and A-III to the accompanying joint proxy statement/prospectus.

     Only stockholders of record at the close of business on December 31, 1998 are entitled to notice of and to vote at this meeting or at any adjournment or postponement thereof.

     All stockholders are cordially invited to attend in person. However, to ensure your representation at the meeting, you are urged to complete, sign and return the enclosed proxy card as promptly as possible in the enclosed postage-prepaid envelope.

     YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE TO APPROVE THE ABOVE-MENTIONED PROPOSALS. THESE PROPOSALS AND OTHER INFORMATION RELATING TO THIS MEETING ARE DESCRIBED IN DETAIL IN THE ACCOMPANYING JOINT PROXY STATEMENT/PROSPECTUS.

                             By Order of the Board of Directors

                             DRS Technologies, Inc.

                             /s/ NINA LASERSON DUNN
                             -----------------------------------
                             NINA LASERSON DUNN
                             Secretary

Parsippany, New Jersey
January 25, 1999

================================================================================

                             YOUR VOTE IS IMPORTANT

ON BEHALF OF THE BOARD OF DIRECTORS, WE URGE YOU TO SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD(S) AS SOON AS POSSIBLE, EVEN IF YOU ARE CURRENTLY PLANNING TO ATTEND THIS MEETING. THIS WILL NOT PREVENT YOU FROM VOTING IN PERSON, BUT WILL ASSURE THAT YOUR VOTE IS COUNTED IF YOU ARE UNABLE TO ATTEND THIS MEETING.

================================================================================

                                TABLE OF CONTENTS


                                                                            PAGE
                                                                            ----

QUESTIONS AND ANSWERS ABOUT THE MERGER ...................................     1
SUMMARY ..................................................................     3
The Companies ............................................................     3
What You Will Receive in the Merger ......................................     3
Other Interests in the Merger that NAI Officers and Directors May Have ...     3
The Merger ...............................................................     4
Other Information ........................................................     5
Selected Financial Data ..................................................     6
Recent Events ............................................................    12
Comparative Per Share Market Prices and Absence of Dividends .............    13
RISK FACTORS .............................................................    15
Risks Relating to the Merger .............................................    15
DRS Company Risks ........................................................    16
THE PROPOSED MERGER ......................................................    21
Background of the Merger; Material Contacts Between the Parties ..........    21
DRS Reasons for the Merger; Recommendation of the DRS Board of Directors .    25
Opinion of DRS Financial Advisor .........................................    26
NAI Reasons for the Merger; Recommendation of the NAI Board of Directors .    30
Opinion of NAI Financial Advisor .........................................    34
Material U.S. Federal Income Tax Consequences ............................    39
Fiscal Year ..............................................................    40
Accounting Treatment .....................................................    41
U.S. Antitrust Filing ....................................................    41
Resales of DRS Common Stock, DRS Warrants and Amended NAI Convertible
 Notes Received in the Merger ............................................    41
Appraisal Rights .........................................................    41
Operation of NAI Following the Merger ....................................    41
INTERESTS OF CERTAIN PERSONS IN THE MERGER ...............................    42
NAI Shareholder's Agreements .............................................    42
Sale of Wilcom, Inc. .....................................................    42
NAI Employment Agreements ................................................    43
NAI Stock Option Plans ...................................................    44
DRS Directorship .........................................................    45
DRS Indemnity Arrangements ...............................................    45
NAI Outside Director Payments ............................................    45
INFORMATION CONCERNING THE DRS SPECIAL MEETING ...........................    46
Purpose ..................................................................    46
Record Date; Quorum; Vote Required .......................................    46
Proxies ..................................................................    47
INFORMATION CONCERNING THE NAI SPECIAL MEETING ...........................    48
Purpose ..................................................................    48
Record Date; Quorum; Vote Required .......................................    48
Proxies ..................................................................    49
THE MERGER AGREEMENT .....................................................    50
Closing; Effective Time ..................................................    50
Surviving Corporation's Certificate of Incorporation .....................    50
Surviving Corporation's Bylaws ...........................................    50
Surviving Corporation's Directors and Officers ...........................    50
Consideration to be Received in the Merger ...............................    50

Warrants, Convertible Notes and Options ..................................    51
Exchange of Certificates; Fractional Shares ..............................    53
Representations and Warranties ...........................................    54
Certain Covenants ........................................................    54
No Solicitation ..........................................................    55
Board Representation .....................................................    56
Director and Officer Indemnification .....................................    56
Conditions ...............................................................    56
Termination; Termination Fees and Expenses ...............................    59
Amendment and Waiver .....................................................    60
MERGER RELATED TRANSACTION ...............................................    61
INFORMATION ABOUT DRS ....................................................    62
General ..................................................................    62
Recent Event .............................................................    62
INFORMATION ABOUT NAI ....................................................    64
Rugged Systems Segment ...................................................    64
Systems Integration Segment ..............................................    66
Telecommunications Segment ...............................................    67
Marketing and Service ....................................................    68
Customers ................................................................    68
Foreign Sales ............................................................    68
Backlog ..................................................................    69
Competition ..............................................................    69
Research and Development .................................................    69
Patents and Trademarks ...................................................    69
Government Regulation ....................................................    69
Manufacturing and Suppliers ..............................................    70
Employees ................................................................    70
Properties ...............................................................    70
Legal Proceedings ........................................................    70
Market for NAI Common Stock and Related NAI Shareholder Matters ..........    70
Security Ownership of Certain Beneficial Owners and Management ...........    71
Selected Consolidated Financial Data of NAI ..............................    73
NAI Management's Discussion and Analysis of Financial Condition
 and Results of Operations ...............................................    73
DESCRIPTION OF DRS CAPITAL STOCK FOLLOWING THE MERGER ....................    81
DRS Common Stock .........................................................    81
DRS Warrants .............................................................    81
Amended NAI Convertible Notes ............................................    81
Resales of DRS Common Stock and DRS Warrants .............................    83
Transfer Agent and Registrar .............................................    83
Stock Exchange Listing; Delisting and Deregistration of NAI Common Stock .    83
COMPARISON OF STOCKHOLDER RIGHTS .........................................    84
Authorized Capital Stock .................................................    84
Voting Rights ............................................................    84
Preemptive Rights; Cumulative Voting .....................................    84
Notice of Stockholder Meetings ...........................................    84
Action by Written Consent of Stockholders ................................    85
Special Meetings of Stockholders .........................................    85
Quorum and Voting Requirements for Stockholder Meetings ..................    85
Stockholders' Proposals ..................................................    85
Proxy Representation .....................................................    86
Board of Directors .......................................................    87

Vacancies and Newly-Created Directorships ...............................     87
Limitation on Director's Liability ......................................     87
Removal of Directors ....................................................     88
Indemnification .........................................................     88
Amendments to Charter and Bylaws ........................................     88
NAI DESIGNEE ............................................................     89
DRS PROPOSAL 2: AMENDMENT OF DRS' 1996 OMNIBUS PLAN .....................     90
General .................................................................     90
Administration ..........................................................     91
Awards Under the Plan ...................................................     91
Other Features of the Plan ..............................................     93
New Plan Benefits .......................................................     93
Certain Federal Income Tax Consequences .................................     94
LEGAL MATTERS ...........................................................     96
EXPERTS .................................................................     96
STOCKHOLDERS' PROPOSALS .................................................     96
DRS .....................................................................     96
NAI .....................................................................     97
OTHER BUSINESS ..........................................................     97
WHERE YOU CAN FIND MORE INFORMATION .....................................     97

INDEX TO FINANCIAL STATEMENTS ...........................................    F-1
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL
 INFORMATION ............................................................    F-2
INDEPENDENT AUDITORS' REPORT ............................................   F-11
NAI FINANCIAL STATEMENTS ................................................   F-12

Annex A-I    Agreement and Plan of Merger, dated as of
             August 26, 1998, among DRS Technologies, Inc.,
             DRS Merger Sub, Inc. and NAI Technologies, Inc. ............  A-I-1

             Exhibit A Form of Company Affiliate Letter
                       Annex I   Form of Compliance Letter

             Exhibit B Form of Stock Purchase Agreement among Wilcom
                       Acquisition Corp., NAI Technologies, Inc.
                       and Wilcom, Inc.

Annex A-II   Amendment to Agreement and Plan of Merger, dated as of
             December 22, 1998, among DRS Technologies, Inc.,
             DRS Merger Sub, Inc. and NAI Technologies, Inc.............. A-II-1

Annex A-III  Amendment to Agreement and Plan of Merger, dated as of
             January 21, 1999, among DRS Technologies, Inc.,
             DRS Merger Sub, Inc. and NAI Technologies, Inc. ............A-III-1

Annex B-I    Opinion of McFarland Dewey & Co., LLC, dated July 21, 1998..  B-I-1

Annex B-II   Letter of McFarland Dewey & Co., LLC,
             dated January 25, 1999...................................... B-II-1

Annex C      Opinion of Commonwealth Associates .........................    C-1

Annex D      1996 Omnibus Plan of DRS Technologies, Inc. ................    D-1

================================================================================

                     QUESTIONS AND ANSWERS ABOUT THE MERGER

WHY SHOULD NAI BECOME A SUBSIDIARY OF DRS?

DRS and NAI believe the merger will create value for DRS stockholders and NAI shareholders. This value is made possible by the opportunities for DRS and NAI to take advantage of the complementary strategic fit of their respective businesses. The merger will enable DRS and NAI to compete more effectively in the defense industry with new growth opportunities not available to either company on its own.

     To review the background and reasons for the merger in greater detail, as well as the risks of the merger and opinions of the financial advisors, see "The Proposed Merger."

WHAT DO THE BOARDS OF DIRECTORS OF DRS AND NAI RECOMMEND?

Each of the Boards of Directors of DRS and NAI has unanimously approved the merger and recommends that you vote FOR the merger agreement and the transactions contemplated by the merger agreement, including the merger.

WHAT DO I NEED TO DO NOW?

Just mail your signed proxy card in the enclosed return envelope as soon as possible so that your shares may be represented at the applicable special meeting for DRS stockholders or NAI shareholders. At these special meetings, the DRS stockholders and NAI shareholders will consider, among other things, whether to approve the merger. The special meetings will take place on Thursday, February 11, 1999.

IF MY SHARES ARE HELD IN "STREET NAME" BY MY BROKER, WILL MY BROKER VOTE MY SHARES FOR ME?

Your broker cannot vote your shares without your instructions. You should instruct your broker to vote your shares, following the directions your broker provides. If you are a DRS stockholder who fails to instruct your broker effectively and, as a consequence, your shares of DRS common stock are not voted, then your non-vote will not affect the vote regarding approval of the merger. If you are, however, an NAI shareholder who fails to instruct your broker effectively and, as a consequence, your shares of NAI common stock are not voted, your non-vote will have the same effect as a vote against the merger.

     However, if you submit a properly executed proxy to your broker but fail to direct the proxies to vote your shares of DRS or NAI common stock for or against or to abstain from voting your shares on the merger proposal, your shares of DRS or NAI common stock will be voted to approve the merger.

CAN I CHANGE MY VOTE AFTER I HAVE MAILED MY SIGNED PROXY CARD?

Yes. You can change your vote at any time before your proxy is voted at the applicable special meeting. You can do this in one of three ways. First, you can send a written notice stating that you would like to revoke your proxy. Second, you can complete and submit a new proxy card. If you choose either of these two methods, you must submit your notice of revocation or your new proxy card to the appropriate Secretary at the appropriate address as follows:

     IF YOU ARE A DRS STOCKHOLDER:

     DRS TECHNOLOGIES, INC.
     5 Sylvan Way
     Parsippany, New Jersey 07054
     Attention: Nina Laserson Dunn

     IF YOU ARE AN NAI SHAREHOLDER:

     NAI TECHNOLOGIES, INC.
     282 New York Avenue
     Huntington, New York 11473
     Attention: Richard A. Schneider

Third, you can attend your stockholder meeting and vote in person. However, your attendance alone will not revoke your proxy. If you have instructed a broker to vote your shares, you must follow directions received from your broker to change those instructions.

WHEN SHOULD NAI SHAREHOLDERS SEND IN THEIR STOCK CERTIFICATES?

After the merger is completed, you will receive written instructions for exchanging your NAI common stock certificates for certificates representing shares of DRS common stock (and your cash payment in lieu of any fractional share of DRS common stock).

WHAT ARE THE TAX CONSEQUENCES OF THE MERGER?

The merger is intended to be a tax-free reorganization and will not trigger tax recognition of a gain or loss for DRS or NAI. The exchange of shares by NAI shareholders will be tax-free for federal income tax purposes, except for taxes on cash received for a fractional share.

     For more information regarding the tax consequences of the merger, see "The Proposed Merger -- Material U.S. Federal Income Tax Consequences."


================================================================================

================================================================================


WHEN DO YOU EXPECT THE MERGER TO BE COMPLETED?

We hope to complete the merger by February 17, 1999. The merger must first be approved by a majority of votes cast by the holders of all shares of DRS common stock outstanding as of December 31 1998 and by the affirmative vote of holders of two-thirds of the shares of NAI common stock outstanding as of December 31, 1998.

DO ANY DRS STOCKHOLDERS OR NAI SHAREHOLDERS HAVE APPRAISAL RIGHTS?

No holders of DRS common stock or NAI common stock are entitled under applicable law to dissenters' appraisal rights in connection with the merger.

     For more information regarding dissenters' appraisal rights, see "The Proposed Merger -- Appraisal Rights."

WHO CAN VOTE AT THE DRS MEETING?

Holders of DRS common stock at the close of business on December 31, 1998 can vote at the special meeting. As of such date, there were 6,359,503 shares of DRS common stock outstanding, each of which is entitled to one vote on each matter to be acted upon or that may properly come before the special meeting. In addition, there were approximately 346 DRS stockholders of record, as shown on the records of DRS' transfer agent.

WHO CAN VOTE AT THE NAI MEETING?

Holders of NAI common stock at the close of business on December 31, 1998 can vote at the special meeting. At such date, there were 9,179,567 shares of NAI common stock outstanding, each of which is entitled to one vote on each matter to be acted upon or that may properly come before the special meeting. In addition, there were approximately 571 NAI shareholders of record, as shown on the records of NAI's transfer agent.

     Charles S. Holmes, C. Shelton James and the Charles S. Holmes 1997 Trust have each agreed to vote all their shares of NAI common stock in favor of the merger. Mr. Holmes, Mr. James and the Charles S. Holmes 1997 Trust will have approximately 13.4% of the aggregate voting power that can be voted on the merger.

================================================================================

================================================================================

                                     SUMMARY

     This following summary highlights selected information from this document and may not contain all of the information that is important to you. To better understand the merger and its legal terms, you should read carefully this entire document and those additional documents to which we refer you. In addition, you should pay special attention to the risk factors described under the heading "Risk Factors." For more information regarding the additional documents to which we refer you, see "Where You Can Find More Information."

THE COMPANIES:

DRS

DRS develops and manufactures a broad range of defense electronics products critical to military missions. These products include: computers and workstations adapted to rugged military environments and systems and components for data storage, digital imaging, electro-optics, flight safety and other communication needs.

     DRS' customers include the U.S. government, international governments and a wide range of national and international commercial industries. DRS offers a full complement of technical support and advanced manufacturing services. DRS was incorporated in 1968.

     DRS' principal executive office is located at 5 Sylvan Way, Parsippany, New Jersey 07054, and its telephone number is (973) 898-1500.

NAI

NAI designs, manufactures and markets defense electronics products. These products include: rugged computer systems, advanced peripheral products, intelligent terminals, high performance work stations, TEMPEST computer systems (which suppress certain radiation to prevent external detectors from reading the data being transcribed) and telecommunications test equipment and transmission products. NAI was incorporated under the laws of the state of New York in 1954.

     The principal executive office of NAI is located at 282 New York Avenue, Huntington, New York 11473, and its telephone number is (516) 271-5685.

WHAT YOU WILL RECEIVE IN THE MERGER:

IF YOU ARE A DRS STOCKHOLDER

DRS stockholders will not receive any shares as a result of the merger. You will continue to hold the shares of DRS common stock that you currently own. After the merger, these shares will represent an ownership interest in the combined businesses of DRS and NAI.

IF YOU ARE AN NAI SHAREHOLDER

Based on the recent price of DRS common stock, we expect that NAI shareholders will receive 0.25 of a share of DRS common stock for each share of NAI common stock. This means that, for example, if you own 100 shares of NAI common stock, you will be entitled to receive 25 shares of DRS common stock.

IF YOU ARE AN NAI WARRANTHOLDER

If the merger is completed, DRS will assume the NAI warrants so that you will have the right to receive DRS common stock rather than NAI common stock. We expect that you will have the right to receive 0.25 of a share of DRS common stock for each share of NAI common stock that you have the right to receive under your NAI warrant at an exercise price of $10.00 per share. In all other respects, the rights of NAI warrantholders will remain substantially the same.

     After the merger is completed, you will receive written instructions for exchanging your NAI warrants for DRS warrants.

IF YOU HOLD NAI OPTIONS

If the merger is completed, your right to receive NAI common stock will be converted into the right to receive DRS common stock. We expect that you will have the right to receive 0.25 of a share of DRS common stock for each share of NAI common stock that you have the right to receive under your NAI option. Assuming the 0.25 ratio, your per share exercise price for DRS common stock will be four times the current per share exercise price of NAI common stock under your NAI option. In all other respects, the rights of holders of NAI options will remain substantially the same.

     EXAMPLE (assuming a 0.25 ratio):
     If you own an NAI option to purchase 101 shares of NAI common stock at an exercise price of $1.00 per share, then after the merger, you will be entitled to purchase 25 shares of DRS common stock at an exercise price of $4.00 per share (four times the original exercise price of $1.00) and receive the market value of 0.25 of a share of DRS common stock minus $1.00 (i.e., 0.25 of the per share exercise price of $4.00) in cash.

NOTE: NO FRACTIONAL SHARES OF DRS COMMON STOCK WILL BE ISSUED

DRS will not issue fractional shares of DRS common stock. Instead, the total number of shares of DRS common stock that you will receive in the merger will be rounded down to the nearest whole number, and DRS will pay cash equal to the market value of any fractional share of DRS common stock that you would otherwise receive. This method of paying cash for fractional shares applies to all DRS common stock that you receive pursuant to the


================================================================================

================================================================================


merger, including any DRS common stock you will receive upon the exercise or conversion of NAI warrants, NAI options and NAI convertible notes.

     Please see "The Merger Agreement -- Consideration to be Received in the Merger" and "--Warrants, Convertible Notes and Options" for more details on the merger's effects on holders of NAI common stock, NAI warrants, NAI options and NAI convertible notes.

OTHER INTERESTS IN THE MERGER THAT NAI
OFFICERS AND DIRECTORS MAY HAVE:

The officers and directors of NAI may have interests in the merger that differ from the interests of NAI shareholders generally. For example, if the merger is completed:

o options to purchase NAI common stock held by NAI's officers and directors will be automatically converted into options to acquire shares of DRS common stock adjusted to account for the exchange ratio in the merger;

o it is anticipated that DRS and Robert A. Carlson, the current Chairman and Chief Executive Officer of NAI, will enter into a consulting arrangement. Under this anticipated consulting arrangement, DRS will pay Mr.
     Carlson $125,000 on each April 1, 1999, 2000 and 2001;

o it is expected that DRS and Richard A. Schneider, the current Executive Vice President, Chief Financial Officer, Secretary and Treasurer of NAI, will enter into an employment arrangement. Under this anticipated employment arrangement, DRS will pay Mr. Schneider an annual salary of $220,000;

o some existing indemnification arrangements for NAI's officers and directors will be continued after the merger;

o C. Shelton James, a director of NAI, will be elected as a director of DRS for a three-year term;

o NAI will have sold all of the capital stock of its wholly-owned subsidiary Wilcom, Inc. to Wilcom Acquisition Corp. Wilcom Acquisition, Corp. is a newly formed corporation in which Charles S. Holmes, a current NAI director, owns a majority of capital stock and Dennis McCarthy, another current NAI director, owns the remaining outstanding shares of capital stock. Wilcom Acquisition Corp. will purchase all of the capital stock of Wilcom, Inc. for a purchase price of $150,000 and the surrendering of 1,700,000 NAI warrants and 300,000 warrants to purchase shares of NAI common stock at an exercise price of $3.00 per share held by Mr. Holmes; and

o NAI will pay each of its non-employee directors payments due to these directors through December 31, 1998.

     Please see "Interests of Certain Persons in the Merger" for more information regarding the other interests of NAI officers and directors in the merger.

THE MERGER:

CONSENT SOLICITATION OF HOLDERS OF NAI CONVERTIBLE NOTES

It is a condition to the merger that NAI obtain consents from holders of a specified percentage of the aggregate principal amount of NAI 12% Convertible Subordinated Promissory Notes Due 2001 outstanding as of August 26, 1998 to certain actions. NAI is concurrently soliciting these consents from holders of convertible notes.

     Please see "Merger Related Transaction" for more information regarding this consent solicitation.

CIRCUMSTANCES ALLOWING WITHDRAWAL FROM THE MERGER

Under several specific circumstances, either DRS or NAI may withdraw from the merger.

     If NAI or DRS terminates the merger agreement, NAI may be required to reimburse DRS up to $300,000 for DRS' out-of-pocket expenses and may be required to pay DRS a termination fee of $1,500,000.

     Please see "The Merger Agreement--Termination; Termination Fees and Expenses" for more details regarding the circumstances under which the merger may be terminated and the effects of any termination.

     Also, we do not intend to complete the merger unless we receive legal opinions confirming that the merger will be treated as a tax-free reorganization under the Internal Revenue Code. The legal opinions will not, however, bind the Internal Revenue Service, which could take a contrary position.

IF NAI RECEIVES A BETTER OFFER

NAI's Board of Directors can withdraw from the merger if it determines prior to the special meeting, consistent with its fiduciary duties to the NAI shareholders, that NAI should enter into an acquisition agreement the NAI board deems superior to the merger. In this event, NAI must reimburse DRS for its out-of-pocket expenses up to a maximum of $300,000, and may have to pay a $1,500,000 termination fee.

================================================================================

================================================================================

AMENDING OR WAIVING TERMS OF THE MERGER AGREEMENT

We may by mutual consent amend the merger agreement before the completion of the merger. However, after DRS stockholders and NAI shareholders approve the merger, the law may require that we obtain your approval before amending the merger agreement. If so, then we will not amend the merger agreement without your approval. Also, either DRS or NAI can waive circumstances that, under the merger agreement, would permit it to withdraw from the merger.

     Neither DRS nor NAI expects to waive any material condition to the merger.

ACCOUNTING TREATMENT

The merger will be accounted for under the "purchase" method of accounting in accordance with generally accepted accounting principles.

     For more information regarding the accounting treatment of the merger, please see "The Proposed Merger -- Accounting Treatment."

OTHER INFORMATION:

MARKETS AND MARKET PRICES

The DRS common stock that will be issued in the merger will be listed on the AMEX.

     April 7, 1998 was the last full trading day prior to the public announcement by DRS that it had executed a letter of intent to enter into a merger with NAI. On this date, the last reported sale price of DRS common stock on the AMEX was $13.38 per share, and the last reported sale price of NAI common stock on the NASDAQ was $2.38 per share.

     August 25, 1998 was the last full trading day prior to the public announcement of the signing of the merger agreement. On this date, the last reported sale price of DRS common stock on the AMEX was $10.44 per share, and the last reported sale price of the NAI common stock on the NASDAQ was $1.81 per share.

     On December 31, 1998, the most recent practicable date prior to the printing of this joint proxy statement/prospectus, the last reported sale price of DRS common stock on the AMEX was $10.94 per share, and the last reported sale price of NAI common stock on the NASDAQ was $1.81 per share.

VALUE OF DRS COMMON STOCK TO BE EXCHANGED

Based on the number of shares of NAI common stock outstanding on December 31, 1998, the aggregate value of the DRS common stock to be exchanged for the NAI common stock in the merger will be approximately $25.1 million. This assumes that the value of a share of DRS common stock will equal its last reported sale price on the AMEX on December 31, 1998 and that the exchange ratio is 0.25.

OTHER MATTERS TO BE CONSIDERED DURING THE SPECIAL MEETINGS

At the DRS meeting, DRS stockholders will also consider whether to approve a proposal to amend DRS' 1996 Omnibus Plan to increase the number of shares of DRS common stock reserved for issuance under this plan by 900,000 shares. DRS' 1996 Omnibus Plan provides appropriate incentives and rewards, such as stock options, to DRS' officers, other employees, consultants and directors. This amendment must be approved by a majority of the votes cast by the holders of all outstanding shares of DRS common stock entitled to vote at this meeting.

     For more information regarding this proposal, see "DRS Proposal 2:
     Amendment of DRS' 1996 Omnibus Plan."

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

We have each made forward-looking statements in this document and in documents incorporated by reference in this joint proxy statement/prospectus. These statements are subject to risks and uncertainties. Forward-looking statements include the information concerning possible or assumed future results of operations of DRS and NAI. Also, when we used words such as "believes," "expects," "anticipates" or other similar expressions, we are making forward-looking statements. You should note that many factors could affect the future financial results of DRS and NAI expressed in this document. Examples of these factors include operating, legal and regulatory risks and economic, consumer and competitive forces affecting our businesses.

     For more information regarding some factors that could affect the future performance of DRS and NAI, see "Risk Factors."

================================================================================

================================================================================

                             SELECTED FINANCIAL DATA

     The following tables show selected historical financial information of DRS and NAI, pro forma combined financial information of DRS before the merger and pro forma combined financial information of DRS after the merger as if DRS and NAI had been combined for the periods shown. Because DRS recently completed significant acquisitions, we include the pro forma financial information of DRS before the merger. This information shows selected financial results of DRS as if DRS had been combined with its acquired companies for the periods shown. The pro forma combined financial information of DRS after the merger was then prepared by combining the DRS pro forma financial information before the merger with NAI's historical information and making any necessary adjustments. You should not assume that DRS and NAI would have achieved the pro forma results if they and the other companies acquired by DRS had actually been combined during the periods shown.

     Both DRS' and NAI's annual historical financial information are derived from financial statements audited by KPMG LLP. KPMG's reports relating to the December 31, 1997 financial statements of NAI and relating to the March 31, 1998 financial statements of DRS are included elsewhere or incorporated by reference, respectively, in this joint proxy statement/prospectus.

     The financial information for interim periods are unaudited. But, DRS and NAI each believes that its own interim financial information reflect all normal recurring adjustments necessary for a fair presentation of the financial positions and results of operations for those periods. You should not assume that results in an interim period are necessarily indicative of results for a full year.

The selected financial data should be read in conjunction with the:

o    pro forma financial statements;

o DRS' historical consolidated financial statements and the related notes incorporated by reference in this joint proxy statement/prospectus; and

o NAI's historical consolidated financial statements and the related notes included elsewhere in this joint proxy statement/prospectus.

================================================================================

================================================================================

               SUMMARY OF SELECTED CONSOLIDATED FINANCIAL DATA OF
                       DRS TECHNOLOGIES, INC.--HISTORICAL
      (IN THOUSANDS EXCEPT PER SHARE DATA, RATIOS AND NUMBER OF EMPLOYEES)

     No cash dividends have been distributed in any of the years in the five-year period ended March 31, 1998, or through September 30, 1998.

     The figures on the line item entitled "Employees" indicate the number of employees at March 31 or September 30 for each of the fiscal periods presented. Included in fiscal 1998, 1997, 1996 and 1995 are approximately 428, 188, 155 and 46 employees, respectively, from new operations. Included in the six-months periods ended September 30, 1998 and 1997 are approximately 0 and 92 employees, respectively, from new operations. See Note 11 of Notes to DRS' Consolidated Financial Statements.

     Revenues per employee is based on the average number of employees in the relevant time period.


                                                                                                        SIX MONTHS ENDED
                                                                                                      ---------------------
                                                          YEAR ENDED MARCH 31,                        SEPTEMBER  SEPTEMBER
                                      ---------------------------------------------------------          30,         30,
                                         1998        1997        1996        1995       1994             1998       1997
                                      ---------    --------    --------    --------    --------       ---------  ----------
                                                                                                           (UNAUDITED)
Statement of Operations Data:
Revenues ........................     $ 190,854    $143,578    $101,454    $ 69,930    $ 57,820        $ 92,114   $  77,735
Cost and expenses ...............       176,595     130,996      92,907      64,836      54,372          88,299      71,551
                                      ---------    --------    --------    --------    --------        --------   ---------
  Operating Income ..............        14,259      12,582       8,547       5,094       3,448           3,815       6,184
Interest and related expenses ...        (5,098)     (3,592)     (2,681)     (1,372)     (1,574)         (3,113)     (1,802)
Interest and other income, net ..         1,377         698         971         655         802             328         691
Minority Interest ...............          (874)       (404)       (110)       (121)         32            (425)       (612)
                                      ---------    --------    --------    --------    --------        --------   ---------
  Earnings before income taxes ..         9,664       9,284       6,727       4,256       2,708             605       4,461
Income taxes ....................         3,292       3,621       2,624       1,652       1,093             224       1,651
                                      ---------    --------    --------    --------    --------        --------   ---------
  Net Earnings ..................     $   6,372    $  5,663    $  4,103    $  2,604    $  1,615        $    381   $   2,810
                                      =========    ========    ========    ========    ========        ========   =========

Per Share Data:
Basic earnings per share ........     $    1.13    $   1.03    $   0.75    $   0.51    $   0.30        $   0.06   $    0.50
Diluted earnings per share ......          0.93        0.84        0.69        0.50        0.30            0.06        0.42
Book value per share ............          7.16        5.90        4.86        4.16        3.70            7.21        6.41

Summary of Financial Position:
Working Capital .................     $  42,126    $ 32,838    $ 33,990    $ 20,317    $ 19,803        $ 48,230   $  31,486
Net property, plant and Equipment        22,972      19,987      16,191       9,849       8,893          22,661      20,573
Total assets ....................       163,473      97,673      97,251      64,590      58,836         163,130     103,176
Long-term debt, excluding
 Current installments ...........        56,532      30,801      32,608      11,732      14,515          57,819      25,507
Net stockholders' equity ........        44,335      32,987      26,566      22,509      19,759          45,725      35,999

Financial Ratios:
Pretax return on revenues .......           5.1%        6.5%        6.6%        6.1%        4.7%            0.7%        5.7%
After tax return on revenues ....           3.3%        3.9%        4.0%        3.7%        2.8%            0.4%        3.6%

Supplemental Information:
Capital expenditures ............     $   6,570    $  5,228    $  6,331    $  2,543    $    988        $  2,301   $   2,440
Depreciation and amortization ...         7,059       5,027       3,170       2,480       2,558           4,405       2,940
Internal research and
 Development ....................         4,049       3,852         649         795         537           1,194       2,095
Employees .......................         1,470       1,107         809         565         548           1,644       1,312
Revenues per employee ...........     $     124    $    129    $    137    $    130    $    137        $     55   $      60
                                      ---------    --------    --------    --------    --------        --------   ---------

================================================================================

================================================================================

               SUMMARY OF SELECTED CONSOLIDATED FINANCIAL DATA OF
                       NAI TECHNOLOGIES, INC.--HISTORICAL
                      (IN THOUSANDS EXCEPT PER SHARE DATA)

     On July 7, 1998 NAI's Board of Directors passed a resolution to discontinue the operations comprising its telecommunications business, which was comprised of one subsidiary, Wilcom, Inc. All figures for prior years have been reclassified where necessary to reflect the operating results and net assets of Wilcom, Inc. as discontinued operations.

     Operating loss and net loss in 1994 include $7,321 in restructuring costs.

     Prior period per share data has been restated to reflect 4% stock dividends declared in February 1993 and 1994 and a three-for-two stock split declared in August 1993.


                                                                                                              NINE MONTHS ENDED
                                                                                                           -----------------------
                                                                YEAR ENDED DECEMBER 31,                    SEPTEMBER     SEPTEMBER
                                           ------------------------------------------------------------        26,          27,
                                             1997          1996       1995         1994          1993         1998         1997
                                           --------      --------   --------      --------      --------     --------    --------
                                                                                                                 (UNAUDITED)
Statement of Continuing Operations
 Data:
Net sales ............................     $ 47,758      $ 61,131   $ 51,813      $ 46,330      $ 71,202     $ 34,744    $ 36,658
Operating earnings (loss) ............          688         4,613     (8,142)      (14,077)        8,200        1,854          20
Net earnings (loss) ..................       (1,650)        1,719    (10,886)      (11,251)        5,001           37      (1,846)

Per share data:
Basic earnings (loss) ................     $  (0.18)     $   0.21   $  (1.47)     $  (1.64)     $   0.75     $   0.00    $  (0.20)
Diluted earnings (loss) ..............        (0.18)         0.21      (1.47)        (1.64)         0.73         0.00       (0.20)
Weighted average common shares
  Basic ..............................        9,099         8,268      7,382         6,850         6,640        9,162       9,079
  Diluted ............................        9,099         8,466      7,382         6,850         6,857        9,164       9,079
Cash dividends .......................           --            --         --            --            --           --          --

Balance Sheet Data (at end of Period):
Working capital ......................     $ 10,930      $ 14,241   $ 10,044      $ 16,665      $ 19,105     $  6,055
Total assets .........................       35,215        40,905     46,984        52,589        60,084       32,585
Current installments of long-term
 debt ................................          311           158      2,177         2,179         4,224        6,500
Long-term debt .......................        9,747        12,224     15,573        13,990        10,797        4,782
Shareholders' equity .................       13,748        15,980     10,086        20,296        30,593       11,008


================================================================================

--------------------------------------------------------------------------------

       SUMMARY OF SELECTED UNAUDITED PRO FORMA COMBINED FINANCIAL DATA OF
                   DRS TECHNOLOGIES, INC. (BEFORE THE MERGER)

     These selected pro forma combined financial data reflect the pro forma effects of DRS' acquisition of (a) the Applied Systems Division of Spar Aerospace Limited and Spar Aerospace (U.K.) Limited, which took place on October 29, 1997, and (b) the Second Generation Ground Based Electro Optics and Focal Plane Array businesses of Raytheon Company, which took place on October 20, 1998.

     On October 20, 1998, DRS acquired certain assets of the Second Generation Ground Based Electro Optics and Focal Plane Array businesses of Raytheon Company and its subsidiaries. DRS paid approximately $45 million in cash for this acquisition. The parties may adjust this purchase price upon the receipt of recent audited financial statements for the acquired businesses. However, the parties may not adjust this purchase price upward by more than $7 million.

     In connection with this acquisition, DRS and certain of its subsidiaries entered into a $150 million secured credit facility with Mellon Bank, N.A. If the merger is completed, DRS intends to use a portion of this credit facility to pay down NAI's entire outstanding indebtedness under a credit agreement, dated as of April 12, 1995, as amended, among NAI, The Bank of New York and The Chase Manhattan Bank. DRS' $150 million secured credit facility amends, restates and replaces DRS' existing $60 million secured credit facility pursuant to a credit agreement, dated as of October 29, 1997, with, among others, Mellon Bank, N.A., as agent and lender.

     For more information regarding DRS' acquisition of the Second Generation Ground Based Electro Optics and Focal Plane Array businesses of Raytheon Company, please see "Information about DRS--Recent Event."

                                                                                              Six Months
                                                                                                 Ended
                                                                           Year Ended        September 30,
                                                                         March 31, 1998          1998
                                                                         --------------      -------------
                                                                        (in thousands except per share data)
Statement of Operations Data:
-----------------------------
Revenues ................................................................   $ 235,668         $ 112,109
Cost and expenses .......................................................    (224,945)         (110,112)
                                                                            ---------         ---------
Operating Income ........................................................      10,723             1,997
Interest and related expenses ...........................................     (12,600)           (5,788)
Interest and other income, net ..........................................       1,842               328
Minority Interest .......................................................        (874)             (425)
                                                                            ---------         ---------
Earnings (loss) before income taxes .....................................        (909)           (3,888)
Income tax expense (benefit) ............................................        (794)           (1,439)
                                                                            ---------         ---------
Earnings (loss) from continuing operations before extraordinary item ....   $    (115)        $  (2,449)
                                                                            =========         =========

Per Share Data:
---------------
Basic earnings (loss) before extraordinary item per share ...............   $   (0.02)        $   (0.39)
Diluted earnings (loss) before extraordinary item per share .............       (0.02)            (0.39)
Book value per share ....................................................         N/A              6.83

-------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------

       SUMMARY OF SELECTED UNAUDITED PRO FORMA COMBINED FINANCIAL DATA OF
                    DRS TECHNOLOGIES, INC. (AFTER THE MERGER)
                      (IN THOUSANDS EXCEPT PER SHARE DATA)

     These selected pro forma combined financial data reflect the pro forma effects of acquisitions by DRS since April 1, 1997, including the merger.

     For information regarding DRS' recent acquisition of the Second Generation Ground Based Electro Optics and Focal Plan Array businesses of Raytheon Company, please see "Information about DRS--Recent Event."

     In connection with the NAI board's decision on July 7, 1998 to dispose of Wilcom, Inc., Wilcom, Inc. is treated as discontinued operations in the historical financial statements of NAI. In addition, the sale of Wilcom, Inc., a wholly-owned subsidiary of NAI, before the closing date of the merger is a condition of the merger.

                                                                                      Six Months
                                                                                         Ended
                                                                    Year Ended       September 30,
                                                                  March 31, 1998         1998
                                                                  --------------     -------------
Statement of Continuing Operations Data:
----------------------------------------
Revenues ......................................................     $ 283,426          $134,033
Cost and expenses .............................................      (272,716)          (131,449)
                                                                    -----------        ---------
Operating Income ..............................................        10,710              2,584
Interest and related expenses .................................       (13,483)            (6,227)
Interest and other income, net ................................         1,903                349
Minority Interest .............................................          (874)              (425)
                                                                    -----------        ---------
Earnings (loss) before income taxes ...........................        (1,744)            (3,719)
Income tax expense (benefit) ..................................           120               (925)
                                                                    -----------        ---------

Earnings (loss) from continuing operations (before the
  operating loss of Wilcom) before extraordinary item .........     $    (1,864)       $  (2,794)
                                                                    ===========        =========

Per Share Data:
---------------
Basic earnings (loss) before extraordinary item per share .....     $   (0.22)         $   (0.31)
Diluted earnings (loss) before extraordinary item per share ...         (0.22)             (0.31)
Book value per share ..........................................           N/A               8.22

--------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                      COMPARATIVE UNAUDITED PER SHARE DATA

     With the exception of the historical NAI year ended data, the per share data is for the year ended March 31, 1998. The historical NAI year ended data is for the year ended December 31, 1997.

     With the exception of the historical NAI six months ended data, the per share data is for the six months ended September 30, 1998. The historical NAI six months ended data is for the six months ended June 27, 1998.

     With the exception of the year ended March 31, 1998 historical period for DRS, basic and diluted net income per share amounts are the same for the periods presented.

     Combined per share information assumes each NAI share has been converted at a 0.25 exchange ratio into DRS shares. Pursuant to the merger agreement, the exchange ratio is subject to adjustment to 0.23.

     The equivalents of NAI's historical per share amounts are calculated by multiplying the combined pro forma per share amounts by the exchange ratio of
0.25 of a share of DRS common stock for each share of NAI common stock. As set forth in the merger agreement, the exchange ratio is subject to adjustment to 0.23.

                                                         Year Ended   Six Months
                                                            Data      Ended Data
                                                         ----------   ----------
HISTORICAL DRS:
Net Income per share-diluted ..........................    $ 0.93       $ 0.06
Book value per common share ...........................      7.16         7.21

HISTORICAL NAI:
Net Income (loss) per share ...........................    $(0.26)      $(0.26)
Book value per common share ...........................      1.50         1.20

PRO FORMA DRS (BEFORE THE MERGER):
Income (loss) per share-diluted .......................    $(0.02)      $(0.39)
Book value per common share ...........................      N/A          6.83

PRO FORMA COMBINED DRS AND NAI (AFTER THE MERGER):
Income (loss) per share ...............................    $(0.22)      $(0.31)
Book value per common share ...........................      N/A          8.22

HISTORICAL NAI PER SHARE EQUIVALENT:
Income (loss) per share ...............................    $(0.05)      $(0.08)
Book value per common share ...........................      N/A          2.06


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                  RECENT EVENTS

DRS

     For information regarding DRS' recent acquisition of the Second Generation Ground Based Electro Optics and Focal Plan Array businesses of Raytheon Company, see "Information about DRS -- Recent Event."

NAI

     In connection with the review of NAI's Quarterly Report on Form 10-Q for the period ended June 30, 1998, NASDAQ notified NAI that NAI no longer complied with the net tangible asset requirement for continued listing on NASDAQ.

     NAI responded by sending a letter to NASDAQ which discussed the merger and the disposition of Wilcom, Inc., NAI's wholly-owned subsidiary. In the letter, NAI also explained that it is a condition to the merger that the holders of at least 90% of the aggregate principal amount of NAI convertible notes outstanding as of August 26, 1998 agree to convert their notes into shares of NAI common stock immediately prior to the effective time of the merger. If 90% or more of the notes are converted into shares of NAI common stock, NAI may be in compliance with the net tangible asset requirement for continued listing.

     NASDAQ notified NAI in a letter dated September 8, 1998 that the staff of NASDAQ would be unable to grant an exception to the net tangible asset requirement. In the letter, however, the representative indicated that NAI would be given until October 15, 1998 to complete the conversion of the NAI convertible notes and make a Form 8-K filing with the SEC and NASDAQ demonstrating compliance with the minimum net tangible asset requirements. In a letter to NASDAQ dated September 22, 1998, Whitman Breed Abbott & Morgan LLP, counsel for NAI, explained that the conversion of the NAI convertible notes could not be effected until immediately prior to the closing of the merger. Counsel for NAI also argued that it would be in the best interests of the NAI shareholders to permit the listing of NAI common stock on NASDAQ to continue until the special meetings of DRS stockholders and NAI shareholders are held.

     On December 10, 1998, NAI appeared in a hearing before the NASDAQ review board in connection with the proposed delisting and asked that the NAI common stock remain listed until the special meetings of the DRS stockholders and NAI shareholders are held. As of the date of this joint proxy statement/prospectus, no decision has yet been made by the NASDAQ review board and the NAI common stock remains listed on the NASDAQ. There can be no assurance, however, that NASDAQ will permit the NAI common stock to remain listed until these meetings are held. In addition, the NAI board believes that if the merger does not occur, then the NAI common stock will be delisted and that it will take several years for NAI to rebuild its capital structure to allow relisting on the NASDAQ.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

          COMPARATIVE PER SHARE MARKET PRICES AND ABSENCE OF DIVIDENDS

COMPARATIVE PER SHARE MARKET PRICES

     DRS common stock is traded on the AMEX under the symbol "DRS." DRS common stock has been traded on the AMEX since 1983. NAI common stock is traded on the NASDAQ under the symbol "NATL." NAI common stock has been traded on the NASDAQ since 1975.

     Prior to April 1, 1996, DRS had two classes of common stock: Class A common stock and Class B common stock. At April 1, 1996, the Class A common stock and the Class B common stock were reclassified into a single class of stock, the DRS common stock. The information in the table below regarding the reported high and low sales prices of DRS common stock on the AMEX represents the weighted averages of such prices for both the Class A common stock and the Class B common stock for those calendar quarters.

     The table below sets forth, for the calendar quarters indicated, the reported high and low sales prices of DRS common stock and NAI common stock on the AMEX and NASDAQ, respectively, as compiled by published sources:

                                     DRS Common Stock         NAI Common Stock
                                   -------------------       -----------------
                                       Market Price            Market Price
                                   -------------------       -----------------
Calendar Period*                    High          Low         High        Low
----------------                   ------       ------       -----       -----
1996    First Quarter              $ 8.69       $ 7.44       $2.38       $1.44
        Second Quarter             $11.63       $ 7.25       $3.88       $2.00
        Third Quarter              $11.63       $ 8.38       $4.00       $3.13
        Fourth Quarter             $12.50       $ 9.25       $3.94       $2.75

1997    First Quarter              $13.00       $10.13       $5.38       $3.38
        Second Quarter             $11.38       $ 9.63       $5.69       $4.38
        Third Quarter              $15.13       $10.25       $5.75       $2.94
        Fourth Quarter             $14.81       $11.88       $3.75       $1.69

1998    First Quarter              $14.88       $11.25       $2.81       $1.69
        Second Quarter             $15.38       $11.63       $3.25       $1.94
        Third Quarter              $12.06       $ 9.13       $2.25       $1.25
        Fourth Quarter             $11.00       $ 7.00       $2.12       $1.19

* Please note that DRS' fiscal year ends March 31, and NAI's fiscal year ends December 31.

EQUIVALENT PER SHARE DATA

     The information presented in the table below represents closing sale prices reported on the AMEX and NASDAQ for shares of DRS common stock and NAI common stock, respectively, on August 25, 1998, the last full trading day prior to the public announcement of the signing of the merger agreement, as well as the "equivalent per share price" of shares of NAI common stock on this date. The "equivalent per share price" of shares of NAI common stock represents the product of the closing sale price per share reported on the AMEX for shares of DRS common stock on August 25, 1998 and the exchange ratio of 0.25.

                                DRS                 NAI          NAI Equivalent
                         Common Stock Price  Common Stock Price  Per Share Price
                         ------------------  ------------------  ---------------
August 25, 1998 ......        $10.44               $1.81            $2.61

      =====================================================================

        DRS STOCKHOLDERS AND NAI SHAREHOLDERS ARE URGED TO OBTAIN CURRENT
          MARKET QUOTATIONS FOR DRS COMMON STOCK AND NAI COMMON STOCK.

      =====================================================================

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

ABSENCE OF DIVIDENDS


     Neither NAI nor DRS anticipates paying any dividends on its shares of common stock in the foreseeable future. DRS has not paid any cash dividends on the DRS common stock since 1976. DRS intends to retain future earnings for use in its business and does not expect to declare cash dividends on the DRS common stock in the foreseeable future. The indentures relating to DRS' 9% Senior Subordinated Convertible Debentures due October 1, 2003 and DRS' bank lines of credit restrict DRS' ability to pay dividends or make other distributions on the DRS common stock.


     NAI did not declare or pay any cash dividends on the NAI common stock for its past five fiscal years. NAI is restricted from paying cash dividends on the NAI common stock by certain debt covenants contained in NAI's credit agreement, but is permitted to effect stock splits and declare and pay dividends payable solely in shares of any class of its capital stock.

--------------------------------------------------------------------------------

                                  RISK FACTORS

     In considering whether to approve and authorize the merger agreement, you should consider, in addition to the other information contained and incorporated by reference in this joint proxy statement/prospectus, the following risk factors:

RISKS RELATING TO THE MERGER

     ONCE THE EXCHANGE RATIO IS SET, THE NUMBER OF SHARES OF DRS COMMON STOCK THAT NAI SHAREHOLDERS WILL RECEIVE WILL BE FIXED, BUT THE VALUE OF THESE SHARES MAY INCREASE OR DECREASE BEFORE THE MERGER IS COMPLETED

     Once the ratio for the exchange of shares of DRS common stock for shares of NAI common stock is set, it will not be adjusted in the event of any increase or decrease in the price of either DRS common stock or NAI common stock. The prices of DRS common stock and NAI common stock at the completion of the merger may vary from their respective prices at the date of this joint proxy statement/prospectus and the date of the special meetings.

     Fluctuations in the market prices of DRS common stock and NAI common stock may result from changes in various factors. Many of these factors are beyond the control of DRS and NAI. Examples of such factors include:

     o    business, operations or prospects of DRS or NAI;

     o market assessments of the likelihood that the merger will be consummated;

     o    market assessments of when the merger will be consummated;

     o market assessments regarding the prospects of the merger and post-merger operations; and

     o    general market and economic conditions.

     Because of the fluctuations in the market prices, the value of the shares of DRS common stock that NAI shareholders will receive may increase or decrease prior to the completion of the merger. Moreover, the value of the shares of NAI common stock that NAI shareholders will surrender may increase or decrease prior to the completion of the merger. DRS stockholders and NAI shareholders are urged to obtain current market quotations for DRS common stock and NAI common stock.

     IF WE DO NOT SUCCESSFULLY INTEGRATE THE OPERATIONS OF OUR TWO COMPANIES AFTER COMPLETION OF THE MERGER, OUR FINANCIAL RESULTS MAY BE ADVERSELY AFFECTED

     The success of the merger and acquisition of NAI depends on the successful and efficient integration of the administrative, finance, sales and marketing organizations and procedures of NAI and DRS and obtaining cost savings following the merger. Because DRS' and NAI's management teams believe that the strategic fit between the companies is strong, they also believe that the integration of DRS' and NAI's operations should proceed smoothly and efficiently. Although both management teams intend to work diligently to integrate operations and obtain cost savings following the completion of the merger, there can be no assurance:

     o that the integration of operations of the two companies will be successful;

     o when, if ever, the operations of the two companies will be successfully integrated;

     o    that significant efficiencies and cost savings will be achieved; and

     o    when, if ever, efficiencies and cost savings will be achieved.

     The possible inability to integrate successfully the operations of the two companies could have a material adverse effect on the combined enterprise. In addition, if the process of integration takes longer than expected, the resources of the combined enterprise may be diverted from other strategic opportunities and operational matters for an extended period of time. This possible diversion of resources could also have a material adverse effect.

     DRS DOES NOT EXPECT TO PAY DIVIDENDS

     DRS has not paid any cash dividends on the DRS common stock since 1976. DRS intends to retain future earnings for use in its business and does not expect to declare cash dividends on the DRS common stock in the foreseeable future. In addition, DRS' ability to pay cash dividends on its common stock is restricted by some of its indebtedness. The indenture relating to DRS' 9% Senior Subordinated Convertible Debentures and DRS' bank lines of credit restrict DRS' ability to pay dividends or make other distributions on the DRS common stock.

DRS COMPANY RISKS

     If you are considering an investment in DRS common stock, you should consider the following risk factors:

     DRS MAY BE UNABLE TO ACHIEVE YEAR 2000 COMPLIANCE

     DRS has begun the process of organizing its Year 2000 Project in order to evaluate the issue of computer software databases and embedded computer chips that are not able to distinguish between the year 1900 and the year 2000. DRS' Year 2000 Project aims to achieve Year 2000 compliance among DRS and its subsidiaries. After completion of the merger, NAI will be a subsidiary of DRS and included in DRS' Year 2000 Project.

     DRS' Year 2000 Project is divided into three major sections:

     o IT Systems (which examines operating systems and business application software used by DRS and its subsidiaries);

     o External Agents (which examines third-party suppliers and customers of DRS and its subsidiaries); and

     o Product Issues (which examines Year 2000 issues inherent in products sold by DRS and its subsidiaries).

     The IT Systems section evaluates hardware and systems software. DRS has substantially completed its evaluation of its main internal operating systems and business application software. As a result of this evaluation, DRS has begun the process of implementing the necessary changes in its internal systems to achieve Year 2000 compliance in this area. This process is currently on schedule. DRS estimates that if this process stays on schedule, IT Systems activities are expected to be Year 2000 compliant by October 1999.

     The External Agents section includes the process of identifying and prioritizing critical suppliers and customers of DRS and its subsidiaries at the direct interface level, and communicating with them about their plans and progress in addressing the Year 2000 problem. Year 2000 compliance issues at critical suppliers create risk for DRS since their inability to operate effectively could impact DRS' business. Possible problems for DRS could include isolated performance problems with manufacturing or administrative systems, isolated interruption of deliveries from critical suppliers and product liability issues. The consequences of these issues may include increases in manufacturing and administrative costs until the problems are resolved, lost revenues, lower cash receipts and product liability. DRS does not have control over these third parties. As a result, DRS cannot currently estimate to what extent the future operating results of DRS may be adversely affected by the failure of these third parties to address successfully their Year 2000 issues. Failure by critical suppliers and customers, however, to achieve Year 2000 compliance in a timely manner could have a material adverse effect on DRS' operations. In particular, failure by the U.S. government to achieve Year 2000 compliance in a timely manner could have a material adverse effect on DRS' operations because DRS is materially dependent on the U.S. government's business. Detailed evaluations of the most critical third parties have not been initiated but should commence and be completed by mid-1999. These evaluations will be followed by corrective actions and the development of contingency plans, if considered necessary.

     The Product Issues section includes the process of identifying any products sold by DRS and its subsidiaries which may not be Year 2000 compliant, determining a corrective course of action and disseminating information about the corrective course of action to customers. Many of DRS' products that have integrated software are Year 2000 compliant, but there can be no assurances that all of DRS' products are currently Year 2000 compliant. DRS' costs to achieve Year 2000 compliance will include the costs and expenses of fulfilling warranty obligations on non-compliant products. Detailed evaluations of certain products have been initiated. Completion of this phase of DRS' Year 2000 Project should be completed by mid-1999. These evaluations will be followed by corrective actions and the development of contingency plans, if considered necessary.

     Total costs associated with required IT Systems modifications to become Year 2000 compliant are not expected to have a material effect on the consolidated results of operations, cash flows or financial position of DRS. To the extent recoverable under the terms of contracts with its customers, DRS' compliance costs with respect to its Year 2000 Project will be included in establishing prices for DRS' products and services. Therefore, these costs will be reflected in DRS' revenues and costs and expenses. Uncertainties exist, however, as to DRS' ability to detect in a timely manner all Year 2000 problems and to achieve successful and timely resolution of all Year 2000 issues. Consequently, there can be no assurances as to the amount of total cost associated with implementing DRS' Year 2000 Project. As a result, the effect of this cost on the consolidated results of operations, cash flows or financial position of DRS cannot be predicted.

     REDUCTION IN AMOUNT OF GOVERNMENT BUSINESS MAY HAVE AN ADVERSE EFFECT ON DRS' REVENUES

     A reduction in the purchases of DRS' products by domestic and foreign government agencies (and principally by the U.S. Navy) may have a material adverse effect on DRS' business because a significant portion of all DRS' revenues are derived from contracts or subcontracts with these government agencies. In the fiscal years ended March 31, 1998, 1997 and 1996, approximately 74%, 71% and 78% of DRS' revenues were derived directly or indirectly from defense-industry contracts with the U.S. government. In addition, in the fiscal years ended March 31, 1998 and 1997, approximately 9% of DRS' revenues were derived directly or indirectly from sales to foreign governments; in the fiscal year ended March 31, 1996, approximately 10% of DRS' revenues were derived directly or indirectly from sales to foreign governments. Therefore, the development of DRS' business in the future will depend upon the continued willingness of the U.S. government to commit substantial resources to defense programs and, in particular, upon continued purchases of DRS' products.

     The risk that governmental purchases of DRS' products may decline stems from the nature of DRS' business with the U.S. government, in which the U.S. government may:

     o    terminate contracts at its convenience;

     o terminate, reduce or modify contracts or subcontracts if its requirements or budgetary constraints change;

     o cancel multi-year contracts and related orders if funds for contract performance for any subsequent year become unavailable;

     o    shift its spending priorities; and

     o adjust contract costs and fees on the basis of audits done by its agencies.

     Upon the termination of a contract with the U.S. government, a defense contractor is entitled to reimbursement for allowable costs and an allowance for the proportionate share of fees or earnings for the work completed if the contract was not terminated due to the contractor's default. Foreign defense contracts generally also contain comparable provisions relating to termination at the convenience of the foreign government.

     In addition, DRS, as a defense business, is subject to the following risks:

     o the frequent need to bid on programs prior to completing the necessary design, which may result in unforeseen technological difficulties and/or cost overruns; and

     o if DRS is a subcontractor, the failure or inability of the primary contractor to perform its prime contract, which may result in the inability of DRS to obtain payment of its fees and contract costs.

     REDUCTION IN U.S. GOVERNMENT'S SPENDING FOR DEFENSE PRODUCTS MAY ADVERSELY AFFECT DRS' EARNINGS

     The U.S. government may reduce its expenditures for defense products in the coming years, and, if so, this reduction may have an effect on DRS' programs. In the event expenditures for products of the type manufactured by DRS are reduced and not offset by greater foreign sales or other new programs or products, there will be a reduction in the volume of contracts or subcontracts awarded to DRS. Unless this reduction is offset, it would adversely affect DRS' earnings.

     INABILITY TO OBTAIN RENEWAL OR FOLLOW-ON CONTRACTS WITH THE U.S. GOVERNMENT MAY RESULT IN LOSS OF REVENUES FOR DRS

     The possible failure of DRS to obtain a renewal or follow-on contract with respect to any significant contract or a number of lesser contracts with the U.S. government would result in a loss of revenues. If revenues from the award of new contracts failed to offset this loss, it could have a material adverse effect on DRS' results of operations and financial position.

     Renewal and follow-on contracts are important because DRS' contracts with the U.S. government are for fixed terms. These terms may vary from less than one year to more than five years, particularly for contracts with options, and the average term of DRS' contracts with the U.S. government is generally between one and three years.

     The loss of revenues from the possible failure of DRS to obtain a renewal or follow-on contract may be significant because some of DRS' U.S. government contracts account for a substantial portion of DRS' revenues. For example, in the fiscal year ended March 31, 1998, the AN/UYQ-70 advanced display system program accounted for approximately 25% of DRS' total revenues. In the fiscal years ended 1997 and 1996, the AN/UYQ-65 tactical workstation program accounted for approximately 26% and 13%, respectively, of DRS' total revenues. Current projections for the current fiscal year indicate that the AN/UYQ-70 program could account for approximately 27% of DRS' total projected revenues.

     In addition, DRS sometimes enters into U.S. government contracts with a fully funded backlog. This means that the U.S. government has appropriated funds sufficient to cover all the sales orders represented by these contracts at the time of award. The price per unit of DRS' product, however, may not be determined at the time of award. If the price per unit is ultimately determined to be significantly less than anticipated by DRS, DRS' net revenues would be adversely affected.

     DRS' SUBSTANTIAL INDEBTEDNESS MAY ADVERSELY AFFECT DRS

     DRS has indebtedness that is substantial in relation to its stockholders' equity. In the fiscal years ended March 31, 1998, 1997 and 1996, DRS' debt to equity ratio was 1.6, 1.1 and 1.3, respectively. Based on current projections for the current fiscal year, DRS expects that its debt to equity ratio at March 31, 1999 will be approximately 1.6. DRS' high degree of leverage could:

     o impair DRS' future ability to obtain additional financing for working capital, capital expenditures, acquisitions, general corporate purposes or other purposes;

     o    hinder DRS' ability to adjust rapidly to changing market conditions;
          and

     o make DRS more vulnerable if a downturn in general economic conditions or DRS' business occurs.

     In addition, a substantial portion of DRS' cash flow from operations must be dedicated to the payment of principal and interest on its indebtedness. During the fiscal year ended March 31, 1998, DRS used approximately $6.2 million, or 233% of cash flow from operations, for principal and interest payments on its debt obligations. Based on current projections for the current fiscal year, DRS expects that approximately $14.1 million, or 281% of cash flow from operations, will be used for principle and interest payments on its debt obligations. This use of DRS' cash flow reduces the funds available for other purposes, which may adversely affect the continued success of DRS' business.

     Significant operating and financial restrictions are also imposed on DRS by:

     o the Mellon credit agreement (i.e., a $150 million secured credit facility with Mellon Bank, N.A.); and

     o the indenture relating to DRS' 9% Senior Subordinated Convertible Debentures.

     These restrictions affect, and often significantly limit or prohibit, DRS' ability to incur additional indebtedness and pay dividends. The Mellon credit agreement also contains covenants limiting, for example:

     o    borrowings by DRS and its subsidiaries;

     o    liens on assets of DRS and its subsidiaries;

     o fundamental changes, such as a merger or sale of substantially all of DRS' assets; and

     o    guaranties by DRS.

     INABILITY OF DRS TO COMPETE EFFECTIVELY IN THE MILITARY ELECTRONICS INDUSTRY MAY ADVERSELY AFFECT DRS' BUSINESS

     DRS participates in the military electronics industry. This industry is highly competitive and characterized by rapid technological change. The possible inability of DRS to compete effectively and to keep pace with advancements in technology could adversely affect DRS' business. For example, the potential inability of DRS to improve existing product lines and develop new products and technologies could adversely affect DRS' business. In addition, the introduction by competitors of new products with greater capabilities could also adversely affect DRS' business.

     There are many competitors in the markets in which DRS sells its products. Many of these competitors are substantially larger than DRS, devote substantially greater resources to research and development and generally have greater resources. Consequently, these competitors may be better positioned than DRS to take advantage of economies of scale and develop new technologies. Some of these competitors are also suppliers to DRS.

     In addition, DRS believes that its future growth and success will depend on its ability to attract, train and retain qualified technical personnel. If DRS has an insufficient number of personnel to develop new products for DRS and perform DRS' contracts, DRS would be at a disadvantage in comparison to its competitors.

     Because there is a continuing demand in the military electronics industry for qualified technical personnel, there can be no assurance that DRS will be able to maintain a sufficient number. This possibility could have a material adverse effect on DRS' contract performance or its ability to capitalize on market opportunities.

     In the military sector, DRS competes with many first- and second-tier defense contractors on the basis of product performance, cost, overall value, delivery and reputation. There can be no assurance that DRS will continue to compete effectively in this sector.

     DRS MAY EXPERIENCE PRODUCTION DELAYS IF SUPPLIERS FAIL TO DELIVER MATERIALS TO DRS

     DRS' manufacturing process for certain of its products consists primarily of the assembly of purchased components and testing of the product at various stages in the assembly process.

     Although materials and purchased components generally are available from a number of different suppliers, several suppliers are DRS' sole source of certain components. If a supplier should cease to deliver such components, other sources probably would be available; however, added cost and manufacturing delays might result. DRS has not experienced significant production delays attributable to supply shortages, but occasionally experiences procurement problems with respect to certain components, such as semiconductors and connectors. In addition, with respect to DRS' electro-optical products, certain materials, such as germanium, zinc sulfide and cobalt, may not always be readily available.

     IF DRS LACKS SUFFICIENT FUNDS TO PAY AMOUNTS DUE AT MATURITY OR MAKE REQUIRED REPURCHASE OF 9% SENIOR SUBORDINATED CONVERTIBLE DEBENTURES, THE VALUE OF DRS COMMON STOCK MAY BE ADVERSELY AFFECTED

     The source of funds for any payment at maturity or earlier repurchase of DRS' 9% Senior Subordinated Convertible Debentures will be DRS' available cash or cash generated from operating or other sources. Examples of other sources include borrowings or sales of assets or equity securities of DRS. There is no sinking fund with respect to these debentures.

     The amount that DRS may be required to pay at either maturity or earlier repurchase may be significant because:

     o the entire outstanding principal amount of these debentures will become due and payable at maturity; and

     o upon the occurrence of certain events, DRS will be required to repurchase all or a portion of these debentures.

     Consequently, there can be no assurance that DRS will have sufficient funds either to:

     o    pay the principal due at the maturity of these debentures; or

     o repurchase these debentures upon the occurrence of an event triggering a repurchase requirement.

     FUTURE SALES OF SHARES OF DRS COMMON STOCK THAT MAY BE TRADED IN THE PUBLIC MARKET MAY LOWER THE PRICE OF DRS COMMON STOCK

     The sale, or availability for sale, of substantial amounts of DRS common stock in the public market could adversely affect the prevailing market price of the DRS common stock and could impair DRS' ability to raise additional capital through the sale of its securities. As of December 31, 1998, there was an aggregate of 6,359,503 shares of DRS common stock outstanding (excluding 385,164 shares held in treasury). Of such shares, 520,768 are "restricted" under the Securities Act of 1933, and are resalable pursuant to the limitations of Rule 144 under the Securities Act. DRS' 9% Senior Subordinated Convertible Debentures are convertible at any time prior to maturity, unless previously redeemed or repurchased, into shares of common stock, at a conversion price of $8.85 per share, subject to adjustment under certain circumstances.

     THE MARKET FOR DRS COMMON STOCK MAY NOT BE SUFFICIENTLY LIQUID

     At present, DRS common stock is primarily owned by a small number of institutional investors. DRS common stock, DRS' 9% Senior Subordinated Convertible Debentures and the shares of DRS common stock issuable upon conversion of these debentures are listed on the AMEX. The markets for these listed securities have historically been characterized by limited trading volume and a limited number of holders. Therefore, there can be no assurance that a more active trading market for the DRS common stock will develop.

                               THE PROPOSED MERGER

     At separate meetings, the DRS stockholders and NAI shareholders will vote on a proposal to approve and adopt an Agreement and Plan of Merger, dated as of August 26, 1998, among DRS, DRS Merger Sub, Inc., a direct wholly-owned subsidiary of DRS recently incorporated solely to effect the merger, and NAI, and the related transactions. In addition, at the DRS meeting, the DRS stockholders will vote upon a proposal to amend DRS' 1996 Omnibus Plan. For convenience, when we refer to the merger subsidiary DRS Merger Sub, Inc. in this joint proxy statement/prospectus, we will use the abbreviation "Merger Sub."

     The merger agreement provides, for the merger of Merger Sub with and into NAI with NAI continuing as the surviving corporation and a direct wholly-owned subsidiary of DRS. In the merger:

     o each share of NAI common stock issued and outstanding immediately before the effective time of the merger, without any action by its holder, will be exchanged into the right to receive either 0.25 or
          0.23 shares of DRS common stock, depending on the average reported closing price for each share of DRS common stock on AMEX for the consecutive 60-trading day period ending two business days before the effective date, with cash being paid for fractions of shares;

     o each NAI warrant outstanding and unexercised as of the effective time will be assumed by DRS and will become the right to purchase a number of shares of DRS common stock equal to the product of the exchange ratio and the number of shares of NAI common stock subject to such assumed NAI warrant at a per share price equal to $10.00 or $10.87 (depending on whether the exchange ratio is 0.25 or 0.23, respectively), with cash being paid for fractions of shares;

     o each NAI option outstanding as of the effective time shall be exchanged for and become the right to purchase a number of shares of DRS common stock equal to the product of the exchange ratio and the number of shares of NAI common stock subject to such NAI option at a per share price equal to the aggregate exercise price for the shares of NAI common stock subject to such NAI option divided by the number of full shares of DRS common stock purchasable pursuant to such NAI option, with cash being paid for fractions of shares; and

     o each NAI convertible note outstanding as of the effective time shall be amended, as set forth in the consent solicitation dated January 25, 1999, and deemed to represent rights with respect to DRS common stock such that it shall be exchangeable into the number of shares of DRS common stock equal to the product of the exchange ratio and the number of shares of NAI common stock subject to such NAI convertible note at a per share conversion price equal to $8.00 or $8.70 (depending on whether the exchange ratio is 0.25 or 0.23, respectively), with cash being paid for fractions of shares.

For more information regarding what will happen to each NAI shareholder, see "The Merger Agreement--Consideration to be Received in the Merger." For more information regarding what will happen to each holder of NAI warrants, NAI options and NAI convertible notes, see "The Merger Agreement--Warrant, Convertible Notes and Options."

     In order for the merger to be completed, the shares of DRS common stock that will be issued to the NAI shareholders in the merger must be approved for listing on the AMEX, subject to official notice of issuance, before the effective time. An application will be filed for listing the shares of DRS common stock on the AMEX.

BACKGROUND OF THE MERGER; MATERIAL CONTACTS BETWEEN THE PARTIES

         In October 1994, the NAI board began considering various strategic alternatives in order to deal with NAI's current and anticipated cash flow difficulties. NAI's current and anticipated cash flow difficulties resulted from increased expenditures related to the closing of its Hauppauge facility, shipping delays at its Codar facility, operating losses at its Lynwood and Systems Division facilities and large principal reduction requirements under its existing debt agreement. In late 1994, NAI retained Needham & Co., Inc. as its financial advisor to assist in the evaluation of NAI's strategic alternatives, which included a private placement of securities, a merger with a third party or a sale of NAI. In early 1995, NAI and DRS began discussing the possibility of a merger between the two companies. On May 23, 1995, the NAI board approved the signing of a letter of intent and the negotiation of a definitive merger agreement. Under this original letter of intent, NAI shareholders were to receive 0.6 shares of DRS Class B common stock in exchange for each share of NAI common stock. The parties then began negotiating a definitive merger agreement and continued their due diligence, or investigation of each company's records. In connection with this transaction, McFarland Dewey & Co., LLC acted as financial advisor to DRS. On June 13, 1995, NAI and DRS announced that DRS had decided not to continue to pursue a merger between the two companies under the terms and conditions provided for in this original letter of intent. Although executives of NAI and DRS continued to discuss the possibility of a merger under alternative conditions, these negotiations ended without an agreement.

     In particular, the representatives of DRS identified three reasons why DRS decided not to pursue the merger with NAI in 1995. One reason was that NAI was facing a class action lawsuit at the time. TDA Trading Corp., individually and on behalf of a class of persons similarly situated, commenced a securities fraud class action in the United States District Court for the Eastern District of New York against Robert A. Carlson, Richard A. Schneider and NAI. This case went to trial and it was resolved in favor of NAI and the other defendants. NAI incurred no liability in connection with the case.

     Another reason that DRS decided to terminate the negotiations was the substantial losses incurred by NAI's Codar subsidiary. Primarily in response to the termination of Navy Standard Teleprinter production, NAI announced in April 1994 that it would close its two New York facilities in September 1994 and transfer its New York military products operations and certain key personnel to Codar's Colorado location by the end of September 1994. Codar attempted to integrate three different lines of business into its Colorado facility, which had not historically produced the products being introduced in any significant quantities. Codar subsequently reported substantial losses.

     In addition, DRS was concerned about possible claims by the U.S. government in connection with a post-award audit. The audit was concluded without any material adjustments being required.

     Although NAI had some preliminary discussions with other potential merger partners, no agreement could be reached with any of these parties. All of the discussions that took place with these potential partners were only exploratory in nature. None of the discussions continued to a point where the parties considered entering into a letter of intent.

     In late 1995, NAI had discussions with Charles S. Holmes regarding his possible investment in NAI. Mr. Holmes and NAI discussed the possibility of NAI conducting an offering of warrants and convertible notes of NAI. The NAI board subsequently determined that NAI should conduct a private placement of NAI warrants and NAI convertible notes. In December 1995, Mr. Holmes was appointed a director of NAI. In February 1996, NAI completed the private placement, in which Mr. Holmes was the principal investor.

     In the fall of 1997, Mr. Holmes spoke with Mark S. Newman, Chairman of the Board, President and Chief Executive Officer of DRS, to determine if DRS had continued interest in exploring alternatives involving DRS and NAI. McFarland Dewey, which had served as financial advisor to DRS during the earlier discussions and negotiations with NAI, again served as financial advisor to DRS. On November 28, 1997, DRS and NAI signed a confidentiality agreement. In late December 1997, Mr. Holmes and Mr. Newman discussed possible exchange ratios for a merger involving DRS and NAI. On March 20, 1998, DRS delivered to NAI a draft non-binding letter of intent providing for such a merger, in which shareholders of NAI would receive 0.25 shares of DRS common stock for each share of NAI common stock.

     On April 8, 1998, NAI and DRS entered into a new letter of intent. Each company issued a press release announcing the signing of this letter of intent. This letter of intent provided for a merger of NAI and DRS where:

     o NAI shareholders would receive 0.25 of a share of DRS common stock for each share of NAI common stock;

     o holders of NAI warrants would receive DRS warrants on substantially the same terms for the right to purchase DRS common stock based on this exchange ratio; and

     o holders of NAI convertible notes would receive DRS convertible notes on substantially the same terms, which would be convertible into shares of DRS common stock based on this exchange ratio.

     In connection with the letter of intent, each of Mr. Holmes, C. Shelton James, a current director of NAI, and the Charles S. Holmes 1997 Trust agreed to enter into an NAI shareholder's agreement. Each party began conducting a due diligence review of the other party. Pursuant to the letter of intent, the parties intended that a definitive agreement would be signed by May 8, 1998, and the merger would be consummated before August 15, 1998. The parties decided that the transaction would involve the merger of Merger Sub with and into NAI, with NAI being the surviving corporation.

     Although the current exchange ratio of 0.25 of a share of DRS common stock for each share of NAI common stock appears to be substantially lower than the exchange ratio that was originally negotiated in 1994, the difference is due in large part to the fact that more shares of NAI common stock are currently outstanding than in 1994. As of March 19, 1995, there were 7,195,567 shares of NAI common stock outstanding. By comparison, there were 9,179,567 shares of NAI common stock outstanding on December 31, 1998. Moreover, the NAI convertible notes and the NAI warrants did not exist when NAI and DRS first discussed a possible merger in 1994. The existence of the NAI convertible notes and the NAI warrants results in the further reduction of the exchange ratio since the notes and warrants can be converted into additional shares of NAI common stock.

     As of January 13, 1999, the aggregate principal amount of NAI convertible notes outstanding totaled $5,059,500. The NAI convertible notes are convertible into shares of NAI common stock at a conversion price of $2.00 per share. As of January 13, 1999, the NAI convertible notes may be converted into 2,529,750 shares of NAI common stock.

     In addition, NAI has issued and outstanding NAI warrants to purchase 4,412,700 shares of NAI common stock; these 4,412,700 shares of NAI common stock include 2,000,000 shares of NAI common stock that Charles S. Holmes would be entitled to purchase upon the exercise of his NAI warrants. Mr. Holmes will surrender these NAI warrants in connection with the purchase of Wilcom, Inc. Assuming all of the existing NAI convertible notes and NAI warrants are converted into shares of NAI common stock as of December 31, 1998, the total number of outstanding shares of NAI common stock would be 16,134,517.

     Another factor which explains the decrease in the current exchange ratio from the exchange ratio negotiated in 1994 is the substantial change in the respective per share prices of DRS common stock and NAI common stock. On December 30, 1994, the closing price for DRS common stock, Class A was $4.25 per share and the closing price for DRS common stock, Class B was $4.00 per share. DRS has since combined the classes into one class of common stock. The closing price for the NAI common stock on December 30, 1994 was $2.813 per share. During the three-year period between negotiations, the price for DRS shares increased substantially. The closing price for DRS common stock on August 26, 1998, the date that the merger agreement was signed, was $10.00 per share; the closing price for NAI shares on August 26, 1998 was $1.813 per share.

     On May 20, 1998, a meeting of the DRS board was held at which DRS' management and financial advisors reviewed the merger transaction as proposed in the letter of intent. McFarland Dewey made an oral presentation to the DRS board, including a discussion of valuation methodologies and analyses used in evaluating the proposed merger. In this oral presentation, McFarland Dewey opined that, as of May 20, 1998, the merger consideration to be paid by DRS was fair, from a financial point of view, to DRS stockholders. Although satisfied with most of the terms of the proposed merger transaction, the DRS board was dissatisfied with the condition of the operations and assets of Wilcom, Inc., one of NAI's subsidiaries, and DRS informed NAI of its concerns. The parties then initiated discussions as to the various alternative approaches that could be used to address DRS' concerns regarding Wilcom, Inc., including the disposition of Wilcom, Inc. prior to the consummation of the merger, as well as to the completion of due diligence by both sides.

     During the course of the past four years, NAI tried to sell Wilcom, Inc. as a separate entity. In 1994, NAI hired Needham & Co., Inc. to explore possible strategic alternatives. Needham & Co., Inc. prepared a separate information package concerning Wilcom, Inc. Although some preliminary discussions did take place with a few potential acquirers, negotiations never continued after some exploratory discussions.

     Since no purchaser for Wilcom, Inc. could be found, Mr. Newman and Mr. Holmes discussed the possible alternative approaches to the merger that could be taken to address DRS' concerns regarding Wilcom, Inc. In their discussions, DRS and NAI proposed that:

     o    Mr. Holmes would purchase Wilcom, Inc. for a purchase price of:

          o    $150,000; and

          o    the surrender of:

               o 300,000 warrants to purchase shares of NAI common stock at a purchase price of $3.00 per share; and

               o 1,700,000 NAI warrants to purchase shares of NAI common stock at a purchase price of $2.50 per share; and

     o NAI shareholders would receive 0.25 shares of DRS common stock for each share of NAI common stock.

Subsequently, Mr. Newman and Mr. Holmes again discussed the proposed terms of the merger. On May 28, 1998, they discussed a revised proposal with NAI, where NAI shareholders would receive 0.23 shares of DRS common stock for each share of NAI common stock, but in the event that the average reported closing prices per share of DRS common stock for the consecutive 60-trading day period ending two business days before the effective date of the merger fell below $12.00 per share, NAI shareholders would receive 0.25 shares of DRS common stock for each share of NAI common stock.

     There was no real decrease in the exchange ratio as a result of DRS' decision not to acquire Wilcom, Inc., because Wilcom, Inc. was not a significant factor in the calculation of the exchange ratio. DRS' management did not assign any significant value to Wilcom, Inc. when negotiating the merger.

     On May 28, 1998, after discussions between DRS and NAI on this revised proposal, NAI decided to continue its due diligence of DRS' operations and the negotiation of a definitive merger agreement. On May 28, 1998, NAI sought to retain Commonwealth Associates to determine the fairness, from a financial point of view, to the holders of NAI common stock, NAI warrants and NAI convertible notes of the merger consideration to be received by such holders in the merger.

     On June 19, 1998, various representatives and legal advisors of DRS and NAI met in New York to discuss certain outstanding issues relating to the revised proposal.

     On July 7, 1998, the NAI board met to evaluate the proposed transaction with DRS. At this meeting, Commonwealth made an oral presentation of its written report that was distributed to NAI's directors. Based upon and subject to certain matters stated in Commonwealth's report, Commonwealth delivered an opinion that each of the exchange ratio and the consideration to be received by NAI in connection with the sale of Wilcom, Inc. was fair, from a financial point of view, to the NAI shareholders. The NAI board voted to approve the merger, subject to the satisfactory resolution of certain unresolved issues and the receipt of a final fairness opinion from Commonwealth. During the NAI board meeting, Richard A. Schneider, NAI's Executive Vice President and Chief Financial Officer, informed the NAI board that both revenues and earnings at Wilcom, Inc. were substantially behind the projected targets. The NAI board opted to sell or liquidate Wilcom, Inc. and treat Wilcom, Inc. as a discontinued operation. This election requires NAI to segregate the operating performance of Wilcom, Inc., both past and future, and classify such results as "earnings
(loss) from discontinued operations."

     On July 21, 1998, a meeting of the DRS board was held at which DRS' management and financial advisors reviewed the revised proposal. McFarland Dewey provided its final fairness opinion to the DRS board, which included a discussion of valuation methodologies and analyses used in evaluating the proposed merger. In this opinion, McFarland Dewey opined that, as of July 21, 1998, the merger consideration to be paid by DRS was fair, from a financial point of view, to DRS stockholders. The DRS board approved the merger, subject to the satisfactory resolution of certain unresolved issues.

     Following the meetings of the DRS board and NAI board, the parties continued to negotiate and resolve open issues with respect to the proposed merger and the sale of Wilcom, Inc.


     The definitive merger agreement (to which the form of Wilcom stock purchase agreement is attached as Exhibit B) and NAI shareholder's agreements were executed on August 26, 1998. Later that day, DRS and NAI issued a joint press release to announce publicly the transaction.

     On September 21, 1998, NAI, Wilcom and Wilcom Acquisition Corp. executed the Wilcom stock purchase agreement.

     On December 22, 1998, DRS, Merger Sub and NAI executed an amendment to the merger agreement extending the "deadline" for completion of the merger from December 31, 1998 to February 4, 1999. A copy of this amendment to the merger agreement is attached as Annex A-II to this joint proxy statement/prospectus.

     On January 21, 1999, DRS, Merger Sub and NAI executed another amendment to the merger agreement further extending the "deadline" for completion of the merger from February 4, 1999 to February 17, 1999. A copy of this amendment to the merger agreement is attached as Annex A-III to the joint proxy statement/prospectus.

     Other than as discussed above with respect to the negotiations regarding the merger agreement, there have been no material contracts, arrangements, understandings, relationships, negotiations or transactions between DRS and NAI in the last two fiscal years or in 1999. Prior to entering into the merger agreement, DRS and NAI have occasionally been contracted to work on the same projects but have not been employed by or for each other pursuant to any material contracts. Since the merger agreement was signed, DRS and NAI have been exploring joint business opportunities and other means of mutually supporting each other's businesses in anticipation of the merger being successfully consummated.

DRS REASONS FOR THE MERGER; RECOMMENDATION OF THE DRS BOARD OF DIRECTORS

     As part of its long-term growth strategy, DRS has been seeking to expand its core businesses into new markets. DRS viewed the merger as an opportunity to increase its domestic and international customers.

     Before deciding to approve the merger, the DRS board consulted with DRS' management, as well as its financial and legal advisors, and considered a number of factors, including, without limitation, the following potential benefits:

     o its belief that the merger presents DRS with an opportunity to increase its critical mass to attract and retain better management and to grow domestically and internationally in line with ongoing trends in the defense industry and the world economy as a whole;

     o its belief that the potential increase in DRS' critical mass due to the merger will enable DRS to attract and retain not only better management, but also better employees generally;

     o the opportunity to integrate NAI's highly compatible product lines into DRS

     o its assessment of cost-saving synergies that will be realized by the merger by:

          o    eliminating certain duplicative overhead positions and expenses;
               and

          o providing an enhanced credit profile for the refinancing of NAI's outstanding indebtedness;

     o its belief that the merger will enable DRS and NAI to serve the needs of their customers more efficiently and effectively;

     o the size of the combined equity base of the two companies relative to the capacity for future issuances of securities, both debt- and equity-related;

     o its belief that the consideration to be paid by DRS to acquire NAI is fair from a financial point of view to DRS stockholders based on:

          o the current financial conditions and historical results of the operations of DRS and NAI;

          o the current and historical market prices of and trading information regarding DRS common stock and NAI common stock;

          o the value of NAI based on analyses of its business segments and based on comparisons with other defense electronics companies;

          o other information concerning the business, assets, capital structure, financial performance and condition and prospects of NAI and DRS;

          o the structure and terms of the merger and the terms and conditions of the merger agreement, including the exchange ratio and the intended tax and accounting treatment; and

          o the financial presentation of McFarland Dewey and the opinion of McFarland Dewey as to the fairness to DRS stockholders from a financial point of view of the consideration to be paid by DRS; and

     o its belief that NAI could obtain approval of the merger from the NAI shareholders efficiently because some NAI shareholders entered into agreements to vote their shares of NAI common stock in favor of the merger.

     The DRS board also considered a number of potentially negative factors in its deliberations concerning the merger, including, without limitation:

     o the inherent challenges to combining the business of two corporations, the difficulty of fully realizing synergies from the merger, including cost savings and operating efficiencies, and the attendant risk that management resources may be diverted from other strategic opportunities and from operational matters for an extended period of time;

     o the poor recent performance of and financial difficulties experienced by NAI, including a net loss of approximately $2,400,000 in its fiscal year ended December 31, 1997;

     o the dilutive effect of issuing shares of DRS common stock to NAI shareholders on DRS stockholders' holdings; and

     o the market's perception of the combined companies may not be as favorable as currently anticipated.


     The previous discussion of the information and factors discussed by the DRS board includes all material factors considered by the DRS board. The DRS board did not quantify or attach any particular weight to the various factors that it considered in reaching its determination that the merger is in the best interests of DRS and its stockholders, and individual directors may have given different weights to different factors.

FOR THE REASONS DESCRIBED ABOVE, THE DRS BOARD HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT AND THE MERGER AND UNANIMOUSLY RECOMMENDS THAT THE DRS STOCKHOLDERS VOTE "FOR" THE APPROVAL AND AUTHORIZATION OF THE MERGER AGREEMENT AND THE MERGER.

OPINION OF DRS FINANCIAL ADVISOR

      BACKGROUND INFORMATION ON THE OPINION

     At the meeting of the DRS board on May 20, 1998, McFarland Dewey delivered its oral opinion that the merger consideration to be paid by DRS was fair, from a financial point of view, to DRS stockholders. On July 21, 1998, following the change in some of the terms of the transaction, McFarland Dewey confirmed such opinion in writing. McFarland Dewey subsequently confirmed such opinion in writing on January 25, 1999.

     THE FULL TEXT OF THE WRITTEN OPINION OF MCFARLAND DEWEY, DATED JULY 21, 1998, AND THE LETTER OF MCFARLAND DEWEY SUBSEQUENTLY CONFIRMING THIS OPINION AS OF JANUARY 25, 1999 ARE ATTACHED AS ANNEXES B-I and B-II, RESPECTIVELY, TO THIS JOINT PROXY STATEMENT/PROSPECTUS AND ARE INCORPORATED IN THIS JOINT PROXY STATEMENT/PROSPECTUS BY REFERENCE. THE OPINION SETS FORTH THE ASSUMPTIONS MADE, PROCEDURES FOLLOWED, MATTERS CONSIDERED AND LIMITS OF THE REVIEW UNDERTAKEN IN CONNECTION WITH SUCH OPINION. THE DRS BOARD DID NOT IMPOSE ANY LIMITS UPON MCFARLAND DEWEY WITH RESPECT TO THE INVESTIGATIONS MADE OR THE PROCEDURES FOLLOWED IN RENDERING SUCH OPINION. DRS STOCKHOLDERS ARE URGED TO, AND SHOULD, READ SUCH OPINION IN ITS ENTIRETY.

     The exchange ratio was determined through negotiations between NAI and DRS and was approved by the DRS board. McFarland Dewey provided advice to DRS during the course of such negotiations.

     The summary set forth below does not purport to be a complete description of the analyses underlying the opinion of McFarland Dewey or the presentation made by McFarland Dewey to the DRS board. The preparation of a fairness opinion is a complex analytic process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances.


     In arriving at its final fairness opinion, McFarland Dewey did not attribute any particular weight to any analysis or factor considered by it, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. Accordingly, McFarland Dewey believes that its analyses must be considered as a whole and that selecting portions of its analyses, without considering all analyses, would create an incomplete view of the process underlying its opinion.


     In performing its analyses, McFarland Dewey made numerous assumptions with respect to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of McFarland Dewey, DRS or NAI. Any estimates contained in the analyses performed by McFarland Dewey are inherently subject to substantial uncertainty and may not reflect actual values or future results. In addition, the DRS board considered several factors in its decision to approve the merger. Thus, you should not view the opinion of McFarland Dewey as the determinative factor in DRS' management's evaluation of the fairness of the exchange ratio.

     In arriving at its opinion, McFarland Dewey, among other things:

     o reviewed certain publicly available business and financial information relating to DRS and NAI which McFarland Dewey deemed to be relevant;

     o reviewed certain information, including financial forecasts furnished to McFarland Dewey by DRS and NAI, relating to the business, earnings, cash flow, assets, liabilities and prospects of each of DRS and NAI, as well as the amount and timing of the expected expense reduction from the merger (i.e., any cost and related expense savings expected to result from the merger) without giving any effect to any additional operating synergies resulting from the combined entity;

     o conducted discussions with members of senior management and representatives of DRS and NAI concerning the matters described in the first two bullet points above, as well as their respective businesses and prospects before and after giving effect to the merger, and the expected expense reduction from the merger;

     o reviewed the market prices and valuation multiples for DRS common stock and NAI common stock and compared them with those of certain publicly traded companies which McFarland Dewey deemed to be relevant;

     o reviewed the results of operations of DRS and NAI and compared them with those of certain publicly traded companies which McFarland Dewey deemed to be relevant;

     o compared the proposed financial terms of the merger with the financial terms of certain other transactions which McFarland Dewey deemed to be relevant;

     o participated in certain discussions and negotiations among representatives of DRS and NAI and their financial, accounting and legal advisors;

     o reviewed the impact of the merger on the combined company which reflected the impact of purchase accounting and the associated goodwill upon the projected DRS earnings and balance sheet;

     o    reviewed a draft of the merger agreement dated July 20, 1998; and

     o reviewed such other financial studies and analyses and took into account such other matters as McFarland Dewey deemed necessary, including McFarland Dewey's assessment of general economic, market and monetary conditions.

     In preparing its opinion, McFarland Dewey assumed and relied on the accuracy and completeness of all information supplied or otherwise made available to McFarland Dewey and did not assume any responsibility for independently verifying such information. McFarland Dewey has not undertaken or received an independent evaluation or appraisal of any of the assets or liabilities of DRS or NAI. In addition, McFarland Dewey did not assume any obligation to conduct any physical inspection of the properties or facilities of DRS or NAI.

     With respect to the financial forecast information and the expected expense reduction from the merger furnished to or discussed with McFarland Dewey by DRS or NAI, McFarland Dewey assumed that they have been reasonably prepared or reviewed and reflect the best currently available estimates and judgment of DRS' or NAI's management. McFarland Dewey further assumed that the merger will be accounted for as a purchase under generally accepted accounting principles and that it will qualify as a tax-free reorganization for U.S. federal income tax purposes. McFarland Dewey also assumed that the final form of the merger agreement would be substantially similar to the last draft reviewed by McFarland Dewey.

     McFarland Dewey based its opinion upon market, economic and other conditions as they existed on, and could be evaluated as of, the date of such opinion. McFarland Dewey assumed that for the merger, no restrictions, including any divestiture requirements or amendments or modifications, will be imposed that will have a material adverse effect on the contemplated benefits of the merger.

     McFarland Dewey expressed its opinion to the DRS board based upon an exchange ratio of 0.25. Although an exchange ratio of 0.23 would have applied in July, an exchange ratio of 0.25 is expected as of the date of this joint proxy statement/prospectus, and McFarland Dewey does not expect the exchange ratio to change unless there is a material change in general market conditions. Based on a closing price of $13.00 per share of DRS common stock on the AMEX on April 1, 1998 (the date of the initial negotiation), the 0.25 exchange ratio resulted in an implied price of $3.25 per share of NAI common stock; and based on a closing price of $11.38 per share of DRS common stock on the AMEX on July 21, 1998 (the last trading day prior to the preparation of materials for McFarland Dewey's presentation to the DRS board), the 0.25 exchange ratio resulted in an implied price of $2.84 per share of NAI common stock. Based on the 52-week high and the 52-week low of the closing price per share of DRS common stock on the AMEX for the period ended July 20, 1998, the 0.25 exchange ratio resulted in an implied price of $3.84 and $2.56, respectively, per share of NAI common stock. Regardless of the market price of DRS common stock, after giving effect to the merger, shareholders of NAI in the aggregate would have a fully diluted common stock ownership interest of approximately 25% of the total common stock ownership of the pro forma combined company, based on an exchange ratio of 0.25.

      SUMMARY OF THE MATERIAL ANALYSES

     The following is a brief summary of the material analyses presented by McFarland Dewey to the DRS board in connection with the rendering of its opinion.

            DISCOUNTED CASH FLOW ANALYSIS

     McFarland Dewey calculated, using a discounted cash flow methodology, a range of per share equity values for NAI based on projections prepared by the management of NAI for the years 1998 to 2002, using a range of 2002 terminal values based on net income multiples from 10x to 14x and a range of discount rates from 12% to 16%. Based on its analysis, McFarland Dewey derived a summary reference range of implied per share equity values of NAI common stock of $2.86 to $4.49.

          STOCK PRICE HISTORY

     To provide contextual data and comparative market data, McFarland Dewey examined the history of the trading prices and their relative relationships for both NAI common stock and DRS common stock for the latest five years and compared such prices to the S&P 500 Index and Russell 2000 Index. This information was presented solely to provide the DRS board with background information regarding the stock prices of DRS and NAI over the periods indicated.

          COMPARISON OF SELECTED COMPARABLE COMPANIES


     McFarland Dewey compared the trading multiples for NAI to corresponding multiples of a selected group of defense electronic companies consisting of DRS, ESCO Corporation, Cubic Corporation, L-3 Communications, Nicholas Research Corporation, Analysis & Technology, Inc. and Miltope Group, Inc. The ratio of NAI's price to earnings, excluding non-recurring and unusual items ("P/E ratio") for projected next fiscal year's net income was 8.2x, based on the closing price of NAI common stock on July 21, 1998 of $1.81. McFarland Dewey calculated the mean of the P/E ratios for the above defense technology group for such period to be 15.0x, and the median of the P/E ratios to be 12.7x. Based on its analysis, McFarland Dewey derived a summary reference range of implied per share equity values of NAI common stock of $2.20 to $3.30, which suggests that the appropriate price to be paid for NAI common stock of $2.84 falls within the price range implied by comparable companies.


     No company in the defense technology group selected is identical to NAI. Accordingly, an analysis of the results of the foregoing necessarily involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies and other factors that could affect the public trading value of NAI and the companies in the defense technology group.

          ANALYSIS OF SELECTED COMPARABLE TRANSACTIONS

     McFarland Dewey reviewed certain publicly available information regarding ten selected defense technology related acquisitions and calculated historical and forward (to the extent of available information) revenues, EBIT (i.e., earnings before interest and taxes) and EBITDA (i.e., earnings before interest, taxes, depreciation and amortization) multiples for such transactions.
These ten selected defense technology related acquisitions were:

     o    SPD Technologies/L-3 Communications (July 6, 1998);

     o    Tracor/GEC, PLC (April 21, 1998);

     o    Ocean Systems/L-3 Communications (March 29, 1998);

     o    ILEX/L-3 Communications (April 4, 1998);

     o    Satellite Transmission Systems/L-3 Communications (February 5, 1998);

     o    Stellex Microwave/Mentmore Holdings (October 31, 1997);

     o    Spar/DRS Technologies (October 29, 1997);

     o    Husky Company/WPI (June 27, 1997);

     o    Hazeltine/GEC-Marconi (May 23, 1996); and

     o    AEI Industries/Tracor (February 22, 1996).


     The mean and median of transaction values as multiples of LTM revenues (i.e., revenues in the last twelve months) for the comparable transactions were 1.0x. The mean and median of transaction values as multiples of LTM EBIT (i.e., EBIT in the last twelve months) for the comparable transactions were 12.5x and 20.8x, respectively. The mean and median transaction values as multiples of LTM EBITDA (i.e., EBITDA in the last twelve months) for the comparable transactions were 8.5x and 5.8x, respectively. Based on its analysis of such multiples, McFarland Dewey calculated a summary reference range of implied per share equity values of NAI common stock of $3.47 to $3.88.

     No company or transaction used in the above analysis as a comparison was identical to DRS or NAI or this transaction, except DRS was a party involved in the Spar/DRS Technologies transaction. Accordingly, an analysis of the results of the comparison is not purely mathematical; rather it involves complex considerations and judgments concerning differences in historical projected financial and operating characteristics of the comparable acquired companies and other factors that could affect the acquisition value of such companies and NAI.

          RELATIVE CONTRIBUTION ANALYSIS

     McFarland Dewey compared the projected pro forma diluted aggregate equity ownership interest of 25% for the shareholders of NAI to the pro forma percent contributions of NAI to the operating income of the pro forma combined company (including the impact of the expected expense reductions from the merger) of 23% and 25% in 1999 and 2000 fiscal years, respectively. McFarland Dewey also compared the pro forma diluted aggregate equity ownership interest of 25% for the shareholders of NAI to the pro forma percent contributions of NAI to the EBITDA of the pro forma combined company (including the impact of expected expense reductions from the merger) of 21% and 22% in 1999 and 2000 fiscal years, respectively. McFarland Dewey noted to the DRS board that NAI's operating contribution, on a relative basis, was less than the equity received. This contribution analysis is based on certain assumptions, such as the expected expense reductions from the merger, which may occur or be greater or less than initially anticipated. No effect was given for the expected revenue opportunities generated by combining the two companies.

          EARNINGS PER SHARE ANALYSIS AND BALANCE SHEET EFFECT

     McFarland Dewey estimated the accretion or dilution that the merger would have on pro forma EPS of DRS indicated by the projections prepared by the managements of DRS and NAI and estimated expense reduction from the merger of $400,000 for the remainder of fiscal year 1999, and $1.2 million in fiscal year 2000 and thereafter, resulting from the merger and McFarland Dewey also estimated the impact that the merger would have on the otherwise projected pro forma balance sheet of DRS, including a substantial charge relating to the goodwill resulting from purchase accounting. The analysis indicated that the merger would result in pro forma EPS dilution for the stockholders of DRS for the 1999 and 2000 fiscal years of approximately 5%, and a reduction in DRS' ratio of debt to total capitalization assuming all convertible debt is converted from 29% to 20%. This small earnings dilution is subject to certain assumptions believed by DRS' management to be conservative, in particular, the expected expense reduction from the merger which could be greater than DRS' management anticipates. Also, DRS' management's projections do not include any revenue increases due to the combining of the two companies. Should any of the above occur, the earnings per share dilution would be negligible. If, however, the actual expense reductions resulting from the merger are less than expected by DRS' management, then the earnings per share dilution may be somewhat greater than expected.

     COMPENSATION TO MCFARLAND DEWEY

     Pursuant to a letter agreement, dated April 4, 1995, between DRS and McFarland Dewey, DRS agreed to pay McFarland Dewey a monthly retainer advisory fee and a success fee based upon completion of certain advisory assignments including a potential merger acquisition of NAI. During 1995 and 1996, McFarland Dewey worked as financial advisor to DRS in connection with a potential merger transaction with NAI as well as in connection with other transactions. Such agreement was modified on December 10, 1996 and again on February 10, 1998, pursuant to which DRS agreed to pay McFarland Dewey a cash fee of $250,000, upon the consummation of the merger. No separate fee is payable for the fairness opinion of McFarland Dewey.

     Additionally, DRS agreed to reimburse McFarland Dewey for its reasonable out-of-pocket expenses, including, without limitation, reasonable fees and disbursements of its legal counsel. DRS has also agreed to indemnify McFarland Dewey and certain related persons for certain liabilities related to or arising out of its engagement, including liabilities under the federal securities laws.


NAI REASONS FOR THE MERGER; RECOMMENDATION OF THE NAI BOARD OF DIRECTORS


     In 1994, the NAI board retained Needham & Co., Inc. to explore strategic alternatives available to NAI and to identify possible merger partners or acquirers for NAI. Needham & Co., Inc. was also asked to prepare a separate information package for NAI's subsidiary Wilcom, Inc. in connection with the possible sale of the subsidiary. The representatives of Needham & Co., Inc. prepared two separate books for distribution to interested parties. Although there were some exploratory conversations with potential acquirers, the only serious negotiations involved DRS. During the three years since the initial negotiations with DRS were discontinued, no potential acquirer expressed any interest in doing a transaction with NAI. In addition, NAI's financial condition has deteriorated over the course of the last three years. During the period that NAI was looking for a strategic partner, NAI always considered the possibility of selling Wilcom Inc. separately, but NAI has not been able to find a purchaser for Wilcom, Inc.

     The NAI board believes the need to locate a strategic partner continues to become more immediate as a result of the serious financial conditions facing NAI. These concerns include the following:

     o    Weakness in operating results.

          NAI is currently experiencing financial difficulties. During 1994 and 1995 NAI experienced severe financial difficulties and incurred substantial losses, including net losses of approximately $11,619,000. In 1996 NAI reported a profit of $2,413,000 but in 1997 a net loss of $2,369,000 was reported. For the first nine months of 1998 NAI incurred a net loss of $2,900,000. The 1997 loss was principally due to a reduction in sales (before intercompany eliminations) of NAI's direct wholly-owned subsidiary, Codar Technology, Inc., from $32,727,000 in fiscal year 1996 to $14,579,000 in fiscal year 1997 and a reduction in sales (before intercompany eliminations) of Wilcom, Inc. from $7,076,000 in fiscal year 1996 to $4,106,000 in fiscal year 1997. During its 1998 second quarter, NAI recorded a loss on disposal of its discontinued Telecommunications segment of $2,692,000, including $192,000 for the loss during the phase-out period. There is no guarantee that NAI will return to profitability.

     o    NAI's substantial secured indebtedness.

          In 1999, NAI's cash flow was inadequate to meet its balloon payment of $6,500,000 under NAI's credit agreement due on January 15, 1999. Although NAI has had preliminary discussions with its two principal bank lenders regarding the need to refinance the payment, no commitment is in place. Substantially all of NAI's domestic assets have been pledged to secure the indebtedness outstanding under NAI's credit agreement. It is not certain that NAI will ever return to profitability and there is no guarantee that NAI will have enough cash flow in the future to pay its debts, including the NAI convertible notes. The NAI convertible notes are unsecured and subordinate in right of payment to all Senior Indebtedness (as defined in the NAI convertible notes) of NAI.

     o    Inability to obtain additional financing.

          NAI's estimated cash payments for principal and interest under NAI's credit agreement, the NAI convertible notes and other agreements over the remainder of 1999 and the next year are summarized as follows:

                                                     1999             2000
                                                  ----------        --------
          Principal on NAI's credit agreement     $6,500,000           $ -0-
          Principal on NAI convertible notes             -0-             -0-
          Interest on NAI's credit agreement
          (assuming repayment on
           January 15, 1999)                          22,000             -0-
          Interest on NAI convertible notes          607,140         607,140
          Other interest                                 -0-             -0-
                                                  ----------        --------
                                                  $7,129,000        $607,140

     As of December 31, 1998 (unless otherwise noted), NAI has outstanding:

          o NAI warrants to purchase up to a maximum of 4,112,700 shares of NAI common stock at an exercise price of $2.50 per share;

          o additional warrants to purchase up to a maximum of 300,000 shares of NAI common stock at an exercise price of $3.00 per share;

          o on January 13, 1999 NAI convertible notes convertible into a maximum of 2,529,750 shares of NAI common stock at a conversion price of $2.00 per share; and

          o NAI options to purchase 637,419 shares of NAI common stock in the aggregate under the NAI's stock option plans at exercise prices ranging from $1.875 to $8.33 as of December 31, 1998 and 30,000 shares to certain ex-directors at an exercise price of $2.50 per share.

          If NAI tries to obtain additional financing while NAI warrants, additional warrants, NAI options and NAI convertible notes are outstanding, NAI may be subject to harsh terms.

     o    Possible adverse effects of delisting on NAI stock price.


          After reviewing NAI's Quarterly Report on Form 10-Q for the period ended June 30, 1998, NASDAQ notified NAI that NAI no longer met the net tangible asset requirement for continued listing on NASDAQ. The possible delisting of NAI common stock from NASDAQ could cause the price of the NAI common stock to decline significantly because, among other things, some institutional holders of NAI common stock may be required to sell their holdings upon this delisting.


     o    Possible loss of military business.

          Approximately 14% of NAI's backlog of orders which totaled $26.4 million at December 31, 1997 were U.S. military and U.S. government sales orders. During the years ended December 31, 1996 and 1997, sales under contracts with the U.S. government made up approximately 38% and 28% of NAI's sales from continuing operations, respectively. NAI expects that 34% of its business in 1998 will result from military orders. While Congress continues to debate additional military budget cuts, we cannot be certain if and how NAI will be affected. Military orders can be terminated at the convenience of the U.S. government. When this happens, NAI can seek negotiated settlements to recover its costs and a reasonable profit. There is no guarantee that NAI will recover its costs or will earn any profit on any orders terminated by the U.S. government.

     o    Industry consolidation.

          Consolidation is occurring within the industry involving other public and private companies. Major consolidation of the defense industry over the past six years has resulted in a growing need for NAI to become part of a larger company in order to survive in a healthy growing manner. NAI competes in a business where technology changes rapidly and products and equipment become obsolete quickly. NAI has reduced its spending on independent research and development over the past few years and further expects to reduce its spending for independent research and development in 1999.

     o    Inability to sell Wilcom.

          At the NAI board meeting held on July 7, 1998, the NAI board passed a resolution to sell or liquidate Wilcom, Inc. Accordingly, for financial reporting purposes, Wilcom, Inc. has been treated as a discontinued operation. This election requires NAI to segregate the operating performance of Wilcom, both past and future. NAI's financial statements have been reclassified to present the Telecommunications segment as a discontinued operation with a provision in the second fiscal quarter of 1998 of $2,692,000 for the estimated loss on the disposition, including $192,000 for operating losses during the phase-out period. The attendant reduction in tangible net worth caused NAI to fall below the minimum net tangible asset requirements to maintain a NASDAQ listing which would disqualify NAI for trading on the Nasdaq National Market System. NAI has tried several times to sell Wilcom, Inc., but no serious potential acquirers were ever located.

     o    Possible foreign currency risk.

          As of December 31, 1997, the total assets of NAI were $35,215,000. Of this amount $10,055,000 or approximately 29% were located outside of the United States, primarily in the United Kingdom. NAI's foreign sales (which are comprised of export sales from the U.S. and foreign revenues from its direct wholly-owned subsidiary, Lynwood Rugged Systems Limited) in 1997 were $16,784,000, which accounted for approximately 35% of NAI's total sales. During the fiscal year ended December 31, 1997, approximately:

          o    48% of NAI's foreign sales were to customers in the United
               Kingdom;

          o    28% of NAI's foreign sales were to customers in Norway; and

          o    10% of NAI's foreign sales were to customers in Australia.

               All of NAI's sales to customers in the United Kingdom are payable in British currency. Therefore, fluctuations in exchange rates between the U.S. dollar and the British pound will impact NAI's operating results. All export sales from the U.S. are payable in U.S. dollars, and, therefore, settlement amounts do not fluctuate with changes in exchange rates. As a result of the political and economic stability of the United Kingdom, NAI does not believe that there is serious risk from its foreign operations. However, there is no guarantee that this will continue to be the case.

     When DRS once again expressed interest in a possible merger of NAI and DRS, the NAI board considered whether or not the interests of the NAI shareholders would be better served if the companies did not merge. The NAI board considered all of the financial concerns set forth above that threaten NAI's continued existence. The NAI board, in consultation with NAI's management, as well as its financial and legal advisors, considered the benefits that would result from a merger with DRS and decided that NAI would be better served if NAI pursued the merger with DRS.

     The factors that the NAI board considered include the following:

     o    Fairness of merger consideration.

          The NAI board believes that the consideration that DRS is paying to NAI shareholders is fair, from a financial point of view. In evaluating the offer, the NAI board also considered DRS' stock performance in recent years.

     o    Ability to pay outstanding debt.

          NAI was unable to make the $6,500,000 payment that was due on January 15, 1999 under NAI's credit agreement. In order to prevent its creditors from exercising their rights against NAI's assets, the company needs an immediate solution to pay this debt.

          The merger will enable NAI to meet its obligations under NAI's credit agreement by either restructuring its financing on terms more favorable to NAI or by satisfying the outstanding balance due under NAI's credit agreement and obtaining its working capital requirement from DRS' financing arrangements. DRS intends to use part of its Mellon credit facility to pay the outstanding principal and interest due uner NAI's credit agreement upon completion of the merger.

     o    Strategic objectives.

          The merger will assist NAI in achieving strategic objectives already established independently by the two companies. These objectives include:

          o    increased revenues;

          o    increased services to clients of both companies;

          o broader geographic coverage both domestically and internationally; and

          o increased sales and marketing resources and expansion into markets that the companies on their own would find difficult to accomplish without the merger.

     o    Administrative efficiencies and cost savings.

          The combination will result in administrative efficiencies and cost savings by consolidating certain overlapping expenses.

     o    Sale of Wilcom. Inc.

          In order to complete the merger, Wilcom, Inc. must be sold. NAI has entered into the Wilcom stock purchase agreement with Wilcom Acquisition Corp. in which NAI will sell all of the capital stock of Wilcom, Inc. to Wilcom Acquisition Corp. Wilcom Acquisition Corp. is a newly-formed corporation in which Charles S. Holmes and Dennis McCarthy, current directors of NAI, own all the outstanding shares of capital stock; Mr. Holmes is the majority stockholder of Wilcom Acquisition Corp. It is expected that the closing of this sale will occur immediately before the completion of the merger. As a condition to completion of the sale of Wilcom, Inc., the Wilcom stock purchase agreement requires that the merger and the related transactions have received the required approval from the DRS stockholders and NAI shareholders. If this approval is not obtained, NAI believes that the Wilcom stock purchase agreement will be terminated. If the Wilcom stock purchase agreement is terminated and the sale of Wilcom, Inc.'s capital stock does not occur, there is no guarantee that NAI will be able to sell Wilcom, Inc. to another buyer. The fact that the merger transaction with DRS includes an immediate opportunity to sell Wilcom is another reason that the proposed merger is attractive to the NAI board.

     o    Cost efficiencies.

          Cost efficiencies available in combining both companies that should result in improved earnings performance and therefore an increase in shareholder value.

     The previous discussion of the information and factors discussed by the NAI board includes all material factors considered by the NAI board. The NAI board considered the above factors in light of its knowledge of the business, the industry in general and information provided by NAI's management and Commonwealth. In view of the number and complexity of factors considered, the NAI board did not assign a relative weight to any of the factors considered, and individual directors may have given different weights to different factors.

--------------------------------------------------------------------------------
FOR THE REASONS DESCRIBED ABOVE, THE NAI BOARD HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT AND THE MERGER AND UNANIMOUSLY RECOMMENDS THAT THE NAI SHAREHOLDERS VOTE "FOR" THE APPROVAL AND AUTHORIZATION OF THE MERGER AGREEMENT AND THE MERGER.
--------------------------------------------------------------------------------

OPINION OF NAI FINANCIAL ADVISOR

     BACKGROUND INFORMATION ON THE OPINION

     In connection with its consideration of the merger, NAI requested that Commonwealth advise the NAI board with respect to the fairness, from a financial point of view, of the exchange ratio to the NAI shareholders. Commonwealth's opinion does not address the fairness of the merger, from a financial point of view, to holders of NAI convertible notes, NAI options or NAI warrants. On July 7, 1998, Commonwealth delivered to the NAI board an oral presentation based on its written report, which was distributed at the NAI board meeting on July 7, 1998, and confirmed such opinion in writing, that, as of July 7, 1998, and based upon and subject to certain matters stated therein, the exchange ratio was fair, from a financial point of view, to the NAI shareholders. The NAI board also requested and received from Commonwealth its opinion that the consideration to be received by NAI in connection with the Wilcom, Inc. sale was fair to the shareholders of NAI from a financial point of view.

     THE FULL TEXT OF THE WRITTEN OPINION OF COMMONWEALTH, DATED JULY 7, 1998, SETS FORTH THE ASSUMPTIONS MADE, MATTERS CONSIDERED AND LIMITS OF THE REVIEW UNDERTAKEN IN CONNECTION WITH SUCH OPINION. THE FULL TEXT IS ATTACHED AS ANNEX C TO THIS JOINT PROXY STATEMENT/PROSPECTUS AND IS INCORPORATED IN THIS JOINT PROXY STATEMENT/PROSPECTUS BY THIS REFERENCE. WE URGE NAI SHAREHOLDERS TO READ SUCH OPINION IN ITS ENTIRETY.

     No limitations were imposed by the NAI board on the scope of Commonwealth's investigation or the procedures to be followed by Commonwealth in rendering its opinion except that the NAI board did not authorize Commonwealth to, and Commonwealth did not, solicit third-party indications of interest with respect to a business combination or other extraordinary transaction involving the purchase of NAI or any of its subsidiaries or assets. In arriving at its opinion, Commonwealth, among other things:

     o reviewed certain publicly available historical financial and operation data concerning NAI, including its Annual Report to Shareholders and Annual Report on Form 10-K for the fiscal year ended December 31, 1997 and Quarterly Report on Form 10-Q for the quarter ended March 31, 1998;

     o reviewed certain publicly available historical financial and operating data of DRS, including its Annual Report to Stockholders and Annual Report on Form 10-K for the fiscal year ended March 31, 1998 and Quarterly Reports on Form 10-Q for the quarters ended December 31, 1997 and September 30, 1997;

     o interviewed certain members of senior management of NAI to discuss the prospects for NAI's business;

     o interviewed certain members of senior management of DRS to discuss the prospects for DRS' business;

     o reviewed certain information of NAI, including financial forecasts relating to the business, earnings, cash flow, assets and prospects of NAI prepared by the management of NAI;

     o reviewed certain publicly available financial, operating and stock market data concerning certain companies engaged in business which NAI's management deemed relatively comparable to those of NAI;

     o inquired as to the financial terms of certain recent transactions NAI's management deemed relevant;

     o reviewed the historical market prices and trading volumes of the NAI common stock;

     o reviewed the historical market prices and trading volumes of the DRS common stock;

     o    reviewed a draft, dated April 27, 1998, of the merger agreement;

     o reviewed a draft, dated April 27, 1998, of the Wilcom stock purchase agreement;

     o reviewed a draft of this joint proxy statement/prospectus, dated June 26, 1998; and

     o conducted such other financial studies, analyses and investigations as it deemed appropriate. In addition, Commonwealth took into account the manner in which the financial terms of the merger were negotiated by DRS and NAI.

     In its review and analysis and in formulating its opinion, Commonwealth assumed and relied upon, without independent verification, the accuracy and completeness of all information supplied or otherwise made available to it by NAI and DRS or obtained by Commonwealth from other publicly available sources. Commonwealth also relied upon the assurance of NAI's and DRS' respective managements that they were not aware of any information or facts that would make the information provided by it to Commonwealth incomplete or misleading. Commonwealth did not conduct a physical inspection of the properties and facilities of NAI or DRS and did not undertake or receive an independent appraisal of the assets or liabilities (contingent or otherwise) of NAI or DRS. With respect to financial forecasts and projections for NAI and DRS, Commonwealth was advised by NAI and DRS, and assumed without independent investigation, that such forecasts and projections had been reasonably prepared and reflected the best currently available estimates and judgments as to the expected future financial performance of NAI and DRS.

     Commonwealth noted that its opinion was necessarily based upon financial, economic, market and other conditions as they existed and could be evaluated by Commonwealth on, and the information made available to it as of, the date of its opinion. Commonwealth has disclaimed any undertaking or obligation to advise any person of any change in any fact or matter affecting its opinion that is brought to its attention after the date of its opinion. Although Commonwealth evaluated the exchange ratio from a financial point of view, Commonwealth was not asked to, and did not, recommend the specific consideration payable in the merger, which was determined through negotiations between NAI and DRS in which Commonwealth did not participate.

     The opinion of Commonwealth is for the information of the NAI board for its use in evaluating the fairness from a financial point of view of the exchange ratio to the public shareholders of NAI and the terms of the sale of Wilcom, Inc. Such opinion does not constitute a recommendation as to any action the NAI board or any shareholder of NAI should take in connection with the merger, the sale of Wilcom, Inc. or any aspect thereof. Commonwealth's opinion is not an opinion as to the structure, terms or effect or any other aspect of the merger or of any of the related transactions or as to merits of the underlying decision of NAI to enter into the merger or any such transaction.

     In preparing its opinion, Commonwealth performed a variety of financial and comparative analyses, including those described below. The summary of such analyses does not purport to be a complete description of the analyses underlying its opinion or of the presentation by Commonwealth to the NAI board. The preparation of a fairness opinion is a complex analytic process involving various determinations as to the most appropriate and relevant methods of financial analyses and the application of those methods to the particular circumstances and, therefore, such an opinion is not readily susceptible to summary description. Furthermore, in arriving at its opinion, Commonwealth did not attribute any particular weight to any analysis or factor considered by it, but rather made qualitative judgements as to the significance and relevance of each analysis and factor. Accordingly, Commonwealth believes that its analyses must be considered as a whole and that selecting portions of its analyses and factors, without considering all analyses and factors, could create a misleading or incomplete view of the processes underlying the preparation of its opinion. In its analyses, Commonwealth made numerous assumptions with respect to NAI and DRS, industry performance, general business, economic market and financial conditions and other matters, many of which are beyond the control of NAI and DRS. The estimates contained in such analyses and the valuation ranges resulting from any particular analysis are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than those suggested by such analyses. In addition, analyses relating to the value of businesses or securities do not purport to be appraisals or to reflect the prices at which businesses or securities actually may be sold. Accordingly, such analyses and estimates are inherently subject to substantial uncertainty. The opinion and analyses of Commonwealth were only one of many factors considered by the NAI board in its evaluation of the merger and the sale of Wilcom, Inc. and should not be viewed as determinative of the view of the NAI board or management of NAI with respect to the exchange ratio, the proposed merger or the sale of Wilcom, Inc.

     SUMMARY OF THE MATERIAL ANALYSES

     The following is a summary of certain analyses performed by Commonwealth in connection with its opinion with respect to the fairness, from a financial point of view, of the exchange ratio to the shareholders of NAI.

          NAI DISCOUNTED CASH FLOW ANALYSIS

     Commonwealth calculated, using a discounted cash flow methodology, a range of per share equity values for NAI common stock based on projections prepared by NAI's management for the years 1998 through 2002 (excluding Wilcom, Inc.), using a range of 2002 terminal values from 3x to 6x and a range of discount rates from 20% to 25%. Based on its analysis, Commonwealth derived a summary reference range of implied per share equity values of NAI common stock of $0.59 to $1.42.

          NAI DISCOUNTED EBITDA ANALYSIS

     Commonwealth calculated, using a discounted EBITDA methodology, a range of per share equity values for NAI common stock based on projections prepared by NAI's management for the years 1998 through 2002 (excluding Wilcom, Inc.), using a range of 2002 terminal values based on EBITDA multiples from 3x to 6x and a range of discount rates from 20% to 25%. Based on its analysis, Commonwealth derived a summary reference range of implied per share equity values of NAI common stock of $2.19 to $2.93.

          STOCK PRICE HISTORY

     To provide contextual data and comparative market data, Commonwealth examined the history of the trading prices and their relative relationships for both NAI common stock and DRS common stock for the latest three years. This information was presented to provide the NAI board with background information regarding the prices of NAI common stock and DRS common stock over the periods indicated.

          ANALYSIS OF OFFER PREMIUM TO NAI'S HISTORICAL AVERAGE TRADING PRICES

     To provide contextual data and comparative market data, Commonwealth examined the effective premium of the DRS offer to the share price of NAI common stock at certain historical periods (assuming a price of $11.50 per share of DRS common stock and an exchange ratio of 0.25). Such premium ranged from -28% to 53%. This information was presented to provide the NAI board with background information regarding the comparative offer premium to NAI common stock over the periods indicated, which provided the NAI board with the information necessary to compare the premium represented by the DRS offer to the premium paid by the acquiror in other acquisition transactions.

          COMPARISON OF SELECTED COMPARABLE COMPANIES

     Commonwealth compared the trading multiples for NAI to corresponding multiples of a selected group of defense electronics companies consisting of DRS, Planar Systems, Inc., Titan Corp., Aydin Corp., Miltope Group, Inc. and Symetrics Industries. Commonwealth calculated various trading ratios for the above companies, including

TEV/EBITDA. TEV/EBITDA is a commonly used valuation technique which measures the total enterprise value (i.e., TEV) of an entity as a function of its operating profit. The total enterprise value of an entity is the entity's equity market value plus the market value of its debt, less cash. The range for such metric as applied to the above companies (excluding one company with negative EBITDA), was 1.2x to 118.3x implying a value range of $0.23 to $7.31 for NAI common stock. The mean of such values was 10.8x, implying an equity value of $2.14 for NAI common stock.

     No company in the defense technology group described above is identical to NAI. Accordingly, an analysis of the foregoing necessarily involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies and other factors that could affect the public trading value of NAI and the companies in the above-described defense technology group.

          ANALYSIS OF SELECTED COMPARABLE TRANSACTIONS

     Commonwealth reviewed certain publicly available information regarding the following three selected defense technology related acquisitions:

     o    Strategic Technologies' acquisition of Base Ten Systems;

     o    Benchmark Electronics' acquisition of Lockheed Commercial Electronics;
          and

     o    Stellex Industries' acquisition of Watkins-Johnson.

     Commonwealth then calculated historical multiples for these transactions. Based upon the Price/Sales multiples implied by these transactions, Commonwealth calculated a summary range of implied per share equity values of NAI common stock of $1.32 to $2.19.

     No company or transaction used in the above-described analysis as a comparison was identical to NAI or DRS or this transaction. Accordingly, an analysis of the results of the comparison is not purely mathematical; rather, it involves complex considerations and judgments concerning differences in historical and projected financial and operating characteristics of the comparable acquired companies and other factors that could affect the acquisition value of NAI.

          ANALYSIS OF FAIRNESS OF WILCOM SALE

     The NAI board also requested, and Commonwealth provided, its opinion on the fairness, from a financial point of view, to the shareholders of NAI of the proposed terms of the sale of Wilcom, Inc. as of the date of the opinion. In connection with its fairness opinion, Commonwealth, among other things, analyzed Wilcom, Inc.'s net present value to NAI as a function of Wilcom, Inc.'s projected cash flows and operating budget using discount rates of 20% to 25%. This analysis yielded a range of values for Wilcom, Inc. of between ($529,000) and $1,076,000. Commonwealth also considered Wilcom, Inc.'s book value and management's estimated value (i.e., the value of NAI's inventory, property, plant and equipment as provided by NAI's management) which were approximately $3,866,000 and $1,650,000, respectively. Commonwealth also considered the value of the warrants surrendered in connection with the Wilcom, Inc. sale.

     Commonwealth Associates calculated the value of the warrants being paid for Wilcom by Wilcom Acquisition Corp. using four different valuation methodologies. The following table identifies the book value and management's estimated value of Wilcom as well as the four methodologies used by Commonwealth Associates and the respective values attributed to the non-cash consideration being paid for Wilcom based on such methodologies:

================================================================================
     Book Value................................................  $3,866,000
     Management's Estimated Value..............................  $1,650,000
--------------------------------------------------------------------------------

                                  TOTAL VALUE
                                  OF NON-CASH         CASH             TOTAL
    VALUATION METHODOLOGY        CONSIDERATION    CONSIDERATION    CONSIDERATION
--------------------------------------------------------------------------------

Black-Scholes--NAI warrants        $2,447,000        $150,000        $2,597,000
Black-Scholes--NAI warrants
 converted into DRS warrants       $2,093,725        $150,000        $2,243,725
Intrinsic Value                    $1,517,243        $150,000        $1,667,243
Traded Value                       $  990,000        $150,000        $1,140,000

--------------------------------------------------------------------------------

* Management's estimated value means the value of Wilcom's inventory, property, plant and equipment as provided by Wilcom's management.
================================================================================

     The Black-Scholes methodology is a commonly used method of valuing derivative securities which is a function of the current market value of the underlying security, the exercise price of the derivative security, the volatility of the underlying security (which is a function of the trading history of such security relative to other securities) and the rate of return on risk free investment.

     Commonwealth applied the Black-Scholes model in two different ways. First, Commonwealth applied the model to the NAI warrants and arrived at a value of $2,447,000. When applying the Black-Scholes model to the NAI warrants, the consideration for the purchase of Wilcom is considered to be the 1,700,000 NAI warrants exercisable at $2.50 and the 300,000 NAI warrants exercisable at $3.00 that Charles Holmes will surrender. This valuation methodology resulted in an aggregate value of $2,447,000 for the warrants. Next, Commonwealth applied the Black-Scholes methodology in order to value the NAI warrants being surrendered by Mr. Holmes based on the value of those warrants in the event that they were exchanged for DRS warrants. This calculation values such NAI warrants as though they were exchanged for 425,000 DRS warrants exercisable at $10.00 and 75,000 DRS warrants exercisable at $12.00. The value attributed to the NAI warrants using this methodology came to $2,093,725.

     The Intrinsic Value derived for the warrants was determined by adding the publicly traded value of the warrants themselves plus the time value of the warrant attributable to the value of the warrant. For the non-publicly traded $3.00 warrants, a total value of $.467 per warrant was calculated by taking the average value of three hypothetically derived values for the warrant calculated using the Black-Scholes model and two more esoteric methods: the binomial option pricing model and the Constant Elasticity of Variance (CEV) Model. The average of these three values was $.787 for the $3.00 warrants. In calculating the $.467 intrinsic value, Commonwealth applied the same discount to the average value of the three valuation methodologies for the $3.00 warrants that was applied to the publicly traded $2.50 warrants in the marketplace to the average value that those three methodologies derived for the $2.50 warrants. This discount equated to 59.35% to the then current bid price of the $2.50 warrants. Applying this 59.35% discount to the $.787 derived values equated to the $.467 price per warrant. This gave a value to the 300,000 $3.00 warrants that were being surrendered of $140,243 dollars. The Binomial Option Pricing Model is an option pricing model in which the underlying asset can take on only two possible, discrete values in the next time period for each value that it can take on in the preceding time period. The Constant Elasticity of Variance (CEV) Model essentially adjusts for a decrease in volatility as the price of the measured stock increases. Due in part to the various assumptions required, Commonwealth attributed relatively little value to the result of this Intrinsic Value calculation in making its determination.

     The traded value for the warrants was derived by taking the actual traded value of the $2.50 warrants at the time of the opinion, $.50 per warrant, and multiplying it by the number of warrants being contributed, 1,700,000 and adding it to the value of $.467 price per warrant for the $3.00 warrants multiplied by the 300,000 of warrants contributed for a total non-cash value of $990,220. This number plus the $150,000 cash equated to the $1,140,00 total value.

     In light of the foregoing and other factors, including the recent historical decline in Wilcom, Inc.'s sales and earnings, NAI's inability to find any other buyer for the business, the fairness, from a financial point of view, of the consideration to be received by the shareholders of NAI in the merger and DRS' unwillingness to proceed with the merger unless Wilcom, Inc. was sold, Commonwealth concluded that the terms of the proposed disposition of Wilcom, Inc. were fair, from a financial point of view, to the shareholders of NAI.

     COMPENSATION TO COMMONWEALTH

     NAI has agreed to pay Commonwealth for its services in connection with rendering its fairness opinion the sum of $125,000, of which $25,000 was paid upon execution of the engagement letter relating to such opinion, $37,500 was paid upon delivery of such opinion and the balance of which became payable in connection with the reference to such opinion in this joint proxy statement/prospectus. No portion of Commonwealth's fee is contingent on consummation of the merger. NAI has also agreed to reimburse Commonwealth for reasonable out-of-pocket expenses incurred by Commonwealth in performing its services, including the reasonable fees and expenses of its outside legal counsel, and to indemnify Commonwealth and related persons against certain liabilities relating to or arising out of its engagement, including certain liabilities under the federal securities laws.

     Commonwealth, as part of its investment banking business, is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, private placements and private investments. NAI selected Commonwealth because it has substantial experience in transactions similar to the merger and because of its familiarity with NAI. Commonwealth has previously provided investment banking services to NAI for which it has received customary fees. In February 1996, Commonwealth served as placement agent in connection with the placement of $8.3 million of NAI convertible notes for which it received customary fees. Commonwealth has also provided investment banking services for two other companies in which Charles S. Holmes serves as an officer or director and in which he is a significant shareholder.

     Commonwealth, in the normal course of its business, trades in securities of NAI for its own account and for the accounts of its customers and, accordingly, may from time to time hold a long or short position in such securities. In addition, Commonwealth and certain of its partners and employees own an aggregate of $650,000 principal amount of the NAI convertible notes and an aggregate of 554,200 NAI warrants.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

     The following is a summary description of the material federal income tax consequences of the merger. This summary is not a complete description of all of the consequences of the merger and, in particular, may not address U.S. federal income tax considerations relevant to particular NAI shareholders in light of each NAI shareholder's individual facts or circumstances or to NAI shareholders subject to special treatment under the Internal Revenue Code, including, without limitation, an NAI shareholder that is not a U.S. person (as defined below), is a tax-exempt entity, securities dealer, broker-dealer, insurance company or financial institution or an individual who acquired NAI common stock pursuant to an employee stock option or otherwise as compensation. In addition, no information is provided herein with respect to the tax consequences of the merger under applicable foreign, state or local laws. The following discussion is based on the Internal Revenue Code, U.S. Treasury regulations promulgated thereunder, and judicial and administrative interpretations thereof, all as in effect on the date of this joint proxy statement/prospectus, and all of which are subject to any change (possibly with retroactive effect) after such date.

     EACH SHAREHOLDER IS URGED TO CONSULT HIS OR HER OWN TAX ADVISOR AS TO THE PARTICULAR TAX CONSEQUENCES TO HIM OR HER OF THE MERGER, INCLUDING THE APPLICABILITY AND EFFECT OF ANY STATE, LOCAL OR FOREIGN TAX LAWS, AND OF CHANGES IN ANY APPLICABLE TAX LAWS.


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


     DEFINITION OF U.S. PERSONS

     A "U.S. person" means a holder of NAI common stock that is:

     o    a citizen or resident of the United States;

     o a corporation created in or organized under the laws of the United States or any political subdivision thereof;

     o a domestic partnership within the meaning of the Internal Revenue Code (i.e., a partnership created or organized in or under the laws of the United States of any political subdivision thereof, unless future Treasury regulations provide otherwise);

     o an estate the income of which is subject to U.S. federal income tax regardless of its source; or

     o a trust if a U.S. court can exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all of the substantial decisions of such trust.

     THE MERGER

     Whitman Breed Abbott & Morgan LLP, NAI's counsel, has rendered an opinion to DRS and NAI regarding certain federal income tax consequences of the merger. This opinion is described below. DRS stockholders and NAI shareholders should be aware that this opinion will be based on current law and certain representations regarding factual matters and certain covenants as to future actions by DRS and NAI. If these representations are incorrect in certain material respects or the covenants are not complied with, the conclusions reached by counsel in its opinion might be jeopardized. Based on such representation, facts and assumptions, in the opinion of Whitman Breed Abbott & Morgan LLP, the material federal income tax consequences of the merger will be as follows:

     o    the merger will constitute a reorganization within the meaning of section 368(a) of the Internal Revenue Code.

     o no gain or loss will be recognized by DRS, Merger Sub or NAI as a result of the merger;

     o no gain or loss will be recognized by an NAI shareholder upon the exchange of all of such NAI shareholder's shares solely for DRS common stock, except that an NAI shareholder who receives cash proceeds in lieu of a fractional share interest in DRS common stock will recognize gain or loss equal to the difference between such proceeds and the tax basis allocated to the fractional share interest, and such gain or loss will constitute capital gain or loss if such shareholder's shares with respect to which gain or loss is recognized are held as a capital asset at the effective time of the merger;

     o the tax basis of the DRS common stock received by an NAI shareholder who exchanges his or her NAI common stock for DRS common stock will be the same as such shareholder's tax basis in the NAI common stock surrendered in exchange therefor less the portion of such basis, if any, allocable to fractional shares;

     o the tax holding period of the DRS common stock (including any fractional share interest) received by an NAI shareholder will include the period during which the NAI common stock surrendered in exchange therefor was held (provided, that such NAI common stock was held by such shareholder as a capital asset at the effective time of the merger); and

     o no gain or loss will be recognized by a holder of NAI warrants on the exchange of NAI warrants for DRS warrants.

     NO RULING HAS BEEN REQUESTED FROM THE INTERNAL REVENUE SERVICE WITH RESPECT TO ANY OF THE MATTERS DISCUSSED IN THIS JOINT PROXY STATEMENT/PROSPECTUS AND THE OPINION OF COUNSEL DESCRIBED ABOVE ARE NOT BINDING ON THE INTERNAL REVENUE SERVICE. THERE CAN BE NO GUARANTEE THAT FUTURE LEGISLATION, REGULATIONS, ADMINISTRATIVE RULINGS OR COURT DECISIONS WILL NOT NEGATIVELY AFFECT THE ACCURACY OF THE STATEMENTS CONTAINED IN THIS JOINT PROXY STATEMENT/PROSPECTUS.

FISCAL YEAR

     NAI's fiscal year currently is the year ended December 31. When the merger is completed, NAI intends to change its fiscal year to the year ended March 31. Accordingly, pro forma information includes NAI's fiscal year ended

December 31, 1997 and DRS' fiscal year ended March 31, 1998, which year is referred to as the fiscal year ended March 31, 1998 in this joint proxy statement/prospectus.

ACCOUNTING TREATMENT

     The merger will be accounted for under the "purchase" method of accounting in accordance with generally accepted accounting principles. Under this method of accounting, the aggregate consideration paid by DRS in connection with the merger will be allocated to NAI's assets and liabilities based on their fair market values, with any excess being treated as goodwill. Goodwill from an acquisition is generally amortized in equal annual installments over a period of time and is not deductible for federal income taxes. The assets and liabilities and results of operations of NAI will be consolidated into the assets and liabilities and results of operations of DRS after the effective time.

U.S. ANTITRUST FILING

     Under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated under this act, the merger may not be consummated unless certain waiting period requirements have expired or been terminated. On October 13, 1998, DRS and NAI filed a Premerger Notification and Report Form pursuant to the Hart-Scott-Rodino Act with the Antitrust Division of the United States Department of Justice and the Federal Trade Commission. The waiting period expired on November 14, 1998 allowing consummation of the merger under the Hart-Scott-Rodino Act.

     At any time before or after the consummation of the merger, the FTC, Antitrust Division or others could take action under the antitrust laws with respect to the merger, including seeking to enjoin the consummation of the merger, to rescind the merger or to require divestiture of certain assets of DRS or NAI. Based on information available to them, DRS and NAI believe that the merger can be effected in compliance with federal and state antitrust laws. However, there can be no assurance that a challenge to the merger on antitrust grounds will not be made or, if such challenge is made, that it would not be successful.

RESALES OF DRS COMMON STOCK, DRS WARRANTS AND AMENDED NAI CONVERTIBLE NOTES RECEIVED IN THE MERGER

     For information regarding resales of DRS common stock and DRS warrants received in the merger, see "Description of DRS Capital Stock Following the Merger--Resales of DRS Common Stock and DRS Warrants." For information regarding resales of amended NAI convertible notes after the merger, see "Description of DRS Capital Stock Following the Merger--Amended NAI Convertible Notes--Resales of Amended NAI Convertible Notes."

APPRAISAL RIGHTS

     PURSUANT TO THE NEW YORK BUSINESS CORPORATION LAW, HOLDERS OF NAI COMMON STOCK DO NOT HAVE ANY DISSENTERS' APPRAISAL RIGHTS, WHICH WOULD GIVE THEM THE RIGHT TO OBTAIN THE PAYMENT OF CASH IN EXCHANGE FOR THEIR SHARES OF NAI COMMON STOCK AS A RESULT OF THE MERGER, BECAUSE THE NAI COMMON STOCK IS LISTED ON THE NASDAQ AND CONTINUED TO BE SO LISTED AS OF DECEMBER 31, 1998, NAI'S RECORD DATE. PURSUANT TO THE DELAWARE GENERAL CORPORATION LAW, HOLDERS OF DRS COMMON STOCK ARE NOT ENTITLED TO DISSENTERS' APPRAISAL RIGHTS IN CONNECTION WITH THE MERGER BECAUSE DRS IS NOT A CORPORATION PARTY TO THE MERGER.

OPERATION OF NAI FOLLOWING THE MERGER

     DRS expects that it will operate NAI as a subsidiary of DRS. NAI's operating subsidiaries will be integrated into DRS' principal operating segments. For example, Lynwood Rugged Systems Limited, one of NAI's operating subsidiaries, based in the United Kingdom, will join certain subsidiaries of DRS to comprise DRS' Electro-Optical Systems Group.

     It is expected that DRS and Robert A. Carlson, the current Chairman and Chief Executive Officer of NAI, will enter into a consulting arrangement. It is also expected that DRS and Richard A. Schneider, the current Executive Vice President, Chief Financial Officer, Secretary and Treasurer of NAI, will enter into an employment arrangement.

     For more information regarding the consulting and employment arrangements with Mr. Carlson and Mr. Schneider, respectively, see "Interests of Certain Persons in the Merger--NAI Employment Agreements."

                   INTERESTS OF CERTAIN PERSONS IN THE MERGER

     If you are an NAI shareholder considering the recommendation of the NAI board, you should be aware that certain members of NAI's management and the NAI board may have interests in the merger that are different from, or in addition to, your interests as an NAI shareholder. Accordingly, these other interests in the merger may create potential conflicts of interest, and you should consider the other interests of certain members of NAI's management and the NAI board described below.

     Except as described below, such persons have, to our knowledge, no material interest in the merger apart from you as an NAI shareholder.

NAI SHAREHOLDER'S AGREEMENTS

     In connection with the merger agreement and in consideration of DRS' entering into the merger agreement and the transactions contemplated in the merger agreement, Charles S. Holmes, C. Shelton James and the Charles S. Holmes 1997 Trust, who collectively owned approximately 13.4% of the then outstanding shares of NAI common stock, each entered into an NAI shareholder's agreement. Pursuant to the NAI shareholder's agreements, each of Mr. Holmes, Mr. James and the Charles S. Holmes 1997 Trust has agreed, among other things, that he or it will vote his or its NAI common stock:

     o    in favor of the merger;

     o    in favor of the merger agreement; and

     o against any amendment of the NAI's Restated Certificate of Incorporation or Amended and Restated Bylaws, as amended, which would in any manner interfere with, or result in a breach of any agreement with respect to, the merger, the merger agreement or any related transactions.

     Pursuant to the NAI shareholder's agreements, if there is any change in the NAI common stock due to any stock dividend, split-up, recapitalization, combination, exchange of shares or the like, each of Mr. Holmes', Mr. James' and the Charles S. Holmes 1997 Trust's NAI common stock shall also include in kind stock dividends or other distributions of any shares into which or for which any or all NAI common stock may be changed or exchanged.


     The NAI shareholder's agreements shall terminate upon the consummation of the merger or termination of the merger agreement by any of the parties to the agreement, whichever is earlier.


SALE OF WILCOM, INC.

     In connection with, and as a condition to the consummation of the merger, NAI has entered into the Wilcom stock purchase agreement with Wilcom Acquisition Corp., which provides for the sale of Wilcom, Inc. by NAI to Wilcom Acquisition Corp. The Wilcom stock purchase agreement provides that either party may terminate the agreement by written notice to the other party if the transaction is not consummated by December 31, 1998. Neither party has notified the other of any intention to terminate the agreement. Wilcom Acquisition Corp. is a newly formed company in which Charles S. Holmes and Dennis McCarthy, two current directors of NAI, own all the outstanding capital stock; Mr. Holmes is the majority stockholder of Wilcom Acquisition Corp. Pursuant to the Wilcom stock purchase agreement, NAI will sell all of the common stock of Wilcom, Inc. for a purchase price of:

     o    $150,000; and

     o    the surrendering of:

          o 300,000 warrants to purchase shares of NAI common stock at an exercise price of $3.00 per share held by Mr. Holmes; and

          o    1,700,000 NAI warrants held by Mr. Holmes.

     The closing of the sale of Wilcom, Inc. will occur immediately prior to the consummation of the merger, unless the parties to the merger agreement otherwise agree. The Wilcom stock purchase agreement provides that, among other things, it is a condition of the closing of this sale that the merger and the transactions contemplated thereby shall have received the necessary approval of the stockholders of DRS and shareholders of NAI, respectively. In the event that the merger does not receive the approval of DRS stockholders and NAI shareholders, NAI believes that the Wilcom stock purchase agreement will be terminated. If the Wilcom stock purchase agreement is terminated and the sale of Wilcom, Inc. does not occur, there can be no assurance that NAI will be able to find and consummate the sale of Wilcom, Inc. with a subsequent purchaser. Consummation of this sale on terms and conditions satisfactory to DRS is a condition to DRS' obligation to consummate the merger. It is also a condition to each of DRS' and NAI's obligations to consummate the merger that NAI shall have obtained all necessary consents of holders of NAI convertible notes to this sale of Wilcom, Inc.

     For more information regarding the background to the sale of Wilcom, Inc., see "The Proposed Merger--Background of the Merger; Material Contacts Between the Parties."

NAI EMPLOYMENT AGREEMENTS

     NAI entered into an employment agreement with Robert A. Carlson as of January 1, 1997. This agreement, which provided Mr. Carlson with the option to extend the term of his employment beyond the end of its original term ending December 31, 1997, was extended by Mr. Carlson for a period of one year and may be further extended for an additional year ending December 31, 1999 at Mr. Carlson's option. Pursuant to this agreement, NAI is required to pay to Mr. Carlson an annual salary of $286,000. Assuming that NAI attains certain annual targets, NAI will also pay Mr. Carlson an annual bonus equal to 50% of his salary. This agreement also provides that NAI will pay Mr. Carlson an executive bonus consisting of $50,000 on January 15, 1999 if Mr. Carlson agrees to continue to serve as NAI's Chairman until December 31, 1999 and an additional $50,000 on January 15, 1999 if Mr. Carlson agrees to continue to serve as NAI's Chief Executive Officer until December 31, 1999. Mr. Carlson will be eligible to participate in all employee benefit programs. Under this agreement, if NAI terminates Mr. Carlson's employment without cause, or if Mr. Carlson resigns for "good reason," he is entitled to a severance payment, which includes:

     o accrued salary up to and including the effective date of such termination or resignation;

     o    a payment of a pro rata share of unused vacation for the full year;

     o a pro rata share of his bonus under the Bonus Plan, if the NAI board so determines; and

     o a payment of the executive bonus on the dates he would otherwise be entitled to receive the executive bonus.

Under this agreement, "good reason" means:

     o a material diminution or limitation of Mr. Carlson's position, duties or responsibilities with NAI;

     o any failure by NAI to pay, or any reduction by NAI of, the base salary of Mr. Carlson as currently in effect; or

     o NAI making Mr. Carlson ineligible to participate, on terms no less favorable than those existing on the date of such agreement, in any benefit or welfare plans in effect on the date of such agreement, unless any reduction in such benefit by NAI is in response to a change in the law affecting such benefit or welfare plans or is done on an NAI-wide basis.

     This agreement provides that any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of NAI shall assume and agree to perform this agreement in the same manner and to the same extent that NAI would be required to perform it if no such succession had taken place. Therefore, the merger will not release the surviving corporation from its obligations to Mr. Carlson under this agreement. It is anticipated, however, that DRS and Mr. Carlson will enter into a consulting arrangement.

     This consulting arrangement is expected to begin after the merger is completed. In consideration of his services as a consultant to DRS, DRS would pay Mr. Carlson $125,000 on each April 1, 1999, 2000 and 2001. In addition, it is expected that DRS would provide under this consulting arrangement some group health care coverage to Mr. Carlson and his family.

     NAI entered into an employment agreement with Richard A. Schneider on October 16, 1995, as amended on August 8, 1996 and January 1, 1997, which expired on October 16, 1997. Pursuant to this agreement, NAI paid Mr. Schneider an annual salary of $180,000. Mr. Schneider was eligible to participate in all employee benefit programs, and in 1995 was granted options to purchase 125,000 shares of common stock at a per share exercise price of $2.50. After the term of this agreement ended, NAI and Mr. Schneider entered into a letter agreement, dated October 24, 1997, which provides that in the event of Mr. Schneider's "involuntary termination," Mr. Schneider would be entitled to a severance payment which includes:

     o a continuation of his salary for a period of one year at the rate in effect at the time of his "involuntary termination"; and

     o a continuation of Mr. Schneider's medical and life insurance benefits for a period to end the sooner of one year or until Mr. Schneider obtains some other form of similar coverage.

Under this letter agreement, "involuntary termination" means:

     o    any termination at the convenience of NAI;

     o a material diminution or limitation of Mr. Schneider's position, duties or responsibilities with NAI;

     o any failure by NAI to pay, or any reduction by NAI of, the base salary of Mr. Schneider as currently in effect;

     o a material reduction in Mr. Schneider's existing benefits without Mr. Schneider's prior consent, unless such reduction is made in the benefits of other employees of similar senior positions in NAI; or

     o NAI's requirement, without Mr. Schneider's prior agreement, that Mr. Schneider's position be based primarily outside of the Long Island, New York Metropolitan area.

This letter agreement does not provide for an expiration date. It is expected that DRS and Mr. Schneider will enter into an employment arrangement.

     This employment arrangement is expected to begin after the merger is completed. It is expected that Mr. Schneider would join DRS as Executive Vice President and Chief Financial Officer of DRS. In consideration of his services, DRS would pay Mr. Schneider an annual salary of $220,000. Under this employment arrangement, Mr. Schneider also would be eligible to participate in all employee benefit programs. In addition, it is expected that Mr. Schneider would receive under this employment arrangement:

     o    a guaranteed bonus of $50,000 on or about July 1,1999; and

     o a grant of DRS stock options. After completion of the merger, Mr. Schneider may exercise these DRS stock options and his NAI options to purchase a total of 50,000 shares of DRS common stock.

NAI STOCK OPTION PLANS

     1991 STOCK OPTION PLAN

     Under the 1991 Stock Option Plan, NAI is authorized to issue options to purchase an aggregate of 583,870 shares of NAI common stock. Options to purchase 526,898 shares of NAI common stock were outstanding at December 31, 1998. Any NAI option under the 1991 Stock Option Plan outstanding and not exercised as of the effective time shall be assumed by DRS and converted into rights with respect to DRS common stock based on the exchange ratio pursuant to the merger. The vesting of any unvested options under the 1991 Stock Option Plan will not accelerate as a result of the merger, and NAI shall not grant any NAI options under such plan after August 26, 1998. See "The Merger Agreement--Warrants, Convertible Notes and Options" and "--Conditions."

     1993 STOCK OPTION PLAN FOR DIRECTORS

     Under the 1993 Stock Option Plan for Directors, NAI is authorized to issue options to purchase an aggregate of 156,000 shares of NAI common stock. Options to purchase 40,521 shares of NAI common stock were outstanding at December 31, 1998. Any NAI option under the 1993 Stock Option Plan for Directors outstanding and not exercised as of the effective time shall be assumed by DRS and converted into rights with respect to DRS common stock based on the exchange ratio pursuant to the merger. The vesting of any unvested options under the 1993 Stock Option Plan for Directors will not accelerate as a result of the merger, and NAI shall not grant any NAI options under such plan after August 26, 1998. See "The Merger Agreement--Warrants, Convertible Notes and Options" and "--Conditions."

     1996 STOCK OPTION PLAN

     Under the 1996 Stock Option Plan, NAI is authorized to issue options to purchase an aggregate of 400,000 shares of NAI common stock. Options to purchase 70,000 shares of NAI common stock were outstanding at December 31, 1998. Any NAI option under the 1996 Stock Option Plan outstanding and not exercised as of the effective time shall be assumed by DRS and converted into rights with respect to DRS common stock based on the exchange ratio pursuant to the merger. The vesting of any unvested options under the 1996 Stock Option Plan will not accelerate as a result of the merger, and NAI shall not grant any NAI options under such plan after August 26, 1998. See "The Merger Agreement--Warrants, Convertible Notes and Options" and "--Conditions."

DRS DIRECTORSHIP

     The merger agreement provides that C. Shelton James, a director of NAI, will be elected as a director of DRS for a three-year term. Approval of the merger agreement and the merger and consummation of the merger will effect the election of Mr. James as a director of DRS in the director class expiring in 2001. If the merger is not approved, Mr. James will not be elected as a director of DRS.

     For more information regarding Mr. James and his nomination for election as a director of DRS, see "NAI Designee."

DRS INDEMNITY ARRANGEMENTS

     Pursuant to the merger agreement, DRS has agreed to maintain directors' and officers' liability insurance in effect for not less than three years from the effective time for any persons who were directors or officers of NAI or a subsidiary of NAI prior to the effective time with respect to any act or failure to act by any such persons prior to the effective time, and the surviving corporation will indemnify such directors and officers to the fullest extent that they would have been indemnified prior to the effective time. See "The Merger Agreement--Director and Officer Indemnification."

NAI OUTSIDE DIRECTOR PAYMENTS

     The merger agreement provides that NAI may make to its non-employee directors honorarium payments not to exceed $10,000 in the aggregate to each non-employee director. NAI intends to pay all non-employee directors any amounts due to such directors through December 31, 1998.

                 INFORMATION CONCERNING THE DRS SPECIAL MEETING

PURPOSE

     This joint proxy statement/prospectus is being furnished to the stockholders of DRS in connection with the solicitation of proxies by the DRS board for use at DRS' special meeting. At this meeting, DRS stockholders will consider and vote upon:

     o a proposal to approve and adopt the merger agreement and the transactions contemplated by the merger agreement, including the merger;

     o a proposal to amend DRS' 1996 Omnibus Plan to increase the number of shares of DRS common stock reserved for issuance under the plan; and

     o    such other matters as may properly be brought before the DRS meeting.

     For more information regarding the amendment to DRS' plan, see "DRS Proposal 2: Amendment of DRS' 1996 Omnibus Plan."

RECORD DATE; QUORUM; VOTE REQUIRED

     The DRS board has fixed the close of business on December 31, 1998 as the record date for determining the DRS stockholders entitled to notice of, and to vote at, the DRS meeting or at any and all adjournments or postponements of the DRS meeting. Only holders of record of DRS common stock at the close of business on DRS' record date will be entitled to notice of, and to vote at, the DRS meeting. At the close of business on DRS' record date, 6,359,503 shares of DRS common stock were issued and outstanding and were held by approximately 346 holders of record. The DRS common stock constitutes the only outstanding class of voting securities of DRS. Each holder of record of shares of DRS common stock on DRS' record date is entitled to one vote per share on each matter to be acted upon or which may come before the DRS meeting. Votes may be cast at the DRS meeting in person or by proxy. See "--Proxies."

     The presence at the DRS meeting, either in person or by proxy, of the holders of a majority of the issued and outstanding shares of DRS common stock entitled to vote is necessary to constitute a quorum to transact business at the DRS meeting. In the event that a quorum is not present at the DRS meeting, it is expected that such meeting will be adjourned or postponed in order to solicit more proxies.

     The approval and adoption of the merger agreement and the transactions contemplated in the merger agreement, including the merger, and approval of the amendment to DRS' 1996 Omnibus Plan will require the affirmative vote of holders of a majority of votes cast by holders of all of the shares of DRS common stock outstanding on DRS' record date. Approval of the merger agreement and consummation of the merger will constitute the election of C. Shelton James, NAI's designee, as a director of DRS. Abstentions and "broker non-votes" (i.e., shares of DRS common stock which are not voted because the nominee-broker lacks discretionary authority to vote such shares in the absence of instructions from the beneficial owners of the shares) will be counted for purposes of determining the presence of a quorum. But, abstentions and broker non-votes will be disregarded and have no effect on the vote regarding approval of the merger or the amendment to DRS' 1996 Omnibus Plan.

     As of the close of business on DRS' record date, all of DRS' directors and executive officers owned an aggregate of 130,044 shares of DRS common stock, representing approximately 2% of the total votes entitled to be cast at the DRS meeting. Each of such directors and executive officers has indicated that he or she intends to vote for the approval and adoption of the merger agreement and the amendment to DRS' 1996 Omnibus Plan.

--------------------------------------------------------------------------------
   THE DRS BOARD HAS APPROVED THE MERGER AGREEMENT, HAS DETERMINED THAT THE MERGER IS FAIR AND IN THE BEST INTERESTS OF DRS AND ITS STOCKHOLDERS AND RECOMMENDS THAT DRS STOCKHOLDERS VOTE "FOR" THE APPROVAL AND ADOPTION OF
   THE MERGER AGREEMENT AND THE MERGER AND "FOR" THE APPROVAL OF THE
   AMENDMENT TO DRS' 1996 OMNIBUS PLAN.
--------------------------------------------------------------------------------

PROXIES

     Shares of DRS common stock represented by properly executed proxies received in time for the DRS meeting will be voted at the DRS meeting in the manner specified on such proxies. Proxies which are properly executed but which do not contain voting instructions will be voted FOR approval of the merger agreement and the amendment to DRS' 1996 Omnibus Plan. It is not expected that any matter other than those contemplated in this joint proxy statement/prospectus will be brought before the DRS meeting; however, if other matters are properly presented, the persons named in such proxy will have the authority to vote in accordance with their judgment on any other such matter, including, without limitation, any proposal to adjourn or postpone the meeting or otherwise concerning the conduct of the meeting.

     Proxy cards for use at the DRS meeting accompany this joint proxy statement/prospectus. The grant of a proxy on the enclosed proxy card does not preclude a stockholder from voting in person at the DRS meeting. A stockholder may revoke a proxy at any time before it is exercised by:

     o delivering, prior to the DRS meeting, to the Secretary of DRS (by any means, including facsimile), a written notice of revocation bearing a later date than the date of the proxy;

     o delivering, prior to the DRS meeting, to the Secretary of DRS a duly executed proxy relating to the same shares of DRS common stock bearing a later date than the revoked proxy; or

     o attending the DRS meeting and electing to vote in person. Attendance at the DRS meeting will not, by itself, revoke a proxy.

     DRS will bear the cost of the solicitation of proxies from its stockholders, except that DRS and NAI intend to share equally the cost associated with this joint proxy statement/prospectus, including related filing fees. Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation materials to the beneficial owners of shares held of record by such persons, and DRS will reimburse such custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses in connection with the forwarding of these solicitation materials. In addition to solicitation by mail, directors, officers and employees of DRS may solicit proxies from DRS stockholders personally or by telephone, telecopy or telegram or other forms of communication. Such directors, officers and employees will not be additionally compensated for such solicitation but may be reimbursed for out-of-pocket expenses in connection with such solicitation.

     In addition, DRS has retained Morrow & Co., Inc. to assist DRS in the solicitation of proxies from DRS stockholders in connection with the DRS meeting. Morrow & Co., Inc. will receive a fee of $7,500 as compensation for its services, a fee of $5.00 per holder to solicit holders of record as well as non-objecting beneficial owners of DRS common stock and reimbursement of its out-of-pocket expenses in connection with its services.

                 INFORMATION CONCERNING THE NAI SPECIAL MEETING

PURPOSE

     This joint proxy statement/prospectus is being furnished to the NAI shareholders in connection with the solicitation of proxies by the NAI board for use at NAI's special meeting. At the NAI meeting, NAI shareholders will consider and vote upon:

     o a proposal to approve and adopt the merger agreement and the transactions contemplated by the merger agreement, including the merger and the sale of all of the capital stock of Wilcom, Inc.; and

     o    such other matters as may properly be brought before the NAI meeting.

RECORD DATE; QUORUM; VOTE REQUIRED

     The NAI board has fixed the close of business on December 31, 1998 as the record date for determining the holders of NAI common stock entitled to notice of, and to vote at, the NAI meeting. Only holders of record of NAI common stock at the close of business on NAI's record date will be entitled to notice of, and to vote at, the NAI meeting. At the close of business on NAI's record date, 9,179,567 shares of NAI common stock were issued and outstanding and were held by approximately 571 holders of record. The NAI common stock constitutes the only outstanding class of voting securities of NAI, and each share of NAI common stock is entitled to one vote per share on each matter to be acted upon or which may come before the NAI meeting. Votes may be cast at the NAI meeting in person or by proxy. See "--Proxies."

     The presence, in person or by properly executed proxy, of the holders of a majority of the outstanding shares of NAI common stock entitled to vote is necessary to constitute a quorum to transact business at the NAI meeting. In the event that a quorum is not present at the NAI meeting, it is expected that such meeting will be adjourned or postponed in order to solicit additional proxies.

     The approval and adoption of the merger agreement and the transactions contemplated in the merger agreement, including the merger and the sale of all of the capital stock of Wilcom, Inc., by NAI shareholders is required by the New York Business Corporation Law and NAI's charter. Such approval will require the affirmative vote of the holders of two-thirds of the shares of NAI common stock outstanding on NAI's record date. In determining whether the proposal to approve and adopt the merger agreement has received the requisite number of affirmative votes, abstentions will be counted and have the same effect as a vote against the proposal. Brokers who hold shares of NAI common stock as nominees will not have discretionary authority to vote such shares in the absence of instructions from the beneficial owners of the shares. "Broker non-votes" (i.e., shares which are not voted because the nominee-broker lacks such discretionary authority) will be counted and have the same effect as a vote against the proposal.

     Charles Holmes and C. Shelton James, each a director of NAI, and the Charles S. Holmes 1997 Trust, who or which together owned and were entitled to vote in the aggregate approximately 13.4% of the outstanding NAI common stock as of NAI's record date, have each entered into an NAI shareholder's agreement with DRS pursuant to which, among other things, each has agreed to vote his or its shares of NAI common stock in favor of the merger agreement and the transactions contemplated in the merger agreement. As of the close of business on NAI's record date, all of NAI's directors and executive officers, including Mr. Holmes and Mr. James, owned an aggregate of 1,163,136 shares of NAI common stock, representing approximately 13.4% of the total votes entitled to be cast at the NAI meeting. Each of such directors and executive officers has indicated that he or she intends to vote for the approval and adoption of the merger agreement and the transactions contemplated in the merger agreement, including, without limitation, the merger and the sale of all of the capital stock of Wilcom, Inc. If the shares beneficially owned by all such persons, including the shares subject to the NAI shareholder's agreements, are voted in favor of the merger, then an additional 4,889,268 affirmative votes, representing approximately 53.23% of the votes entitled to be cast in respect of shares not owned by such persons, will be required for the approval of the merger. See "Interests of Certain Persons in the Merger--NAI Shareholder's Agreements."

--------------------------------------------------------------------------------
   THE NAI BOARD HAS APPROVED THE MERGER AGREEMENT, HAS DETERMINED THAT THE MERGER IS FAIR AND IN THE BEST INTERESTS OF NAI AND ITS SHAREHOLDERS AND RECOMMENDS THAT NAI SHAREHOLDERS VOTE "FOR" THE APPROVAL AND ADOPTION OF
   THE MERGER AGREEMENT AND THE MERGER.
--------------------------------------------------------------------------------

PROXIES

     Shares of NAI common stock represented by properly executed proxies received in time for the NAI meeting will be voted at the NAI meeting in the manner specified on such proxies. Proxies which are properly executed but which do not contain voting instructions will be voted FOR approval of the merger agreement. It is not expected that any matter other than those contemplated in this joint proxy statement/prospectus will be brought before the NAI meeting; however, if other matters are properly presented, the persons named in such proxy will have the authority to vote in accordance with their judgment on any other such matter, including, without limitation, any proposal to adjourn or postpone the meeting or otherwise concerning the conduct of the meeting.

     Proxy cards for use at the NAI meeting accompany this joint proxy statement/prospectus. The grant of a proxy on the enclosed proxy card does not preclude a shareholder from voting in person at the NAI meeting. A shareholder may revoke a proxy at any time before it is exercised by:

     o delivering, prior to the NAI meeting, to the Secretary of NAI (by any means, including facsimile), a written notice of revocation bearing a later date than the date of the proxy;

     o delivering, prior to the NAI meeting, to the Secretary of NAI a duly executed proxy relating to the same shares of NAI common stock bearing a later date than the revoked proxy; or

     o attending the NAI meeting and electing to vote in person. Attendance at the NAI meeting will not, by itself, revoke a proxy.

     NAI will bear the cost of the solicitation of proxies from its shareholders, except that DRS and NAI intend to share equally the cost associated with this joint proxy statement/prospectus, including related filing fees. Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation materials to the beneficial owners of shares held of record by such persons, and NAI will reimburse such custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses in connection with the forwarding of these solicitation materials. In addition to solicitation by mail, directors, officers and employees of NAI may solicit proxies from NAI shareholders personally or by telephone, telecopy or telegram or other forms of communication. Such directors, officers and employees will not be additionally compensated for such solicitation but may be reimbursed for out-of-pocket expenses in connection with such solicitation.

     NAI SHAREHOLDERS SHOULD NOT SEND ANY STOCK CERTIFICATES WITH THEIR PROXY CARDS. A TRANSMITTAL FORM WITH INSTRUCTIONS FOR THE SURRENDER OF STOCK CERTIFICATES FOR NAI COMMON STOCK WILL BE MAILED BY DRS TO FORMER NAI SHAREHOLDERS AS SOON AS PRACTICABLE AFTER THE CONSUMMATION OF THE MERGER.

                              THE MERGER AGREEMENT

     The merger agreement contemplates the merger of Merger Sub with and into NAI, with NAI continuing as the surviving corporation and a direct wholly-owned subsidiary of DRS. Each share of Merger Sub's common stock issued and outstanding immediately prior to the effective time will remain outstanding after the merger and represent one share of common stock of the surviving corporation. This section of this joint proxy statement/prospectus describes material provisions of the merger agreement, as amended. The description of the merger agreement contained in this joint proxy statement/prospectus does not purport to be complete and is qualified in its entirety by reference to the merger agreement, a copy of which is attached as Annex A-I to this joint proxy statement/prospectus and is incorporated in this joint proxy statement/prospectus by reference, and the amendment to the merger agreement, a copy of which is attached as Annex A-II to this joint proxy statement/prospectus and is incorporated in this joint proxy statement/prospectus by reference. You are urged to read carefully the merger agreement in its entirety.

CLOSING; EFFECTIVE TIME

     The closing of the merger will take place at 9:00 a.m. on the closing date, which will be held as soon as practicable after the satisfaction or waiver of the conditions set forth in the merger agreement. The closing will be held at the offices of Arnold & Porter, 399 Park Avenue, New York, New York or at such other place as is agreed to by the parties to the merger agreement.

     Subject to the provisions of the merger agreement, the parties will consummate the merger simultaneously with the closing, by filing a certificate of merger or other appropriate documents with the Secretary of State of New York. The merger will become effective at such time as the certificate of merger is duly filed with the Secretary of State of New York.

SURVIVING CORPORATION'S CERTIFICATE OF INCORPORATION

     Pursuant to the merger agreement, NAI's charter, as in effect immediately prior to the effective time, will be the certificate of incorporation of the surviving corporation until amended or changed as provided in NAI's charter or by applicable law.

SURVIVING CORPORATION'S BYLAWS

     Pursuant to the merger agreement, NAI's bylaws, as in effect immediately prior to the effective time, will be the bylaws of the surviving corporation until amended or changed as provided in NAI's bylaws or by applicable law.

SURVIVING CORPORATION'S DIRECTORS AND OFFICERS

     Pursuant to the merger agreement, the directors of Merger Sub immediately prior to the effective time will be the directors of the surviving corporation, in each case until his or her successor is elected and qualified or until his or her earlier death, resignation or removal. As of the date of this joint proxy statement/prospectus, the directors of Merger Sub are Mark S. Newman and Nina Laserson Dunn.

     Pursuant to the merger agreement, the officers of NAI immediately prior to the effective time will continue as the officers of the surviving corporation, in each case until removed or until his or her successor is duly elected or appointed and qualified in the manner provided in the surviving corporation's certificate of incorporation and bylaws, or as otherwise provided by law.

CONSIDERATION TO BE RECEIVED IN THE MERGER

     As of the effective time, by virtue of the merger and without any action on the part of the holder of any shares of NAI common stock, each outstanding and issued share of NAI common stock will be converted into the right to receive
0.25 duly authorized, validly issued, fully paid and non-assessable shares of DRS common stock; however, if the average of the reported closing prices per share of DRS common stock on the AMEX for the consecutive 60-trading day period ending two business days before the effective time is greater than or equal to $12.00, then each outstanding and issued share of NAI common stock will be converted into the right to receive
0.23 duly authorized, validly issued, fully paid and non-assessable shares of DRS common stock.

     As of the effective time, all shares of NAI common stock exchanged for DRS common stock will no longer be outstanding and will automatically be cancelled and retired and will cease to exist, and each holder of a stock certificate representing shares of NAI common stock will cease to have any rights with respect to such common stock, except the right to receive the shares of DRS common stock in accordance with the exchange ratio and any cash in lieu of fractional shares of DRS common stock to be issued or paid in consideration therefor upon surrender of such certificate in accordance with the terms of the merger agreement.

     Based upon the number of outstanding shares of DRS common stock and NAI common stock as of August 26, 1998, and assuming an exchange ratio of 0.25 (based upon the assumption that the average market price of DRS common stock over a period of 60-trading days is less than $12.00 per share), the NAI shareholders immediately prior to the consummation of the merger would own immediately following the consummation of the merger approximately 25% of the outstanding shares of DRS common stock and, assuming the exercise of the DRS warrants to be issued in exchange for the NAI warrants, exercise of the NAI options to be assumed by DRS and conversion of the NAI convertible notes, up to approximately 37% of the outstanding shares of DRS common stock.

WARRANTS, CONVERTIBLE NOTES AND OPTIONS

     NAI OPTIONS

     At the effective time, each NAI option granted by NAI under NAI's stock option plans then outstanding, whether vested or unvested, as of the effective time shall be converted into and become rights with respect to DRS common stock, and:

     o NAI and a committee of the NAI board, which shall be under the supervision of DRS and its compensation committee, shall be substituted in each of NAI's stock option plans as the "committee" authorized to administer each of NAI's stock option plans;

     o each NAI option may be exercised solely for shares of DRS common stock;

     o the number of shares of DRS common stock subject to each such NAI option shall be equal to the product of the exchange ratio and the number of shares of NAI common stock subject to such NAI option; and

     o the per share exercise price of each NAI option shall be equal to the aggregate exercise price for the shares of NAI common stock subject to such NAI option divided by the number of full shares of DRS common stock, as provided above, purchasable pursuant to such NAI option.

The number of shares of DRS common stock that may be purchased upon exercise of each such NAI option, however, shall not include any fractional shares. Upon the exercise of such an NAI option, a cash payment shall be made for any fractional share based upon the per share average of the highest and lowest sale prices of a share of DRS common stock as reported on the AMEX on the date of such exercise.

     No NAI options shall be granted under any of NAI's stock option plans after August 26, 1998, and NAI shall not accelerate the vesting of any NAI option. The provisions of any other benefit plan or option agreement of NAI providing for the issuance, transfer or grant of any capital stock of NAI, or any interest in respect of any capital stock of NAI, shall be terminated as of the effective time, and NAI shall ensure that following the effective time, no holder of an NAI option and no participant in any of NAI's stock option plans or any other benefit plan shall have any right under such plan to acquire any capital stock of NAI or the surviving corporation. Furthermore, NAI shall terminate, prior to the effective time, NAI's 1992 Employee Stock Purchase Plan.

NAI WARRANTS

     Each NAI warrant to purchase shares of NAI common stock at an exercise price of $2.50 per share issued by NAI and outstanding and unexercised as of the effective time, whether or not exercisable, shall be assumed by DRS, and shall constitute rights with respect to DRS common stock, on substantially the same terms and conditions as contained in such NAI warrant such that:

     o each assumed NAI warrant may be exercised solely for shares of DRS common stock;

     o the number of shares of DRS common stock subject to each assumed NAI warrant shall be equal to the product of the exchange ratio and the number of shares of NAI common stock subject to such assumed NAI warrant; and

     o the per share exercise price of each assumed NAI warrant shall be equal to the aggregate exercise price for the shares of NAI common stock subject to such assumed NAI warrant divided by the number of full shares of DRS common stock, as provided above, purchasable pursuant to such assumed NAI warrant.

The number of shares of DRS common stock that may be purchased upon exercise of each assumed NAI warrant, however, shall not include any fractional shares. Upon the exercise of such assumed NAI warrant, a cash payment shall be made for any fractional share based upon the per share average of the highest and lowest sale prices of a share of DRS common stock as reported on the AMEX on the date of such exercise.

     DRS shall offer to exchange for the assumed NAI warrants appropriate DRS warrants representing rights with respect to DRS common stock on substantially the same terms and conditions as contained in the NAI warrants (subject to any adjustments) to reflect the foregoing and deliver DRS warrants to holders of assumed NAI warrants at the effective time, upon surrender of the assumed NAI warrants.

     For more information regarding the DRS warrants, see "Description of DRS Capital Stock Following the Merger--DRS Warrants."

     NAI CONVERTIBLE NOTES

     Each NAI convertible note outstanding and not converted as of the effective time (and representing 10% or less of the aggregate principal amount of all NAI convertible notes outstanding as of August 26, 1998) shall, in accordance with
Section 6(a) of such NAI convertible note, be deemed to represent rights with respect to DRS common stock such that:

     o each such NAI convertible note may be exercised solely for shares of DRS common stock;

     o the number of shares of DRS common stock subject to each such NAI convertible note shall be equal to the product of the exchange ratio and the number of shares of NAI common stock subject to such NAI convertible note; and

     o the per share exercise price of each such NAI convertible note shall be equal to the aggregate conversion price for the shares of NAI common stock subject to such NAI convertible note divided by the number of full shares of DRS common stock, as provided above, purchasable pursuant to such NAI convertible note.

The number of shares of DRS common stock that may be purchased upon the conversion of each such NAI convertible note, however, shall not include any fractional shares. Upon the conversion of such NAI convertible note, a cash payment shall be made for any fractional share based upon the per share average of the highest and lowest sale prices of a share of DRS common stock as reported on the AMEX on the date of such conversion. Each such NAI convertible note shall have been duly amended pursuant to the merger agreement.

     DRS shall offer to exchange for the NAI convertible notes, which remain outstanding after the effective time, amended NAI convertible notes representing, among other things, rights with respect to DRS common stock to reflect the foregoing and reflecting all amendments to the notes and deliver these amended NAI convertible notes to holders of such notes at the effective time, upon surrender of such notes.

     For more information regarding the amendments to the NAI convertible notes that remain unconverted after the effective time, see "--Conditions." For more information regarding these notes after the effective time of the merger, See "Description of DRS Capital Stock Following the Merger--Amended NAI Convertible Notes."

     DRS has agreed to reserve for issuance a sufficient number of shares of DRS common stock for delivery upon exercise of the NAI options and exercise of the assumed NAI warrants or issued DRS warrants as described above. DRS shall file a registration statement on Form S-8, with respect to the DRS common stock subject to such NAI options and shall use all reasonable efforts to maintain the effectiveness of such registration statement for so long as such NAI options remain outstanding.

EXCHANGE OF CERTIFICATES; FRACTIONAL SHARES

     NAI COMMON STOCK

     At the effective time, DRS will deposit, or cause to be deposited, with Continental Stock Transfer & Trust Company, as exchange agent, for the benefit of the holders of certificates of NAI common stock, certificates representing the shares of DRS common stock (and cash in lieu of fractional shares of DRS common stock, if applicable) to be issued in the merger.

     As soon as practicable after the effective time, the exchange agent will mail a form of transmittal letter to the holders of certificates representing shares of NAI common stock. The form of transmittal letter will contain instructions with respect to the surrender of such certificates in exchange for shares of DRS common stock (and cash in lieu of fractional shares of DRS common stock, if applicable).

     Upon surrender of a certificate (representing shares of NAI common stock) for cancellation to the exchange agent, together with such letter of transmittal, duly executed, and any other required documents, the holder of such certificate will be entitled to receive in exchange a certificate representing that number of whole shares of DRS common stock which such holder has the right to receive pursuant to the provisions of the merger agreement and cash in lieu of any fractional share of DRS common stock as described below, and the surrendered certificate will be canceled.

     No certificates or scrip representing fractional shares of DRS common stock will be issued upon the surrender for exchange of NAI common stock certificates and such fractional share interests will not entitle the owner of such interests to vote or to any rights of a DRS stockholder. As promptly as practicable following the effective time, the exchange agent will determine the excess of
(1) the number of whole shares of DRS common stock delivered to the exchange agent by DRS pursuant to the merger agreement over (2) the aggregate number of whole shares of DRS common stock to be distributed to former holders of NAI common stock pursuant to the merger agreement. Following the effective time, the exchange agent will sell these excess shares at the prevailing prices on the AMEX. The exchange agent will determine the portion of the net proceeds from the sale of these excess shares to which each former holder of NAI common stock is entitled, if any, by multiplying the amount of the aggregate net proceeds by a fraction, the numerator of which is the amount of the fractional share interest to which such former holder of NAI common stock is entitled (after taking into account all shares of NAI common stock held of record at the effective time by such holder) and the denominator of which is the aggregate amount of fractional share interests to which all former holders of NAI common stock are entitled.

     NAI WARRANTS AND NAI CONVERTIBLE NOTES

     At the effective time, DRS will deposit, or cause to be deposited, with Continental Stock Transfer & Trust Company, as warrant agent, for the benefit of holders of certificates of NAI warrants, certificates representing DRS warrants to be issued in the merger. At the effective time, DRS will cause NAI to deposit with U.S. Bank National Association (formerly First Trust National Association), as trustee, for the benefit of holders of NAI convertible notes remaining after the merger, certificates representing the amended NAI convertible notes to be issued following the completion of the merger; the aggregate principal amount of these amended NAI convertible notes will not exceed 10% of the aggregate principal amount of NAI convertible notes outstanding as of August 26, 1998.

     Upon surrender of the NAI warrant or any residual NAI convertible note (which remains outstanding after the effective time of the merger because the holder of this note did not consent to convert the note) for cancellation or transfer to the warrant agent or trustee, together with such other documents as may be reasonably required by the warrant agent or trustee, as the case may be, the holder of such NAI warrant or NAI convertible note will be entitled to receive and shall receive a certificate representing the DRS warrant or amended NAI convertible note, respectively. The surrendered certificate will be canceled.

REPRESENTATIONS AND WARRANTIES

     The merger agreement contains various customary representations and warranties relating to, among other things:

     o due organization, valid existence and good standing of each of DRS and NAI and certain similar corporate matters;

     o    the capital structure of each of DRS and NAI;

     o the authorization, execution, delivery and enforceability of the merger agreement, the consummation of the transactions contemplated by the merger agreement and related matters;

     o conflicts under charters or bylaws, required consents or approvals and violations of any instruments or law;

     o documents and financial statements filed by each of DRS and NAI with the SEC and the accuracy of information contained in such documents and financial statements;

     o    the absence of certain material adverse changes or events;

     o    undisclosed liabilities of NAI;

     o    litigation involving each of DRS and NAI;

     o    NAI's compliance with laws;

     o    intellectual property of NAI;

     o    NAI environmental matters;

     o    government contracts of NAI; and

     o the accuracy of information supplied by each of DRS and NAI in connection with the registration statement and this joint proxy statement/prospectus.

CERTAIN COVENANTS

     Pursuant to the merger agreement, NAI has agreed that, during the period from the date of the merger agreement until the effective time, except as otherwise expressly consented to in writing by DRS or as contemplated by the merger agreement, it and each of its respective subsidiaries will carry on its business in the ordinary course in substantially the same manner as previously conducted. Specifically, NAI has agreed not to:

     o    amend NAI's charter or NAI's bylaws;

     o issue or sell any shares of capital stock or securities convertible into shares of capital stock, subject to certain exceptions;

     o effect a stock split or declare or make any dividends or other distribution on any shares of its capital stock;

     o incur or assume any new debt or make any loans or capital investments in any other person or entity;

     o adopt or amend any employee benefit plan or severance arrangement or increase the compensation of its directors or officers or employees generally, subject to certain exceptions;

     o enter into, amend, modify or relinquish any material rights under, any material contract;

     o sell, lease, mortgage, pledge or otherwise dispose of any assets or property other than in the ordinary course of business;

     o    make or commit to make any material capital expenditure;

     o    change its accounting methods;

     o    settle any material claim; and

     o make any election under the Internal Revenue Code that would have a material adverse effect on NAI or the merger.

     Pursuant to the merger agreement, DRS and NAI have agreed to use their respective best efforts to take all actions and to do all things necessary, proper or advisable to consummate the transactions contemplated by the merger agreement.

NO SOLICITATION

     Pursuant to the merger agreement, NAI has agreed that it will not, and it will not permit any of its subsidiaries (other than Wilcom, Inc.), officers, directors, employees, representatives and agents to, directly or indirectly:

     o    solicit any NAI Takeover Proposal (as defined below); or

     o participate in any discussions or negotiations regarding any NAI Takeover Proposal.

If at any time prior to the NAI meeting, however, the NAI board determines in good faith, after consultation with outside counsel, that it is necessary to solicit or participate in discussions or negotiations regarding any NAI Takeover Proposal in order to comply with its fiduciary duties to the NAI shareholders under applicable law, NAI may, in response to an NAI Takeover Proposal that was not solicited, furnish confidential information with respect to NAI and participate in negotiations regarding such NAI Takeover Proposal. Moreover, if NAI responds to an NAI Takeover Proposal, NAI shall within two business days of such response reimburse DRS for all of DRS' out-of-pocket expenses not to exceed $300,000 in the aggregate.

     "NAI Takeover Proposal" means:

     o any inquiry, proposal or offer from any person relating to any direct or indirect acquisition or purchase of 15% or more of the assets of NAI or its subsidiaries (other than Wilcom, Inc.) or 15% or more of any class of equity securities of NAI or any of its subsidiaries (other than Wilcom, Inc.);

     o any tender offer or exchange offer or exchange offer that if consummated would result in any person beneficially owning 15% or more of any class of equity securities of NAI or any of its subsidiaries (other than Wilcom, Inc.);

     o any merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving NAI or any of its subsidiaries (other than Wilcom, Inc.), other than the transactions contemplated by the merger agreement; or

     o any other transaction the consummation of which could impede, interfere with, prevent or materially delay the merger or which could dilute materially the benefits to DRS of the transactions contemplated by the merger agreement.

     In the event that prior to the NAI meeting the NAI board determines in good faith, after consultation with outside counsel, that it is necessary to do so in order to comply with its fiduciary duties to the NAI shareholders under applicable law, the NAI board may (subject to this and the following sentences)
(x) withdraw or modify its approval or recommendation of the merger and the merger agreement or (y) approve or recommend a Superior Proposal (as defined below) or terminate the merger agreement (and concurrently with or after such termination, if it so chooses, cause NAI to enter into any letter of intent, agreement in principle, acquisition agreement or other similar agreement with respect to a Superior Proposal), but in each of the cases set forth in this clause (y), no action shall be taken by NAI pursuant to clause (y) until a time that is after the fifth business day following DRS' receipt of written notice advising DRS that the NAI board has received a Superior Proposal, specifying the material terms and conditions of such Superior Proposal and identifying the person making such Superior Proposal, to the extent such identification of the person making such proposal does not breach the fiduciary duties of the NAI board as advised by outside legal counsel; provided, that if the NAI board takes any action pursuant to the foregoing clauses (x) and (y), NAI shall within two business days of such action reimburse DRS for all of DRS' out-of-pocket expenses not to exceed $300,000 in the aggregate.

     A "Superior Proposal" means any bona fide proposal made by a third party to acquire, directly or indirectly, for consideration consisting of cash and/or securities, more than 50% of the combined voting power of the shares of NAI common stock then outstanding or all or substantially all the assets of NAI and otherwise on terms that the NAI board determines in its good faith judgment to be more favorable to the NAI shareholders than the merger.

BOARD REPRESENTATION

     The merger agreement provides that C. Shelton James, as designee of NAI, who is currently a director of NAI, will be elected a director of DRS for a three-year term. Approval of the merger agreement and consummation of the merger will constitute election of Mr. James as a director of DRS.

     For more information regarding Mr. James and his nomination for election as a director of DRS, see "NAI Designee."

DIRECTOR AND OFFICER INDEMNIFICATION

     The merger agreement provides that for a period of not less than three years from the effective time, DRS will cause the surviving corporation to maintain in effect a directors' and officers' liability insurance policy covering those persons who are currently covered by NAI's directors' and officers' liability insurance policy or policies with respect to actions taken in their capacities as directors and officers of NAI with coverage in an amount at least equal to NAI's existing coverage; provided, that in the event that any claim against such policy or policies is asserted or made within the three years from the effective time, such insurance shall be continued in respect of such claim until the final disposition of any and all such claims; provided, further, that DRS shall not be required to expend on an annual basis in excess of one hundred percent (100%) of the annual premium currently paid by NAI for such coverage.

CONDITIONS

     The respective obligations of DRS and NAI to effect the merger are subject to the satisfaction (or waiver) of the following conditions:

     o the merger agreement and the transactions contemplated in the merger agreement, including the merger, shall have been approved by the stockholders of DRS and the shareholders of NAI;

     o the waiting period applicable to the consummation of the merger under the Hart-Scott-Rodino Act shall have expired or been terminated;

     o the registration statement shall have become effective and shall not be the subject of a stop order or proceedings seeking a stop order;


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     o    no order, injunction or judgment, or statute, rule or regulation, shall be in effect preventing the consummation of the merger;

     o no action or proceeding shall have been instituted by any governmental authority seeking to prevent consummation of the merger or seeking material damages in connection with the transactions contemplated by the merger agreement and continue to be outstanding;

     o the shares of DRS common stock to be issued in the merger shall have been approved for quotation on the AMEX; and

     o NAI shall have obtained all necessary consents of holders of NAI convertible notes to the sale of Wilcom, Inc.

     In addition, the obligations of DRS to effect the merger are subject to the satisfaction of the following conditions, among others:

     o the representations and warranties of NAI in the merger agreement shall be true and complete as of the date of the merger agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the closing date as though made on and as of the closing date;

     o NAI shall have performed in all material respects all obligations required to be performed by it under the merger agreement at or prior to the closing date;

     o there shall not have occurred at any time after December 31, 1997 any material adverse change, in the reasonable judgment of DRS, in the general affairs, business, management, operations, assets and liabilities or prospects of NAI, Codar Technology, Inc., Lynwood Rugged Systems Limited and NAI Technologies-Systems Division Corporation;

     o DRS shall have received a written agreement substantially in the form attached as Exhibit A to the merger agreement from each of the affiliates of NAI for purposes of Rule 145 under the Securities Act;

     o    NAI shall have obtained all necessary consents and approvals;

     o    the NAI shareholder's agreements shall be in full force and effect;

     o    the sale of Wilcom, Inc. shall have occurred:

               o on terms and conditions negotiated at arm's-length satisfactory to DRS;

               o the representations and warranties of NAI set forth in the Wilcom stock purchase agreement (the form of which is attached as Exhibit B to the merger agreement) shall be true and correct both when made and on and as of the closing date thereunder (except to the extent expressly made as of an earlier date, in which case, as of such date);

               o NAI shall have received an opinion from Commonwealth stating, as of its date, that the terms and conditions of the sale of Wilcom, Inc. are fair to the NAI shareholders from a financial point of view; and

               o NAI shall take such actions as may be reasonably requested by DRS with respect to the treatment of the sale of Wilcom, Inc. for federal income tax purposes;

     o    NAI shall have:

               o obtained the consent of holders of at least 90% of the aggregate principal amount of the NAI convertible notes outstanding as of August 26, 1998 to convert all of their NAI convertible notes to NAI common stock immediately prior to the effective time and successfully completed such conversion immediately prior to the effective time; provided, that in connection with this consent solicitation, NAI may offer an additional payment with respect to each NAI convertible note of no more than the present value of the interest that would have accrued to February 15, 1999 on the outstanding principal amount of each such NAI convertible note discounted at 9.5%;

               o obtained the consents of holders of at least 75% of the aggregate principal amount of the NAI convertible notes outstanding as of August 26, 1998 in accordance with the terms of the NAI convertible notes and the indenture relating to the NAI convertible notes to (i) eliminate as of the effective time certain provisions in the NAI convertible notes, and (ii) amend Section 8.1 of the indenture relating to the NAI convertible notes; and

               o obtained the consents of at least a majority of the holders of the aggregate principal amount of the NAI convertible notes outstanding as of August 26, 1998 to permit the removal of the NAI convertible notes from the registration requirements under the securities laws of the United States and the scope of the Trust Indenture Act of 1939, as amended;

     o DRS shall have obtained all necessary consents of certain lenders under the Mellon credit agreement;

     o NAI shall have terminated, without liability to NAI or any of its subsidiaries, the eligibility of NAI's officers and their spouses, children and dependents to retiree medical benefits; provided, that NAI shall provide medical benefits for Malcolm D. Widenor and Walter Lipkin (and each of their respective spouses until such spouse becomes eligible for Medicare); and

     o DRS shall have received an opinion from Arnold & Porter to the effect that the merger will constitute a reorganization for federal income tax purposes within the meaning of Section 368(a) of the Internal Revenue Code.

     In addition, the obligations of NAI to effect the merger are subject to the satisfaction of the following conditions, among others:

     o the representations and warranties of DRS in the merger agreement shall be true and correct as of the date of the merger agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the closing date as though made on and as of the closing date;

     o DRS and Merger Sub shall have performed in all material respects all obligations required to be performed by them under the merger agreement at or prior to the closing date;

     o there shall not have occurred at any time after March 31, 1998 any material adverse change, in the reasonable judgment of NAI, in the general affairs, management, business, operations, assets, condition (financial or otherwise) or prospects of DRS and its subsidiaries;

     o    NAI shall have obtained all necessary consents and approvals; and

     o NAI shall have received an opinion from Whitman Breed Abbott & Morgan LLP to the effect that:

               o the merger, when consummated in accordance with the terms of the merger agreement, will constitute a reorganization for federal income tax purposes within the meaning of Section 368(a) of the Internal Revenue Code;

               o no gain or loss will be recognized by an NAI shareholder, who exchanges all of such NAI shareholder's shares of NAI common stock solely for DRS common stock (except with respect to cash received in lieu of a fractional share interest in DRS common stock);

               o the tax basis of the DRS common stock received by an NAI shareholder, who exchanges all of such NAI shareholder's shares of NAI common stock solely for DRS common stock in the merger, will be the


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


                    same as the tax basis of the shares of NAI common stock surrendered in exchange for such DRS common stock (reduced by any amount allocable to a fractional share interest for which cash is received);

               o the holding period of the shares of DRS common stock to be received by an NAI shareholder will include the period during which such NAI shareholder held the shares of NAI common stock surrendered in exchange for such DRS common stock; provided, that the NAI common stock surrendered is held as a capital asset at the effective time; and

               o no gain or loss will be recognized by a holder of NAI warrants who exchanges such NAI warrants for DRS warrants. Such opinion will be based in part on the truth and accuracy of certain representations and statements of fact upon which Whitman Breed Abbott & Morgan LLP will rely.

TERMINATION; TERMINATION FEES AND EXPENSES

     The merger agreement may be terminated at any time prior to the effective time, whether before or after approval of the matters presented in connection with the merger by the DRS stockholders and NAI shareholders:

(1)  by mutual written consent of DRS and NAI;

(2)  by either DRS or NAI

     (a) if the merger shall not have been consummated by February 17, 1999, unless the merger has not occurred by such time solely by reason of the failure by the SEC to give timely approval to the joint proxy statement/prospectus or the registration statement or by reason of any governmental consent or approval having not been obtained. In the case that timely approval by the SEC is not obtained, the merger shall be consummated as soon as possible after the SEC has approved this joint proxy statement/prospectus if consented to by DRS (such consent not to be unreasonably withheld);

     (b) if the approval of the shareholders of NAI shall not have been obtained at the NAI meeting; or

     (c) if any injunction or legal restraint in effect preventing the consummation of the merger shall have become final and nonappealable;

(3) by NAI, if DRS shall have breached or failed to perform in any material respect any of its representations, warranties, covenants or other agreements contained in the merger agreement;

(4)  by NAI, if it elects to terminate the merger agreement in accordance with
     Section 8.6(b) of the merger agreement (as described above in "--No Solicitation"); provided, that NAI has complied with all provisions of the merger agreement, including the notice provisions, and that NAI complies with applicable requirements relating to the payment (including the timing of any payment) of DRS' expenses and the $1,500,000 termination fee described below;

(5) by DRS, if NAI shall have breached or failed to perform in any material respect any of its representations, warranties, covenants or other agreements (other than Section 8.6 of the merger agreement (as described above in "--No Solicitation")) contained in the merger agreement;

(6) by DRS, if (a) Section 8.6 of the merger agreement shall be breached by NAI or any of its officers, directors or employees or any investment banker, financial advisor, attorney, accountant or other representative of NAI, and NAI shall have failed promptly to terminate the activity giving rise to such breach and use best efforts to cure such breach upon notice of such breach from DRS, or (b) NAI shall breach Section 8.6 of the merger agreement by failing to notify DRS promptly of its actions as required under this Section 8.6; provided, that, in the case of clause (a), NAI shall comply with applicable requirements relating to payment (including the timing of any payment) of DRS' expenses and the $1,500,000 termination fee described below;


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


(7) by DRS, if (a) the NAI board or any committee of the NAI board shall have withdrawn or modified in a manner adverse to DRS its approval or recommendation of the merger or the merger agreement, or failed to reconfirm its recommendation within fifteen business days after a written request to do so, or approved or recommended any NAI Takeover Proposal or
      (b) the NAI board or any committee of the NAI board shall have resolved to take any of the foregoing actions; provided, that NAI shall comply with applicable requirements relating to payment (including the timing of any payment) of DRS' expenses and the $1,500,000 termination fee described below; or

(8) by NAI, if the DRS board or any committee of the DRS board shall have withdrawn or modified in a manner adverse to NAI its approval or recommendation of the merger or the merger agreement, provided, that no event giving rise to DRS' right to terminate the merger agreement described above in paragraphs (5), (6) and (7) shall have occurred.

     In the event of any termination of the merger agreement by either DRS or NAI, as provided above, the merger agreement will become void and there will be no liability or obligation (with limited exceptions) on the part of DRS, NAI, Merger Sub or their respective officers, directors, stockholders or affiliates, except as provided below with respect to expense reimbursements and termination fees.

     Except as set forth below, whether or not the merger is consummated, all fees, costs and expenses incurred in connection with the merger agreement and the transactions contemplated in the merger agreement shall be paid by the party incurring such expenses.

     NAI shall reimburse DRS for DRS' out-of-pocket expenses (including, without limitation, fees and expenses of outside professionals) not previously reimbursed (in any case all such expenses not to exceed $300,000 in the aggregate) within two business days of the termination of the merger agreement by DRS or NAI under the circumstances described in paragraphs (4), (6) and (7) above and promptly pay DRS the termination fee if DRS becomes entitled to such termination fee as provided in the following paragraph.

     NAI shall pay DRS a termination fee of $1,500,000 within two business days of NAI's entering into a definitive letter of intent, agreement in principle, acquisition agreement or other similar agreement related to an NAI Takeover Proposal prior to six months after the termination of the letter of intent between DRS and NAI or the merger agreement with any third party that was in contact with NAI during the period that the letter of intent between DRS and NAI was in effect, and NAI shall promptly reimburse DRS for DRS' out-of-pocket expenses not previously reimbursed as described above; provided, that the termination fee shall not be payable if (1) stockholders of DRS or shareholders of NAI shall not have approved the merger, the waiting period applicable to the consummation of the merger under the Hart-Scott-Rodino Act shall not have expired or been terminated and NAI shall not have obtained all necessary consents and approvals to consummate the merger by February 17, 1999, unless such conditions were not satisfied due to NAI's failure to use its best efforts or (2) the merger agreement was terminated pursuant to the circumstances described in paragraph (3) above.

AMENDMENT AND WAIVER

     The merger agreement may be amended at any time prior to the effective time by DRS and NAI, but after approval by the DRS stockholders and NAI shareholders of the merger, no amendment shall be made that by law requires further approval by such DRS stockholders and NAI shareholders, without such further approval. DRS and NAI may extend the time for performance of the obligations or other acts of the other parties to the merger agreement, may waive inaccuracies in the representations or warranties contained in the merger agreement and may waive compliance with any agreements or conditions contained in the merger agreement.


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                           MERGER RELATED TRANSACTION

     The NAI convertible notes were issued by NAI in a private placement of the NAI convertible notes and a warrant to purchase common stock at a purchase price of $1,000 per unit on February 15, 1996, February 23, 1996, February 29, 1996 and May 2, 1996. On August 26, 1996 NAI filed a registration statement with the SEC in connection with the sale of $6,342,000 of the NAI convertible notes, 4,112,700 of these warrants and 8,904,336 shares of the NAI common stock.

     Pursuant to the merger agreement, NAI is required to obtain the consents of at least 90% of the aggregate principal amount of the NAI convertible notes outstanding as of August 26, 1998 to convert all of such holders' NAI convertible notes to NAI common stock immediately prior to the effective time. NAI will approach the holders of the NAI convertible notes about the conversion of such notes into shares of NAI common stock at the same time as this joint proxy statement/prospectus and other proxy materials are distributed to the shareholders of NAI. See "The Merger Agreement--Conditions."

     In the event that holders representing at least 90% of the aggregate principal amount of NAI convertible notes outstanding as of August 26, 1998 do not agree to convert their NAI convertible notes into shares of NAI common stock as described in the consent solicitation, DRS will have no obligation to effect the merger.

     The merger agreement also requires that the holders of NAI convertible notes approve:

     o certain amendments to the NAI convertible notes and the related indenture which would eliminate or modify the restrictive covenants, events of default and other provisions in the NAI convertible notes and the related indenture;

     o the sale of all of the issued and outstanding capital stock of Wilcom, Inc., pursuant to the terms of the Wilcom stock purchase agreement; and

     o the removal of the registration requirement of the NAI convertible notes.

     In the event that the holders of the NAI convertible notes do not approve all of these proposals, DRS will have no obligation to effect the merger.


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


                              INFORMATION ABOUT DRS

GENERAL

     DRS was incorporated in 1968 and provides leading edge products and services to government and commercial markets worldwide. Focused on defense electronics, DRS develops and manufactures a broad range of mission critical products, from rugged computers and peripherals to systems and components in the areas of communications, data storage, digital imaging electro-optics, flight safety and space. DRS offers a full complement of technical support and advanced manufacturing services.

     DRS believes that the nature of modern warfare has changed, dictating increasing reliance on real-time, accurate battlefield information derived from increasingly sophisticated defense systems and electronics. Additionally, the nature of military procurement programs has changed, requiring suppliers to become more efficient and adaptable to current and future market needs. In recent years, DRS has implemented strategies to exploit the changing nature of military procurement programs brought on by the end of the Cold War and military budget constraints. In response to a 1992 mandate by the Joint Chiefs of Staff, DRS focuses on "Commercial-Off-The-Shelf" ("COTS") product designs, whereby commercial electronic components are integrated, adapted, upgraded and "ruggedized" for application in harsh military environments. In addition to winning contracts for new programs and supporting existing military programs, DRS' strategies include:

     o designing new products and adapting existing products for use by all branches of the military;

     o transferring technologies developed in the defense sector to commercial and industrial markets; and

     o acquiring businesses that provide a strategic complement to DRS' existing products, services and technological capabilities in both the defense and commercial marketplaces.

     To effect these strategies, DRS has:

     o made several acquisitions in recent years, adding complementary military and commercial products and technologies;

     o entered into strategic relationships with other defense suppliers such as Lockheed Martin Tactical Defense Systems and Northrop-Grumman, among others;

     o emphasized the development of COTS-based products, as well as products and systems that are easily adapted to similar weapons platforms used by all branches of the military; and

     o implemented cost reduction initiatives to reduce its fixed-cost base to allow for growth and to maintain the flexibility of its operations.

RECENT EVENT

     On October 20, 1998, DRS acquired, through certain of its subsidiaries, certain assets of the Second Generation Ground Based Electro Optics and Focal Plane Array businesses of Raytheon Company and certain of its subsidiaries, pursuant to an asset purchase agreement, dated as of July 28, 1998, between DRS and Raytheon, as amended. DRS paid approximately $45 million in cash for this acquisition on October 20, 1998; the purchase price is subject to certain post-closing adjustments to be based on audited financial statements, as of October 20, 1998, for the Second Generation Ground Based Electro Optics and Focal Plane Array businesses when available. Any upward adjustment may not exceed $7 million. The acquisition of the Second Generation Ground Based Electro Optics and Focal Plane Array businesses will be accounted for using the purchase method of accounting.

     The Second Generation Ground Based Electro Optics and Focal Plane Array businesses design, manufacture and market products that allow human operators and missiles to detect, recognize, identify and/or reach military targets based on the targets' infrared signatures, regardless of ambient light conditions.


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     The Second Generation Ground Based Electro Optics business, to be known as
DRS Sensor Systems, Inc., designs and manufactures second generation forward-looking infrared systems for use on certain military ground vehicles, including the M1 Abrams Main Battle Tank, M2 Bradley Fighting Vehicle and High Mobility Multi Wheel Vehicle scout vehicle. The Second Generation Ground Based Electro Optics business currently operates primarily in El Segundo, California, with certain operations in LaGrange, Georgia. Certain activities conducted in LaGrange will be relocated to another DRS facility. The Second Generation Ground Based Electro Optics business in El Segundo will be physically partitioned from Raytheon's other operations there and will lease 17,444 square feet of space from Raytheon. DRS anticipates moving the El Segundo operation to another location in the same geographic area. The Second Generation Ground Based Electro Optics business has 47 employees who accepted offers of employment with DRS after October 20, 1998.

     The Focal Plane Array business, to be known as DRS Infrared Technologies, LP, produces infrared scanning focal plane arrays. Focal plane arrays are two dimensional assemblies of electro-optical detecting pixels used to generate night vision capability. The Focal Plane Array business operates primarily in Dallas, Texas. Focal plane arrays are also used in heat-seeking missile guidance systems and missile warning systems, in which no pictorial image is required. In addition to its scanning and staring arrays business, the Focal Plane Array business is the leading worldwide merchant supplier of cryogenic linear coolers for infrared devices.

     The Focal Plane Array business is subleasing space for its operations from Raytheon at two facilities in Dallas, Texas: one stand-alone 48,000 square foot research facility and a partitioned portion measuring 61,600 square feet of a neighboring Texas Instruments building. The Focal Plane Array business has 186 employees who accepted offers of employment with DRS after October 20, 1998.

     In connection with the acquisition of the Second Generation Ground Based Electro Optics and Focal Plane Array businesses, DRS and certain of its subsidiaries entered into a $150 million secured credit facility with Mellon Bank, N.A. The Mellon credit agreement consists of two term loans, the first in the principal amount of $30 million and the second in the principal amount of $50 million, and a revolving line of credit in an amount up to $70 million. The maturity dates of the first term loan and the second term loan are October 20, 2003 and October 20, 2005, respectively. The termination date for the $70 million revolving line of credit is October 20, 2003. The Mellon credit agreement amends, restates and replaces DRS' existing $60 million secured credit facility. The second term loan was used to finance a portion of the acquisition of the Second Generation Ground Based Electro Optics and Focal Plane Array businesses. The first term loan and the revolving line of credit are available for working capital, general corporate purposes and acquisitions. The Mellon credit agreement contains certain covenants and restrictions, including a restriction on the payment of dividends on the capital stock of DRS, a limitation on the issuance of additional debt and certain other restrictions.


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                              INFORMATION ABOUT NAI

     NAI, through its wholly-owned subsidiaries, designs, manufactures and markets rugged computer systems, advanced peripheral products, intelligent terminals, high performance workstations, TEMPEST computer systems (which suppress certain radiation to prevent external detectors from reading the data being transcribed) and telecommunications test equipment and transmission products. NAI operates in two distinct operating segments: a Rugged Systems segment and a Systems Integration segment.

     The Rugged Systems segment provides rugged computer products specifically designed for deployment in harsh environments that require special attention to system configurations. This segment's customer base includes the U.S. and foreign armed services and some commercial applications.

     The Systems Integration segment provides custom packaged, integrated computer systems and peripherals and sells primarily to the U.S. intelligence agencies.

     NAI operates a Telecommunications segment pending the closing of the merger. The Telecommunications segment provides transmission enhancement products and rugged, hand-held test equipment for analog, digital and fiber-optic communications and data-interchange networks. This segment's customer base includes the regional Bell operating companies and independent telephone companies. On July 7, 1998, the NAI board passed a resolution to discontinue the operations comprising the Telecommunications segment, which solely consists of a direct wholly-owned subsidiary, Wilcom, Inc. On September 21, 1998, NAI and Wilcom, Inc. entered into the Wilcom stock purchase agreement with Wilcom Acquisition Corp., in which Charles S. Holmes, a current director of NAI, owns a majority of shares of capital stock and Dennis McCarthy, another current director of NAI, owns the remaining outstanding shares of capital stock, which provides for the sale of all the capital stock of Wilcom, Inc. to Wilcom Acquisition Corp. immediately prior to the effective time of the merger. It is a condition of the merger that Wilcom, Inc. be disposed of prior to the closing.

     NAI's strategy is to be a leading supplier of high quality, innovative products, systems and services to satisfy specialized customer requirements in niche information technology markets, especially in environments with harsh operating requirements.

RUGGED SYSTEMS SEGMENT

     The Rugged Systems segment is comprised of two operating subsidiaries as follows:

          Codar Technology, Inc., located in Longmont, Colorado; and

          Lynwood Rugged Systems Limited, based in Farnham, United Kingdom.

     CODAR

     Codar is a leading supplier of rugged computer systems to the U.S. Department of Defense (DOD), primarily through the major U.S. prime contractors, as well as to various overseas defense establishments. Providing rugged system solutions requires Codar to maintain design, manufacturing and integration capabilities "in house" so as to be able to respond to unique customer requirements. These custom and semi-custom designs are deployed throughout the full spectrum of defense platforms and applications.

     Codar's technology/product lines are predominantly focused on high performance computer workstations and displays using the latest commercial-off-the-shelf (which has been defined as COTS) technologies. The computer processor technology incorporated into Codar products ranges from Intel's Pentium/Pentium Pro to DEC's Alpha to Sun Microsystems' UltraSPARC II. The high performance display products use the latest in CRT and LCD flat panel technologies.

     In order to address the defense market employing COTS electronics, Codar designs into each product the basic capability to survive in the hostile environments that normally exist in most defense related platforms. Codar's designs allow the COTS electronics to survive in harsh environments that include temperature and humidity extremes, sand, dust, high shock and severe vibration. Because of their frequent use in command, control, communication, computer and intelligence (C4I) applications, all of Codar's systems are also designed to provide Electromagnetic Interference (EMI) protection. Additional requirements for specific applications are addressed through modification to existing designs or through new designs. In 1997, Codar designed a sunlight readable flat panel monitor to meet a U.S. submarine requirement that would allow it to operate while temporarily submerged.

     Codar has developed families of equipment to allow for the flexible development of integrated solutions, an approach now being embraced by the leading commercial computer manufacturers. An excellent example of this approach is Codar's offerings under the U.S. Army's Common Hardware/Software (CHS-2) program, a contract which provides the basic hardware/software infrastructure for the Force XXI "digitization of the battlefield" initiative.

     "Force XXI" is the U.S. Army's initiative to increase the use of information technology in the Army's Battlefield Command and Control structure down to and including the individual foot soldier. During 1997, this initiative was phased into task force, division and corps level Advanced Warfighting Experiments (AWEs). These are now followed by initial deployments of equipment and software to an entire division (First Digitized Division-FDD). This deployment will be expanded to additional divisions over an extended period of time as future budgets allow. Different technology segments are being handled as separate programs, but are being coordinated through the U.S. Army's Communications-Electronics Command's (CECOM) Command, Control and Communications Systems (C3S) Program Executive Office (PEO) headquartered at Fort Monmouth, New Jersey. Current estimates exceed $4,000,000,000 to complete the deployment of equipment to targeted units by 2005. The primary acquisition avenues include the Common Hardware Software 2 (CH-2) and the Force XXI Battle Command Brigade and Below (FBCB2) programs. Currently fielded programs and platforms have included the incorporation of information technology into their respective upgrade planning.

     Codar provides eight different pieces of rugged equipment, all qualified to one well-defined set of specifications. The equipment includes three different rackmounted computer chassis, a rackmounted mass memory expansion chassis, three different displays (one CRT and two LCD flat panels) as well as a fully integrated portable workstation with keyboard and display. Each computer and expansion chassis can be populated with an approved "menu" of configurations and options. This wide assortment of equipment allows U.S. Army users to select system configurations that truly address their identified needs in the field.

     LYNWOOD

     Lynwood is a supplier of rugged COTS computer hardware products, systems and services to the defense market. Each piece of commercial hardware is adapted, protected and presented in a rugged form that enables it to meet individual customer requirements and/or specific military tests and standards. Typically, these standards relate to satisfactory performance in extremes of temperature, humidity, altitude, vibration and shock, together with environmental and electromagnetic criteria.

     A specialist in the design, development and implementation of rugged COTS hardware for land, sea and airborne forces, Lynwood is based in the UK and actively represented in Europe, Scandinavia, Australia and Southeast Asia, where it also provides a gateway to these markets for Codar and NAI's direct wholly-owned subsidiary, NAI Technologies-Systems Division Corporation.

     In 1997, Lynwood established an Australian subsidiary, Lynwood Rugged Systems Australia Pty. Limited ("Lynwood RSA"), in response to a growing demand for rugged equipment for existing and new programs in the region. During 1997, Lynwood RSA received two significant orders: one for a maintenance contract in support of the Australian Army Tactical Command Support System (AUSTACSS), which Lynwood has supplied since 1995, and a second order from a leading U.S. defense company for the manufacture of Explorer II workstations.

     During 1997, Lynwood continued to upgrade its capabilities by expanding the Engineering Division's in-house environmental test facilities and by installing secure facilities for the special testing of secure communication systems. These investments extend Lynwood's ability to deliver rugged systems and to undertake a comprehensive range of specialized services, including requirements analysis, system design, prototyping and cabling, installation and commissioning of secure and TEMPEST sites. A founding member of the UK Industrial TEMPEST Scheme, Lynwood works to specified procedures and operates a quality system accredited to ISO 9001.

     Versatility and superior performance are the hallmarks of Lynwood's successful rugged systems solutions, which are incorporated into many high profile defense programs. Examples include the MC60/VME rugged computer system and FPR 16I rugged flat panel display, which form the rugged hardware element of the RAF Harrier Jet portable data preparation stations. Lynwood is the rugged hardware systems integrator for the British Army Attack Helicopter (Apache) ground support system (GSS) and it also supplies the integrated rugged hardware solution in support of the RAF Chinook Helicopter Fleet's generic health and usage monitoring system (GHUMS). Contract awards during 1997 have solidified Lynwood's status as a primary supplier of rugged COTS systems to the Swedish Army, which utilizes rugged multi-platform computers in different configurations, in related mobile tactical communications and information systems, TS9000 and ATLE IS, respectively. The FPR 20" rugged flat panel is utilized in the Royal Navy's Command Support System (CSS), and the rugged hardware for the Royal Navy's Submarine Fleet's DCG Re-host tactical support system was designed, developed, tested and installed within sixteen months under contract to BAeSEMA. During 1997 the Directorate General of Information and Communication Services (DGICS) of the Ministry of Defense established an enabling agreement with Lynwood for services relating to a variety of specialist secure communications systems across all MOD sectors and locations.

     In response to market needs, several new products are in development for launch in 1998. These include the EXPLORER NT rugged portable workstation, a new variant of the Explorer II supporting Digital's Alpha and Intel's Pentium II processors. The Explorer II is in service around the world, used in applications ranging from army tactical command support systems to aircraft portable maintenance aids.

     The Explorer (often referred to as the CCU, Compact Computer Unit) was added to the contract in 1989 as a complimentary unit to the range of desktop and shelter based systems. The Explorer allows the army to have the full capabilities of the CHS2 products in a portable, self-contained unit with its own power source and an integral flat panel display. The unit uses the same exchangeable media (hard disks and tape units) as the rest of the range providing total compatibility of all information and system security. The unit shares its design with the Lynwood Explorer 2 and is currently being complimented with an upgraded version with a larger display and greater upgrade capabilities. To date on the CHS2 contract over 6000 units have been shipped with a contract value in excess of $27,000,000.

     The GENESIS 300 rugged multi-platform computer, a variant of the Genesis SR (short rack), will feature an integral 12" screen and keyboard. Since its launch in 1997, the Genesis SR, which supports applications such as mission planning, tactical communications, combat support and logistics support, has been sold into programs in Europe, Scandinavia and the Far East. The OPUS 16 rugged flat panel with computer, a 16" flat panel display with single board Intel computer housed in a rugged rackmount or portable enclosure, will join the extensive FPR range of rugged flat panel color displays. Lynwood's fixed, rackmount or portable FPR panels, with 12", 13", 16" and 20" displays, currently operate in a variety of land, airborne, surface vessel and submarine environments.

SYSTEMS INTEGRATION SEGMENT

     The Systems Integration segment currently consists of one operating company: NAI Technologies-Systems Division Corporation, based in Columbia, Maryland ("Systems Division"). The core business of Systems Division is providing custom-packaged integrated computer systems for deployment in land vehicles, ships, shelters and other demanding environments, including unique physical packaging requirements such as compact size, low weight, specialized air flow and rack mounting.

     Systems Division's products are also designed to withstand a wide variety of adverse environmental conditions, including high levels of shock and vibration, temperature and humidity extremes, limitations on electromagnetic emissions and operation at high altitudes. Also, because the systems are often deployed in remote field sites, many of them are designed for unattended operation, and all are designed for fast, easy maintenance in the field.

     Systems Division markets directly to various U.S. government agencies, primarily in the intelligence community. In addition to its direct relationships with government customers, Systems Division also works in partnership with leading prime contractors such as Lockheed Martin, General Telephone and Electronics and Booz-Allen. These partnerships include a variety of contractual relationships ranging from subcontractor to teammate, depending on the nature of the work involved and the scope and term of the contract.

     Systems Division's technical expertise includes "industry standard" computer architectures such as ISA/EISA, PCI, Multibus, VME and S Bus. Software experience includes DOS/Windows, Unix and Real-time operating systems. All of Systems Division's products are designed around COTS components. Consequently, Systems Division actively develops and maintains partnerships with key technology vendors in the computer industry, such as Intel Corporation, Sun Microsystems, Motorola, Hewlett Packard, Ross Technologies and many others.

     Systems Division not only provides general-purpose computer systems for deployment in unique environments, but also designs and integrates special purpose systems configured specifically for a variety of target applications. Among these application specialties are communications processing; data acquisition, storage and forwarding; digital signal processing; client/server systems and embedded processing. Systems Division also provides specially packaged monitors, keyboards, printers and peripheral subsystems that are used in conjunction with its computer systems.

     As a result of budget pressures and downsizing, many government agencies have begun to outsource some of the support services that had previously been performed in-house. Systems Division, as a trusted supplier with an installed base of several thousand systems, has been well positioned to provide these services. In addition to the deployable computer platforms that represent its core business, Systems Division now also provides support services such as configuration management, testing, sparing, maintenance and life cycle support.

 TELECOMMUNICATIONS SEGMENT

     NAI also maintains a Telecommunications segment which consists of one operating company: Wilcom, Inc., located in Laconia, New Hampshire. Wilcom, Inc. designs, manufactures and markets products for use in the worldwide telephone industry. The majority of Wilcom, Inc.'s business come from the Regional Bell Operating companies and the larger independent telephone companies around the world.

     The product line of Wilcom, Inc. is focused on two market segments: (1) test instrumentation for testing analog, optical and digital transmission systems over fiber and copper cable and (2) telephone transmission products that are used primarily to enhance and improve the quality and/or speed of voice, video and digital data transmission over copper cables.

     The test equipment product line was historically focused on the analog and digital technology, but in recent years fiber optics has been the fastest growing segment. Wilcom, Inc. continues to expand the fiber optic product line with a focus on rugged portable hand-held products offering reliability and ease of use. The 1997 additions includes the FM8515C High Power optical meter, the FS8514 Dual Wavelength optical source and the F6230SC Visual Fault locator. Wilcom, Inc. also introduced a range of application specific fiber optic Test Kits for optical loss testing and optical fault locating.

     Wilcom, Inc.'s telephone transmission enhancement products, which includes the analog line treatment equipment ("LTE") and the enhanced line powered amplifier ("ELPA"), are purchased for the expressed purpose of improving voice quality, increasing data transmission speeds when using dial-up analog modems and, under certain conditions, enhancing the utilization of copper wire lines for broadband signal transmission applications. The proliferation of high-speed analog modems has made the need for better quality phone lines an important issue in the increasingly competitive communications industry. Wilcom, Inc.'s products provide the telephone companies with the opportunity to offer additional services in voice, data and video transmissions over their existing copper networks until broadband digital systems become more readily available.

     During the course of negotiations between the representatives of DRS and NAI in connection with the merger, the representatives of DRS indicated that DRS was not interested in acquiring Wilcom, Inc. Although NAI previously tried to sell Wilcom, Inc., no purchasers were found. It is anticipated that all of the issued and outstanding shares of Wilcom, Inc. will be sold to Wilcom Acquisition Corp. pursuant to the Wilcom stock purchase agreement. Wilcom Acquisition Corp. is a Delaware corporation in which Charles S. Holmes, a current director of NAI, owns a majority of the capital stock and Dennis McCarthy, another current director of NAI, owns the remaining outstanding shares of


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


capital stock. Wilcom Acquisition Corp. will purchase Wilcom, Inc. for a purchase price of (1) $150,000 and (2) Mr. Holmes' surrender of (a) 300,000 warrants to purchase shares of NAI common stock at an exercise price of $3.00 per share and (b) 1,700,000 NAI warrants with an exercise price of $2.50 per share held by Mr. Holmes. If the merger is not completed for any reason, Wilcom Acquisition Corp. will not be required to purchase Wilcom, Inc.

MARKETING AND SERVICE

     NAI sells its products directly to customers and through distributors and serves as a subcontractor to larger prime contractors serving the same customer base. NAI's products are marketed to customers through sales personnel, manufacturer's representatives and distributors. NAI maintains sales offices and sales support in Columbia, Maryland; Westlake Village, California; Longmont, Colorado; Australia; England; and Israel.

     NAI provides maintenance and field service for its products through its customer service departments located at each of its manufacturing facilities and at certain customer sites. Some distributors also perform field service for printers. NAI's representatives in Australia, Denmark, England, France, Germany and Israel perform most overseas service.

CUSTOMERS

     During 1997 and 1996, sales under contracts with the U.S. government were approximately 28% and 34%, respectively, of NAI's net sales. The U.S. government and GTE Corporation each accounted for more than 10% of NAI's sales in 1997 and 1996. Sales to GTE Corporation in 1997 and 1996 were $7,971,000 and $9,516,000, respectively, which represented 17% and 16% respectively, of NAI's sales. NAI's sales are affected by the U.S. defense budget. With continuing discussions on budget cuts, it is difficult to assess what the impact of budget cuts, if any, will be on NAI. It appears that defense outlays will be reduced from past levels. NAI is unaware of any targeted cuts specifically affecting programs using its products. NAI's products are utilized in many different programs. However, changed U.S. government spending levels could impact NAI's future sales levels. No single U.S. government contract accounted for greater than 10% of NAI's sales in 1997 or 1996.

FOREIGN SALES

     Foreign sales in 1997 and 1996 accounted for approximately 35% and 25%, respectively, of total sales. Such sales, which exclude products sold to the U.S. government and resold by the U.S. government for foreign military use, are made primarily to customers in Australia, Canada, Hong Kong, Israel, the United Kingdom, Norway and Western Europe.

     NAI's foreign sales are comprised of export sales from the U.S. and foreign revenues from Lynwood. All export sales from the U.S. are payable in U.S. dollars, and therefore, settlement amounts do not fluctuate with changes in exchange rates. All of Lynwood's sales are payable in British currency. Fluctuations in exchange rates between the U.S. dollar and the British pound will impact NAI's operating results. No single country, with the exception of the United Kingdom (48% in 1997 and 70% in 1996), Australia (10% in 1997 and 18% in 1996) and Norway (28% in 1997 and less than 5% in 1996), accounted for more than 5% of NAI's foreign sales in any of these past two years.

     Foreign sales for the past three years have been as follows:

                              APPROXIMATE
                                 TOTAL                 PERCENT OF
            YEAR             FOREIGN SALES              NAI SALES
            ----             -------------              ---------
            1997              $16,784,000                  35%
            1996              $15,521,000                  25%
            1995              $12,232,000                  24%


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


BACKLOG

     NAI's backlog of orders was $26.4 million as of December 31, 1997. Of this amount, 14% represents orders for U.S. military sales. Such orders are subject to termination at the convenience of the U.S. government with negotiated settlements in which NAI seeks to recover its costs and a reasonable profit. Certain other orders, when subject to cancellation or return, are handled with a restocking charge or by negotiated settlement.

     While NAI's backlog is not subject to seasonal factors, it does fluctuate due to timing of orders. NAI expects to produce and ship approximately 48% of its current backlog of orders before the end of 1998.

COMPETITION

     NAI's business is highly competitive. Many suppliers in NAI's markets are significantly larger than NAI in terms of total sales and assets, and many devote significantly more resources to the development of new products than does NAI. NAI searches for certain market niches where it has expertise and can compete successfully. Competition for NAI's products is based principally on reliability, performance, price and diversity of the products offered.

RESEARCH AND DEVELOPMENT

     NAI's technological base is characterized by rapid change. As a result, maintenance and expansion of NAI's businesses are partially dependent upon the success of NAI's programs to develop new products and upgrade existing products. NAI's engineering resources have been devoted to the development of new products in every major category of its business.

     During the years 1997, 1996 and 1995, NAI's total engineering expenditures were $2,762,000, $3,304,000 and $6,495,000, respectively. Due to the extensive use of COTS-based equipment in NAI's products, NAI's cost of independent research per year in pursuit of new products and improvements to existing products has declined from 1995 to 1997; during the years 1997, 1996 and 1995 such cost was approximately $947,000, $1,014,000 and $1,038,000, respectively. Customer-funded engineering, included in cost of sales or inventory, as a contract cost was $1,815,000 in 1997, $2,290,000 in 1996 and $5,457,000 in 1995.

PATENTS AND TRADEMARKS

     NAI owns patents and trademarks and seeks patent protection for its products in cases where NAI believes the technology involved is sufficiently innovative to warrant such protection. NAI seeks trademark protection for its products in cases where NAI believes for marketing reasons such protection is warranted. NAI seeks to protect its proprietary information through its reliance on patent, copyright, trademark and trade secret laws, non-disclosure agreements with its employees and confidentiality provisions in licensing arrangements with its customers. There is no assurance that such agreements will be effective to protect NAI or that the proprietary information deemed confidential by NAI will be adequately protected by the laws respecting trade secrets. Consequently, it may be possible for unauthorized third parties to copy certain portions of NAI's products or to "reverse engineer" or otherwise obtain NAI's proprietary rights. Moreover, the laws of some foreign countries do not afford the same protection provided by U.S. laws to NAI's proprietary rights.

GOVERNMENT REGULATION

     NAI is subject to the federal acquisition statutes and regulations governing the award and performance of government contracts, FTC statutes and regulations governing its advertising and trade practices, Department of Commerce statutes and regulations, as well as Department of State Defense Trade Control statutes and regulations with respect to goods it imports and exports. In connection with its U.S. government contracts, NAI is subject to U.S. government audit rights that provide for the examination by the U.S. government of cost and pricing records to determine whether current, accurate and complete cost and pricing information was disclosed in connection with bids and proposals for government contracts. To date, such statutes and regulations have not had a material adverse effect on NAI's business. NAI in the normal course of business is subject to DOD audits with respect to its government contracts, some of which may result in pricing adjustments.

     NAI's manufacturing operations are subject to various federal, state and local laws that regulate the discharge of materials into the environment, or otherwise relating to the protection of the environment. To date, compliance with such government regulations has not had a material adverse effect on NAI's business.

MANUFACTURING AND SUPPLIERS

     Production of NAI's products requires assembly and testing of components, printed circuit boards and other purchased parts. Quality control, testing and inspection are performed at various steps throughout the manufacturing process.

     NAI purchases certain materials and components used in its systems and equipment from independent suppliers. These materials and components are not normally purchased under long-term contracts. NAI purchases minicomputers, workstations, personal computers, mass storage subsystems, high-resolution monitors and keyboards under OEM agreements. NAI believes that most of the items it purchases may be obtained from a variety of suppliers, and it normally obtains alternative sources for major items. NAI is dependent on a single supplier or a few suppliers for some items from time to time. NAI believes it is in good standing with all of its vendors.

EMPLOYEES

     As of December 31, 1997, NAI had approximately 194 employees. NAI has never experienced a work stoppage, and none of its employees are represented by unions. NAI believes its relationship with its employees is good.

PROPERTIES

     NAI's facilities, which are believed to be adequate to meet NAI's foreseeable needs, are set forth in the following table.

     FACILITIES

                                                               APPROXIMATE
       DIVISION OR                                           FLOOR AREA (IN
       SUBSIDIARY                       LOCATION              SQUARE FEET)          EXPIRATION DATE
       ----------                       --------              ------------          ---------------
Rugged Systems Segment
----------------------
 Codar                             Longmont, Colorado        42,000 (leased)       November 1, 1999
 Lynwood                           Farnham, England          26,000 (leased)       December 25, 2014

Systems Integration Segment
---------------------------
 Systems Division                  Columbia, Maryland        25,000 (leased)       November 30, 2001


     NAI also leases several small sales offices. NAI's corporate office located in Huntington, New York is leased on a short-term basis. NAI pays approximately $1,072,000 per annum for the rental of all its facilities.

LEGAL PROCEEDINGS

         None

MARKET FOR NAI COMMON STOCK AND RELATED NAI SHAREHOLDER MATTERS

     As of December 31, 1998, there were approximately 571 record holders of NAI common stock, as determined from the records of the transfer agent, American Stock Transfer & Trust Company. Street names are included collectively as a single holder of record. NAI's management estimates that NAI has approximately 2,000 additional shareholders holding stock in street names.

     For information regarding the market for and dividends paid on NAI common stock, see "Summary-- Comparative Per Share Market Price and Absence of Dividends."

     NAI WARRANTS

     As of December 31, 1998, NAI has issued and outstanding the NAI warrants to purchase 4,112,700 shares of NAI common stock at an exercise price of $2.50 per share, subject to adjustment, exercisable on or prior to February 15, 2002. The NAI warrants trade on the Nasdaq SmallCap Market under the symbol "NATLW." As of July 10, 1998, there were approximately 40 record holders of NAI warrants, as determined from the records of the warrant agent, American Stock Transfer & Trust Company. On November 6, 1998, the NAI warrants were traded at $0.2969 per warrant. On June 2, 1997, the NAI warrants traded as high as $3.50 per warrant. On December 21, 1997, the NAI warrants traded as high as $2.125.

      NAI CONVERTIBLE NOTES

     NAI has issued and outstanding the NAI convertible notes, in the aggregate principal amount of $5,059,500 as of January 13, 1999. The NAI convertible notes are convertible into shares of NAI common stock at a conversion price of $2.00 per share, subject to adjustment. The NAI convertible notes are quoted on the Yellow Sheets of the National Quotations Bureau under the symbol "NAI TECH INC 12-2001." As of November 10, 1998, there were approximately twenty-seven record holders of the NAI convertible notes, as determined from the records of the trustee, U.S. Bank National Association (formerly First Trust National Association).

     NAI issued the NAI warrants and the NAI convertible notes in a private placement on February 15, 1996, February 23, 1996, February 29, 1996 and May 2, 1996. On August 26, 1996, NAI filed a registration statement to register the sale of 4,112,700 NAI warrants, $6,342,000 aggregate principal amount of the NAI convertible notes and 8,904,336 shares of NAI common stock.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth information concerning persons or groups who are known by NAI to be the beneficial owners of more than 5% of the NAI common stock as of December 4, 1998. The information in the table below is based upon information furnished to NAI by such persons and statements filed with the SEC. To the knowledge of NAI, beneficial owners named in this table have sole voting power with respect to the shares of NAI common stock listed opposite their names.

                                         NUMBER OF SHARES OF
       NAME AND ADDRESS                   NAI COMMON STOCK     PERCENT OF NAI
      OF BENEFICIAL OWNER                BENEFICIALLY OWNED     COMMON STOCK
      -------------------                -------------------   --------------

Charles S. Holmes                             3,431,000              29.6%
  P.O. Box 2850
  Southampton, NY 11969

Pioneering Management Corporation               850,000               9.3%
  60 State Street
  Boston, MA 02114

Fundamental Management Corporation            1,079,336              11.0%
  4000 Hollywood Boulevard
  Suite 610N
  Hollywood, FL 33021


INFORMATION REGARDING THIS TABLE:

     Charles S. Holmes is a director of NAI. These shares of NAI common stock are comprised of 1,000,000 shares of NAI common stock; 5,000 NAI options exercisable at $3.44 per share; 1,750,000 shares of NAI common stock underlying certain NAI warrants exercisable at $2.50 per share and 300,000 shares of NAI common stock underlying the warrants to purchase NAI common stock at $3.00 per share owned by Mr. Holmes; and 219,000 shares of NAI common stock and 157,000 shares of NAI common stock underlying NAI warrants exercisable at $2.50 per share owned by an irrevocable trust for the benefit of a child. The ownership percentage is calculated as if such NAI options,

NAI warrants and NAI convertible notes had been converted as of December 4, 1998. It is anticipated that Mr. Holmes will surrender to NAI all of the NAI warrants and warrants to purchase NAI common stock at $3.00 per share owned by him in connection with the sale of Wilcom, Inc. See "Interests of Certain Persons in the Merger--Sale of Wilcom, Inc."

     The shares of NAI common stock listed opposite Pioneering Management Corporation are reportedly owned by a passive investor. Pioneering Management Corporation is the investment company advisor of such investor and is registered under Section 203 of the Investment Advisers Act of 1940.

     The shares of NAI common stock listed opposite Fundamental Management Corporation are reportedly owned by various limited partnerships, of which Fundamental Management Corporation is the general partner. C. Shelton James, a director of NAI, is the President and a director of Fundamental Management Corporation. These shares of NAI common stock are composed of 400,636 shares of NAI common stock; 178,700 shares of NAI common stock underlying certain NAI warrants exercisable at $2.50 per share and 500,000 shares of NAI common stock underlying $1,000,000 of NAI convertible notes convertible into shares at $2.00 per share. These shares of NAI common stock excludes 14,793 shares of NAI common stock owned by Mr. James as to which shares Fundamental Management Corporation disclaims beneficial ownership. The ownership percentage is calculated as if such NAI warrants and NAI convertible notes had been converted as of December 4, 1998 by Fundamental Management Corporation.

     Shares of NAI common stock beneficially owned as of December 4, 1998 by each director and executive officer of NAI and by all directors and executive officers of NAI as a group are set forth in the following table. This table is based upon information furnished to NAI by such persons and statements filed with the SEC. Directors and executive officers have sole voting power and sole investment power with respect to the shares of NAI common stock listed opposite their names.

     BENEFICIAL OWNERSHIP OF SHARES

                                           NUMBER OF SHARES OF
                                            NAI COMMON STOCK      PERCENT OF NAI
NAME                                       BENEFICIALLY OWNED      COMMON STOCK
----                                       ------------------      ------------
Robert A. Carlson                                100,467               1.1%
Stephen A. Barre                                  17,654                --
Edward L. Hennessy, Jr.                              -0-                --
Charles S. Holmes                              1,000,000              10.9%
C. Shelton James                                  14,793                --
Dennis McCarthy                                      -0-                --
Richard A. Schneider                              30,042                --
All directors and officers as a
  group (7 persons)                            1,163,136              12.7%

----------

-- = Less than 1%.

INFORMATION REGARDING THIS TABLE:

     The number of shares of NAI common stock beneficially owned by each director and executive officer excludes options exercisable within 60 days of February 25, 1998 for such persons as follows: Mr. Carlson, 250,000; Mr. Barre, 13,120; Mr. Hennessy, 10,000; Mr. Holmes, 5,000; Mr. James, 12,401; Mr.
McCarthy, 10,000; Mr. Schneider, 100,000; and all directors and officers as a group, 400,521.

     The percentage of NAI common stock beneficially owned by each director and officer is based on 9,180,000 shares outstanding on December 4, 1998.

     The number of shares NAI common stock beneficially owned by Charles S. Holmes excludes NAI warrants to purchase 2,050,000 shares of NAI common stock owned by Mr. Holmes, and 219,000 shares of NAI common stock and warrants to purchase 157,000 shares of NAI common stock at $3.00 per share owned by an irrevocable trust for which Mr. Holmes disclaims beneficial ownership. See "Information About NAI--Security Ownership of Certain Beneficial Owners and Management" and "Interests Of Certain Persons In The Merger--Sale of Wilcom, Inc."

     The number of shares of NAI common stock beneficially owned by C. Shelton James excludes 400,636 shares of NAI common stock, NAI warrants to purchase 178,700 shares of NAI common stock and NAI convertible notes convertible into 500,000 shares of NAI common stock owned by various limited partnerships of which Fundamental Management Corporation, an investment company of which Mr. James is President and a director, as to which shares Mr. James shares voting and dispositive power.

SELECTED CONSOLIDATED FINANCIAL DATA OF NAI

     For selected historical financial information of NAI for the fiscal years 1993 through 1997 and the nine months ended September 27, 1997 and September 26, 1998, see "Summary--Selected Financial Data--Summary of Selected Consolidated Financial Data of NAI Technologies, Inc.--Historical."

NAI MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS

     On July 7, 1998, the NAI board passed a resolution to discontinue the operations comprising NAI's Telecommunications segment, which consists of one wholly-owned subsidiary, Wilcom, Inc. It is anticipated that all of the issued and outstanding shares of Wilcom, Inc. will be sold to Wilcom Acquisition Corp. pursuant to the Wilcom stock purchase agreement. The operating results for Wilcom, Inc. are accounted for as discontinued operations. Accordingly, its operations are segregated in the accompanying financial statements. The financial statements for all prior reporting periods and all figures in the NAI's management's discussion and analysis of financial condition and results of operations have been reclassified for amounts associated with Wilcom, Inc. The second quarter 1998 results include a provision of $2,692,000 which is the estimated loss on disposal including an estimate of future losses to be incurred prior to the actual disposal of Wilcom, Inc. of $192,000. The disposition of Wilcom, Inc. will proceed whether or not the merger with DRS is consummated. Wilcom Acquisition Corp. is a Delaware corporation in which Charles S. Holmes and Dennis McCarthy, two current directors of NAI, own all the outstanding capital stock; Mr. Holmes is the majority stockholder of Wilcom Acquisition Corp. Wilcom Acquisition Corp. will purchase Wilcom, Inc. for a purchase price of (1) $150,000 and (2) Mr. Holmes' surrender of (a) 300,000 warrants to purchase shares of NAI common stock at an exercise price of $3.00 per share and
(b) 1,700,000 NAI warrants with an exercise price of $2.50 per share held by Mr. Holmes.

     NINE MONTHS 1998 COMPARED WITH NINE MONTHS 1997

     The nature of NAI's business is such that year to year changes in sales levels are predominantly due to changes in shipping volume or product mix rather than changing sales prices. Net sales for the nine months of 1998 were $34.7 million, a 5% decrease when compared with $36.7 million for the same period in 1997.


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


     The following chart provides the sales breakdown by subsidiary:

IN THOUSANDS OF DOLLARS                          1998         1997      % CHANGE
-----------------------                         -------     -------     --------
RUGGED SYSTEMS SEGMENT
  Codar Technology, Inc.                        $11,875     $10,977        8%
  Lynwood Rugged Systems Limited                 16,261      13,278       22%
  Inter-company                                    (272)       (456)      --
                                                -------     -------

Total Rugged Systems Segment                     27,864      23,799       17%

SYSTEMS INTEGRATION SEGMENT
  NAI Systems Division                            7,531      12,967      (42)%
  Inter-company                                    (651)       (108)      --
                                                -------     -------

Total Systems Integration Segment                 6,880      12,859      (46)%

Total                                           $34,744     $36,658       (5)%
                                                =======     =======

     Sales in the Rugged Systems segment (net of intercompany eliminations) increased 17% to $27.9 million from $23.8 million for the same period in 1997. The increased sales were attributable to a 22% sales increase at Lynwood and a 8% sales increase at Codar.

     The sales increase at Lynwood was attributable to strong bookings and increased export sales from the United Kingdom. New orders for the first nine months of 1998 were more than double the comparable figure in 1997. Lynwood attributes its strong booking performance to:

     o establishment of a high profile in the major European markets of France, Germany, Italy, Spain, Norway and Sweden and the high degree of collaboration now taking place between the major defense companies in these countries and the UK defense base;

     o an increased focus within the United Kingdom to take advantage of Lynwood's rugged COTS capabilities by targeting a number of vertical product areas such as "embedded avionics computers," "combat system consoles" and "battle management systems"; and

     o increased emphasis on opportunities in the Far East to take advantage of Lynwood's ability to satisfy contractual off-set requirements now that it has established a manufacturing presence in Australia.

Codar's sales increase was attributable to higher sales on the CHS II contract in the first nine months of 1998 as compared to the first nine months of 1997. The CHS II contract is an IDIQ (indefinite delivery indefinite quantity) and revenue will vary in each quarter.

     Sales in the Systems Integration segment (net of intercompany eliminations) decreased 46% to $6.9 million from $12.9 million for the same period in 1997. The decrease in sales at the Systems division is attributable to a delay in anticipated orders from the National Security Agency. The delay in orders is believed to be due to changes in the Agency's fiscal 1998 budget as a result of priority modifications by the Agency. The National Security Agency is the major customer (in excess of 90% of segment sales) of the Systems Integration segment. If it were to stop awarding business to this segment, the impact on profitability would be significant both to the segment and NAI and most likely would result in a significant reduction in size in the NAI Systems Division. Because the Agency's work is custom work, no inventory is procured in advance of receipt of contract awards. Therefore, a significant decline in future agency orders would not necessitate any inventory adjustments. As of December 9, 1998, only $1,146,000 of the $11,000,000 in orders that were expected to be placed in the near term have been booked. It is believed that some additional delays in placing the orders have resulted from the fact that several agencies are waiting for authorization to make 1999 expenditures. Although delayed, NAI believes the anticipated orders will be forthcoming now that the U.S. government fiscal 1999 budget is approved. However, there can be no assurance that such orders will be received.

     In recent years NAI has reduced its dependency on the United States defense budget by expanding its non-military and export business operations. However, NAI still expects approximately 35% of 1998 sales to be directly to the U.S. military or through prime contractors to the U.S. military. NAI is not aware of any programs in which it participates that are specifically targeted for a termination or curtailment. NAI's products are utilized in many different U.S. government programs, which reduces the adverse impact of the cancellation of a single specific program. However, changes in future U.S. defense spending levels could impact NAI's future sales volume.

     The gross margin percentage for the nine months of 1998 was 24.4%, as compared with 18.2% in the comparable period of 1997. The following chart provides the gross margin percentage by subsidiary.

                                                         1998         1997
                                                        ------       ------
Codar Technology, Inc.                                   19.9%        (8.6)%
NAI Systems Division                                     23.0%        24.8%
Lynwood Rugged Systems Limited                           26.9%        33.3%

     The improved margins at Codar are attributable to better cost absorption associated with higher sales, continued cost reduction efforts, as well as an emphasis on competing for higher margin work. Codar's 1997 margin was adversely impacted by a $3.0 million charge substantially related to an inventory write-down which resulted from lower than expected sales along with the final withdrawal from electronic printer products and the addition of certain more advanced Codar products on the CHS II program.

     The lower gross margin percentage at NAI Systems Division is primarily attributable to decreased shipping volumes and the consequent under absorption of fixed overhead expenses. Lynwood's margins were lower due to an unfavorable product mix and higher engineering expenditures associated with recent new contract awards. Margins at Lynwood should improve as these contracts evolve into mature production work.

     Selling expense for the nine months of 1998 was $2.4 million as compared to $2.3 million for the same period in 1997.

     General and administrative expenses for the nine months of 1998 were $3.4 million as compared to $3.2 million in the same period in 1997. This increase is primarily attributable to merger related expenses of $0.47 million.

     NAI-sponsored research and development expenditures for the nine months of 1998 were $0.4 million as compared with $0.7 million for the same period in 1997, which represents a decrease of 44%. The decrease is attributable to a change in the mix between NAI-sponsored research and development and customer funded engineering.

     For the nine months of 1998, NAI reported operating income of $1.9 million as compared with operating income of $0.02 million for the same period in 1997.

     Interest expense and amortization of deferred debt costs, net of interest income, was $1.3 million and $1.4 million for the nine months of 1998 and the nine months of 1997, respectively.

     For the nine months of 1998 and 1997, NAI recorded income tax expense of $0.5 million. The entire tax expense in both periods pertains to NAI's Lynwood subsidiary located in the U.K. The apparent high effective tax rate is due to the profitability of the NAI foreign operations in the U.K which are accruing tax expense while the U.S. domestic operations are incurring losses for which no tax benefit is being recognized in accordance with applicable accounting rules. For this reason, NAI is accruing tax expense even though the consolidated operations are showing a pre-tax loss. The figures for the nine months ended September 26, 1998 are as follows:

                               TAXABLE INCOME*   TAX EXPENSE   EFFECTIVE RATE
                               ---------------   -----------   --------------
Domestic                        ($1,114,000)       $   -0-

Foreign                          $1,665,000        $514,000          31%
                                 ----------        --------

                                 $  551,000        $514,000          93%
                                 ==========        ========

*Before loss from discontinued operations

     1997 COMPARED WITH 1996

     The nature of NAI's business is such that year to year changes in sales levels are predominantly due to changes in shipping volume or product mix rather than changing sales prices. Net sales in 1997 were $47.8 million, a 22% decline when compared with $61.1 million for the same period in 1996.

     The following chart provides the sales breakdown by segment and subsidiary for 1997 and 1996.

IN THOUSANDS OF DOLLARS                           1997        1996      % CHANGE
-----------------------                          -------     -------    --------
RUGGED SYSTEMS SEGMENT
  Codar Technology, Inc.                         $14,579     $32,727       (55)%
  Lynwood Rugged Systems Limited                  16,845      14,621        15%
  Inter-company                                     (520)       (434)       --
                                                  ------      ------       ---
    Total Rugged Systems Segment                  30,904      46,914       (34)%

SYSTEMS INTEGRATION SEGMENT
  NAI Systems Division                            17,217      14,330        20%
  Inter-company                                     (363)       (113)       --
                                                  ------      ------       ---
    Total Systems Integration Segment             16,854      14,217        19%
                                                  ------      ------       ---
      Total                                      $47,758     $61,131       (22)%
                                                 =======     =======       ===

     Sales in the Rugged Systems segment (net of intercompany eliminations) declined 34% to $30.9 million from $46.9 million in 1996. A 15% increase in shipments at Lynwood was more than offset by a 55% revenue decline at Codar.

     The sales decline at Codar is attributable to several factors, most notably a decline in booking additional orders for the CHS 2 product line and rugged work station products. Codar had reduced its ongoing operating expenses throughout 1997 in order to mitigate the potential adverse impact of continuing lower sales. Although Codar believes the bookings decline to be temporary, Codar will continue to report less than optimum financial results until the bookings rate increases. Codar does not anticipate reaching the sales level achieved in 1996 for several years. The 1996 sales level was favorably impacted by delays in shipments from prior years.

     The sales increase at Lynwood is attributable to increased exports to foreign markets, particularly in Australia and Scandinavia.

     Sales in the Systems Integration segment (net of intercompany eliminations) increased 19% to $16.9 million from $14.2 million in 1996. Systems Division reported its third consecutive year to year sales increase. In 1997 the Systems Division was awarded several IDIQ (indefinite delivery indefinite quantity) contracts that have the potential to provide significant business to NAI in 1998 and thereafter. However, the nature of IDIQ contracts is such that there can be no assurance of future business.

     In recent years NAI has reduced its dependency on the United States defense budget by expanding its non-military business operations. However, NAI still expects approximately 25% of 1998 sales to be directly to the U.S. military or through prime contractors to the U.S. military compared to 27% in 1997. NAI is not aware of any programs in which it participates that are specifically targeted for termination or curtailment. NAI's products are utilized on many different U.S. government programs, which reduces the adverse impact of cancellation of any single specific program. However, changes in future U.S. defense spending levels could impact NAI's future sales volume.

     The gross margin percentage for 1997 was 19.7%, as compared to 21.0% for 1996. The following chart provides the gross margin percentage by subsidiary.

                                                           1997        1996
                                                           ----       -----
Codar Technology, Inc. ...............................     (1.1)%     14.4%
Lynwood Rugged Systems Limited .......................     33.4%      34.0%
NAI Systems Division .................................     23.0%      20.9%

     Codar's gross margin was adversely impacted by a $2.0 million charge related to an inventory write-down that was necessitated by lower than expected revenues at Codar, the final withdrawal from electronic printer products and the anticipated decline in sales of certain of Codar's products on the CHS II program due to the replacement of those products with new more advanced Codar products.

     Systems Division's gross margins improved in 1997 because NAI received favorable pricing on certain key components that were purchased during the year. It is not likely that the favorable pricing will occur in 1998, and therefore, the gross margin percentage in 1998 is expected to be somewhat lower than the level achieved in 1997.

     Wilcom, Inc.'s gross margins declined as a result of low shipping volumes and thus poor absorption of fixed overhead costs. It is unlikely that Wilcom, Inc. will return to pre-1997 gross margin levels due to the fact that line treatment revenues are not expected to reach previous levels.

     Selling expense for 1997 was $3.1 million, as compared to $3.4 million for the same period in 1996. The 7% decrease was mostly attributable to the decline in sales.

     General and administrative expenses for 1997 were $4.1 million as compared to $4.8 million in 1996. The decline is the result of NAI's intention to reduce its expenses to an amount more commensurate with its current revenue level.

     NAI-sponsored research and development expenditures for 1997 were $0.9 million, as compared to $1.0 million for 1996.

     NAI reported operating earnings from continuing operations of $0.7 million in 1997, as compared to operating earnings from continuing operations of $4.6 million in 1996. 1996 operating earnings from continuing operations were favorably impacted by the recognition of a gain of approximately $1.5 million from the sale of Codar's Systems Integration Division to Tracor Aerospace Inc. in June 1996. Operating earnings for 1997 were adversely impacted by a $3.0 million charge substantially related to an inventory write-down at Codar.

     Interest expense and amortization of deferred debt costs, net of interest income, was $1.8 million in 1997, as compared to $2.5 million in 1996. The decrease is attributable to lower borrowings, as well as a rate reduction.

     The income tax expense pertains to NAI's Lynwood subsidiary located in the U.K. Lynwood's earnings are taxed in the U.K., and, while NAI has a U.S. net operating loss carry-forward, Lynwood is required to pay income taxes in the U.K. NAI is unable to recognize the full tax benefit associated with its U.S. net operating loss carry-forward due to uncertainties as to whether or not a future benefit will be realized. When NAI returns to sustained profitability, the benefits of such a tax loss carry-forward will be recognized.

     1996 COMPARED WITH 1995

     The following chart provides the sales breakdown by segment and subsidiary for 1996 and 1995.

IN THOUSANDS OF DOLLARS                          1996          1995     % CHANGE
-----------------------                         -------       -------   --------
RUGGED SYSTEMS SEGMENT
  Codar Technology, Inc.                        $32,727       $27,553       19%
  Lynwood Rugged Systems Limited                 14,621        11,587       26%
  Inter-company                                    (434)         (249)      --
                                                -------       -------       ---
    Total Rugged Systems Segment                 46,914        38,891       21%

SYSTEMS INTEGRATION SEGMENT
  NAI Systems Division                           14,330        13,504        6%
  Inter-company                                    (113)         (582)      --
                                                -------       -------       ---
    Total Systems Integration Segment            14,217        12,922       10%
                                                -------       -------       ---
      Total                                     $61,131       $51,813       18%
                                                =======       =======       ===

     Sales in the Rugged Systems segment (net of intercompany eliminations) increased 21% to $46.9 million from $38.9 million in 1995. Each of the NAI subsidiaries recorded sales increases in 1996, as compared to 1995. Codar's 1995 revenues were adversely impacted by production problems on certain contracts. The increased sales at Lynwood is representative of the increased level of business at this subsidiary.

     Sales in the Systems Integration segment (net of intercompany eliminations) increased 10% to $14.2 million from $12.9 million in 1995.

     In recent years NAI has moved toward reducing its dependency on the United States defense budget by expanding its non-military business operations.

     The gross margin percentage for 1996 was 21.0%, as compared to 5.8% for 1995. The following chart provides the gross margin percentage by subsidiary.

                                                              1996       1995
                                                              ----       ----
Codar Technology, Inc. ..................................     14.4%     (5.8)%
Lynwood Rugged Systems Limited ..........................     34.0%      32.9%
NAI Systems Division ....................................     20.9%      17.4%

     The margin improvement at Codar is attributable to increased shipping volumes and cost reduction efforts initiated in late 1995 and early 1996. Codar's operating performance in both years was adversely impacted by several large contracts for which the gross margins were zero or negative. These contracts were substantially completed during the third quarter of 1996. Codar's 1995 gross margins were adversely impacted by the recording of a $1,400,000 provision attributable to cost growth on certain long-term contracts due to engineering design changes, greater than anticipated labor and material costs and under-absorbed overhead and a $1,100,000 provision for inventory obsolescence. The recording of a $900,000 provision for inventory obsolescence adversely impacted Systems Division's 1995 gross margin.

     Selling expense for 1996 was $3.4 million, as compared to $3.8 million for the same period in 1995. The 12% decrease was realized, despite an increase in sales of 18%, due to NAI's efforts to reduce operating expenses.

         General and administrative expenses for 1996 were $4.8 million, as compared to $5.9 million in 1995. Decreased corporate office expense, as well as cost cutting moves taken in the fourth quarter of 1995, account for the decline.

     NAI-sponsored research and development expenditures were $1.0 million for each of 1996 and 1995.

     NAI had operating earnings from continuing operations of $4.6 million in 1996, as compared to an operating loss from continuing operations of $8.1 million in 1995. 1996 operating earnings were favorably impacted by the recognition of a gain of approximately $1.5 million from the sale of the Systems Integration Division to Tracor Aerospace Inc. in June 1996.

     Interest expense and amortization of deferred debt costs, net of interest income, was $2.5 million in 1996 as compared with $2.4 million in 1995.

     The entire tax expense pertains to NAI's Lynwood subsidiary located in the U.K. Lynwood's earnings are taxed in the U.K., and, while NAI has a U.S. net operating loss carry-forward, Lynwood is required to pay taxes in the U.K. NAI is unable to recognize the full tax benefit associated with its U.S. net operating loss carry-forward due to uncertainties as to whether or not a future benefit will be realized. When NAI returns to sustained profitability, the benefits of such a tax loss carry-forward will be recognized.

     LIQUIDITY AND CAPITAL RESOURCES

     Cash and cash equivalents totaled $2.0 million at September 26, 1998, as compared to $0.6 million at December 31, 1997. Cash provided by operating activities amounted to $0.9 million in the first nine months of 1998, as compared to $0.8 million in the comparable period of 1997. During the first nine months, accounts receivable decreased by $0.1 million, inventory decreased by $0.7 million, and accounts payable and other accrued expenses decreased by $1.0 million from December 31, 1997, respectively.

     During the nine months ended September 26, 1998, NAI had borrowings of long term debt and notes payable of $3.4 million, and had payments of long term debt and notes payable of $2.9 million. Net borrowings of $0.5 million were used for working capital purposes. From time to time, borrowings are necessary because of the timing differences between payments due to NAI's vendors and the payment of related receipts by NAI's customers. Payments due to vendors tend to precede the payment of related receivables. At various times during the year NAI borrows funds in the first month of each quarter in order to meet its financial obligations to its vendors. This is necessitated because a disproportionate amount of NAI's quarterly shipments take place in the last three weeks of the quarter. Because of this shipment schedule, the first month of the following quarter usually results in low receivable collections and high vendor payments. This is usually reversed as the quarter progresses and the borrowed funds are paid back to the extent possible.

     At September 26, 1998 NAI's outstanding borrowing under NAI's credit agreement was $6.5 million. NAI will be required to repay $750,000 on December 31, 1998. The remaining amount outstanding is due and payable on January 15, 1999.

     As of September 26, 1998 NAI would have been in violation of the consolidated current ratio and consolidated quick ratio debt covenants under its credit agreement had it not received a waiver from its two lending banks. At the same time, NAI also received a waiver to allow it to defer a required principal payment of $750,000 until the maturity of the loan on January 15, 1999. The terms of the waivers provide that NAI must comply with all of the terms of its credit agreement. The waivers also require the Secretary or Executive Vice President of NAI to certify periodically to the lenders that NAI is not in default under the terms of its credit agreement and that NAI's representations and warranties set forth in its credit agreement continue to be true and accurate. The covenant waivers will expire on the fiscal quarter ended December 31, 1998 at which time NAI anticipates that it will once again be in violation of the same two covenants. It is NAI's intention to request a waiver on the two covenants as well as a deferral on the principal requirement of $750,000. If the banks were to refuse to grant such a waiver, NAI would be in default under the terms of its credit agreement, and the entire loan balance currently amounting to $6,500,000 would be due immediately. It is unlikely that NAI would be able to make the payment in this schedule without an alternative financing plan in place.

     No plans are in place to cure the inadequate cash flow situation. NAI's cash flow is a major reason why the NAI board is in favor of the merger. It is the intent of DRS to use a portion of the proceeds from the Mellon credit agreement to pay down the entire outstanding principal and interest amounts under NAI's credit agreement. NAI has had preliminary discussions with its two principal banks regarding the need to refinance the January 1999 balloon payment requirement. However, the banks have not made any commitment regarding the loans. Although the NAI board has discussed the possibility of alternative financing, NAI has not approached any new potential lenders. The NAI board believes that it is difficult to approach potential lenders when the perception is that NAI will be merging with DRS in the near future.

     INFLATION

     NAI's financial statements are prepared in accordance with historical accounting systems, and therefore, do not reflect the effect of inflation. The impact of changing prices on the financial statements is not considered to be significant.

     BACKLOG

     The backlog of unfulfilled orders as of December 31, 1997 was $26.4 million, compared to $30.0 million as of December 31, 1996. Approximately 48% of the 1997 year-end backlog is scheduled for delivery over the next twelve months.

     YEAR 2000

     NAI's Year 2000 Project is proceeding on schedule. NAI's Year 2000 Project is addressing the issue of computer and embedded computer chips being unable to distinguish between the year 1900 and the year 2000.

     NAI's Year 2000 Project is divided into three major sections: (1) IT Systems (infrastructure and applications software); (2) External Agents (third-party suppliers and customers); and (3) Product Issues (Year 2000 issues inherent in products sold by NAI).

     The IT Systems section evaluates hardware and systems software. This section is on schedule, and NAI estimates that approximately 95% of the activities related to this section were completed as of September 26, 1998. All IT Systems activities are expected to be completed by December 31, 1998.

     The External Agents section includes the process of identifying and prioritizing critical suppliers and customers at the direct interface level, and communicating with them about their plans and progress in addressing the Year 2000 problem. Detailed evaluations of the most critical third parties have not yet been initiated but will commence before December 31, 1998 and should be completed by mid-1999. These evaluations will be followed by the development of contingency plans, if considered necessary.

     The Product Issues section includes the process of identifying any products sold by NAI which may not be Year 2000 compliant, determining a corrective course of action and disseminating relevant information to customers. Detailed evaluations have recently begun, are approximately 15% complete and scheduled to be completed by mid-1999.

     The total cost associated with required modifications to become Year 2000 compliant is not expected to be material to NAI's financial position.

     The failure to correct a material Year 2000 problem could result in an interruption in, or a failure of, certain normal business activities or operations. Such failures could materially and adversely affect NAI's results of operations, liquidity and financial condition. Due to the general uncertainty inherent in the Year 2000 problem, resulting in part from the uncertainty of the Year 2000 readiness of third-party suppliers and customers, NAI is unable to determine at this time whether the consequences of Year 2000 failure will have a material impact on NAI's results of operations, liquidity or financial condition. NAI's Year 2000 Project is expected to reduce significantly NAI's level of uncertainty about the Year 2000 problem. NAI believes that, with the completion of its Year 2000 Project as scheduled, the possibility of significant interruptions of normal operations should be reduced.

     NAI does not currently have any contingency plans in place to address the failure of timely conversion of its and/or third-party systems in respect of the Year 2000 issue.

              DESCRIPTION OF DRS CAPITAL STOCK FOLLOWING THE MERGER

     DRS' authorized capital stock consists of 20,000,000 shares of DRS common stock and 2,000,000 shares of undesignated preferred stock, $10.00 par value per share. As of December 31, 1998, 6,359,503 shares of DRS common stock were issued and outstanding, 385,164 shares were issued and held in treasury and 500,000 shares were reserved for issuance upon exercise of outstanding stock options. There were no shares of DRS' preferred stock designated or issued.

     For further information about DRS' authorized capital stock, reference is made to DRS' reports incorporated in this joint proxy statement/prospectus by reference in "Where You Can Find More Information."

DRS COMMON STOCK

     In connection with the merger, up to 3,713,718 shares of DRS common stock may be issued to holders of NAI common stock.

DRS WARRANTS

     Discussion of the DRS warrants in this joint proxy statement/prospectus is qualified entirely by reference to the form of the DRS warrant filed by DRS with the SEC.

     Assuming completion of the merger, DRS will offer to exchange for the assumed NAI warrants appropriate DRS warrants representing rights with respect to DRS common stock. Each DRS warrant entitles the holder to purchase specified numbers of shares of DRS common stock at an exercise price equal to $10.00 per share, subject to adjustment. As of the effective time, it is anticipated that there will be DRS warrants outstanding which would result in the issuance of approximately 603,175 shares of DRS common stock upon exercise. Each DRS warrant is subject to adjustment upon the occurrence of any of the following events:

     o the recapitalization of DRS or reclassification of the securities to be received upon conversion or any merger or consolidation of DRS into or with a corporation or other business entity, or the sale or transfer of all or substantially all of DRS' assets or any successor corporation's assets to any other corporation or business entity;

     o    the subdivision or combination of shares of DRS common stock;

     o the payment of dividends or other distributions in the form of DRS common stock; and

     o the issuance of shares of DRS common stock at less than the closing price.

     No adjustment to the DRS warrants is required to be made until cumulative adjustments otherwise required to be made amount to 1% or more of the exercise price. DRS warrants will be exercisable, at any time and from time to time, on or before 5:30 p.m., local time, February 15, 2002 by surrendering the DRS warrant to DRS, accompanied with the appropriate form of consideration in payment for the number of shares of DRS common stock as set forth in the subscription form. The right to purchase shares of DRS common stock will be forfeited after such date and time. Each DRS warrant may be exercised in whole or in part so long as any exercise in part would not involve the issuance of fractional shares of DRS common stock. DRS will reserve such shares of DRS common stock as shall be required for issuance upon conversion of the DRS warrants. Holders of DRS warrants are not entitled to any rights as stockholders of DRS.

AMENDED NAI CONVERTIBLE NOTES

     Although the amended NAI convertible notes are not DRS capital stock but a portion of NAI's indebtedness, the amended NAI convertible notes will be convertible, after completion of the merger, into shares of DRS common stock. Accordingly, the following discussion briefly summarizes general terms of the amended NAI convertible notes and resales of the notes as they relate to the DRS common stock. Discussion of the amended NAI convertible notes in this joint proxy statement/prospectus is qualified entirely by reference to the form of such note on file with NAI.


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     GENERAL

     Assuming completion of the merger, holders of at least 90% of the aggregate principal amount of NAI convertible notes outstanding as of August 26, 1998 will have converted all of their notes into shares of NAI common stock prior to the effective time of the merger. In addition, in connection with the merger, a sufficient number of the holders of NAI convertible notes will have consented pursuant to a consent solicitation to amend the NAI convertible notes and the related indenture as of the effective time of the merger as follows:

     o    eliminate certain provisions in the notes;

     o amend Section 8.1 of the indenture relating to the NAI convertible notes; and

     o remove the notes from the registration requirements under the securities laws of the United States and the scope of the Trust Indenture Act of 1939, as amended.

     Consequently, assuming completion of the merger, NAI convertible notes remaining outstanding as of and after the effective time of the merger will be amended NAI convertible notes.

     Each amended NAI convertible note remaining outstanding after the effective time of the merger entitles the holder of such note to convert such note into specified numbers of shares of DRS common stock representing a conversion price equal to $8.00 per share, subject to adjustment. Assuming that holders of 90% of the aggregate principal amount of NAI convertible notes outstanding as of August 26, 1998 convert their NAI convertible notes into shares of NAI common stock prior to the effective time, it is anticipated that as of the effective time there will be approximately $483,450 aggregate principal amount of amended NAI convertible notes outstanding, which would result in the issuance of approximately 60,431 shares of DRS common stock upon conversion. The conversion price and number of conversion shares of each amended NAI convertible note are subject to adjustment upon the occurrence of any of the following events:

     o the recapitalization of DRS or reclassification of the securities to be received upon conversion or any merger or consolidation of DRS into or with a corporation or other business entity, or the sale or transfer of all or substantially all of DRS' assets or any successor corporation's assets to any other corporation or business entity;

     o    the subdivision or combination of shares of DRS common stock;

     o the payment of dividends or other distributions in the form of DRS common stock; and

     o the issuance of shares of DRS common stock at less than the closing price.

     Each amended NAI convertible note will be convertible, at any time on or before January 15, 2001, by notice and surrender of the relevant amended NAI convertible note to DRS at its principal office. Each amended NAI convertible note may be exercised in whole or in part so long as any exercise in part would not involve the issuance of fractional shares of DRS common stock. DRS will reserve such shares of DRS common stock as shall be required for issuance upon conversion of the amended NAI convertible note. Holders of amended NAI convertible notes are not entitled to any rights as stockholders of DRS.

     RESALES OF AMENDED NAI CONVERTIBLE NOTES

     If you hold NAI convertible notes after the completion of the merger, such notes will no longer be freely transferable. As of the effective time, these NAI convertible notes will be delisted from the Yellow Sheets of the National Quotations Bureau, some terms of these notes will have been amended and the registration requirements of these notes shall be removed. Furthermore, each amended NAI convertible note will be prepayable by NAI as of the effective time. Because these amended NAI convertible notes, which remain outstanding after the effective time, will not be registered, they may not be offered for sale, sold, transferred or otherwise disposed of unless an exemption from such registration is available. An appropriate legend concerning such restrictions on the transfer of these amended NAI convertible notes must be placed on each such note.


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     Each amended NAI convertible note is freely exchangeable into DRS common stock, shares of which are transferable subject only to the restrictions described below in "--Resales of DRS Common Stock and DRS Warrants."

RESALES OF DRS COMMON STOCK AND DRS WARRANTS

     The shares of DRS common stock to be issued to NAI shareholders and DRS warrants to be issued to NAI warrantholders, in the merger have been registered under the Securities Act. Consequently, these shares of DRS common stock and DRS warrants may be traded freely and without restriction by those NAI shareholders and NAI warrantholders who are not "affiliates" of DRS or NAI. Under the Securities Act, an affiliate, includes persons (generally executive officers, directors and ten percent stockholders) who control, are controlled by, or are under common control with (1) DRS or NAI at the time of the DRS or NAI meeting, respectively, or (2) DRS at or after the effective time. Any subsequent transfer by an affiliate of NAI must be one permitted by the resale provisions of Rule 145 promulgated under the Securities Act (or Rule 144 promulgated under the Securities Act, in the case of such persons who become affiliates of DRS).

     Rules 144 and 145 will restrict the sale of DRS common stock and DRS warrants received in the merger by affiliates and certain of their family members and related interests. Generally speaking, during the year following the effective time, those persons who are affiliates of NAI at the time of the NAI meeting, provided, that they are not affiliates of DRS at or following the effective time, may publicly resell any DRS common stock and DRS warrants received by them in the merger. However, they remain subject to certain limitations as to, the amount of DRS common stock and DRS warrants, sold by them in any three-month period and as to the manner of sale. After the one-year period, such affiliates of NAI may resell their shares without such restrictions so long as there is adequate current public information with respect to DRS as required by Rule 144. Persons who become affiliates of DRS prior to, at or after the effective time may publicly resell the DRS common stock and DRS warrants received by them in the merger subject to similar limitations and subject to certain filing requirements specified in Rule 144.

     The ability of affiliates to resell shares of DRS common stock and DRS warrants received in the merger under Rule 144 or 145 will also be affected by DRS' having satisfied its reporting requirement under the Securities Exchange Act of 1934, as amended for specified periods before the time of sale. Affiliates also would be permitted to resell DRS common stock and DRS warrants received in the merger if they file an effective registration statement under the Securities Act or qualify for another available exemption from the Securities Act registration requirements.

     This joint proxy statement/prospectus does not cover any resales of DRS common stock and DRS warrants received by persons who may be deemed to be affiliates of DRS or NAI in the merger, or the shares issuable upon exercise of the DRS warrants.

     Before DRS is required to complete the merger, it must receive a written agreement from each person who is an affiliate (for purposes of Rule 145) of NAI which provides that such person will not dispose of any DRS common stock in violation of the Securities Act or its related rules and regulations. NAI has agreed in the merger agreement to use its reasonable efforts to cause each person who is an affiliate (for purposes of Rule 145) of NAI to deliver to DRS such a written agreement.

TRANSFER AGENT AND REGISTRAR

     Continental Stock Transfer & Trust Company, 2 Broadway, New York, New York 10004, is the transfer agent and the registrar of DRS common stock and will be the warrant agent and registrar of the DRS warrants. At the effective time of the merger, DRS will cause NAI to deposit with U.S. Bank National Association (formerly First Trust National Association), as trustee, for the benefit of holders of NAI convertible notes, certificates representing the amended NAI convertible notes to be issued following the completion of the merger.

STOCK EXCHANGE LISTING; DELISTING AND DEREGISTRATION OF NAI COMMON STOCK

     It is a condition to the merger that the shares of DRS common stock that will be issued in connection with the merger be authorized for listing on the AMEX, subject to official notice of issuance. If the merger is consummated, NAI common stock will cease to be listed on the NASDAQ.


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                        COMPARISON OF STOCKHOLDER RIGHTS

     DRS is organized under the laws of Delaware. NAI is organized under the laws of New York. Any differences, therefore, between the rights of DRS stockholders and the rights of NAI shareholders arise from differences between each corporation's certificate of incorporation, bylaws and state law. For convenience, when we refer to Delaware's General Corporation Law and New York's Business Corporation Law in this section, we use the abbreviations "DGCL" and "NYBCL," respectively.

     The following summary sets forth certain material differences between the rights of DRS stockholders and the rights of NAI shareholders and is qualified in its entirety by reference to DRS' charter, DRS' bylaws, NAI's charter, NAI's bylaws, DGCL and NYBCL.

AUTHORIZED CAPITAL STOCK

     The authorized capital stock of DRS currently consists of 20,000,000 shares of DRS common stock, $0.01 par value per share, and 2,000,000 shares of undesignated preferred stock, $10.00 par value per share. As of December 31, 1998, 6,359,503 shares of DRS common stock were issued and outstanding and no shares of DRS' preferred stock were designated or issued. The authorized capital stock of NAI consists of 25,000,000 shares of NAI common stock, $0.10 par value per share and 2,000,000 shares of preferred stock, $0.10 par value per share. As of December 31, 1998, 9,179,567 shares of NAI common stock were issued and outstanding, and no shares of NAI preferred stock were issued and outstanding.

     If the merger is consummated, all of the shares of NAI common stock will cease to exist. Shares of DRS common stock will be issued in exchange for the shares of NAI common stock outstanding at the effective time. DRS warrants will be issued for the NAI warrants outstanding at the effective time. Amended NAI convertible notes will be issued in exchange for the NAI convertible notes remaining outstanding at the effective time.

VOTING RIGHTS

     The holders of DRS common stock have one vote per share with respect to all matters submitted to a vote of the DRS stockholders. Likewise, the holders of NAI common stock have one vote per share with respect to all matters submitted to a vote of the NAI shareholders.

PREEMPTIVE RIGHTS; CUMULATIVE VOTING

     Neither DRS' charter nor NAI's charter grants any preemptive rights to security holders. Moreover, neither DRS' charter nor NAI's charter provides for cumulative voting.

NOTICE OF STOCKHOLDER MEETINGS

     DRS' bylaws provide that written notice of each annual and special meeting of stockholders be given, stating the place, date and hour of such meeting and stating the place within the city or other municipality or community at which the list of DRS stockholders may be examined. DRS' bylaws require the notice of an annual meeting to state that the meeting is called for the election of directors and for the transaction of other business which may properly come before the meeting, and (if any other action which could be taken at a special meeting is to be taken at the annual meeting) to state the purpose or purposes. DRS' bylaws require the notice of a special meeting in all instances to state the purpose or purposes for which the meeting is called. DRS' bylaws further provide that if any action is proposed to be taken at the meeting which would, if taken, entitle DRS stockholders to receive payment for their shares of DRS common stock, the notice for such meeting shall include a statement of that purpose and to that effect. Pursuant to ss222 of the DGCL, written notice of any meeting of stockholders shall be given not less than 10 nor more than 60 days before the date of the meeting.

     NAI's bylaws provide that written notice of each annual and special meeting of NAI shareholders, other than any meeting the giving of notice of which is otherwise prescribed by law, be given, personally or by mail, not less than 10


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nor more than 50 days before such meeting, to each NAI shareholder entitled to vote at such meeting. NAI's bylaws require such notice to state the place, date and hour of the meeting, and, in the case of a special meeting, indicate that it is being issued by or at the direction of the person or persons calling the meeting and state the purpose or purposes for which it is called. Pursuant to ss606 of the NYBCL, written notice of any meeting of shareholders shall be given not less than 10 nor more than 60 days before the date of the meeting.

ACTION BY WRITTEN CONSENT OF STOCKHOLDERS

     Under DRS' bylaws, any action that may be taken at a meeting of DRS stockholders may be taken without a meeting, without prior notice and without a vote, if a written consent setting forth the action to be taken is signed by the holders of not less than the minimum number of votes that would be necessary to take such action at a meeting of stockholders at which all shares entitled to vote on such action were present and voted. DRS' bylaws also provide that prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

     Neither NAI's charter nor NAI's bylaws state whether action may be taken by NAI shareholders without a meeting. Therefore, under the provisions of ss615 of the NYBCL, any action which requires the vote of NAI shareholders may be taken without a meeting by written consent, setting forth the action taken, signed by the holders of all outstanding shares of NAI common stock entitled to vote on such action or, if NAI's charter so permits, signed by the holders of outstanding shares of NAI common stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares of NAI common stock entitled to vote on such action were present and voted.

SPECIAL MEETINGS OF STOCKHOLDERS

     Under DRS' bylaws, a special meeting of the stockholders may be called by the DRS board or by any officer instructed by the DRS board to call the meeting.

     Under NAI's bylaws, a special meeting of the NAI shareholders may be called by the President of NAI or by order of the NAI board. According to NAI's bylaws, special meetings of NAI shareholders prescribed by law for the election of directors shall be called by the NAI board or the Secretary of NAI whenever required to do so pursuant to applicable law. Pursuant to ss603 of the NYBCL, if, for a period of one month after the date fixed under NAI's bylaws for the annual meeting of NAI shareholders, or if no date has been so fixed, for a period of thirteen months after the last annual meeting, there is a failure to elect a sufficient number of directors to the NAI board to conduct the business of NAI, the NAI board shall call a special meeting for the election of directors.

QUORUM AND VOTING REQUIREMENTS FOR STOCKHOLDER MEETINGS

     DRS' bylaws state that a quorum consists of a majority of the outstanding shares of DRS common stock, except when a vote requires more than a majority of the outstanding shares in which case, the holders of such portion must be present, either in person or by proxy.

     NAI's bylaws provide that, except as otherwise provided by law, at any meeting of NAI shareholders the holders of a majority of the shares entitled to vote at such meeting shall constitute a quorum for the transaction of any business; provided, that when a specified item of business is required to be voted on by a class or series, voting as a class, the holders of a majority of the shares of such class or series shall constitute a quorum for the transaction of such specified item of business.

STOCKHOLDERS' PROPOSALS

     DRS' bylaws provide that DRS stockholders are required to give advance notice to DRS of (1) any stockholder-proposed director nomination or (2) any business to be introduced by a DRS stockholder at any annual meeting. DRS' bylaws also provide that any DRS stockholder entitled to vote in the election of directors generally may nominate one or more persons for election as director or directors at an annual meeting only if written notice of such


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stockholder's intent has been given to the Secretary of DRS not less than 60 days nor more than 90 days prior to the anniversary date of the immediately preceding annual meeting. In the event the annual meeting is called for a date that is not within 30 days before or after such anniversary date, the stockholder's written notice of such intent must be given within 10 days before or after such anniversary date. In the case of a special meeting of DRS stockholders called for the purpose of electing directors, to be timely, a stockholder's notice must be delivered to or mailed and received not later than the close of business on the tenth day following the day on which notice of the date of the special meeting was mailed or public disclosure of the date of the special meeting was made by DRS, whichever first occurs. The Chairman of the meeting may determine that the nomination of any person was not made in compliance with these provisions of DRS' bylaws.

     DRS' bylaws further provide that, for business to be properly introduced by a stockholder of DRS where such business is not specified in the notice of meeting or brought by or at the direction of the DRS board, the DRS stockholder must have given notice not less than 60 nor more than 90 days prior to the anniversary date of the immediately preceding annual meeting of the stockholders. In the event the annual meeting is called for a date that is not within 30 days before or after such anniversary date, notice by the DRS stockholder must be given 10 days before or after such anniversary date. The Chairman of the DRS board may, if the facts warrant, determine and declare that any business was not properly brought before such meeting and such business will not be transacted.

     No parallel provisions exist in NAI's charter and NAI's bylaws.

PROXY REPRESENTATION

     Each of DRS' bylaws and NAI's bylaws permit each DRS stockholder and NAI shareholder, respectively, to authorize another person or persons to act for such stockholder by proxy in all matters in which a stockholder is entitled to participate. Such proxy must be signed by the stockholder or such stockholder's attorney-in-fact.

     DRS' bylaws provide that no proxy shall be voted or acted upon after three years from its date, unless such proxy provides for a longer period. DRS' Bylaws further provide that a duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power; such interest need not be an interest in DRS common stock or in DRS generally.

     The NAI's bylaws provide that no proxy shall be valid after the expiration of 11 months from the date of the proxy, unless otherwise provided in the proxy. NAI's bylaws further provide that every proxy shall be revocable at the pleasure of the NAI shareholder executing it, except as otherwise provided by law. Pursuant to ss609 of the NYBCL, a proxy is irrevocable if it:

     o    is entitled "irrevocable proxy";

     o    states that it is irrevocable; and

     o    is held by a:

          o    pledgee;

          o    person who has agreed to purchase shares of NAI common stock;

          o creditor or creditors of NAI who extend or continue credit to NAI in consideration of such proxy, if the proxy states that it was given in consideration of such extension or continuation of credit, the amount of such extension or continuation of credit and the name of the person extending or continuing credit;

          o person who has contracted to perform services as an officer of NAI, if a proxy is required by the employment contract and the proxy states that it was given in consideration of such employment contract, the name of the employee and the period of employment contracted for;

          o person designated by or under an agreement between two or more holders of NAI common stock and under ss620(a) of the NYBCL; or


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          o    nominee of any of the foregoing.

          The NYBCL provides that such irrevocable proxy becomes revocable under certain circumstances.

BOARD OF DIRECTORS

     The DRS board is currently divided into three classes, with each class consisting of as nearly an equal number of directors as possible, and currently consists of eight directors. The members of one of the three classes of directors are elected each year at the annual meeting; such directors hold office for three-year terms and until their successors are elected and qualified. DRS' bylaws provide that the number of all directors on the DRS board shall not be less than five nor more than nine; the number of all directors on the DRS board is to be determined from time to time by a resolution adopted by the directors then in office or by the remaining director if there be only one.

     The NAI board is currently divided into two classes, designated Class I and Class II. Class I consists of three directors and Class II consists of four directors. The members of one of the two classes are elected each year at the annual meeting; each director holds office for a two-year term and until his or her successor is elected and qualified, except in the event of the earlier termination of his or her term of office by reason of death, resignation, removal or other reason.

     Each director on the DRS board will serve until his or her successor has been elected and qualified. The proxies solicited by this joint proxy statement/prospectus, unless directed to the contrary in such proxies, will be voted for the election of C. Shelton James, NAI's designee to the DRS board.

     For information concerning Mr. James and his nomination for election as a director of DRS, see "NAI Designee."

VACANCIES AND NEWLY-CREATED DIRECTORSHIPS

     DRS' charter states that any vacancy in the office of a director may be filled by the vote of the majority of the remaining directors, regardless of any quorum requirements set forth in DRS' bylaws. DRS' charter provides that such director serve until the next annual meeting at which the directors of the class of directors (of which such director is a member) are to be elected, and until his or her successor is elected and qualified. DRS' charter further provides that newly created directorships may be filled by the DRS board.

     NAI's charter provides that any vacancy in the office of a director may be filled by the directors then in office, although less than a quorum, or by a sole remaining director.

LIMITATION ON DIRECTOR'S LIABILITY

     DRS' charter provides that no director shall be personally liable to DRS or its stockholders for monetary damages for any breach of fiduciary duty by such director as director. Notwithstanding the foregoing sentence, DRS' charter also provides that a director shall be liable to the extent provided by applicable law:

     o for breach of the director's duty of loyalty to DRS or its stockholders;

     o for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

     o    pursuant to Section 174 of the DGCL; or

     o for any transaction from which the director derived an improper personal benefit.

     NAI's charter provides that the liability to NAI and NAI shareholders of each and every person who is at any time a director of NAI, in such person's capacity as such director, is, and shall be, limited and eliminated to the full


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extent authorized or permitted by law. Pursuant to ss719 of the NYBCL, a director of NAI shall be liable to NAI to the extent that injury is suffered as a result of his or her involvement in:

     o the declaration of any dividend or other distribution contrary to ss510 of the NYBCL;

     o the purchase of the shares NAI capital stock in violation of ss513 of the NYBCL;

     o the distribution of assets to NAI shareholders after dissolution without adequate provision for NAI's liabilities; or

     o    the making of any loan contrary to ss714 of the NYBCL.

REMOVAL OF DIRECTORS

     Neither DRS' charter nor DRS' bylaws contain provisions relating to the removal of directors. Section 3.5 of NAI's bylaws provides for the removal of directors by NAI shareholders. Therefore, under both the DGCL and NYBCL, directors of the DRS board and NAI board may be removed only for cause by the vote of the holders of the DRS common stock and NAI common stock, respectively.

INDEMNIFICATION

     DRS' charter provides that DRS shall indemnify its directors and executive officers who were or are a party or are threatened to be made a party to any threatened, pending or completed action, suit or proceeding (whether civil, criminal, administrative or investigative), and DRS has the power to purchase policies of directors' and officers' liability insurance for this purpose.

     NAI's bylaws provide that to the full extent authorized or permitted by law, NAI shall indemnify its directors and executive officers who shall at any time be made or be threatened to be made a party to or otherwise involved in any civil or criminal action or proceeding. NAI's bylaws further provide that in furtherance of the powers conferred by statute, NAI may enter into agreements providing indemnification to the full extent authorized or permitted by law and including, as a part of such agreements, provisions to ensure the payment of such amounts as may become necessary to effect indemnification as provided in such agreements or elsewhere.

AMENDMENTS TO CHARTER AND BYLAWS

     According to DRS' charter, the power to adopt, alter, or repeal DRS' bylaws shall be vested in the DRS board as well as the stockholders; stockholders may not make, adopt, alter, amend, change or repeal DRS' bylaws, except upon the affirmative vote of not less than sixty-six and two-thirds percent (66-2/3%) of the outstanding shares of DRS common stock.

     According to NAI's bylaws, it may be amended, adopted or repealed at any meeting of NAI shareholders. NAI's bylaws also may be amended, repealed or adopted by the NAI board.

     Although neither DRS' charter nor NAI's charter specifies the approvals necessary to amend DRS' charter and NAI's charter, respectively, DRS' charter provides it may be amended, altered or repealed pursuant to Delaware law. Under the DGCL and NYBCL, any amendment to DRS' charter and NAI's charter must be approved by a majority of all outstanding shares of DRS common stock and NAI common stock, respectively.


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                                  NAI DESIGNEE

     The proxies solicited by this joint proxy statement/prospectus, unless directed to the contrary in such proxies, will be voted for C. Shelton James, NAI's designee to the DRS board and a current director of NAI. Mr. James has consented to being named in this joint proxy statement/prospectus and to serve on the DRS board if elected. The DRS board has no reason to believe that Mr. James will not be a candidate or will be unable to serve, but if either occurs, it is intended that the shares represented by proxies will be voted for a substituted NAI designee to the DRS board as NAI and the DRS board, in its discretion, may designate. If the merger is approved, NAI's designee will serve until his or her successor has been elected and qualified.

     Set forth below is certain information concerning Mr. James, who will serve as a Class III Director of DRS, including his age, any positions held with DRS and his business experience.

     C. SHELTON JAMES (1)

     President--Fundamental Management Corporation

     C. Shelton James, age 59, is Chairman of the Board of Elcotel Inc., a public communications company. He also is President and a director of Fundamental Management Corporation, an investment management company which is the general partner of limited partnerships which are substantial investors in NAI, and he is on the board of directors of Concurrent Computer Systems Inc., a company engaged in the manufacture of real time computers, SK Technologies, a company engaged in development and marketing of point-of-sale software, CPSI, Inc., a company engaged in high performance computing, Cyberguard Corporation, a company involved in internet security, and Group Land Systems, Inc., a company involved in long distance telephone services.

--------
(1) If the merger is not approved, Mr. James will not be elected as a director of DRS.


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               DRS PROPOSAL 2: AMENDMENT OF DRS' 1996 OMNIBUS PLAN

     Capitalized terms used in this section of this joint proxy statement/prospectus will, unless otherwise defined, have the meanings assigned to them in the text of DRS' 1996 Omnibus Plan.

     DRS' plan was approved by the DRS board on June 17, 1996 and approved by the DRS stockholders on August 7, 1996 at the 1996 Annual Meeting of Stockholders.

     On November 20, 1998, the DRS board adopted a resolution proposing the plan amendment. The purpose of the plan amendment is to increase the number of shares of DRS common stock reserved for issuance under the plan by 900,000 shares of DRS common stock to an aggregate of 1,400,000 shares of DRS common stock.

     The plan amendment is being presented for the approval of the DRS stockholders. In all other respects, the provisions of DRS' plan will remain as approved and adopted by the DRS stockholders at the 1996 Annual Meeting of Stockholders. If approved by DRS stockholders, the plan amendment would cause the first paragraph of Section 3(a) of DRS' plan to read as follows:

          (a)  Shares Available for Awards

               The maximum number of shares of Company Stock reserved for issuance under the Plan shall be 1,400,000 shares (subject to adjustment as provided herein). Such shares may be authorized but unissued Company Stock or authorized and issued Company Stock held in DRS's treasury. The Committee may direct that any stock certificate evidencing shares issued pursuant to the Plan shall bear a legend setting forth such restrictions on transferability as may apply to such shares pursuant to the Plan.

     The following summary of DRS' plan (which assumes adoption of the plan amendment) is qualified in its entirety by reference to the complete text of DRS' plan and the plan amendment thereto attached as Annex D to this joint proxy statement/prospectus.

     DRS' plan is intended to provide officers and other employees of DRS and each of its subsidiaries now held or hereinafter acquired with appropriate incentives and rewards to encourage them to enter into and continue in the employ of DRS and such subsidiaries and to acquire a proprietary interest in the long-term success of DRS and such subsidiaries; to compensate each member of the DRS board who is not and has never been an employee of DRS or such subsidiaries and to provide to such members of the DRS board incentives which are directly linked to increases in the value of DRS common stock; and to reward the performance of individual officers, other employees, consultants and such members of the DRS board in fulfilling their personal responsibilities for long-range achievements. The DRS board believes that the plan amendment is in the best interests of the DRS stockholders because approval of the plan amendment will enable DRS to continue to implement effectively its plan and attain the stated goals of its plan. If the plan amendment is not approved, DRS will soon deplete the options available for grant under its plan.

     It is intended that awards made under DRS' plan will be eligible for the exception provided by Rule 16b-3 promulgated under the Exchange Act. In addition, DRS' plan is intended to allow the grant of awards of Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, and, in the case of Executive Officers, Restricted Stock and Phantom Stock that comply with the performance-based compensation exception under Section 162(m) of the Internal Revenue Code, which generally limits the deduction by an employer for compensation of certain covered officers.

GENERAL

     DRS' plan provides for the granting of awards to such employees (including officers of DRS, whether or not they are directors of DRS) and consultants of DRS as the Stock Option Committee of the DRS board (the "Committee") may select from time to time. Approximately 1,900 employees and consultants are eligible to participate in DRS' plan. DRS' plan also provides for the mandatory granting of Non-Qualified Stock Options to Non-Employee Directors of DRS. Currently, there are seven such directors.

     Assuming adoption of the plan amendment, an aggregate of 1,400,000 shares of DRS common stock is reserved for issuance under DRS' plan, subject to adjustment as described below. Such shares may be authorized but unissued

DRS common stock or authorized and issued DRS common stock held in DRS' treasury. Generally, shares subject to an award that remain unissued upon expiration or cancellation of the award will be available for other awards under DRS' plan. The total number of shares of DRS common stock subject to awards (including awards paid in cash but denominated as shares of DRS common stock) granted to any Participant of DRS' plan during any tax year of DRS will not exceed 200,000. In the event that the Committee determines that any dividend or other distribution, stock split, recapitalization, reorganization, merger or other similar corporate transaction or event affects the DRS common stock such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of Participants under DRS' plan, then the Committee will make such equitable changes or adjustments as it deems necessary to the number and kind of shares of DRS common stock which may thereafter be issued in connection with awards, the limit on individual awards, the number and kind of shares of DRS common stock subject to each outstanding award, and the exercise price, grant price or purchase price of each award.

          Awards under DRS' plan may be made in the form of:

          o    Incentive Stock Options;

          o Non-Qualified Stock Options (Incentive and Non-Qualified Stock Options are collectively referred to as "options" in this section);

          o    Stock Appreciation Rights;

          o    Restricted Stock;

          o    Phantom Stock,

          o    Stock Bonuses; and

          o    Other Awards.

     Awards may be granted to such officers and other employees and consultants of DRS and its subsidiaries (including employees who are directors) as the Committee may select in its discretion. Non-Employee Directors will be granted Non-Qualified Stock Options under DRS' plan in the manner described below.

ADMINISTRATION

     DRS' plan is administered by the Committee. DRS' plan requires that the Committee, at all times, consist of two or more persons, each of whom is an "outside director" within the meaning of Section 162(m) of the Internal Revenue Code and a "disinterested person" within the meaning of Rule 16b-3. The Committee is authorized, among other things, to construe, interpret and implement the provisions of DRS' plan, to select the persons to whom awards will be granted, to determine the terms and conditions of such awards and to make all other determinations deemed necessary or advisable for the administration of DRS' plan; provided, however, that the Committee may not exercise discretion under any provision of DRS' plan with respect to Non-Qualified Stock Options granted to Non-Employee Directors to the extent that such discretion is inconsistent with Rule 16b-3.

AWARDS UNDER THE PLAN

     STOCK OPTIONS

     Unless the Committee expressly provides otherwise, options granted under DRS' plan are not exercisable prior to one year after the date of grant and become exercisable as to 25% of the shares subject thereto on each of the first through fourth anniversaries of the date of grant. The Committee determines each option's expiration date; provided, however, that no incentive stock option may be exercised more than ten years after the date of grant. The purchase price per share payable upon the exercise of an option (the "option exercise price") is established by the Committee; provided, however, that in the case of an Incentive Stock Option, the option exercise price may be no less than the Fair

Market Value of a share of DRS common stock on the date of grant. The option exercise price is payable by any one of the following methods or a combination thereof:

          o    cash;

          o    personal, certified or bank cashier's check;

          o    wire transfer;

          o with the consent of the Committee, by surrender of shares of DRS common stock held at least six months by the Participant and having a Fair Market Value on the date of the exercise equal to the option exercise price; or

          o    by such other payment method as the Committee may prescribe.

     The Committee may specify at the time of grant or, with respect to Non-Qualified Stock Options, at or after the time of grant, that a Participant will be granted a new Non-Qualified Stock Option (a "Reload Option") for a number of shares equal to the number of shares surrendered by the participant upon exercise of all or part of an option; provided, however, that no Reload Option may be granted to a Non-Employee Director. Reload Options will be subject to such conditions as may be specified by the Committee in its discretion, subject to the terms of DRS' plan.

     DRS' plan provides that a Non-Employee Director who becomes a member of the DRS board subsequent to the Effective Date of DRS' plan (a "Subsequent Director") will be granted automatically a Non-Qualified Stock Option to purchase 5,000 shares of DRS common stock. On the date of each annual meeting subsequent to the annual meeting immediately following the Effective Date (or, in the case of a Subsequent Director, subsequent to such Subsequent Director becoming a member of the DRS board), each Non-Employee Director will be granted automatically a Non-Qualified Stock Option to purchase 2,500 shares of DRS common stock; provided, however, that in no event may a current Non-Employee Director be granted options to purchase more than 2,500 shares of DRS common stock during any tax year of DRS under DRS' plan or any other stock option plan of DRS. Non-Qualified Stock Options granted to Non-Employee Directors will become fully exercisable on the first anniversary of the grant, and will expire ten years from the date of grant.

     STOCK APPRECIATION RIGHTS

     Stock appreciation rights may be granted in connection with all or any part of, or independently of, any option granted under DRS' plan, other than a Non-Qualified Stock Option granted to a Non-Employee Director. A stock appreciation right granted independently of any option will be subject to the same vesting rules as described above for options. A stock appreciation right granted in tandem with any stock option will be exercisable only when and to the extent the option to which it relates is exercisable. The grantee of a stock appreciation right has the right to surrender the stock appreciation right and receive from DRS, in cash, an amount equal to the excess of the Fair Market Value of a share of DRS common stock over the exercise price of the stock appreciation right for each share of DRS common stock in respect of which such stock appreciation right is being exercised.

     RESTRICTED STOCK

     The Committee may grant restricted shares of DRS common stock to such persons, in such amounts, and subject to such terms and conditions as the Committee may determine it its discretion. Awards of Restricted Stock granted to Executive Officers of DRS may be contingent on the attainment by DRS of one or more pre-established performance goals established by the Committee based on the attainment by DRS (and/or its subsidiaries or divisions if applicable) of any one or more of the following performance criteria:

     o    a specified percentage return on total stockholder equity;

     o a specified percentage increase in earnings per share of DRS common stock;

     o    a specified percentage increase in net income (before or after taxes);

     o a specified percentage increase in earnings before interest, taxes, depreciation and amortization;

     o a specified percentage increase in earnings before interest and income taxes, as adjusted for corporate office overhead expense allocation;

     o    a specified percentage increase in revenues;

     o    a specified minimum return on assets; or

     o    such other criteria as the DRS stockholders may approve.

     PHANTOM STOCK

     The Committee may grant shares of Phantom Stock to such persons, in such amounts, and subject to such terms and conditions as the Committee may determine in its discretion. If the requirements specified by the Committee are met, the grantee of such an award will receive a cash payment equal to the Fair Market Value of the shares covered thereby plus the dividends that would have been paid on such shares had they actually been outstanding following the grant date. Awards of Phantom Stock granted to Executive Officers of DRS may be contingent on the attainment by DRS of any one or more pre-established performance goals established by the Committee based on the attainment by DRS (and/or its subsidiaries or a divisions if applicable) of any one or more of the performance criteria described under "--Awards Under the Plan--Restricted Stock."

     STOCK BONUS

     The Committee may grant bonuses comprised of shares of DRS common stock to such persons, in such amounts and subject to such conditions as the Committee may determine in its discretion. No Executive Officer will be eligible to receive a Stock Bonus under DRS' plan unless a prior determination of eligibility is made by the Committee.

     OTHER AWARDS

     Other Awards valued in whole or in part by reference to, or otherwise based on, DRS common stock may be granted either alone or in addition to other awards under DRS' plan. Subject to the provisions of DRS' plan, the Committee will have the sole and complete authority to determine the persons to whom and the time or times at which such Other Awards will be granted, the number of shares of DRS common stock to be granted pursuant to such Other Awards and all other conditions of such Other Awards.

OTHER FEATURES OF THE PLAN

     DRS' plan provides for a stipulated period of exercisability for outstanding options in the event of the termination of a Participant's employment with DRS; this period varies depending on the form of award and reason for termination.

     In the event of a Change in Control, all outstanding awards will become fully vested and/or immediately exercisable.

     The DRS board may suspend, revise, terminate or amend DRS' plan at any time; provided, however, that DRS stockholder approval must be obtained if and to the extent required by Rule 16b-3 and if and to the extent that the DRS board deems it appropriate so as to allow the granting of awards that satisfy the requirements of the performance-based compensation exception under Section 162(m) of the Internal Revenue Code; and provided, further, that no such action may, without the consent of a Participant, reduce the Participant's rights under any outstanding award.

NEW PLAN BENEFITS

           Inasmuch as awards (other than awards of Non-Qualified Stock Options to Non-Employee Directors) under DRS' plan will be granted at the sole discretion of the Committee, it is not possible to determine (except in the case of

Non-Employee Directors) the awards that will be made thereunder during fiscal 1999. The following chart sets forth the name, position and grant information for currently eligible Non-Employee Directors.

                                NEW PLAN BENEFITS
                    DRS TECHNOLOGIES, INC. 1996 OMNIBUS PLAN

                                             Number of Shares Underlying
      Name and Position              Annual Grant of Options during Fiscal 1999
      -----------------              ------------------------------------------
Ira Albom, Director                                      2,500
Donald C. Fraser, Director                               2,500
William F. Heitmann, Director                            2,500
Steven S. Honigman, Director                             5,000(1)
Mark N. Kaplan, Director                                 2,500
Stuart F. Platt, Director                                2,500
Eric J. Rosen, Director                                  5,000(1)

----------
(1) Steven S. Honigman and Eric J. Rosen first became members of the DRS board during fiscal 1999.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     The following discussion is a brief summary of the principal United States federal income tax consequences under current federal income tax laws relating to awards under DRS' plan. This summary is not intended to be exhaustive and, among other things, does not describe state, local or foreign income and other tax consequences.

     NON-QUALIFIED STOCK OPTIONS

     An optionee will not recognize income at the time of grant of a Non-Qualified Stock Option. At the time of exercise of a Non-Qualified Stock Option, an optionee will recognize ordinary income equal to the excess of the Fair Market Value of the shares at the time of exercise over the aggregate exercise price paid for the shares, regardless of whether the exercise price is paid in cash, in stock, or in part with a note. DRS will be entitled to a deduction in the amount of ordinary income so recognized; provided, that certain income tax reporting requirements are satisfied.

     INCENTIVE STOCK OPTIONS

     In general, an optionee will not recognize income on the grant or exercise of an Incentive Stock Option. However, the difference between the exercise price and the Fair Market Value of the stock on the date of exercise is an adjustment item for purposes of the alternative minimum tax. If an optionee does not exercise an Incentive Stock Option within certain specified periods after termination of employment, the optionee will recognize ordinary income on the exercise of an Incentive Stock Option in the same manner as on the exercise of a Non-Qualified Stock Option, as described below.

     The general rule is that gain or loss from the sale or exchange of shares acquired on the exercise of an Incentive Stock Option will be treated as capital gain or loss. If certain holding period requirements are not satisfied, however, the optionee generally will recognize ordinary income at the time of the disposition. Gain recognized on the disposition in excess of the ordinary income resulting therefrom will be capital gain, and any loss recognized will be capital loss. If an optionee recognizes ordinary income on exercise of an Incentive Stock Option or as a result of a disposition of the shares acquired on exercise, DRS will be entitled to a deduction in the same amount; provided, that certain income tax reporting requirements are satisfied.

     RESTRICTED STOCK

     A grantee of Restricted Stock is not required to include the value of such shares of DRS common stock in ordinary income until the shares are no longer subject to a substantial risk of forfeiture (i.e., they become vested), unless the grantee elects to be taxed on receipt of the shares. In either case, the amount of such income will be equal to the Fair Market Value of the shares at the time the income is recognized. DRS will be entitled to a deduction in the amount of ordinary income so recognized, provided certain income tax reporting requirements are satisfied. Gain or loss from the sale or exchange of shares of Restricted Stock that have vested will be treated as capital gain or loss.

     OTHER TYPES OF AWARDS

     The grant of a stock appreciation right or Phantom Stock award will not result in income for the grantee or in a tax deduction for DRS at the time of grant. Upon the settlement of such a right or award, the grantee will recognize ordinary income equal to the aggregate value of the payment received, and DRS generally will be entitled to a tax deduction in the same amount, provided that certain income tax reporting requirements are satisfied. A Stock Bonus generally will result in compensation income for the grantee, and a tax deduction for DRS, equal to the Fair Market Value of the shares of DRS common stock granted; provided, that certain income tax reporting requirements are satisfied.

     PARACHUTE PAYMENTS

     Where payments to certain employees that are contingent on a change in control exceed limits specified in the Internal Revenue Code, the employee generally is liable for a 20% excise tax on, and the corporation or other entity making the payment generally is not entitled to any deduction for, a specified portion of such payments. If the Committee, in its discretion, grants an Incentive Award, the vesting or exercisability of which is accelerated by a change in control of DRS, such accelerated vesting or exercisability would be relevant in determining whether the excise tax and deduction disallowance rules would be triggered with respect to certain DRS employees.

     PERFORMANCE BASED COMPENSATION

     Subject to certain exceptions, Section 162(m) of the Internal Revenue Code disallows federal income tax deductions for compensation paid by a publicly-held corporation to certain executives to the extent the amount paid to an executive exceeds $1 million for the taxable year. DRS' plan has been designed to allow the Committee to make awards under DRS' plan of Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, and, in the case of Executive Officers, Restricted Stock and Phantom Stock that qualify under an exception to the deduction limit of Section 162(m) for "performance-based compensation."

     Performance goals under DRS' plan for purposes of the performance-based compensation exception are based upon the performance criteria described under "--Awards Under the Plan--Restricted Stock."

     The affirmative votes of a majority of the votes cast by holders of all outstanding shares of DRS common stock entitled to vote at the DRS meeting is required to approve the plan amendment.

                      -------------------------------------
                      THE DRS BOARD UNANIMOUSLY RECOMMENDS
                         THE DRS STOCKHOLDERS VOTE "FOR"
                         APPROVAL OF THE PLAN AMENDMENT.
                      -------------------------------------

                                  LEGAL MATTERS

     The validity of the shares of DRS common stock to be issued in connection with the merger will be passed upon for DRS by Nina Laserson Dunn, Esq., General Counsel of DRS. As of the date of this joint proxy statement/prospectus, Ms. Dunn beneficially owned shares of DRS common stock and options to purchase additional shares of DRS common stock, which in the aggregate constitute less than 0.5% of the DRS common stock outstanding. Certain tax matters will be passed upon by Arnold & Porter on behalf of DRS. Certain tax matters will be passed upon by Whitman Breed Abbott & Morgan LLP on behalf of NAI.

                                     EXPERTS

     The consolidated financial statements and consolidated financial statement schedule of DRS as of March 31, 1998 and 1997, and for each of the years in the three-year period ended March 31, 1998, have been incorporated by reference in this joint proxy statement/prospectus and in the registration statement in reliance upon the reports of KPMG LLP, independent certified public accountants, incorporated by reference in this joint proxy statement/prospectus, and upon the authority of said firm as experts in accounting and auditing.

     The consolidated financial statements and schedule of NAI as of December 31, 1997 and 1996, and for each of the years in the three-year period ended December 31, 1997, have been included in this joint proxy statement/prospectus and in the registration statement in reliance upon the report of KPMG LLP, independent certified public accountants, appearing elsewhere in this joint proxy statement/prospectus, and upon the authority of said firm as experts in accounting and auditing.

     The Statement of Assets to be Acquired and Liabilities to be Assumed as of December 31, 1997 of the Second Generation Ground Based Electro Optics and Focal Plane Array businesses of Raytheon Company and the Statement of Direct Revenues and Direct Operation Expenses for the year ended December 31, 1997 of the Second Generation Ground Based Electro Optics and Focal Plan Array businesses of Raytheon Company, have been incorporated by reference in this joint proxy statement/prospectus and in the registration statement in reliance upon the report of PricewaterhouseCoopers LLP, independent certified public accountants, incorporated by reference in this joint proxy statement/prospectus, and upon the authority of said firm as experts in accounting and auditing.

                             STOCKHOLDERS' PROPOSALS

DRS

     Any DRS stockholder who desires to submit a proposal for inclusion in the proxy materials for the 1999 Annual Meeting of Stockholders of DRS must comply with the requirements concerning both the eligibility of the proponent and the form and substance of the proposal established by applicable law and regulations. Such proposal must be received by DRS at its offices at 5 Sylvan Way, Parsippany, New Jersey 07054 no later than the close of business on February 27, 1999.

     The advance notice provisions of DRS' bylaws provide that DRS stockholders are required to give advance notice to DRS of (1) any stockholder-proposed director nomination or (2) any business to be introduced by a DRS stockholder at any annual meeting. The advance notice provisions provide that any DRS stockholder entitled to vote in the election of directors generally may nominate one or more persons for election as director or directors at an annual meeting only if written notice of such stockholder's intent has been given to the Secretary of DRS not less than 60 days nor more than 90 days prior to the anniversary date of the immediately preceding annual meeting. In the event the annual meeting is called for a date that is not within 30 days before or after such anniversary date, the stockholder's written notice of such intent must be given within 10 days before or after such anniversary date. In the case of a special meeting of stockholders called for the purpose of electing directors, to be timely, a stockholder's notice must be delivered to or mailed and received not later than the close of business on the tenth day following the day on which notice of the date of the special meeting was mailed or public disclosure of the date of the special meeting was made by DRS, whichever first occurs. The Chairman of the meeting may determine that the nomination of any person was not made in compliance with the advance notice provisions.

     The advance notice provisions further provide that, for business to be properly introduced by a stockholder of DRS where such business is not specified in the notice of meeting or brought by or at the direction of the DRS board, the DRS stockholder must have given notice not less than 60 nor more than 90 days prior to the anniversary date of the immediately preceding annual meeting of the stockholders. In the event the annual meeting is called for a date that is not within 30 days before or after such anniversary date, notice by the DRS stockholder must be given 10 days before or after such anniversary date. The Chairman of the DRS board may, if the facts warrant, determine and declare that any business was not properly brought before such meeting and such business will not be transacted.

NAI

     NAI does not intend to hold an annual meeting during 1998. In the event that the merger is not approved by the NAI shareholders, NAI will have an annual meeting in 1999.

                                 OTHER BUSINESS

     DRS does not presently know of any matters that will be presented for action at the DRS meeting other than those set forth in this joint proxy statement/prospectus. If other matters properly come before the meeting, proxies submitted on the enclosed form will be voted by the persons named in the enclosed form of proxy in accordance with their best judgment.

     NAI does not presently know of any matters that will be presented for action at the NAI meeting other than those set forth in this joint proxy statement/prospectus. If other matters properly come before the meeting, proxies submitted on the enclosed form will be voted by the persons named in the enclosed form of proxy in accordance with their best judgment.

                       WHERE YOU CAN FIND MORE INFORMATION

     DRS and NAI file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, statements and other information that the companies file at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. DRS and NAI public filings are also available to the public from commercial document retrieval services and at the Internet World Wide Web site maintained by the SEC at http://www.sec.gov. Reports, proxy statements and other information concerning DRS and NAI may also be inspected at the offices of the American Stock Exchange, 86 Trinity Place, New York, New York 10006, and the National Association of Securities Dealers, Inc., Market Listing Section, 1735 K Street, N.W., Washington, D.C. 20006, respectively.

     DRS has filed the registration statement to register with the SEC the shares of DRS common stock and DRS warrants to be issued to NAI shareholders and NAI warrantholders in the merger. This joint proxy statement/prospectus is part of the registration statement and constitutes a prospectus of DRS, as well as a proxy statement for the DRS meeting and a proxy statement for the NAI meeting.

     As allowed by SEC rules, this joint proxy statement/prospectus does not contain all the information that DRS stockholders and NAI shareholders can find in the registration statement or the exhibits to the registration statement.

     The SEC allows DRS to "incorporate by reference" information in this joint proxy statement/prospectus, which means that DRS can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this joint proxy statement/prospectus, except for any information superseded by information contained directly in this joint proxy statement/prospectus. This joint proxy statement/prospectus incorporates by reference the documents set forth below that DRS has previously filed with the SEC. These documents contain important information about DRS and its financial condition.

DRS SEC FILINGS (FILE NO. 1-8533)         PERIOD
---------------------------------         ------

Annual Report on Form 10-K .............. Fiscal Year ended March 31, 1998

Quarterly Reports on Form 10-Q .......... Quarters ended September 30, 1998 and
                                          June 30, 1998


Current Reports on Form 8-K ............. Dated November 4, 1998, as amended on
                                          January 4, 1999 and January 6, 1999


Registration Statement on Form 8-A ...... Dated July 13, 1983, setting forth a description of DRS common stock
                                          (including any amendment or report
                                          filed for the purpose of updating such
                                          description)

     We incorporate by reference additional documents that DRS may file with the SEC between the date of this joint proxy statement/prospectus and the dates of the DRS and NAI meetings. These include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.

     DRS has supplied all information contained or incorporated by reference in this joint proxy statement/prospectus relating to DRS, and NAI has supplied all such information relating to NAI.

     If you are a DRS stockholder, DRS may have sent you some of the documents incorporated by reference, but you can obtain any of them through DRS or the SEC or the SEC's Internet World Wide Web site described above. Documents incorporated by reference are available from DRS without charge, excluding all exhibits unless DRS has specifically incorporated by reference an exhibit in this joint proxy statement/prospectus. DRS stockholders and NAI shareholders may obtain documents incorporated by reference in this joint proxy statement/prospectus by requesting them in writing or by telephone from the following address:

      DRS TECHNOLOGIES, INC.
      5 Sylvan Way
      Parsippany, New Jersey 07054
      Attention: Patricia M. Williamson
      Tel: (973) 898-1500

     If you would like to request documents from DRS, please do so by February 4, 1999 to receive them before the DRS and NAI meetings. If you request from DRS any documents incorporated by reference in this joint proxy statement/prospectus, we will mail them to you by first-class mail, or other equally prompt means, within one business day of receipt of your request.

     YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS JOINT PROXY STATEMENT/PROSPECTUS TO VOTE YOUR SHARES AT THE DRS OR NAI MEETINGS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN THIS JOINT PROXY STATEMENT/PROSPECTUS. THIS JOINT PROXY STATEMENT/PROSPECTUS IS DATED JANUARY 25, 1999. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS JOINT PROXY STATEMENT/PROSPECTUS IS ACCURATE AS OF ANY DATE OTHER THAN THAT DATE, AND NEITHER THE MAILING OF THIS JOINT PROXY STATEMENT/PROSPECTUS TO DRS STOCKHOLDERS AND NAI SHAREHOLDERS NOR THE ISSUANCE OF DRS COMMON STOCK AND DRS WARRANTS IN THE MERGER SHALL CREATE ANY IMPLICATION TO THE CONTRARY. THIS JOINT PROXY STATEMENT/PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES, OF THE SOLICITATION OF A PROXY, IN ANY JURISDICTION IN WHICH, OR TO ANY PERSON TO WHOM, IT IS UNLAWFUL TO MAKE ANY SUCH OFFER OR SOLICITATION.

                          INDEX TO FINANCIAL STATEMENTS

                                                                            Page
                                                                            ----


Section A:        Unaudited pro forma condensed consolidated financial
                  information for the year ended March 31, 1998 and as
                  of and for the six-month period ended September 30,
                  1998....................................................  F-2

Section B:        Independent Auditors' Report of KPMG LLP regarding
                  audited historical financial statements of NAI as
                  of December 31, 1996 and 1997 and for each of the
                  years ended December 31, 1995, 1996 and 1997............  F-11

Section C:        Audited and unaudited historical financial
                  statements of NAI as of December 31, 1996 and 1997
                  and for each of the years ended December 31, 1995,
                  1996 and 1997 and as of September 26, 1998 and for
                  each of the nine-month periods ended September 26,
                  1998 and September 27, 1997 and NAI Schedule of
                  Valuation and Qualifying Accounts as of and for the
                  years ended December 31, 1995, 1996 and 1997............  F-12

                               SECTION A

               DRS TECHNOLOGIES, INC. AND SUBSIDIARIES,
                        NAI TECHNOLOGIES, INC.

   Unaudited Pro Forma Condensed Consolidated Financial Information

The unaudited pro forma condensed consolidated financial information (the unaudited pro forma financial information) set forth below is presented to reflect the pro forma effects of the merger of DRS Technologies, Inc. and Subsidiaries (DRS) and NAI Technologies, Inc., (NAI), (the Merger) and other acquisitions completed by DRS.

The unaudited pro forma financial information is based on, and should be read together with, the historical consolidated financial statements of DRS as of and for the Fiscal year ended March 31, 1998, and the unaudited consolidated financial statements of DRS as of and for the six months ended September 30, 1998, and the historical consolidated financial statements of NAI as of and for the year ended December 31, 1997, and the unaudited consolidated financial statements of NAI as of and for the periods ended September 26, 1998 that are included in or incorporated by reference in this joint proxy statement. The pro forma financial information is based on certain assumptions and includes the adjustments described below and in the notes to the pro forma financial statements.

The unaudited pro forma condensed consolidated balance sheet is prepared based on the assumption that the merger was completed on September 30, 1998. The unaudited condensed consolidated statements of earnings for the year ended March 31, 1998 and for the six months ended September 30, 1998 are prepared as if the Merger had taken place on April 1, 1997. For accounting purposes, the Merger will be treated as a purchase, with DRS as the acquirer.

As more fully described in the notes to the pro forma financial statements, the unaudited pro forma financial statements give effect to the issuance of approximately 2,930,454 shares of DRS common stock to shareholders of NAI in the merger as well as certain other transactions entered into by NAI and DRS prior to consummation of the Merger. These transactions which are reflected in the pro forma financial statements are as follows: (a) DRS' acquisition of the Applied Systems Division of Spar Aerospace Limited and Spar Aerospace (U.K.) Limited which took place on October 29, 1997, (the Spar Acquisition), (b) DRS' acquisition of the Second Generation Ground Based Electro Optics and Focal Plane Array businesses of Raytheon Company which took place on October 20, 1998 (EOS Acquisition), and (c) NAI's disposal of Wilcom, Inc. (Wilcom) prior to the Merger.

It should be understood that these unaudited pro forma financial statements do not necessarily reflect the actual consolidated financial position or results of operations of the combined entities since, among other factors, actual expenses related to the merger may be different than amounts assumed or estimated. The unaudited pro forma financial information is provided for illustrative purposes only. It is not necessarily indicative of the financial results that would have occurred had the Merger been effective on the dates indicated, and should not be viewed as indicative of results of operations or financial position of future periods.

                                    SECTION A


                      DRS TECHNOLOGIES, INC & SUBSIDIARIES
                           AND NAI TECHNOLOGIES, INC.
        UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF EARNINGS
                        Fiscal Year Ended March 31, 1998
                      (in thousands except per share data)

                                                HISTORICAL                               DRS PRO FORMA                HISTORICAL
                                      ------------------------------------------------------------------------------------------
                                                                EOS           SPAR            EOS               DRS
                                        DRS       SPAR(2)    BUSINESS(4)   Adjustments    Adjustments        Subtotal     NAI(1)
                                      --------   --------    -----------   -----------------------------------------------------
Revenues                              $190,854   $ 15,556     $ 40,981       $(1,182)(2)   $(10,541)(8)      $235,668    $47,758
Costs and expenses                    (176,595)   (14,324)     (39,776)         (329)(2)      6,079 (5),(6)  (224,945)   (47,070)
                                      --------   --------    ----------    -----------    -----------        --------    -------
                                                                                                    (7),(8)
    Operating income (loss)             14,259      1,232     $  1,205        (1,511)        (4,462)           10,723        688
                                                             ==========
Interest and related expenses           (5,098)      (170)                        --         (7,332)(6)       (12,600)    (1,839)
Interest and other income, net           1,377        465                         --             --             1,842         61
Minority interest                         (874)        --                         --             --              (874)        --
                                      --------   --------                                 -----------        --------    -------
    Earnings (loss) before income
    taxes                                9,664      1,527                     (1,511)       (11,794)             (909)    (1,090)

Income tax expense (benefit)             3,292        285                       (453)(3)     (3,918)(9)          (794)       560
                                      --------   --------                  -----------    -----------        --------    -------
    Income (loss) from continuing
    operations before extraordinary
    item (notes 6 and 10)             $  6,372   $  1,242                    $(1,058)      $ (7,876)         $   (115)   $(1,650)
                                      ========   ========                  ===========    ===========        ========    =======
    Earnings per share
        Earnings (loss) from
        continuing operations
        before extraordinary item
          Basic                       $   1.13         --                         --             --          $  (0.02)    $(0.18)
          Diluted                         0.93         --                         --             --             (0.02)     (0.18)

     Weighted average shares
     outstanding
          Basic                          5,626         --                         --             --             5,626      9,099
          Diluted                        9,045         --                         --             --             5,626      9,099
                                      ========   ========    ==========    ===========    ===========        ========    =======

                                              DRS/NAI PRO FORMA
                                       -------------------------------
                                            Merger           DRS/NAI
                                          Adjustments         Total
                                       -----------------    ----------
Revenues                               $    --              $ 283,426
Costs and expenses                        (701)(11),(12)     (272,716)
                                       --------             ----------
    Operating income (loss)               (701)                10,710

Interest and related expenses              956 (12)           (13,483)
Interest and other income, net              --                  1,903
Minority interest                           --                   (874)
                                       --------             ----------
    Earnings (loss) before income
    taxes                                  255                 (1,744)

Income tax expense (benefit)               354 (14)               120
                                       --------             ----------
    Income (loss) from continuing
    operations before extraordinary
    item (notes 6 and 10)              $   (99)             $  (1,864)
                                       ========             ==========
    Earnings per share
        Earnings (loss) from
        continuing operations
        before extraordinary item
          Basic                             --              $   (0.22)
          Diluted                           --                  (0.22)

     Weighted average shares
     outstanding
          Basic                             --                  8,556
          Diluted                           --                  8,556

                                       ======== ========    ==========

      See accompanying notes to Unaudited Pro Forma Condensed Consolidated
                             Financial Information

                                   SECTION A


                      DRS TECHNOLOGIES, INC & SUBSIDIARIES
                           AND NAI TECHNOLOGIES, INC.
        UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF EARNINGS
                      Six Months Ended September 30, 1998
                      (in thousands except per share data)

                                              HISTORICAL                DRS PRO FORMA        HISTORICAL       DRS/NAI PRO FORMA
                                      ------------------------  ---------------------------  ----------  --------------------------
                                                      EOS           EOS            DRS                        Merger       DRS/NAI
                                          DRS      BUSINESS(4)   Adjustments      Subtotal       NAI       Adjustments      Total
                                      ---------  -------------  ---------------------------  ----------  ---------------  ---------
Revenues                               $92,114   $ 35,154       $(15,159)(8)     $ 112,109   $21,924     $   --           $134,033
Costs and expenses                     (88,299)   (33,896)        12,083 (5)(6)   (110,112)  (20,954)      (383)(11)(12)  (131,449)
                                      ---------  -------------  ---------------  ----------  ----------  ---------------  ---------
                                                                         (7)(8)
    Operating income (loss)              3,815   $  1,258         (3,076)            1,997       970       (383)             2,584
                                                 =============

Interest and related expenses           (3,113)                   (2,675)(6)        (5,788)     (886)       447(12)         (6,227)
Interest and other income, net             328                        --               328        21         --                349
Minority interest                         (425)                       --              (425)       --         --               (425)
                                      ---------                 ---------------  ----------  ----------  ---------------  ---------

    Earnings (loss) from continuing
    operations before income taxes         605                    (5,751)           (3,888)      105         64             (3,719)

Income tax expense (benefit)               224                    (1,663)(9)        (1,439)      348        166 (14)          (925)
                                      ---------                 ---------------  ----------  ----------  ---------------  ---------
Earnings (loss) from continuing
   operations before extraordinary
    item (notes 6 & 10)                $   381                  $ (4,088)        $  (2,449)  $  (243)     $(102)          $ (2,794)
                                      =========                 ===============  ==========  ==========  ===============  =========

Earnings per share
   Income (loss) from continuing
   operations
      Basic                              $0.06         --             --         $   (0.39)  $ (0.03)        --           $  (0.31)
      Diluted                             0.06         --             --             (0.39)    (0.03)        --              (0.31)
Weighted average shares outstanding
      Basic                              6,224         --             --             6,224     9,174         --              9,154
      Diluted                            6,463         --             --             6,224     9,174         --              9,154
                                      =========  =============  ===============  ==========  ==========  ===============  =========


      See accompanying notes to Unaudited Pro Forma Condensed Consolidated
                              Financial Information

                                   SECTION A


                      DRS TECHNOLOGIES, INC. & SUBSIDIARIES
                           AND NAI TECHNOLOGIES, INC.
            Unaudited Pro Forma Condensed Consolidated Balance Sheet
                               September 30, 1998
                                 (in thousands)

                                                         HISTORICAL                DRS PRO FORMA           HISTORICAL
                                                  -----------------------   ---------------------------    -----------
                                                                  EOS            EOS            DRS
                                                     DRS      BUSINESS(4)    Adjustments      Subtotal        NAI(1)
                                                  ---------   -----------   --------------    ---------     ---------
Assets

Current Assets:
    Cash                                          $  13,026    $      --     $     500 (6)    $  13,526     $   2,013
    Accounts receivable, net                         43,295        5,228            --           48,523        11,248
    Inventories, net of progress payments            41,152       23,245        (3,642)(8)       60,755         6,496
    Current assets of discontinued ops                   --           --            --               --         1,461
    Prepaid expenses and other current assets         2,213          117          (833)(6)        1,497           836
                                                  ---------    ---------     ---------        ---------     ---------
    Total current assets                             99,686       28,590        (3,975)         124,301        22,054

Net equipment and improvements                       22,661       14,459            --           37,120           673

Net Intangible assets                                31,451           --        15,643(5)        47,094         7,709
Non-current assets of disc ops                           --           --            --               --         1,051
Other assets                                          9,332           --            --            9,332         1,098
                                                  ---------    ---------     ---------        ---------     ---------

    Total assets                                  $ 163,130    $  43,049     $  11,668        $ 217,847     $  32,585
                                                  =========    =========     =========        =========     =========


Liabilities and Stockholders' Equity

Current liabilities:
     Current installments - long term debt            8,543           --            --            8,543         6,500
     Other current liabilities                       42,913        1,550          (308)(6)       44,155         9,499
                                                  ---------    ---------     ---------        ---------     ---------
     Total current liabilities                       51,456        1,550          (308)          52,698        15,999

Long term debt, excluding current
installments                                         57,819           --        57,000 (6)      114,819         4,782
Deferred income taxes                                 3,897           --        (1,110)(6)        2,787            41
Other liabilities                                     4,233           --            --            4,233           755
                                                  ---------    ---------     ---------        ---------     ---------
     Total liabilities                              117,405        1,550        55,582          174,537        21,577

Stockholders' equity:
     Common stock                                        67           --            --               67           918
     Additional paid-in capital                      20,446           --            --           20,446        19,495
     Retained earnings                               27,438           --        (2,415)(6)       25,023        (9,721)
     Net assets                                          --    $  41,499     $ (41,499)              --            --
                                                               =========     =========

     Cumulative translation adjustment                 (291)                                       (291)          316
     Treasury stock, at cost                         (1,561)                                     (1,561)           --
     Unamortized restricted stock compensation         (374)                                       (374)           --
                                                  ---------                                   ---------     ---------
     Net stockholders' equity                        45,725                                      43,310        11,008
                                                  ---------                                   ---------     ---------
                                                  $ 163,130                                   $ 217,847     $  32,585
                                                  =========                                   =========     =========

                                                     NAI PRO FORMA                  DRS/NAI PRO FORMA
                                               -------------------------   -----------------------------------
                                                  Wilcom                         Merger
                                               Disposal(10)    Subtotal        Adjustments       DRS/NAI Total
                                               ------------    ---------   -------------------   -------------
Assets

Current Assets:
    Cash                                         $     150     $   2,163   $  (1,750)(11)          $  13,939
    Accounts receivable, net                            --        11,248          --                  59,771
    Inventories, net of progress payments               --         6,496          --                  67,251
    Current assets of discontinued ops              (1,461)           --          --                      --
    Prepaid expenses and other current assets           --           836          --                   2,333
                                                 ---------     ---------   ---------               ---------
    Total current assets                            (1,311)       20,743      (1,750)                143,294

Net equipment and improvements                          --           673          --                  37,793

Net Intangible assets                                   --         7,709      18,973                  73,776
Non-current assets of disc ops                      (1,051)           --          --                      --
Other assets                                            --         1,098       2,264 (12),(14)        12,694
                                                 ---------     ---------   ---------               ---------
    Total assets                                    (2,362)       30,223      19,487                 267,557
                                                 ---------     ---------   ---------               ---------

Liabilities and Stockholders' Equity

Current liabilities:
     Current installments - long term debt              --         6,500          --                  15,043
     Other current liabilities                          --         9,499          --                  53,654
                                                 ---------     ---------   ---------               ---------
     Total current liabilities                          --        15,999          --                  68,697

Long term debt, excluding current
installments                                            --         4,782      (4,782)(12)            114,819
Deferred income taxes                                   --            41          --                   2,828
Other liabilities                                       --           755          --                   4,988
                                                 ---------     ---------   ---------               ---------
     Total liabilities                                  --        21,577      (4,782)                191,332

Stockholders' equity:
     Common stock                                       --           918        (889)(13)                 96
     Additional paid-in capital                         --        19,495      13,391 (13)             53,332
     Retained earnings                              (2,362)      (12,083)     12,083 (13)             25,023
     Net assets                                         --            --          --                      --

     Cumulative translation adjustment                  --           316        (316)(13)               (291)
     Treasury stock, at cost                            --            --          --                  (1,561)
     Unamortized restricted stock compensation          --            --          --                    (374)
                                                 ---------     ---------   ---------               ---------
     Net stockholders' equity                       (2,362)        8,646      24,269                  76,255
                                                 ---------     ---------   ---------               ---------
                                                 $  (2,362)    $  30,223   $  19,487               $ 267,557
                                                 =========     =========   =========               =========


    See accompanying notes to the Unaudited Pro Forma Condensed Consolidated
                             Financial Information.

                                   SECTION A


                    DRS TECHNOLOGIES, INC. AND SUBSIDIARIES,
                             NAI TECHNOLOGIES, INC.

           Notes to Unaudited Pro Forma Condensed Financial Statements

1. The unaudited pro forma condensed consolidated financial statements of DRS Technologies, Inc. and Subsidiaries ("DRS") and NAI Technologies, Inc.
      (NAI) have been prepared by combining the historical consolidated financial statements of DRS with the historical consolidated financial statements of NAI. The pro forma condensed consolidated financial statements as of and for the six months ended September 30, 1998 have been prepared combining the unaudited historical financial statements of DRS and NAI as of and for the six months ended September 30, 1998. DRS prepares consolidated financial statements on the basis of a fiscal year ending March 31, whereas the historical consolidated financial statements of NAI have been prepared on a calendar year basis. As permitted under United States Securities and Exchange Commission Regulation S-X, Article 11, the pro forma condensed consolidated statement of earnings (the "pro forma statement of earnings") for the year ended March 31, 1998 has been prepared by combining the historical financial statements of DRS and NAI on the basis of their respective historical fiscal periods. Therefore, the pro forma statement of earnings for the year ended March 31, 1998 has been prepared using the consolidated financial statements of DRS as of and for the fiscal year ended March 31, 1998, together with the consolidated financial statements of NAI as of December 31, 1997 and for the year then ended. As a result, the historical financial statements of NAI for the period January 1, 1998 to March 31, 1998 are not included in this pro forma presentation.


      The pro forma financial statements give effect to (a) DRS's acquisition of the Applied Systems Division of Spar Aerospace Limited and Spar Aerospace (U.K.) Limited, which took place on October 29, 1997 (the Spar Acquisition), as if the Spar Acquisition had taken place effective April 1, 1997, (b) DRS's acquisition of the Second Generation Ground Based Electro Optics and Focal Plane Array businesses of Raytheon Company which took place on October 20, 1998 (the EOS Acquisition), (c) NAI's disposal of Wilcom prior to the Merger (Wilcom Disposal), and (d) the issuance of 2,930,454 shares of DRS common stock to shareholders of NAI in the Merger. The pro forma financial statements have not been adjusted for certain operating efficiencies that may be realized as a result of the merger.


SPAR ACQUISITION

2. On October 29, 1997, DRS acquired, through certain of its subsidiaries, the net assets of the Applied Systems Division of Spar Aerospace Limited, a Canadian corporation (Spar Applied Systems), and 100% of the stock of Spar Aerospace (U.K.) Limited, incorporated under the laws of England and Wales, pursuant to a Purchase Agreement (the Agreement) dated as of September 19, 1997, between DRS and Spar Aerospace Limited. The Company paid approximately $35.4 million in cash for the Spar Acquisition (which includes $6.9 million for cash acquired in connection with this transaction), subject to certain working capital adjustments as provided for in the Agreement.

      The Spar Acquisition was accounted for using the purchase method of accounting. In connection with the Spar Acquisition, DRS incurred professional fees and other costs of approximately $1.5 million, which were capitalized as part of the total purchase price. The excess of cost over assets acquired and liabilities assumed was approximately $20.0 million and is being amortized on a straight line basis over 30 years. The pro forma financial statements for the year ended March 31, 1998 reflect increased amortization expense of $0.3 million resulting from the Spar Acquisition.

      The pro forma condensed consolidated statement of earnings has been adjusted to reflect the reversal of revenue previously recognized by Spar Applied Systems in connection with a certain contract which was excluded from the net assets acquired by DRS.

3. The adjustment to the provision for income taxes represents the income tax effect of additional amortization, and reversal of revenue related to the Spar Acquisition based on Canadian and UK effective tax rates.

                                   SECTION A


                    DRS TECHNOLOGIES, INC. AND SUBSIDIARIES,
                             NAI TECHNOLOGIES, INC.

    NOTES TO UNAUDITED PRO FORMA CONDENSED FINANCIAL STATEMENTS--(Continued)

EOS ACQUISITION

4. In an agreement dated July 28, 1998 by and between Raytheon Company, Raytheon Systems Georgia, Inc., Raytheon TI Systems, Inc. (collectively, Raytheon) and DRS, DRS agreed to purchase certain assets and liabilities of the electro-optical business of Raytheon. The EOS Acquisition was consummated on October 20, 1998 for a purchase price of $45 million, subject to post closing adjustments of no more than $7 million. For purposes of the pro forma financial statements, the pro forma balance sheet gives effect to the EOS Acquisition as if it had taken place on September 30, 1998. The pro forma statements of earnings gives effect to the EOS Acquisition as if it had taken place on April 1, 1997.

      The acquired electro-optical business of Raytheon (the EOS Business) did not operate as a stand-alone business within Raytheon. Because the EOS Business did not operate on a stand-alone basis, the historical financial statements do not include certain indirect expenses of the EOS Business and the historical financial statements are not representative of the complete results of operations of the EOS Business for the periods presented.

      The historical financial statements of the EOS Business have been prepared on a calendar year basis. As permitted under United States Securities and Exchange Commission Regulations S-X, Article 11, the pro forma statement of earnings for the year ended March 31, 1998 has been prepared by combining the historical financial statements of DRS and the EOS Business on the basis of their respective historical fiscal periods. Therefore, the pro forma statement of earnings for the year ended March 31, 1998 has been prepared using the historical financial statements of the EOS Business for the year ended December 31, 1997. As a result, the historical financial statements of the EOS Business for the period January 1, 1998 to March 31, 1998 are not included in this pro forma presentation.


5. The EOS Acquisition is being accounted for using the purchase method of accounting. For purposes of the pro forma financial statements, the total estimated purchase price is $53.5 million, consisting of the contractual purchase price of $45.0 million, the maximum post-closing adjustment of $7 million and the estimated costs of the acquisition. As of September 30, 1998, this purchase price exceeds the estimated fair value of net assets acquired of $37.9 million (see also note 8). The excess of the purchase price over the net assets acquired results in goodwill which will be amortized by DRS on a straight line basis over 20 years. The pro forma balance sheet has been adjusted to reflect estimated goodwill and the statements of earnings have been adjusted to reflect amortization expense of approximately $0.8 million for the year ended March 31, 1998 and approximately $0.4 million for the six months ended September 30, 1998. The actual purchase price will be determined upon receipt by DRS of a closing date balance sheet, and the resulting purchase price could be up to $7 million less than the amount used in the pro forma financial statements. A lower price would result in less goodwill and related amortization expenses.

      DRS is in the process of completing its fair valuation of the net assets acquired. As a result, the purchase price allocation has not been finalized and actual purchase price allocation may differ from that used for purposes of these pro forma financial statements. The valuation could result in a different portion of the purchase price being allocated to tangible or intangible assets, including acquired-in process research and development (IPR&D). The useful lives of such tangible or intangible assets could range from one to 20 years, while IPR&D would be expensed immediately. DRS is currently unable to determine the potential effect on its financial position and results of operations. However, if the composite average life of these assets was 10 years, the amortization expense would increase by approximately $0.8 million and $0.4 million for the year and six months ended March 31, 1998 and September 30, 1998, respectively. If the composite average life was 5 years, the amortization would increase by approximately $2.3 million and $1.2 million for the respective periods over that presented in the accompanying pro forma financial statements.


6. In connection with the EOS Acquisition, DRS entered into an amendment of its existing credit facility whereby DRS obtained a $150 million secured credit facility (the Borrowing) consisting of two term loans in the aggregate principal amount of $80 million and a $70 million revolving line of credit. The proceeds of the Borrowing at the date of the EOS Acquisition of approximately $98.9 million were used to repay the balance of the debt outstanding under DRS's previous credit facility in the amount of approximately $48.9 million which had been used to finance the Spar Acquisition and for general corporate purposes.

                                   SECTION A


                    DRS TECHNOLOGIES, INC. AND SUBSIDIARIES,
                             NAI TECHNOLOGIES, INC.

    NOTES TO UNAUDITED PRO FORMA CONDENSED FINANCIAL STATEMENTS--(Continued)

      For accounting purposes, the amendment of the facility was accounted for as an extinguishment of debt and therefore the unamortized balance of the deferred financing costs of the previous credit facility plus the fees paid to the lender in connection with the Borrowing resulted in an extraordinary loss, net of related tax, of approximately $2.4 million.



      The pro forma balance sheet includes an adjustment to reflect the additional bank borrowing of $50.0 million, an assumed borrowing for the maximum post-closing adjustment of $7 million, the write-off of unamortized deferred financing costs of approximately $0.8 million and the after-tax effect on equity of the extraordinary loss. The pro forma statements of earnings include adjustments for additional interest expense of approximately $7.4 million for the year ended March 31, 1998 and $2.8 million for the six months ended September 30, 1998, and include adjustments to reverse amortization of deferred financing costs of $91,000 and $92,000 for the year ended March 31, 1998 and six months ended September 30, 1998, respectively. The extraordinary loss on the extinguishment of debt is excluded from the pro forma statements of earnings due to its non-recurring nature.


7. Concurrent with the EOS Acquisition, DRS and Raytheon entered into master services agreements (the Master Services Agreements) whereby Raytheon agreed to provide and DRS agreed to purchase various support services and facilities for the EOS Business. Generally the cost to DRS will be the cost to Raytheon of labor, out of pocket costs, allocated overhead, and, for some services, an agreed-upon fee. The pro forma statements of earnings include adjustments for estimated costs associated with the Master Services Agreements of $2.0 million and $1.0 million for the year ended March 31, 1998 and six months ended September 30, 1998, respectively.

8. The EOS Business recognized revenues on certain contracts on a percentage completion (cost-to-cost) basis. To be consistent with DRS accounting policies, revenue on these contracts would be recognized based on units delivered. The pro forma statements of earnings reflect adjustments to revenues and cost of sales on these contracts and the pro forma balance sheet reflects an adjustment to inventories for the carrying costs of these contracts.

9. The adjustment to the provision for income taxes represents the income tax effect of an increase in interest expense, a reduction of amortization of deferred financing costs, an increase of amortization related to the EOS Acquisition, and the tax effect of the historical direct revenues and expenses of the EOS Business.

WILCOM DISPOSAL


10. On August 26, 1998, DRS and NAI signed a merger agreement (the Merger Agreement) pursuant to which, NAI agreed to dispose of Wilcom, Inc. (Wilcom), a wholly owned-subsidiary of NAI. The Wilcom Disposal will take place contemporaneously with the closing date of the Merger. As consideration for the sale of Wilcom, NAI will receive cash proceeds of $150,000 and a majority shareholder of the buyer will surrender 300,000 and 1,700,000 warrants to acquire 2,000,000 shares of NAI common stock at $3.00 and $2.50 per share, respectively. The pro forma balance sheet has been adjusted to eliminate the net assets of discontinued operations of Wilcom, Inc. and to reflect the estimated cash proceeds.


THE MERGER

11. Pursuant to the Merger Agreement, the estimated purchase price is approximately $35 million calculated as the sum of (a) the product of multiplying the outstanding shares of common stock of NAI by an exchange factor of .25, as set forth in the Merger Agreement, multiplied by $10 per share, the approximate average DRS share price at the time of the signing of the Merger Agreement, (b) the fair value of NAI stock warrants and NAI stock options which are exercisable as shares of DRS common stock, and (c) estimated professional fees and other costs of approximately $1.8 million to be incurred in connection with the Merger.

                                   SECTION A


                    DRS TECHNOLOGIES, INC. AND SUBSIDIARIES,
                             NAI TECHNOLOGIES, INC.

    NOTES TO UNAUDITED PRO FORMA CONDENSED FINANCIAL STATEMENTS--(Continued)

      The following pro forma adjustments have been made to reflect the preliminary allocation of the purchase price to the estimated fair value of the net assets acquired based on available information. The purchase price allocation has not yet been finalized, and actual purchase price allocation may differ from that used for purposes of these pro forma financial statements.


                                                   (dollar amounts in thousands
                                                       except per share data)
                                                   ----------------------------


(a) Number of shares of NAI common stock outstanding
including the effect of conversion of the outstanding
convertible debt prior to the Merger                       11,721,817

Exchange ratio pursuant to Merger Agreement                      0.25*
                                                           ----------
Shares of DRS common stock to be issued in
exchange for NAI shares                                     2,930,454

Approximate market price per DRS share                            $10*
                                                           ----------
                                                              $29,305

(b) Fair value of NAI stock warrants and options
(see note 13)                                                   3,610

(c) Estimated professional fees and other costs to
be incurred in connection with the merger                       1,750
                                                           ----------

Estimated purchase price, total                               $34,665

NAI net asset value at September 30, 1998(i)                   $7,983
                                                           ----------
Excess of cost over fair value of net assets
acquired (goodwill)                                           $26,682
                                                           ==========

        (i) Reflects the historical NAI net assets as of September 30, 1998 after adjustments for the fair value of acquired assets and assumed liabilities including elimination of pre-merger goodwill of approximately $7.7 million, the conversion of the convertible debt prior to the Merger (see note 12), the elimination of related unamortized deferred debt financing costs of approximately $0.7 million, and the creation of a deferred tax asset on NAI tax loss carryforward (see note 14).

      The unaudited pro forma financial statements reflect adjustments for the incremental goodwill resulting from the Merger over historical goodwill ($26.7 million less $7.7 million) and amortization of the Merger goodwill on a straight line basis over 20 years as compared to historical goodwill amortization.

12. As of September 30, 1998, NAI had approximately $5.1 million of debt outstanding which is convertible into 2,542,250 additional shares of NAI common stock prior to the Merger. Pursuant to the Merger Agreement, this debt will be converted prior to the Merger and will be exchanged for DRS common stock as described in note 11. An adjustment has been recorded to the pro forma balance sheet to eliminate the debt outstanding and to eliminate the unamortized deferred financing costs in the amount of approximately $0.7 million related to the placement of this debt by NAI. An adjustment has been made to the pro forma statements of earnings to eliminate interest expense on the convertible debt in the amount of approximately $0.6 million for the year ended March 31, 1998 and $0.3 million for the six months ended September 30, 1998 and to eliminate the amortization expense of the period related to the deferred financing costs in the amount of approximately $0.3 million for the year ended March 31, 1998 and $0.1 million for the six months ended September 30, 1998.

13. Upon effectiveness of the Merger, approximately 2,930,454 shares of DRS common stock, par value $0.01 per share will be issued in exchange for shares of NAI common stock outstanding at the effective date of the Merger. The pro forma balance sheet reflects adjustments for the issuance of DRS common stock and elimination of historical shareholders' equity of NAI.

      In addition, upon closing of the Merger, the outstanding common stock options and warrants of NAI will be exercisable for the equivalent number of DRS common shares. After giving effect to the cancellation of certain warrants in connection with the Wilcom Disposal, NAI had at September 30, 1998, warrants to acquire 2,412,700 shares outstanding. These warrants will be exercisable for approximately 603,000 shares of DRS common stock (based on the exchange ratio of .25 shares of DRS for each share of NAI) at an exercise price of $10.00 per share. Also

                                   SECTION A


                    DRS TECHNOLOGIES, INC. AND SUBSIDIARIES,
                             NAI TECHNOLOGIES, INC.

    NOTES TO UNAUDITED PRO FORMA CONDENSED FINANCIAL STATEMENTS--(Continued)

      at September 30, 1998, NAI had a total of 667,419 stock options outstanding, or an equivalent of options for 166,855 shares of DRS common stock. These options and warrants have been valued at estimated fair value and are included as part of the purchase price consideration above (see note 11). An adjustment has been made to the Pro Forma consolidated financial statements to reflect the fair value of options and warrants outstanding as additional paid in capital.

14. The provision for income taxes has been adjusted to reflect the tax effect of the adjustment to interest expense and amortization of deferred financing costs. In addition, an adjustment has been made to establish a deferred tax asset for that portion of the NAI tax loss carryforward which DRS considers more likely than not to be realizable.

                                    SECTION B


                          INDEPENDENT AUDITORS' REPORT

The Board of Directors and Stockholders
NAI Technologies, Inc.

      We have audited the accompanying consolidated balance sheets of NAI Technologies, Inc. and subsidiaries as of December 31, 1997 and 1996, and the related consolidated statements of operations, shareholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1997. In connection with our audit of the consolidated financial statements, we have also audited the financial statement schedule as listed in the accompanying index. These consolidated financial statements and financial statement schedule are the responsibility of NAI's management. Our responsibility is to express an opinion on these consolidated financial statements and financial statement schedule based on our audits.

      We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

      In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of NAI Technologies, Inc. and subsidiaries as of December 31, 1997 and 1996, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 1997, in conformity with generally accepted accounting principles. Also in our opinion, the related financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly, in all material respects, the information set forth therein.


                                   KPMGLLP


Melville, New York
February 9, 1998, except for Note 2
  which is as of November 6, 1998

                                    SECTION C


                     NAI TECHNOLOGIES, INC. AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEETS

                                                                                        September
                                                                     December 31,          26,
(in thousands, except share amounts)                              1997        1996        1998
--------------------------------------------------------------------------------------------------
                                                                                       (unaudited)
ASSETS

CURRENT ASSETS:
   Cash and cash equivalents                                    $    572    $  2,693    $  2,013
   Accounts receivable, net                                       11,379      12,102      11,248
   Inventories, net                                                7,262       7,840       6,496
   Deferred tax asset                                                148         173         151
   Current assets of discontinued operations, net                  1,968       2,589       1,461
   Other current assets                                              497         597         685
                                                                --------    --------    --------
       Total current assets                                       21,826      25,994      22,054
   Property, plant and equipment, net                                873       1,268         673
   Excess of cost over fair value of net assets acquired, net      8,135       8,705       7,709
   Non-current assets of discontinued operations                   3,051       3,257       1,051
   Other assets                                                    1,330       1,681       1,098
                                                                --------    --------    --------
       Total assets                                             $ 35,215    $ 40,905    $ 32,585
                                                                ========    ========    ========
--------------------------------------------------------------------------------------------------
LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
   Accounts payable                                             $  7,122    $  6,584    $  5,640
   Notes payable                                                     571          --          --
   Current installments of long-term debt                            311         158       6,500
   Accrued payroll and commissions                                   281         622          70
   Other accrued expenses                                          2,014       3,809       2,727
   Income taxes payable                                              597         580       1,062
                                                                --------    --------    --------
       Total current liabilities                                  10,896      11,753      15,999
   Long-term debt                                                  9,747      12,224       4,782
   Other accrued expenses                                            783         912         755
   Deferred income taxes                                              41          36          41
                                                                --------    --------    --------
       Total liabilities                                        $ 21,467    $ 24,925    $ 21,577
--------------------------------------------------------------------------------------------------
SHAREHOLDERS' EQUITY:
   Capital Stock:
       Preferred stock, no par value, 2,000,000 shares
         authorized and unissued                                      --          --          --
       Common stock, $.10 par value, 25,000,000 shares
         Authorized; 9,179,567, 9,155,427 and 9,016,937
       shares
         issued in 1998, 1997 and 1996                               916         902         918
   Capital in excess of par value                                 19,457      19,217      19,495
   Foreign currency translation adjustment                           196         313         316

   Accumulated deficit                                            (6,821)     (4,452)     (9,721)
                                                                --------    --------    --------
       Total Shareholders' Equity                               $ 13,748    $ 15,980    $ 11,008
                                                                --------    --------    --------
       Total Liabilities and Shareholders' Equity               $ 35,215    $ 40,905    $ 32,585
                                                                ========    ========    ========

The accompanying notes to consolidated financial statements are an integral part of these statements.

                                   SECTION C

                     NAI TECHNOLOGIES, INC. AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                                           FOR THE NINE
                                                                                           MONTHS ENDED
                                                                                      ----------------------
                                                         YEARS ENDED DECEMBER 31,     SEPTEMBER    SEPTEMBER
                                                   --------------------------------       26,          27,
(in thousands, except per share amounts)             1997        1996        1995        1998         1997
------------------------------------------------------------------------------------------------------------
                                                                                           (unaudited)
Net sales                                          $ 47,758    $ 61,131    $ 51,813    $ 34,744    $ 36,658
Cost of sales                                        38,341      48,323      48,786      26,282      29,970
                                                   --------    --------    --------    --------    --------
Gross Margin                                          9,417      12,808       3,027       8,462       6,688

Selling expenses                                      3,128       3,351       3,793       2,369       2,304
General and administrative expenses                   4,093       4,779       5,913       3,359       3,225
Research and development costs                          947       1,014       1,038         406         720
Other (income) expense                                  561        (949)        425         474         419
                                                   --------    --------    --------    --------    --------
Total expenses, net                                   8,729       8,195      11,169       6,608       6,668
                                                   --------    --------    --------    --------    --------
Operating earnings (loss)                               688       4,613      (8,142)      1,854          20

Non-operating income (expense):
      Other                                              --          15          --          --          --
      Amortization of deferred debt costs              (341)       (456)       (895)       (218)       (260)
      Interest income                                    61         152         195          28          47
      Interest expense                               (1,498)     (2,209)     (1,667)     (1,113)     (1,149)
                                                   --------    --------    --------    --------    --------
                                                     (1,778)     (2,498)     (2,367)     (1,303)     (1,362)

Earnings (loss) from continuing operations
   before income taxes                               (1,090)      2,115     (10,509)        551      (1,342)
Income tax expense                                      560         396         377         514         504
                                                   --------    --------    --------    --------    --------
Net earnings (loss) from continuing operations     $ (1,650)   $  1,719    $(10,886)   $     37    $ (1,846)
                                                   --------    --------    --------    --------    --------
Earnings (loss) from operations of discontinued
   Telecommunications segment                          (719)        694        (733)       (245)       (683)
                                                   --------    --------    --------    --------    --------
Loss on disposal of Telecommunications segment
   including provision of $192,000 for operating
   losses during phase-out period                        --          --          --      (2,692)         --
                                                   --------    --------    --------    --------    --------
Net earnings (loss)                                $ (2,369)   $  2,413    $(11,619)   $ (2,900)   $ (2,529)
                                                   ========    ========    ========    ========    ========
Basic earnings (loss) per share
   From continuing operations                      $  (0.18)   $   0.21    $  (1.47)   $   0.00    $  (0.20)
   From discontinued operations                    $  (0.08)   $   0.08    $  (0.10)   $  (0.32)   $  (0.08)
                                                   --------    --------    --------    --------    --------
   Basic earnings (loss) per share                 $  (0.26)   $   0.29    $  (1.57)   $  (0.32)   $  (0.28)
                                                   ========    ========    ========    ========    ========
Diluted earnings (loss) per share
   From continuing operations                      $  (0.18)   $   0.21    $  (1.47)   $   0.00    $  (0.20)
   From discontinued operations                    $  (0.08)   $   0.08    $  (0.10)   $  (0.32)   $  (0.08)
                                                   --------    --------    --------    --------    --------
   Diluted earnings (loss) per share               $  (0.26)   $   0.29    $  (1.57)   $  (0.32)   $  (0.28)
                                                   ========    ========    ========    ========    ========

The accompanying notes to consolidated financial statements are an integral part of these statements.

                                    SECTION C

                     NAI TECHNOLOGIES, INC. AND SUBSIDIARIES
                 CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
                   FOR THE THREE YEARS ENDED DECEMBER 31, 1997

                                                       CAPITAL IN                                                        TOTAL
                                                        EXCESS OF        NOTE        TRANSLATION     ACCUMULATED     SHAREHOLDERS'
(IN THOUSANDS)                         COMMON STOCK        PAR        RECEIVABLE      ADJUSTMENT       DEFICIT          EQUITY
----------------------------------------------------------------------------------------------------------------------------------
BALANCE JANUARY 1, 1995                       $717        $14,730           $(12)           $107          $4,754         $20,296
     Net loss                                   --             --             --              --         (11,619)        (11,619)
     Foreign currency translation
         Adjustment                             --             --             --             (64)             --             (64)
     Common stock issued in debt
         restructuring                          25            475             --              --              --             500
     Issuance of stock warrants in
        connection with debt
        offering                                --            913             --              --              --             913
     Exercise of employee stock
        options and stock purchases
        under stock purchase plan                4             56             --              --              --              60
                                        ------------   ------------   ------------    ------------    ------------    ------------
BALANCE DECEMBER 31, 1995                      746         16,174            (12)             43          (6,865)         10,086
     Net earnings                               --             --             --              --           2,413           2,413
     Foreign currency translation
        adjustment                              --             --             --             270              --             270
     Issuance of stock warrants in
        connection with debt
        offering                                --          1,060             --              --              --           1,060
     Payment of note receivable                 --             --             12              --              --              12
     Conversion of convertible
        debt, net of issuance costs            156          1,983             --              --              --           2,139
                                        ------------   ------------   ------------    ------------    ------------    ------------
BALANCE DECEMBER 31, 1996                      902         19,217             --             313          (4,452)         15,980
     Net loss                                   --             --             --              --          (2,369)         (2,369)
     Foreign currency translation
        adjustment                              --             --             --            (117)             --            (117)
     Exercise of employee stock
        options, net and stock
        purchases under stock
        purchase plan                            8            155             --              --              --             163
     Exercise of stock warrants                  1             17             --              --              --              18
     Conversion of convertible
        debt, net of issuance costs              5             68             --              --              --              73
                                        ------------   ------------   ------------    ------------    ------------    ------------
BALANCE DECEMBER 31, 1997                     $916        $19,457            $--            $196         $(6,821)        $13,748
                                        ============   ============   ============    ============    ============    ============

The accompanying notes to consolidated financial statements are an integral part of these statements.

                                    SECTION C
                     NAI TECHNOLOGIES, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                                                    FOR THE NINE
                                                                                                    MONTHS ENDED
                                                                                              --------------------------
                                                                YEARS ENDED DECEMBER 31,        SEPTEMBER   SEPTEMBER
                                                            --------------------------------        26,         27,
(in thousands)                                                1997        1996        1995         1998        1997
------------------------------------------------------------------------------------------------------------------------
                                                                                                       (unaudited)
CASH FLOWS FROM OPERATING
    ACTIVITIES:
    Net earnings (loss) from continuing operations           $(1,650)     $1,719    $(10,886)         $37     $(1,846)
    Net cash provided by (used in) discontinued
       operations                                                108         629        (618)        (430)        (39)
    Adjustments to reconcile net earnings (loss) to
       cash provided by (used in) operating
       activities:
       Depreciation and amortization                           1,881       2,186       2,620        1,081       1,452
       Gain (loss) on disposal of property, plant
           and equipment                                          (6)     (1,492)         (1)          --          (6)
       Provision for inventory obsolescence                    2,386         208       2,158           90       2,585
       Loss on sale of notes receivable                           --          89          --           --          --
    Changes in continuing operating assets and
    liabilities, excluding foreign currency adjustments:
       Accounts receivable                                       723         (63)       (841)         131       2,352
       Inventories                                            (1,808)      1,949        (566)         676          88
       Accounts payable and other accrued expenses            (1,727)     (6,403)      3,648       (1,008)     (4,348)
       Income taxes                                               47          73       4,328          462         539
       Other, net                                                 87        (594)         46         (180)        (25)
                                                            --------    --------    --------     --------    --------
Net cash provided by (used in) operating activities               41      (1,699)       (112)         859         752

CASH FLOWS FROM INVESTING
    ACTIVITIES:
    Contingent payment on purchase of KMS Advanced
       Products                                                   --          --        (103)          --          --
    Purchase of property, plant and equipment                   (464)       (416)       (770)        (131)       (241)
    Proceeds from sale of division, property, plant
       and equipment                                              24       2,990         443           --          22
                                                            --------    --------    --------     --------    --------
Net cash provided by (used in) investing activities             (440)      2,574        (430)        (131)       (219)

CASH FLOWS FROM FINANCING ACTIVITIES:
    Issuances of notes payable                                 1,692         590           6        1,048       1,189
    Issuances of 12% convertible notes                            --       5,842       2,500           --          --
    Payments of notes payable                                 (1,121)       (590)       (133)      (1,619)     (1,121)
    Payments for debt restructuring                               --          --        (345)          --          --
    Payments of long-term debt                                (2,369)     (7,856)       (656)      (1,236)     (2,323)
    Receipts on notes receivable                                  --       1,113          --           --          --
    Proceeds from borrowings under revolving credit
       agreement                                                  --          --          --        2,400          --
    Proceeds from exercise of stock options and
       stock purchase plan                                       163          --          60           10         180
    Proceeds from exercise of stock warrants                      18          --          --           --          --
                                                            --------    --------    --------     --------    --------
Net cash provided by (used in) financing activities           (1,617)       (901)      1,432          603      (2,075)
Effect of foreign currency exchange rates on cash               (105)        248         (60)         110        (195)
                                                            --------    --------    --------     --------    --------
Net increase (decrease) in cash and cash equivalents          (2,121)        222         830        1,441      (1,737)
Cash and cash equivalents at beginning of year                 2,693       2,471       1,641          572       2,693
                                                            --------    --------    --------     --------    --------
Cash and cash equivalents at end of period                      $572      $2,693      $2,471       $2,013        $956
                                                            ========    ========    ========     ========    ========
Supplemental disclosure of cash flow information:
    Cash paid for (received):
       Interest                                               $1,477      $2,238      $1,506       $1,090      $1,101
       Income taxes                                              571         398      (4,697)          68          14
    Non-cash investing and financing activities:

       Common stock issued in debt restructuring                  --          --         500           --          --
       Notes receivable from sale of property, plant
           and Equipment                                          --          --       1,190           --          --
       Conversion of 12% Notes into Common stock                  73       2,139          --           30          73

The accompanying notes to consolidated financial statements are an integral part of these statements.

                                    SECTION C

                     NAI TECHNOLOGIES, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
             DECEMBER 31, 1997, 1996 AND 1995 AND SEPTEMBER 26, 1998


(1) SUMMARY OF ACCOUNTING POLICIES

      Description of Business: NAI Technologies, Inc. designs, manufactures and markets rugged computer systems, advanced peripheral products, high performance workstations, TEMPEST computer systems, telecommunications test equipment and transmission products, and integrated systems for defense, military, government-related and commercial businesses. NAI's customer base includes commercial markets requiring rugged, mobile computer and communications systems, U.S. and foreign armed services and intelligence agencies, and the regional Bell operating companies and independent telephone companies. Net sales from continuing operations to the U.S. Government for the years ended December 31, 1997, 1996 and 1995 were $13,186,000, $20,579,000 and $22,624,000, respectively.
Net sales to one other customer accounted for 17% and 16% of NAI's sales in 1997 and 1996, respectively.

      Basis of Presentation: The accompanying consolidated financial statements include the accounts of NAI and its wholly-owned subsidiaries. All significant inter-company transactions and balances have been eliminated in consolidation.

      Management Estimates: The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

      Foreign Currency Translation: The financial statements and transactions of NAI's foreign subsidiary are maintained in its functional currency. For consolidation purposes, assets and liabilities of NAI's U.K. subsidiary have been translated at rates of exchange at the end of the period. Revenues and expenses have been translated at the weighted average rates of exchange in effect during each period. Translation gains and losses are accumulated as a separate component of shareholders' equity. Gains and losses resulting from transactions denominated in a currency other than NAI's functional currency are included in other operating expense in the consolidated statements of operations. There were no significant gains or losses from foreign currency transactions in the years presented.

      Financial Statement Reclassification: Certain reclassifications have been made to prior years' financial statements to conform to the 1997 presentation.

      Cash Equivalents: NAI classifies investments that are readily convertible into cash, and have maturities of three months or less at the time of purchase, as cash equivalents.

      Inventories: Inventories are valued at the lower of cost or market on a first-in, first-out (FIFO) basis. Work in process is stated at total costs incurred, reduced by estimated costs of units delivered, not in excess of net realizable value. NAI's business is characterized by rapid change that frequently results in product obsolescence. NAI continually reviews its on-hand quantities and compares such to current business levels and future expectations regarding usage. Adjustments to the carrying values of inventory are made when quantities on hand are not justified by anticipated future usage.

      Property, Plant and Equipment: Property, plant and equipment are recorded at historical cost. Depreciation and amortization have been computed using the straight-line method over the following estimated useful lives of the assets: equipment and furniture and fixtures, generally -- 2 to 10 years, and buildings -- 30 years. Leasehold improvements are amortized over the shorter of the estimated useful life of the improvements or the lease term.

      Excess of Cost over Fair Value of Net Assets Acquired: The excess of cost over fair value of net assets acquired (goodwill) is being amortized on a straight line basis over a period of twenty years. NAI reviews the significant assumptions that underlie the twenty-year amortization period on a quarterly basis and will shorten the amortization period if considered necessary. NAI assesses the recoverability of this intangible asset by determining whether the amortization of the goodwill balance over its remaining life can be recovered through projected undiscounted future cash flows. Accumulated amortization was approximately $2,654,000 and $2,085,000 at December 31, 1997 and

                                    SECTION C

                    NAI TECHNOLOGIES, INC. AND SUBSIDIARIES

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued) DECEMBER 31, 1997, 1996 AND 1995 AND SEPTEMBER 26, 1998



1996, respectively. The amortization expense associated with these amounts is included in other operating expense in the consolidated statements of operations and amounted to $569,000, $568,000 and $566,000 in 1997, 1996 and 1995,
respectively.


      Long-lived assets: In fiscal 1996 NAI adopted Statement of Financial Accounting Standards (SFAS) No. 121. "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be disposed of," SFAS No.121 requires that long-lived assets and certain identifiable intangibles to be held and used or disposed of by an entity be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. NAI assesses the recoverability of long lived assets by determining whether the asset balance can be recovered through projected undiscounted future cash flows. During 1996, NAI adopted this statement and determined that no impairment loss need be recognized for applicable assets of continuing operations.

      Revenue Recognition: Sales are recorded when title passes (either at shipment or customer acceptance). In some limited cases, a sale may be recorded upon the completion of a specific contractual task such as the issuance of a test report. Cost of goods sold is based upon average estimated cost per unit. Sales and profits on cost reimbursable contracts are recognized as costs are incurred. Sales and estimated profits under long-term contracts are recorded under the percentage of completion method of accounting using the cost to cost method. Costs include direct engineering and manufacturing costs, applicable overhead costs and special tooling and test equipment costs. All selling, general and administrative expenses are charged to operations as incurred. Warranty expense is accrued based upon the historical relationship between sales and warranty claims. Estimated losses are provided for in full when identified.

      Income Taxes: Deferred tax assets and liabilities are recognized based on the future tax consequences attributable to temporary differences between the carrying amounts of assets and liabilities for financial statement purposes and income tax purposes using enacted rates expected to be in effect when such amounts are realized or settled.

      Earnings (Loss) Per Share: In 1997, NAI adopted Statement of Financial Accounting Standards No.128 (SFAS No. 128), "Earnings per Share," which requires the presentation of basic and diluted earnings per share. Basic earnings (loss) per share is computed based upon the weighted average number of common shares outstanding. Diluted earnings (loss) per share is computed based upon the weighted average number of common shares outstanding increased by dilutive common stock options and warrants, common stock subscribed to under the Employee Stock Purchase Plan and the effect of assuming the conversion of the outstanding 12% convertible notes. Prior year earnings per share data has been restated to apply the provisions of SFAS No. 128. The table below provides the components of the per share computations.

                                    SECTION C

                   NAI TECHNOLOGIES, INC. AND SUBSIDIARIES

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)
             DECEMBER 31, 1997, 1996 AND 1995 AND SEPTEMBER 26, 1998


                                                   YEAR ENDED DECEMBER 31,             NINE MONTHS ENDED
                                             -----------------------------------      -------------------
                                                                                   SEPTEMBER 26,  SEPTEMBER 27,
(in thousands except per share data)           1997          1996        1995          1998           1997
------------------------------------         --------       ------     ---------      --------      --------
                                                                                            (unaudited)
BASIC EPS COMPUTATION
      Net earnings (loss)                    $(2,369)       $2,413     $(11,619)      $(2,900)      $(2,529)
      Weighted average common
         shares outstanding                    9,099         8,268        7,382         9,162         9,079
      Basic (loss) earnings per share         $(0.26)        $0.29       $(1.57)       $(0.32)       $(0.28)

DILUTED EPS COMPUTATION
      Net earnings (loss)                    $(2,369)       $2,413     $(11,619)      $(2,900)      $(2,529)
      Adjusted earnings (loss)               $(2,369)       $2,413     $(11,619)      $(2,900)      $(2,529)
      Weighted average common
         shares outstanding                    9,099         8,268        7,382         9,162         9,079
      Stock options & warrants                    --           198           --            --            --
      12% convertible notes                       --            --           --            --            --
      Diluted common shares
         outstanding                           9,099         8,466        7,382         9,162         9,079
      Diluted earnings (loss) per share       $(0.26)        $0.29       $(1.57)       $(0.32)       $(0.28)


      The assumed conversion of the outstanding 12% convertible notes was excluded from the diluted earnings per share in 1997 and 1996 since they were anti-dilutive.

      Fair Value of Financial Instruments: Statement of Financial Accounting Standards No.107, "Disclosures About Fair Value of Financial Instruments," requires disclosure of the fair value of certain financial instruments. Cash and cash equivalents, accounts receivable, notes payable, accounts payable and accrued expenses are reflected in the financial statements at fair value because of the short-term maturity of these instruments. The fair value and net book value of NAI's 12% convertible subordinated promissory notes at December 31, 1997 were $4,483,000 and $4,722,000, respectively. The book value of the secured revolving credit obligation on December 31, 1997 approximated fair value since it has a prime based interest rate that is adjusted for market rate fluctuations.

      Accounting for Stock-Based Compensation: NAI records compensation expense for employee stock options and warrants only if the current market price of the underlying stock exceeds the exercise price on the date of the grant. On January 1, 1996, NAI adopted Financial Accounting Standard No. 123, "Accounting for Stock-Based Compensation." NAI has elected not to implement the fair value based accounting method for employee and directors' stock options but has elected to disclose the pro forma net earnings and pro forma earnings per share to account for employee stock option grants beginning in 1995 as if such method had been used to account for such stock-based compensation cost.

(2) SUBSEQUENT EVENTS

      On August 26, 1998 NAI entered into a definitive merger agreement (the "Merger Agreement") with DRS Technologies, Inc. ("DRS") and DRS Merger Sub, Inc., a wholly-owned subsidiary of DRS. The Merger Agreement provides for the merger of DRS Merger Sub, Inc. with and into NAI (the "Merger").

      Under the terms of the Merger Agreement, NAI shareholders will receive
0.23 of a share of DRS common stock for each share of NAI common stock held, subject to adjustment if the average daily closing stock price of DRS common stock is less than $12 over a 60-trading day period ending 2 business days prior to the closing date of the Merger. In such event, NAI shareholders will receive
0.25 of a share of DRS common stock for each share of NAI

                                    SECTION C

                     NAI TECHNOLOGIES, INC. AND SUBSIDIARIES

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued) DECEMBER 31, 1997, 1996 AND 1995 AND SEPTEMBER 26, 1998


common stock. All of NAI's unexercised warrants outstanding at the time of the completion of the Merger will be assumed by DRS so that each holder of such warrants will have the right to receive such number of shares of DRS common stock on exercise based on the same exchange ratio as used to determine the number of shares of DRS common stock an NAI shareholder is entitled to receive pursuant to the Merger. All of NAI's unexercised options outstanding at the time of the completion of the Merger will be converted into and become rights to receive such number of shares of DRS common stock on exercise based on the same exchange ratio as used to determine the number of shares of DRS common stock an NAI shareholder is entitled to receive pursuant to the Merger.

      The closing of the Merger is subject to certain conditions, including regulatory approval under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, an effective DRS registration statement filed with the U.S. Securities and Exchange Commission, approval by each of the NAI shareholders and stockholders of DRS, the sale of NAI's subsidiary, Wilcom, Inc., the conversion of at least 90% of the outstanding principal amount of NAI's 12% Convertible Subordinated Promissory Notes as of August 26, 1998 into shares of NAI common stock and the satisfaction of certain other conditions. The Merger Agreement provides for the payment of a termination fee by NAI in the amount of $1.5 million in the event that NAI enters into a definitive agreement with a third party to acquire NAI.

      On July 7,1998 the NAI Board of Directors passed a resolution to discontinue the operations comprising NAI's Telecommunications segment which consisted of one wholly-owned subsidiary, Wilcom, Inc. Accordingly, the operating results for Wilcom, Inc. are accounted for as discontinued operations and its operations are segregated in the accompanying financial statements. The financial statements for all prior reporting periods have been reclasified for amounts associated with Wilcom, Inc. The second quarter 1998 results include a provision of $2,692,000 which is the estimated loss on disposal including an estimate of future operating losses to be incurred prior to the actual disposal of Wilcom, Inc. of $192,000. It is anticipated that the net assets of Wilcom, Inc. will be sold to Wilcom Acquisition Corp., a Delaware corporation in which a current director of NAI named Mr. Charles Holmes owns a majority of capital stock and Mr. Dennis McCarthy, another current director of NAI, owns the remaining outstanding shares of capital stock, contemporaneously with NAI's merger with DRS. Wilcom Acquisition Corp. will purchase Wilcom, Inc. for a purchase price of (1) $150,000 and (2) Mr. Holmes' surrender of (a) 1,700,000 NAI warrants with an exercise price of $2.50 per share and (b) 300,000 NAI warrants with an exercise price of $3.00 per share.

                                   SECTION C

                   NAI TECHNOLOGIES, INC. AND SUBSIDIARIES

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued) DECEMBER 31, 1997, 1996 AND 1995 AND SEPTEMBER 26, 1998


(3) ACCOUNTS RECEIVABLE

      Accounts receivable at December 31, consisted of the following:

(In thousands)                                                1997         1996
--------------------------------------------------------------------------------
Amounts receivable from United States Government:
      Amounts billed                                      $  3,489     $  3,889
      Unbilled contract receivables                             59           47
--------------------------------------------------------------------------------
                                                             3,548        3,936
Amounts receivable from others:
      Amounts billed                                         6,248        7,955
      Unbilled contract receivables                          1,629          449
--------------------------------------------------------------------------------
                                                             7,877        8,404
--------------------------------------------------------------------------------
                                                            11,425       12,340
Allowance for doubtful accounts                                (46)        (238)
--------------------------------------------------------------------------------
                                                          $ 11,379     $ 12,102
================================================================================

      Unbilled contract receivables represent revenue earned but not yet billed to customers at year-end. NAI expects that substantially all of these amounts will be billed and collected within one year.

(4) INVENTORIES

      Inventories, summarized by major classification, were as follows:


                                            AT DECEMBER 31,     AT SEPTEMBER 26,
--------------------------------------------------------------------------------
(In thousands)                            1997          1996         1998
--------------------------------------------------------------------------------

Raw materials and components             $ 7,528       $ 6,636      $6,659
Work-in-process                            2,687         2,485       1,741
Finished goods                               386           140         584
Allowance for obsolescence                (2,820)       (1,313)     (2,488)
Unliquidated progress payments              (519)         (108)         --
--------------------------------------------------------------------------------
                                         $ 7,262       $ 7,840     $ 6,496
================================================================================

                                   SECTION C

                   NAI TECHNOLOGIES, INC. AND SUBSIDIARIES

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued) DECEMBER 31, 1997, 1996 AND 1995 AND SEPTEMBER 26, 1998


(5) OTHER CURRENT ASSETS

      Other current assets at December 31, consisted of the following:

(In thousands)                                             1997           1996
--------------------------------------------------------------------------------
Prepaid insurance                                          $171           $249
Other prepaid expenses                                      326            348
--------------------------------------------------------------------------------
                                                           $497           $597
================================================================================

(6) PROPERTY, PLANT AND EQUIPMENT

      Property, plant and equipment at December 31, consisted of the following:

(In thousands)                                             1997          1996
--------------------------------------------------------------------------------
Machinery and equipment                                 $ 6,895       $ 6,781
Furniture and fixtures                                      565           681
Leasehold improvements                                      516           404
--------------------------------------------------------------------------------
                                                          7,976         7,866
Less accumulated depreciation and                        (7,103)       (6,598)
      amortization
--------------------------------------------------------------------------------
                                                        $   873       $ 1,268
================================================================================

(7)   OTHER ACCRUED EXPENSES--CURRENT

     Other accrued expenses--current at December 31, consisted of the following:

(In thousands)                                             1997         1996
--------------------------------------------------------------------------------
Supplemental retirement                                   $   --       $  800
Employee benefits                                            419          893
Insurance payable                                            182          164
Purchase liabilities                                         129          257
Warranty                                                     303          659
Deferred revenue                                             276          296
Contract losses                                              116           58
Taxes, other than income                                      50          115
Interest                                                     153          134
Other                                                        386          433
--------------------------------------------------------------------------------
                                                          $2,014       $3,809
================================================================================

                                   SECTION C

                   NAI TECHNOLOGIES, INC. AND SUBSIDIARIES

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued) DECEMBER 31, 1997, 1996 AND 1995 AND SEPTEMBER 26, 1998


(8) DEBT

      Long term debt at December 31, consisted of the following:

(In thousands)                                              1997         1996
--------------------------------------------------------------------------------
Secured revolving credit with quarterly step-downs of     $ 5,300      $ 7,500
      $750,000 and interest at prime plus 1%
      (9.5% at December 31, 1997)

Notes payable, generally secured by specified                  36          206
      machinery and equipment, with interest at 10%

12% Convertible Subordinated Promissory                     5,123        5,227
      Notes due January 15, 2001
--------------------------------------------------------------------------------
                                                           10,459       12,933

Original issue discount on 12% Notes                         (401)        (551)
      Less current installments                              (311)        (158)
--------------------------------------------------------------------------------
                                                          $ 9,747      $12,224
================================================================================

Aggregate principal payments for the five years subsequent to December 31, 1997 are as follows (in thousands):

                  1998          $   311
                  1999            5,025
                  2000               --
                  2001            5,123
                  2002               --
                                -------
                                $10,459
                                =======

      Effective February 15, 1996 NAI entered into an amendment to its credit agreement with its bank lenders which amended and extended the payment provisions contained therein and reset certain financial covenants on more favorable terms for NAI. The revised credit agreement provides for quarterly principal payments of $500,000, beginning on March 31, 1996, and payments of $750,000 beginning on March 31, 1997 and paid through December 31, 1998. The remaining principal balance is due on January 15, 1999. NAI intends to refinance all or a substantial portion of the amount due and payable, either through borrowing or other capital sources. Interest is payable monthly and was amended in 1997 from a rate of 1-3/4% above prime to 1% above prime. The loan covenants require that NAI maintain certain minimum levels of net worth, current ratio and quick ratio. They also limited capital expenditures and the payment of cash dividends. As of December 31, 1997 NAI had made prepayments of $2,725,000.

      At various times from February 15, 1996 to May 2, 1996, NAI issued an aggregate of $8,342,000 of 12% convertible subordinated promissory notes due January 15, 2001 and warrants to purchase an aggregate of 2,085,500 shares of NAI's common stock. The Notes are convertible by the holders into shares of common stock at a conversion price equal to $2.00 per share. Interest on the Notes is payable quarterly in arrears on January 15, April 15, July 15 and October 15 of each year. The Notes mature on January 15, 2001. The Notes may be prepaid by NAI without premium or penalty at any time after January 15, 1999. The Notes are unsecured obligations of NAI and contain certain restrictions on NAI's assets not otherwise encumbered by the holders of the senior indebtedness. As of December 31, 1997, $3,219,500 of such Notes had been converted into common stock.

      In addition to the Warrants noted above, NAI issued 2,034,200 Warrants to the lead investor and placement agent. All Warrants entitle the holders thereof to purchase shares of common stock at any time on or before February

                                   SECTION C

                  NAI TECHNOLOGIES, INC. AND SUBSIDIARIES

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued) DECEMBER 31, 1997, 1996 AND 1995 AND SEPTEMBER 26, 1998


15, 2002, at an exercise price equal to $2.50 per share of common stock. The Warrants are detachable and separately transferable. The Warrants were valued at $0.50 each. Such value was derived based upon an evaluation by an independent third party and included a review of both current and historical stock price data, the lack of liquidity afforded to the Warrants, the results of various quantitative methodologies, NAI's financial position and historical and projected cash flows. The Warrants issued in conjunction with the Notes are recorded as original issued discount on NAI's balance sheet. The Warrants issued to the lead investor and the placement agent are recorded as deferred debt costs and are included in other assets in the accompanying consolidated balance sheet.

      On May 9, 1996, NAI entered into an agreement with Charles S. Holmes, a member of NAI's Board of Directors, that in consideration of his converting the
Note in the aggregate unpaid principal amount of $2,000,000 held by him into 1,000,000 shares of common stock, NAI would immediately issue warrants to purchase 300,000 shares of common stock exercisable at any time on or before February 15, 2002 at $3.00 per share. The warrants were valued at $0.50 per warrant and NAI recorded a charge to operations of $150,000 in 1996.

      NAI's U.K. subsidiary has a credit facility (sterling overdraft) with a U.K. bank. The credit facility amounts to (pound)600,000 (approximately $990,000) and bears interest at 1-3/4% above the U.K. base rate (7-1/4% at December 31, 1997). This facility is renewable in March 1998. The amounts outstanding under the credit facility at December 31, 1997 and 1996 were $571,000 and $-0-, respectively. The maximum month end borrowings under the credit facility during the years ended December 31, 1997 and 1996 were (pound)673,000 and (pound)346,000 (approximately $1,120,000 and $543,000, respectively). The average short term borrowings for the years ended December 31, 1997 and 1996 were (pound)140,000 and (pound)29,000 (approximately $231,000 and $50,000, respectively). The weighted average interest rate during the years ended December 31, 1997 and 1996 was 8.40% and 8.23%, respectively.

(9) OTHER ACCRUED EXPENSES--NON-CURRENT

      Other accrued expenses--non-current at December 31, consisted of the following:

(In thousands)                                              1997       1996
--------------------------------------------------------------------------------
Deferred compensation                                      $ 433      $ 473

Other                                                        350        439
--------------------------------------------------------------------------------
                                                           $ 783      $ 912
================================================================================

      In 1981, NAI entered into agreements with two former officers which provide for the payments to each of $25,000 per year, adjusted for the cumulative effects of inflation from inception of the agreement, over a period of 15 years. Such deferred compensation payments commenced on January 1, 1990. The 1998 payment to each of the former officers will be approximately $43,000.

                                   SECTION C

                   NAI TECHNOLOGIES, INC. AND SUBSIDIARIES

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued) DECEMBER 31, 1997, 1996 AND 1995 AND SEPTEMBER 26, 1998


(10) OTHER (INCOME) EXPENSE

      Other (income) expense for the years ended December 31, are as follows:

(In thousands)                               1997           1996         1995
--------------------------------------------------------------------------------
Gain on sale of division (1)              $  --          $(1,510)       $   --
Amortization of goodwill                    569              568           566
Other                                        (8)              (7)         (141)
--------------------------------------------------------------------------------
                                          $ 561          $  (949)       $  425
================================================================================

(1) In June 1996, NAI sold the assets of its Systems Integration division that operated within the Codar Technology subsidiary.

(11) INCOME TAXES

      NAI and its domestic subsidiaries file a consolidated Federal income tax return. The (loss) income before provision for income taxes for the years ended December 31, 1997, 1996 and 1995 were $(1,809,000), $2,809,000 and
$(11,242,000), respectively, comprised of domestic (loss) income of $(3,859,000), $1,641,000 and $(12,077,000), respectively and foreign income of
$2,050,000, $1,168,000 and $835,000, respectively. The provision for income taxes consisted of the following items:

(In thousands)                                1997          1996          1995
--------------------------------------------------------------------------------
Current:
      Federal                                $ (85)          $--         $  --
      State                                     --            --            --
      Foreign                                  615           533           377
--------------------------------------------------------------------------------
                                               530           533           377
--------------------------------------------------------------------------------
Deferred:
      Federal                                   --            --            --
      State                                     --            --            --
      Foreign                                   30          (137)           --
--------------------------------------------------------------------------------
                                                30          (137)           --
--------------------------------------------------------------------------------
Total income tax expense                     $ 560         $ 396         $ 377
================================================================================

                                   SECTION C

                   NAI TECHNOLOGIES, INC. AND SUBSIDIARIES

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued) DECEMBER 31, 1997, 1996 AND 1995 AND SEPTEMBER 26, 1998


      The tax effects of temporary differences that gave rise to significant portions of the net deferred tax asset and (liability) at December 31, 1997, and 1996 are as follows:

(In thousands)                                           1997          1996
--------------------------------------------------------------------------------
Deferred tax assets:
      Net operating loss carryforward                  $ 4,603       $ 3,389
      AMT credit carryforward                              514           514
      Inventories                                          916           401
      Supplemental retirement obligation                    --           204
      Accrued vacation                                      66            81
      Deferred compensation                                177           186
      Other                                                208           392
      Plant and equipment                                  333           109
      Valuation allowance                               (6,669)       (5,103)
--------------------------------------------------------------------------------
                                                       $   148       $   173
--------------------------------------------------------------------------------
      Deferred tax liabilities non-current:

            Other                                          (41)          (36)
--------------------------------------------------------------------------------
                                                           (41)          (36)
--------------------------------------------------------------------------------
                                                       $   107       $   137
================================================================================

      NAI has recorded a valuation allowance to reflect the estimated amount of deferred tax assets that may not be realized through the realization of future taxable income.

      A reconciliation of the provision for income taxes computed at the Federal statutory rate to the actual provision for income taxes is as follows:

(In thousands)                                   1997        1996        1995
--------------------------------------------------------------------------------
Expected tax expense (benefit)                 $  (615)    $   955     $(3,822)
Increases (decreases) resulting from:
      Adjustment of prior years' income taxes     (344)         --        (350)
      Non-deductible expenses                      106         214         278
      Other                                       (153)       (250)        246
      Change in valuation allowance              1,566        (523)      4,025
--------------------------------------------------------------------------------
Actual income tax expense                      $   560     $   396     $   377
================================================================================

      No provision has been recorded for U.S. income taxes applicable to undistributed earnings of foreign subsidiaries that are indefinitely reinvested in foreign operations.

      At December 31, 1997, NAI has U.S. net operating loss carryforwards of $13,549,000, expiring at various dates beginning in 2009 to 2012.

(12) SHAREHOLDERS' EQUITY

      NAI has three stock option plans -- the 1991 Stock Option Plan, the 1993 Stock Option Plan for Directors, and the 1996 Stock Option Plan.

THE 1991 STOCK OPTION PLAN

      Options under the 1991 Stock Option Plan are non-qualified stock options and are granted at the option price fixed by the Compensation Committee of the Board of Directors but in no event may the option price be less than the

                                   SECTION C

                   NAI TECHNOLOGIES, INC. AND SUBSIDIARIES

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued) DECEMBER 31, 1997, 1996 AND 1995 AND SEPTEMBER 26, 1998


fair market value of the share of common stock on the date of grant. Options under the 1991 Stock Option Plan have such term as is fixed by the Compensation Committee but no option may be exercised during the first year after its date of grant or after the expiration of ten years from its date of grant.

THE 1993 STOCK OPTION PLAN FOR DIRECTORS

      Options under the Directors' Plan are non-qualified stock options and non-employee directors are automatically granted 5,000 options to purchase common shares upon the director's election or re-election to the Board of Directors. The option price is equal to the fair market value of a share of common stock on the date of grant. Options are granted for a term of ten years and become exercisable eleven months after their date of grant. In no event may an option be exercised after the expiration of the term of such option.

THE 1996 STOCK OPTION PLAN

      Options under the 1996 Stock Option Plan are non-qualified stock options and are granted at the option price fixed by the Compensation Committee of the Board of Directors but in no event may the option price be less than the fair market value of a share of common stock on the date of grant. Options under the 1996 Stock Option Plan have such term as is fixed by the Compensation Committee but no option may be exercised during the first year after its date of grant or after the expiration of ten years from its date of grant.

      Full payment of the exercise price under all stock option plans may be made in cash or in shares of common stock valued at the fair market value thereof on the date of exercise. NAI's policy is that the optionee must have acquired such shares at least six months prior to the exercise date. During 1997, 11,770 common shares were received as payment for the exercise of options. No options were exercised in 1996. In 1995 all payments were made in cash.

     In 1996, NAI adopted the disclosure-only alternative of SFAS No. 123, "Accounting for Stock Based Compensation." The weighted-average fair value per option at the date of grant for options granted during 1997, 1996 and 1995 was $1.48, $0.74 and $0.61, respectively. The weighted-average fair value per purchase right under the Employee Stock Purchase Plans was $1.05 and $0.74 respectively, for 1997 and 1996 subscriptions. There were no subscriptions in 1995. The fair value was estimated using the Black-Scholes option pricing model and the following weighted-average assumptions:

                                              1997         1996        1995
--------------------------------------------------------------------------------
Expected dividend yield                          0%           0%          0%
Expected stock volatility                       20%          30%         30%
Risk-free interest rate                          5%           5%          5%
Expected term until exercise (years)             3            3           3
================================================================================

                                   SECTION C

                   NAI TECHNOLOGIES, INC. AND SUBSIDIARIES

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued) DECEMBER 31, 1997, 1996 AND 1995 AND SEPTEMBER 26, 1998


      Pro forma net income and earnings per share reflecting compensation cost for the fair value of stock options awarded in 1997, 1996 and 1995 were as follows:

(In thousands of dollars, expect per share data)    1997      1996       1995
--------------------------------------------------------------------------------
Net income (loss)
      As reported                                 $(2,369)   $2,413    $(11,619)
      Pro forma                                   $(2,542)   $2,315    $(11,671)
Basic (loss) earnings per share:
      As reported                                 $ (0.26)   $ 0.29    $  (1.57)
      Pro forma                                   $ (0.28)   $ 0.28    $  (1.58)
Diluted (loss) earnings per share
      As reported                                 $ (0.26)   $ 0.29    $  (1.57)
      Pro forma                                   $ (0.28)   $ 0.27    $  (1.58)
================================================================================

      The pro forma effects on net income and earnings per share for 1997, 1996 and 1995 may not be representative of the pro forma effects in future years because they include compensation cost calculated on a straight-line basis over the vesting periods of the grants and do not take into consideration pro forma compensation cost for options granted prior to 1995.

EMPLOYEE STOCK OPTION PLANS

The following is a summary of activity related to all stock option plans:

                                             NUMBER       WEIGHTED AVERAGE
                                               OF           OPTION PRICE
                                             SHARES          PER SHARE
                                             ------          ---------

Outstanding at January 1, 1995              662,351              $4.77

Granted                                     515,000              $2.43

Exercised                                   (37,962)             $1.93

Expired/canceled                           (486,656)             $4.81
--------------------------------------------------------------------------------

Outstanding at December 31, 1995            652,733              $3.06

Granted                                     330,400              $2.69

Expired/canceled                           (256,239)             $2.22
--------------------------------------------------------------------------------
Outstanding at December 31, 1996            726,894              $2.63

Granted                                     135,000              $3.56

Exercised                                   (78,850)             $2.45

Canceled                                    (63,125)             $2.80
--------------------------------------------------------------------------------
Outstanding at December 31, 1997            719,919              $2.81
================================================================================

                                   SECTION C

                   NAI TECHNOLOGIES, INC. AND SUBSIDIARIES

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued) DECEMBER 31, 1997, 1996 AND 1995 AND SEPTEMBER 26, 1998


Stock options outstanding at December 31, 1997 are summarized as follows:

      Range of
      Exercise             Number        Weighted average   Weighted exercise
       price            outstanding       remaining life      average price
       -----            -----------       --------------      -------------

     $1.88-$2.00           41,250            4.0 years           $ 1.90

     $2.50                509,675            3.1 years           $ 2.50

     $3.44-$3.75          130,000            5.2 years           $ 3.58

     $4.50-$8.33           38,994            6.2 years           $ 5.32
--------------------------------------------------------------------------------
     $1.88-$8.33          719,919            4.0 years           $ 2.81
================================================================================

      At December 31, 1997, 431,102 options were exercisable at a weighted average exercise price of $2.67 and 1,166,651 shares were reserved for issuance under all stock option plans.

WARRANTS

      At December 31, 1997, there were 4,112,700 warrants outstanding exercisable at $2.50 per share and 300,000 warrants outstanding exercisable at $3.00 per share. All warrants expire February 15, 2002.

EMPLOYEE STOCK PURCHASE PLAN

      Under the 1992 Employee Stock Purchase Plan, which commenced July 1, 1992, employees may subscribe to purchase shares of common stock at the lesser of 85% of the market price on the first day of the purchase period or the date purchased one year later. Payment for the shares is made through payroll deductions of up to 5% of annual base pay over a one-year period. A total of 101,017 shares has been reserved for issuance under the Employee Stock Purchase Plan and as of December 31, 1997, 61,233 shares have been issued pursuant to the plan. The following table is a summary of shares subscribed under the Employee Stock Purchase Plan:

                                         NUMBER OF                   PRICE
                                           SHARES                    RANGE
                                           ------                    -----

Outstanding at January 1, 1995             22,920                    $3.13

Purchases                                 (13,870)                   $3.13

Cancellations                              (9,050)                   $3.13
--------------------------------------------------------------------------------
Outstanding at December 31, 1995               --                     $--

Subscriptions                              19,780                    $2.76

Cancellations                              (1,000)                   $2.76
--------------------------------------------------------------------------------
Outstanding at December 31, 1996           18,780                    $2.76

Purchases                                 (12,160)                   $2.76

Subscriptions                              10,520                    $4.36

Cancellations                             (12,410)                 $2.76-$4.36
--------------------------------------------------------------------------------
Outstanding at December 31, 1997            4,730                    $4.36
================================================================================

(13) EMPLOYEE BENEFIT PLANS

RETIREMENT SAVINGS PLAN

      NAI has a voluntary Retirement Savings Plan for all eligible employees, which provides for basic employee contributions (up to 15% of compensation). Plan participants may invest in a combination of equity, fixed income and money market funds. Beginning in January 1997, NAI re-instituted a matching provision of 100% of the first 1% of each employee's compensation that is contributed. NAI's contribution in 1997 under the Plan was $51,000. There were no NAI contributions made in 1996 or 1995.

                                   SECTION C

                   NAI TECHNOLOGIES, INC. AND SUBSIDIARIES

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued) DECEMBER 31, 1997, 1996 AND 1995 AND SEPTEMBER 26, 1998


      The plan also provides for a discretionary profit sharing contribution as determined by the Board of Directors, which may be contributed to each of the participant's individual accounts. NAI made no such contribution for 1997, 1996 or 1995.

SUPPLEMENTAL RETIREMENT PLAN

      The NAI Technologies Supplemental Retirement Plan, a non-qualified, unfunded pension plan was terminated in 1996. The expenses related to this plan amounted to $146,000 in 1995. In 1995, the actuarial computations assumed a discount rate of 6.75% on benefit obligation and an annual compensation increase of 5%.

      The following table sets forth the funded status and cost components of NAI's Supplemental Retirement Plan at December 31, 1995:

(in thousands)                                                           1995
--------------------------------------------------------------------------------
Accumulated benefit obligation including vested benefits of $1,215     $ 1,221
Projected benefit obligation for service
  rendered to date                                                      (1,442)
Plan assets at fair value                                                   --
--------------------------------------------------------------------------------
Projected benefit obligation in excess
  of plan assets                                                        (1,442)
Unrecognized prior service cost                                            332
Unreorganized net loss                                                     178
Adjustment required to recognize
  minimum liability                                                       (289)
--------------------------------------------------------------------------------
Unfunded accrued supplementary costs                                   $(1,221)
--------------------------------------------------------------------------------
Net pension expense is comprised of the following:
          Service cost                                                 $    25
          Interest cost                                                     93
          Net amortization and deferral                                     28
--------------------------------------------------------------------------------
Net pension expense                                                    $   146
--------------------------------------------------------------------------------

(14) INFORMATION BY GEOGRAPHIC AREA

      Information about NAI's foreign operations and export sales is provided in the following table. Export revenue is foreign revenue produced by identifiable assets located in the United States while foreign revenue is generated by identifiable assets located in foreign countries.

      In order to achieve an appropriate sharing of operating results between NAI's subsidiaries, transfers between geographic areas are accounted for on the basis of a mark-up of manufacturing costs. Operating earnings are total sales less operating expenses. In computing operating earnings, none of the following items has been added or deducted: general corporate expenses, interest income, interest expense and income taxes.

      Identifiable assets are those assets of NAI that are identified with the operations in each geographic area. Corporate assets consisted primarily of cash and cash equivalents.

                                   SECTION C

                     NAI TECHNOLOGIES, INC. AND SUBSIDIARIES

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued) DECEMBER 31, 1997, 1996 AND 1995 AND SEPTEMBER 26, 1998

                         INFORMATION BY GEOGRAPHIC AREA


                                 (in thousands)

                                                       As of or Years ended December 31
                                                       --------------------------------
                                                          1997      1996       1995
                                                       --------------------------------
SALES TO UNAFFILIATED CUSTOMERS:
          United States                                  $30,664   $45,610    $39,581
          Export                                           1,368       948      1,339
          United Kingdom                                  15,726    14,573     10,893
                                                       --------------------------------
                  Total                                  $47,758   $61,131    $51,813
                                                       ================================
TRANSFERS BETWEEN GEOGRAPHIC AREAS:
          United States                                  $   812   $   547    $   831
          United Kingdom                                      71        --         --
                                                       --------------------------------
                  Total                                  $   883   $   547    $   831
                                                       ================================
TOTAL SALES:
          United States                                  $31,044   $46,157    $40,412
          Export                                           1,820       948      1,339
          United Kingdom                                  15,777    14,573     10,893
          Eliminations                                      (883)     (547)      (831)
                                                       --------------------------------
                  Total                                  $47,758   $61,131    $51,813
                                                       ================================
OPERATING EARNINGS (LOSS):
          United States                                  $  (211)  $ 4,175    $(5,499)
          United Kingdom                                   2,549     2,070      1,226
                                                       --------------------------------
                  Subtotal                                 2,338     6,245     (4,273)
          Corporate expenses and other                    (1,650)   (1,632)    (3,869)
                                                       --------------------------------
                  Total operating earnings (loss)
                    from continuing operations               688     4,613     (8,142)

          Net interest expense & other                    (1,778)   (2,498)    (2,367)
                                                       --------------------------------
                  Earnings (loss) from continuing
                    operations before income taxes:      $(1,090)   $2,115   $(10,509)
                                                       ================================
IDENTIFIABLE ASSETS:
          United States                                  $18,325   $21,982    $27,294
          United Kingdom                                  10,055     9,602      8,283
                                                       --------------------------------
                 Subtotal                                 28,380    31,584     35,577
          Corporate and other                              6,835     9,321     11,407
                                                       --------------------------------
                 Total                                   $35,215   $40,905    $46,984
                                                       ================================

                                    SECTION C

                   NAI TECHNOLOGIES, INC. AND SUBSIDIARIES

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued) DECEMBER 31, 1997, 1996 AND 1995 AND SEPTEMBER 26, 1998


(15) INFORMATION BY BUSINESS SEGMENT

      NAI's operations are classified into two business segments: Rugged Systems and Systems Integration. The Rugged Systems segment includes Codar Technology, Inc. based in Longmont, Colorado, and Lynwood Rugged Systems Limited in Farnham, England.

      Codar Technology designs, manufactures, integrates and supports rugged computer systems, advanced computer peripherals and memory systems for military and commercial use. Lynwood supplies rugged, environmentally and electrically screened personal computers and workstations based upon standard commercial off the shelf technology, targeted to the military and government markets principally in Europe. One customer accounted for 25% of the Rugged Systems segment's 1997 sales. No other customer accounted for greater than 10% of the segment's sales.

      The Systems Integration segment consists of NAI Technologies -- Systems Division Corporation ("Systems Division") in Columbia, Maryland. Systems Division provides custom packaged integrated computer systems for deployment in shelters, ships, land vehicles and other demanding environments. The U.S. Government accounted for 70% of the Systems Integration segment's 1997 sales and one other customer accounted for 22% of the segment's sales.

      Inter-segment sales are accounted for on the basis of a mark-up of manufacturing costs. Operating earnings are total sales less operating expenses. In computing operating earnings, none of the following items has been added or deducted: general corporate expenses, interest income, interest expense and income taxes.

      Identifiable assets by segment are those assets of NAI that are used in NAI's operations in each segment. Corporate assets consist primarily of cash and cash equivalents.

                                   SECTION C

                     NAI TECHNOLOGIES, INC. AND SUBSIDIARIES

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued) DECEMBER 31, 1997, 1996 AND 1995 AND SEPTEMBER 26, 1998
                         INFORMATION BY INDUSTRY SEGMENT

                                 (in thousands)



                                                  As of or Years Ended December 31,
                                                  ---------------------------------
                                               1997            1996           1995
                                             --------------------------------------------

SALES TO UNAFFILIATED CUSTOMERS:
   Rugged Systems                              $ 30,904      $ 46,914      $ 38,891
   Systems Integration                           16,854        14,217        12,922
                                             --------------------------------------------
      Total                                    $ 47,758      $ 61,131      $ 51,813
                                             --------------------------------------------
 INTERSEGMENT SALES:
   Rugged Systems                              $    520      $    434      $    249
   Systems Integration                              363           113           582
                                             --------------------------------------------
      Total                                    $    883      $    547      $    831
                                             --------------------------------------------
 TOTAL SALES:
   Rugged Systems                              $ 31,424      $ 47,348      $ 39,140
   Systems Integration                           17,217        14,330        13,504
   Eliminations                                    (883)         (547)         (831)
                                             ============================================
      Total                                    $ 47,758      $ 61,131      $ 51,813
                                             --------------------------------------------
 OPERATING EARNINGS (LOSS) FROM CONTINUING
 OPERATIONS:
   Rugged Systems                              $   (208)     $  4,927      $ (4,856)
   Systems Integration                            2,546         1,318           583
                                             --------------------------------------------
         Subtotal                                 2,338         6,245        (4,273)
   Corporate expense and other                   (1,650)       (1,632)       (3,869)
                                             --------------------------------------------
         Total operating earnings
            (loss) from continuing
            operations                             (688)        4,613        (8,142)
   Net interest expense & other                  (1,778)       (2,498)       (2,367)
                                             --------------------------------------------
         Earnings (loss) from continuing
         operations before income taxes        $ (1,090)     $  2,115      $(10,509)
                                             --------------------------------------------
 IDENTIFIABLE ASSETS:
   Rugged Systems                              $ 21,351      $ 25,484      $ 31,282
   Systems Integration                            7,029         6,100         4,295
                                             --------------------------------------------
         Subtotal                                28,380        31,584        35,577
   Corporate and other                            6,835         9,321        11,407
                                             --------------------------------------------
                  Total                        $ 35,215      $ 40,905      $ 46,984
                                             --------------------------------------------
 CAPITAL EXPENDITURES:
   Rugged Systems                              $    293      $    398      $    742
   Systems Integration                              171            14             7
                                             --------------------------------------------
         Subtotal                                   464           412           749
   Corporate and other                               --             4            21
                                             --------------------------------------------
         Total                                 $    464      $    416      $    770
                                             --------------------------------------------
 DEPRECIATION AND AMORTIZATION:
   Rugged Systems                              $  1,262      $  1,416      $  1,461
   Systems Integration                              124           144           219
                                             --------------------------------------------
         Subtotal                                 1,386         1,560         1,680
   Corporate and other                              495           626           940
                                             --------------------------------------------
         Total                                 $  1,881      $  2,186      $  2,620
                                             ============================================

                                   SECTION C

                   NAI TECHNOLOGIES, INC. AND SUBSIDIARIES

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued) DECEMBER 31, 1997, 1996 AND 1995 AND SEPTEMBER 26, 1998


(16) COMMITMENTS AND CONTINGENCIES

      NAI and its subsidiaries lease office and manufacturing facilities, automobiles, computers and other equipment under various non-cancelable operating leases.


      Future minimum rental commitments for leases with non-cancelable terms in excess of one year are as follows:

                                                     Amount
                                                     ------
                                                 (in thousands)
                       1998                          $1,329
                       1999                           1,161
                       2000                             708
                       2001                             623
                       2002                             346
                       Thereafter                     4,001
                                                     ------
                    Total minimum lease payments     $8,168
                                                     ======


      With the acquisition of Lynwood, NAI assumed a 25-year operating lease for office and manufacturing facilities. Annual future minimum lease payments through the year 2014, which are included in the above table, amount to approximately $333,000 per year.

      Net rental expense amounted to $1,072,000, $1,570,000 and $1,725,000 in 1997, 1996 and 1995, respectively. In 1997, there was $44,000 of sublease income netted against the rental expense.

      Most leases provide for additional payments of real estate taxes, insurance and other operating expenses applicable to the property, generally over a base period level. Total rental expense includes such base period expenses and the additional expense payments as part of the minimum lease payments.

      NAI and its subsidiaries are subject to certain legal actions that arise in the normal course of business. It is management's belief that these actions will not have a material effect on NAI's consolidated financial position.

                                   SECTION C

                   NAI TECHNOLOGIES, INC. AND SUBSIDIARIES

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued) DECEMBER 31, 1997, 1996 AND 1995 AND SEPTEMBER 26, 1998


(17) QUARTERLY RESULTS OF OPERATIONS-(UNAUDITED)

      The following table sets forth quarterly financial information for 1997 and 1996:


                                                            Basic     Diluted
                                                          Earnings    Earnings
                          Net       Gross    Net (loss)    (loss)      (loss)
                         Sales      Margin     Income     Per Share   Per Share
                        --------------------------------------------------------
  1997                                   (in thousands,
                                     except per share data)
  First Quarter         $12,018    $ 3,319    $   379     $   0.04    $   0.04
  Second Quarter         12,809      3,256        501         0.05        0.05
  Third Quarter(1)       11,831        113     (3,409)       (0.37)      (0.37)
  Fourth Quarter         11,100      2,729        160         0.02        0.02
                        --------------------------------------------------------
  Total                 $47,758    $ 9,417    $(2,369)    $  (0.26)   $  (0.26)

  1996

  First Quarter         $14,381    $ 2,592    $  (450)    $  (0.06)   $  (0.06)
  Second Quarter         15,225      2,799        815         0.10        0.10
  Third Quarter          15,749      3,098        964         0.11        0.11
  Fourth Quarter         15,776      4,319      1,084         0.12        0.12
                        --------------------------------------------------------
  Total                 $61,131    $12,808    $ 2,413     $   0.29    $   0.29
                        ========================================================


(1) NAI recorded a $3.0 million charge substantially related to an inventory write-down at its Codar Technology Inc. subsidiary.

                                   SECTION C

                                  SCHEDULE II

                     NAI TECHNOLOGIES, INC. AND SUBSIDIARIES
                        VALUATION AND QUALIFYING ACCOUNTS


                           (in thousands of dollars)


             COLUMN A                  COLUMN B             COLUMN C                COLUMN D      COLUMN E
                                                    -------------------------
                                                           ADDITIONS
                                                    -------------------------
                                                                      (2)
                                                        (1)        Charged to
                                      Balance at     Charged to      other                         Balance
                                     beginning of    costs and      accounts       Deductions      at end
            Description                 period        expenses      describe        describe      of period
------------------------------------------------------------------------------------------------------------
Allowance deducted from
    asset to which it applies

    Allowance for doubtful
    accounts:

    Year ended December 31, 1997        $  238         $   38        $ (2)(C)      $  228  (A)      $   46
    Year ended December 31, 1996           117             84           5 (C)         (32) (A)         238
    Year ended December 31, 1995           108            204                         195  (A)         117

Allowance for inventory
    obsolescence reserve:

    Year ended December 31, 1997         1,313          2,386        $ (9)(C)         870  (E)       2,820
    Year ended December 31, 1996         2,221            208         879 (D)       1,995  (B)       1,313
    Year ended December 31, 1995           945          2,158          --             882  (B)       2,221

----------


Note A -    Uncollected receivables written off, net of recoveries.

Note B -    Obsolete inventories scrapped, net of recoveries.

Note C -    Foreign currency translation adjustment.

Note D - Reclassification of 1995 provisions for future inventory loss on work in process of $650,000. Gross-up of inventory reserve previously netted of $207,000. Foreign currency translation adjustment of $22,000.

Note E - Obsolete inventory scrapped, net of recoveries--$992,000. $120,000 write-down of inventory to net realizable value.

                                   SECTION C

                STATEMENTS RE: COMPUTATION OF EARNINGS PER SHARE



                                                         Year Ended December 31,
                                                         -----------------------
                                                           1997          1996
                                                         -----------------------
                                                             (in thousands)
Net (loss) income                                        $(2,369)       $ 2,413
Average shares of common stock
outstanding during the period                              9,099          8,268
Basic earnings (loss) per share                          $ (0.26)       $  0.29
                                                         =======================
Net income (loss)                                        $(2,369)       $ 2,413
Adjusted net (loss) income                                (2,369)       $ 2,413
Average shares of common stock outstanding
  during the period                                        9,099          8,268
Incremental shares from assumed exercise of
  stock options, stock warrants and employee
  stock purchase plan                                         --            198
                                                         -----------------------
Average diluted shares outstanding during the
  period                                                   9,099          8,466
Diluted earnings per share                               $ (0.26)       $  0.29
                                                         =======================


      The assumed conversion of the 12% subordinated convertible notes was excluded from diluted earnings per share in 1997 and 1996 since they were anti-dilutive.

                                   SECTION C

                              LIST OF SUBSIDIARIES

      The following are subsidiaries of NAI, respective jurisdictions of their incorporation and names (if any) under which they do business. NAI owns all of the voting securities of each subsidiary.

                                    JURISDICTION OF     NAME UNDER WHICH
NAME                                INCORPORATION       SUBSIDIARY DOES BUSINESS
--------------------------------------------------------------------------------
NAI Technologies --
  Systems Division Corporation      New York            NAI Systems Division
Wilcom, Inc.                        New York            Wilcom, Inc.
Lynwood Rugged
   Systems Limited                  United Kingdom      Lynwood
Codar Technology, Inc.              Colorado            Codar

                                    ANNEX A-I

                          AGREEMENT AND PLAN OF MERGER


                           dated as of August 26, 1998

                                      among


                             DRS TECHNOLOGIES, INC.,

                              DRS MERGER SUB, INC.

                                       and

                             NAI TECHNOLOGIES, INC.






                                      A-I-1

                                TABLE OF CONTENTS
                                                                      Page
                                                                      ----

ARTICLE I
MERGER.................................................................2

      1.1.  The Merger.................................................2

      1.2.  Filing.....................................................2

      1.3.  Effective Time of the Merger...............................2


ARTICLE II
CERTIFICATE OF INCORPORATION; BY-LAWS; ETC.............................2

      2.1.  Certificate of Incorporation  and By-Laws of Surviving
             Corporation...............................................2

      2.2.  Directors and Officers of Surviving Corporation............3

      2.3.  Board of Directors of Acquiror.............................3


ARTICLE III
MERGER CONSIDERATION; CONVERSION OR CANCELLATION OF
SHARES IN THE MERGER...................................................3

      3.1.  Share  Consideration;  Conversion or  Cancellation  of
             Shares in the Merger......................................3

      3.2.  Payment for Shares in the Merger...........................6

      3.3.  Fractional Shares..........................................9

      3.4.  Transfer of Shares After the Effective Time................9


ARTICLE IV
CERTAIN EFFECTS OF THE MERGER..........................................9

      4.1.  Effect of the Merger.......................................9

      4.2.  Further Assurances.........................................9


ARTICLE V
REPRESENTATIONS AND WARRANTIES OF THE COMPANY.........................10

      5.1.  Organization and Qualification............................10

      5.2.  Subsidiaries..............................................11

      5.3.  Capitalization............................................11

      5.4.  Authority Relative to This Agreement......................12


                                      A-I-2

      5.5.  No Violations, etc........................................13

      5.6.  Commission Filings; Financial Statements..................14

      5.7.  Absence of Changes or Events..............................14

      5.8.  Absence of Undisclosed Liabilities........................15

      5.9.  Joint Proxy Statement.....................................15

      5.10. Accounts Receivable.......................................16

      5.11. Inventories...............................................16

      5.12. Litigation................................................16

      5.13. Title to and Condition of Properties; Leases..............17

      5.14. Contracts and Commitments.................................17

      5.15. Labor Matters.............................................18

      5.16. Compliance with Law.......................................18

      5.17. Board Recommendation......................................18

      5.18. Intellectual Property.....................................18

      5.19. Taxes.....................................................20

      5.20. Employee Benefit Plans....................................21

      5.21. Environmental Matters.....................................24

      5.22. Government Contracts......................................25

      5.23. Disclosure................................................28

      5.24. Finders or Brokers........................................29

      5.25. State Anti-takeover Statutes..............................29

      5.26. Opinion of Financial Advisor..............................29

      5.27. Insurance.................................................29

      5.28. Employment and Labor Contracts............................30


ARTICLE VI
REPRESENTATIONS AND WARRANTIES OF ACQUIROR AND MERGER SUB.............30

      6.1.  Organization and Qualification............................30

      6.2.  Subsidiaries..............................................31

      6.3.  Capitalization............................................31

      6.4.  Authority Relative to This Agreement......................31

      6.5.  No Violations, etc........................................32


                                      A-I-3

      6.6.  Commission Filings; Financial Statements..................33

      6.7.  Absence of Changes or Events..............................33

      6.8.  Litigation................................................34

      6.8.  Joint Proxy Statement.....................................34

      6.9.  Board Recommendation......................................34

      6.10  Disclosure................................................34

      6.11. Finders or Brokers........................................35

      6.12. Opinion of Financial Advisor..............................35


ARTICLE VII
CONDUCT OF BUSINESS OF ACQUIROR AND THE COMPANY PENDING THE MERGER....35

      7.1.  Conduct of Business of the Company Pending the Merger.....35

      7.2.  Conduct of Business of Acquiror Pending the Merger........37


ARTICLE VIII
COVENANTS AND AGREEMENTS..............................................38

      8.1.  Preparation of the Form S-4 and the Joint Proxy
             Statement; Stockholders Meetings.........................38

      8.2.  Letters of the Company's Accountants......................40

      8.3.  Letters of Acquiror's Accountants.........................40

      8.4.  Additional Agreements; Cooperation........................40

      8.5.  Publicity.................................................41

      8.6.  No Solicitation...........................................41

      8.7.  Access to Information.....................................43

      8.8.  Notification of Certain Matters...........................43

      8.9.  Directors and Officers; Insurance.........................44

      8.10. Fees and Expenses.........................................44

      8.11. Affiliates................................................44

      8.12. AMEX Listing..............................................45

      8.12. Stockholder Litigation....................................45

      8.14. Tax Treatment.............................................45

      8.15. Fairness Opinion..........................................45

      8.16. Credit Facilities.........................................45


                                      A-I-4

      8.17. Patent, Trademark and Copyright Filings...................45

      8.18. Convertible Notes.........................................46


ARTICLE IX
CONDITIONS TO CLOSING.................................................46

      9.1.  Conditions to Each Party's Obligation to Effect the
             Merger...................................................46

      9.2.  Conditions to Obligations of Acquiror.....................47

      9.3.  Conditions to Obligations of the Company..................50


ARTICLE X
TERMINATION...........................................................51

      10.1. Termination...............................................51

      10.2. Effect of Termination.....................................53


ARTICLE XI
MISCELLANEOUS.........................................................54

      11.1. Non-Survival of Representations and Warranties............54

      11.2. Closing and Waiver........................................54

      11.3. Notices...................................................54

      11.4. Counterparts..............................................55

      11.5. Interpretation............................................55

      11.6. Amendment.................................................56

      11.7. No Third Party Beneficiaries..............................56

      11.8. Governing Law.............................................56

      11.9. Entire Agreement..........................................56

      11.10. Validity.................................................56


EXHIBIT A..............................................................1

ANNEX I TO EXHIBIT A...................................................1

EXHIBIT B..............................................................1


                                      A-I-5

                          AGREEMENT AND PLAN OF MERGER

     AGREEMENT AND PLAN OF MERGER, dated as of August 26, 1998, by and among DRS TECHNOLOGIES, INC., a Delaware corporation ("Acquiror"), DRS MERGER SUB, INC., a New York corporation and a direct wholly owned subsidiary of Acquiror ("Merger Sub"), and NAI TECHNOLOGIES, INC., a New York corporation (the "Company" and, together with Merger Sub, the "Constituent Corporations").


                              W I T N E S S E T H :

     WHEREAS, Acquiror, the Company and Merger Sub have determined that it is advisable that Merger Sub be merged with and into the Company, with the Company being the survivor (the "Merger"), upon the terms and subject to the conditions set forth herein and in accordance with the laws of the State of New York and any other applicable statutes and regulations;

     WHEREAS, in consideration of Acquiror's entering into this Agreement, each of certain holders of the common stock, par value $0.10 per share, of the Company (the "Company Common Stock"), has entered into a Shareholder's Agreement (as defined herein) as of the date hereof, pursuant to which, among other things, each of such shareholders has agreed to vote his or her shares of Company Common Stock in favor of the Merger;

     WHEREAS, for United States federal income tax purposes, it is intended that the Merger shall qualify as a tax free reorganization within the meaning of
Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code");
and

     WHEREAS, the respective boards of directors of Acquiror, the Company and Merger Sub have authorized and approved the execution, delivery and performance of this Agreement and the transactions contemplated hereby, and the respective boards of directors of Acquiror and the Company have directed that this Agreement be submitted to the respective stockholders of Acquiror and the Company in order for such stockholders to consider and vote upon the approval of this Agreement;

     NOW, THEREFORE, in consideration of the mutual agreements, representations and warranties herein contained, the parties hereto, intending to be legally bound, agree as follows:


                                      A-I-6

                                    ARTICLE I


                                     MERGER

     1.1  The Merger.

     Upon the terms and conditions set forth in this Agreement, at the Effective Time (as hereinafter defined), Merger Sub shall be merged with and into the Company as provided herein. Thereupon, the corporate existence of the Company, with all its purposes, powers and objects, shall continue unaffected and unimpaired by the Merger, and the corporate identity and existence, with all the purposes, powers and objects, of Merger Sub shall be merged with and into the Company, and the Company as the corporation surviving the Merger (hereinafter sometimes called the "Surviving Corporation") shall continue its corporate existence under the laws of the State of New York.

     1.2  Filing.

     As soon as practicable after the fulfillment or waiver of the conditions set forth in Sections 9.1, 9.2 and 9.3, or on such later date as may be mutually agreed to between Acquiror and the Company, the parties hereto will cause to be filed with the office of the Secretary of State of the State of New York, a certificate of merger (the "Certificate of Merger"), in such form as required by, and executed in accordance with, the relevant provisions of the New York Business Corporation Law ("NYBCL").

     1.3  Effective Time of the Merger.

     The Merger shall be effective at the time of the filing of the Certificate of Merger with the office of the Secretary of State of the State of New York, or at such later time specified in such Certificate of Merger, which time is herein sometimes referred to as the "Effective Time" and the date thereof is herein sometimes referred to as the "Effective Date" or the "Closing Date."


                                   ARTICLE II


                   CERTIFICATE OF INCORPORATION; BY-LAWS; ETC.

     2.1  Certificate of Incorporation and By-Laws of Surviving Corporation.

     The Certificate of Incorporation and By-Laws of the Company, as in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation and By-Laws, respectively, of the Surviving Corporation, until thereafter amended in accordance with applicable law.


                                      A-I-7

     2.2  Directors and Officers of Surviving Corporation.

          (a) The directors of Merger Sub immediately prior to the Effective Time shall continue as the directors of the Surviving Corporation, in each case until their successors are elected and qualified or until their earlier death, resignation or removal.

          (b) Unless otherwise provided in this Agreement, the officers of the Company immediately prior to the effective time shall continue as the officers of the Surviving Corporation, in each case until removed or until their respective successors are duly elected or appointed and qualified in the manner provided in the Articles of Incorporation and By-Laws of the Surviving Corporation, or as otherwise provided by law.

     2.3  Board of Directors of Acquiror.

     At or prior to the Effective Time, C. Shelton James, currently a director of the Company, shall be elected to the Board of Directors of Acquiror, such person to serve for a term of three (3) years (the "Term") or until the earlier death, resignation or removal of such person; provided, however, that if such person is unable to serve as a director of Acquiror for the full Term due to his death or incapacitation, then the Board of Directors of Acquiror shall fill such vacancy by electing to the Board of Directors such person as it shall designate.


                                   ARTICLE III


                       MERGER CONSIDERATION; CONVERSION OR
                      CANCELLATION OF SHARES IN THE MERGER

     3.1  Share Consideration; Conversion or Cancellation of Shares in the
           Merger.

     Subject to the provisions of this Article III, at the Effective Time, by virtue of the Merger and without any action on the part of the holders thereof, the shares of the Constituent Corporations shall be converted as follows:

          (a) Each share of Company Common Stock issued and outstanding immediately prior to the Effective Time shall be converted into the right to receive 0.23 shares of duly authorized, validly issued, fully paid and non-assessable shares of common stock, par value $0.01 per share (the "Acquiror Common Stock"), of Acquiror (the "Merger Consideration") (such fraction being referred to herein as the "Exchange Ratio"); provided, however, that if the average of the reported closing prices per share of Acquiror Common Stock on the American Stock Exchange, Inc. ("AMEX") for the consecutive 60-trading day period ending two business days before the Effective Date falls below $12.00 per share, then the Exchange Ratio shall be 0.25. If, prior to the Effective Time, Acquiror should split or combine the Acquiror Common Stock, or pay a stock dividend or other stock distribution in shares of Acquiror Common Stock, or otherwise change the Acquiror Common Stock into any other securities, or make any other dividend or distribution on the


                                      A-I-8

Acquiror Common Stock (other than normal quarterly dividends as the same may be adjusted from time to time in the ordinary course), then the Exchange Ratio will be appropriately adjusted to reflect such split, combination, dividend or other distribution or change.

          (b) All shares of Company Common Stock to be converted into shares of Acquiror Common Stock pursuant to this Section 3.1 shall cease to be outstanding, shall be canceled and retired and shall cease to exist, and each holder of a certificate representing any such shares shall thereafter cease to have any rights with respect to such shares, except the right to receive for each of such shares, upon the surrender of such certificate in accordance with
Section 3.2, the Merger Consideration and cash in lieu of fractional shares of Acquiror Common Stock as contemplated by Section 3.3.

          (c) Each share of common stock, par value $1.00 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall remain outstanding and shall represent one share of common stock of the Surviving Corporation, which shares shall be issued to Acquiror and shall constitute the only outstanding shares of capital stock of the Surviving Corporation.

          (d) At the Effective Time, each option to purchase shares of Company Common Stock (each an "Option") granted by the Company under the Company's 1991 Stock Option Plan, as amended, 1993 Stock Option Plan for Directors, as amended, or 1996 Stock Option Plan (collectively, the "Stock Option Plans") then outstanding, whether vested or unvested, shall be converted into and become rights with respect to Acquiror Common Stock, and (i) the Company and a committee of the Company's board of directors, which shall be under the supervision of Acquiror and its compensation committee, shall be substituted in each Stock Option Plan as the "committee" authorized to administer each Stock Option Plan; (ii) each Option may be exercised solely for shares of Acquiror Common Stock; (iii) the number of shares of Acquiror Common Stock subject to each Option shall be equal to the product of the Exchange Ratio and the number of shares of Company Common Stock subject to such Option; and (iv) the per share exercise price of each Option shall be equal to the aggregate exercise price for the shares of Company Common Stock subject to such Option divided by the number of full shares of Acquiror Common Stock, as provided above, purchasable pursuant to such Option; provided, however, that the number of shares of Acquiror Common Stock that may be purchased upon exercise of each Option shall not include any fractional shares and, upon such exercise of such Option, a cash payment shall be made for any fractional share based upon the per share average of the highest and lowest sale prices of a share of Acquiror Common Stock as reported on the AMEX on the date of such exercise.

          (e) No Options shall be granted under any of the Stock Option Plans after the date hereof, and the Company shall not accelerate the vesting of any Option. The provisions of any other benefit plan or option agreement of the Company providing for the issuance, transfer or grant of any capital stock of the Company, or any interest in respect of any capital stock of the Company, shall be terminated as of the Effective Time, and the Company shall ensure that following the Effective Time, no holder of an Option, no participant in any Stock Option Plan or any other benefit plan, shall have any right


                                      A-I-9
thereunder to acquire any capital stock of the Company or the Surviving Corporation. The Company shall terminate the Company's 1992 Employee Stock Purchase Plan prior to the Effective Time and shall return all payroll deductions held thereunder to the applicable participants.

          (f) Each Warrant to purchase shares of Company Common Stock at an exercise price of $2.50 per share issued by the Company and outstanding and unexercised as of the Effective Time (each a "Warrant") shall be assumed by Acquiror and, in accordance with Section 5(a) of each Warrant, shall be deemed to be immediately converted into and shall constitute a warrant issued by Acquiror fully and to the same extent as if such assumed Warrant had been initially executed and delivered by Acquiror, and shall constitute rights with respect to Acquiror Common Stock on substantially the same terms and conditions as contained in such Warrant, such that (i) each assumed Warrant may be exercised solely for shares of Acquiror Common Stock; (ii) the number of shares of Acquiror Common Stock subject to each assumed Warrant shall be equal to the product of the Exchange Ratio and the number of shares of Company Common Stock subject to such assumed Warrant; and (iii) the per share exercise price of each assumed Warrant shall be equal to the aggregate exercise price for the shares of Company Common Stock subject to such assumed Warrant divided by the number of full shares of Acquiror Common Stock, as provided above, purchasable pursuant to such assumed Warrant; provided, however, that the number of shares of Acquiror Common Stock that may be purchased upon exercise of each assumed Warrant shall not include any fractional shares and, upon such exercise of such assumed Warrant, a cash payment shall be made for any fractional share based upon the per share average of the highest and lowest sale prices of a share of Acquiror Common Stock as reported on the AMEX on the date of such exercise. Each such assumed Warrant as of the Effective Time shall be referred to as an "Acquiror Warrant." To implement this understanding, Acquiror shall register on its Form S-4 (as defined in Section 5.9 below) the Acquiror Warrants and the shares of Acquiror Common Stock issuable upon exercise of such Acquiror Warrants.

          (g) Each 12% Convertible Subordinated Promissory Note due January 15, 2001, convertible into shares of Company Common Stock at a conversion price of $2.00 per share, subject to adjustment, issued by the Company and outstanding and unexercised as of the Effective Time (each a "Convertible Note") representing up to 10% of the aggregate principal amount of such Convertible Notes outstanding as of the date hereof that have not been converted in accordance with Section 9.2(h) below, shall, prior to the Effective Time, have been duly amended as set forth in Sections 8.18 and 9.2(h) below, and each outstanding Convertible Note shall be deemed to represent an amended Convertible Note (each an "Amended Convertible Note"), and shall, in accordance with Section 6(a) of each Amended Convertible Note, be deemed to represent rights with respect to Acquiror Common Stock, such that (i) each Amended Convertible Note may be exercised solely for shares of Acquiror Common Stock; (ii) the number of shares of Acquiror Common Stock subject to each Amended Convertible Note shall be equal to the product of the Exchange Ratio and the number of shares of Company Common Stock subject to such Amended Convertible Note; and (iii) the per share exercise price of each Amended Convertible Note shall be equal to the aggregate exercise price for the shares of Company Common Stock subject to such Amended Convertible Note divided by the


                                     A-I-10
number of full shares of Acquiror Common Stock, as provided above, purchasable pursuant to such Amended Convertible Note; provided, however, that the number of shares of Acquiror Common Stock that may be purchased upon exercise of each Amended Convertible Note shall not include any fractional shares and, upon such exercise of such Amended Convertible Note, a cash payment shall be made for any fractional share based upon the per share average of the highest and lowest sale prices of a share of Acquiror Common Stock as reported on the AMEX on the date of such exercise.

          (h) All shares of Company Common Stock, outstanding or issuable upon exercise or conversion of the Options, the Warrants and the Convertible Notes, which are owned by Acquiror or any of its subsidiaries or held in the treasury of the Company or any of its subsidiaries in each case shall be canceled and shall cease to exist, and no consideration shall be delivered in exchange therefor.

          (i) Acquiror shall take all corporate action necessary to reserve for issuance a sufficient number of shares of Acquiror Common Stock for delivery upon exercise of the Options and assumed Warrants or Acquiror Warrants in accordance with this Section 3.1. Acquiror shall file a registration statement on Form S-8 (or any successor form) or another appropriate form with respect to Acquiror Common Stock subject to such Options and shall use all reasonable efforts to maintain the effectiveness of such registration statement or registration statements (and maintain the current status of the prospectuses contained therein) for so long as such Options remain outstanding. With respect to those individuals who subsequent to the Merger will be subject to the reporting requirements under Section 16(a) of the Securities and Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the "Exchange Act"), Acquiror shall cause the Options of such persons to be administered pursuant to Section 3.1(d) in a manner that complies with Rule 16b-3 promulgated under the Exchange Act to the extent the applicable Stock Option Plan complied with such rule prior to the Merger.

     3.2  Payment for Shares in the Merger.

     The manner of making payment for shares in the Merger shall be as follows:

          (a) At the Effective Time, Acquiror shall make available to an exchange agent selected by Acquiror (the "Exchange Agent"), for the benefit of those persons who immediately prior to the Effective Time were the holders of Company Common Stock, a sufficient number of certificates representing Acquiror Common Stock required to effect the delivery of the aggregate Merger Consideration required to be issued pursuant to Section 3.1(a) (the certificates representing Acquiror Common Stock comprising such aggregate Merger Consideration being hereinafter referred to as the "Exchange Fund"). The Exchange Agent shall, pursuant to irrevocable instructions from Acquiror, deliver the Acquiror Common Stock contemplated to be issued pursuant to Section 3.1(a) and effect the sales provided for in Section 3.3 out of the Exchange Fund. The Exchange Fund shall not be used for any other purpose.

          (b) Promptly after the Effective Time, the Exchange Agent shall mail to each holder of record (other than Acquiror and the Company) of a certificate or certificates,


                                     A-I-11
which immediately prior to the Effective Time represented outstanding shares of Company Common Stock (the "Share Certificates"), (i) a form of letter of transmittal (which shall specify that delivery shall be effected, and the risk of loss and title to the Share Certificates shall pass, only upon proper delivery of the Share Certificates to the Exchange Agent) and (ii) instructions for use in effecting the surrender of the Share Certificates for payment therefor. Upon surrender of Share Certificates for cancellation to the Exchange Agent, together with such letter of transmittal duly executed and any other required documents, the holder of such Share Certificates shall be entitled to receive the Merger Consideration for each of the shares of Company Common Stock formerly represented by such Share Certificates, and the Share Certificates so surrendered shall forthwith be canceled. Until so surrendered, Share Certificates shall represent solely the right to receive the Merger Consideration and any cash in lieu of fractional shares of Acquiror Common Stock as contemplated by Section 3.3 with respect to each of the shares formerly represented thereby. No dividends or other distributions that are declared after the Effective Time on Acquiror Common Stock and payable to the holders of record thereof after the Effective Time will be paid to persons entitled by reason of the Merger to receive Acquiror Common Stock until such persons surrender their Share Certificates. Upon such surrender, there shall be paid to the Person in whose name the shares of the Acquiror Common Stock are issued any dividends or other distributions on such Acquiror Common Stock that shall have a record date after the Effective Time and prior to such surrender and a payment date after such surrender and such payment shall be made on such payment date. In no event shall the persons entitled to receive such dividends or other distributions be entitled to receive interest on such dividends or other distributions, except to the extent so paid to all stockholders of Acquiror. If any cash or any certificate representing Acquiror Common Stock is to be paid to or issued in a name other than that in which the Share Certificate surrendered in exchange therefor is registered, it shall be a condition of such exchange that the Share Certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer and that the Person requesting such exchange shall pay to the Exchange Agent any transfer or other taxes required by reason of the issuance of certificates for such Acquiror Common Stock in a name other than that of the registered holder of the Share Certificate surrendered, or shall establish to the satisfaction of the Exchange Agent that such tax has been paid or is not applicable. Notwithstanding the foregoing, neither the Exchange Agent nor any party hereto shall be liable to a holder of shares of Company Common Stock for any Acquiror Common Stock or dividends thereon or, in accordance with Section 3.3, proceeds of the sale of fractional interests, delivered to a public official pursuant to applicable escheat law. The Exchange Agent shall not be entitled to vote or exercise any rights of ownership with respect to Acquiror Common Stock held by it from time to time hereunder, except that it shall receive and hold all dividends or other distributions paid or distributed with respect to such Acquiror Common Stock for the account of the persons entitled thereto.

          (c) Each certificate, which immediately prior to the Effective Time represented outstanding Warrants (each a "Warrant Certificate") or Convertible Notes (each a "Note Certificate"), shall as of the Effective Time become a certificate representing Acquiror Warrants (each an "Acquiror Warrant Certificate") pursuant to Section 3.1(f) or Amended Convertible Notes (each a "New Note Certificate") pursuant to Section 3.1(g), unless surrendered for cancellation or transfer, and after the Effective Time, conversions


                                     A-I-12
into Acquiror Common Stock available to a holder of record of the Warrants or Convertible Notes may be made, regardless of whether such holder has surrendered his, her or its Warrant or Note Certificate(s). At the Effective Time, Acquiror shall make available to the transfer agent (the "Warrant Agent"), which served for the benefit of those persons who or which immediately prior to the Effective Time were the holders of Warrants, a sufficient number of Acquiror Warrant Certificates equal to the number of Warrant Certificates. At the Effective Time, Acquiror shall cause the Company to make available to United Bank (formerly First Trust National Association), as trustee (the "Trustee") under the Indenture, dated as of July 15, 1996 (the "Indenture"), between the Company and First Trust National Association, a sufficient number of New Note Certificates equal to the number of Note Certificates representing up to 10% of the aggregate principal amount of the Convertible Notes outstanding as of the date hereof that have not been converted in accordance with Section 9.2(h) below. Upon surrender of Warrant or Note Certificates for cancellation or transfer to the Warrant Agent or Trustee, (i) the holder of such Warrant or Note Certificates shall be entitled to receive Acquiror Warrant Certificates formerly represented by such Warrant Certificates or New Note Certificates formerly represented by such Note Certificates; (ii) the Warrant Agent or Trustee shall, pursuant to irrevocable instructions from Acquiror or the Company, respectively, deliver Acquiror Warrant Certificates or New Note Certificates; and (iii) the Warrant or Note Certificates so surrendered shall forthwith be canceled. The Warrant Agent or Trustee shall not be entitled to exercise any rights of ownership with respect to Acquiror Warrant Certificates or New Note Certificates, respectively, held by it from time to time hereunder.

          (d) Share Certificates surrendered for exchange by any person constituting an affiliate of the Company for purposes of Rule 145 under the Securities Act shall not be exchanged for certificates representing Acquiror Common Stock until Acquiror has received a written agreement from such person as provided in Section 8.11.

          (e) Any portion of the Exchange Fund and the Fractional Securities Fund (as hereinafter defined) which remains unclaimed by the former shareholders of the Company for one year after the Effective Time shall be delivered by the Exchange Agent to Acquiror, upon demand of Acquiror, and any former shareholders of the Company shall thereafter look only to Acquiror for payment of their claims for the Merger Consideration in respect of Company Common Stock or for any cash in lieu of fractional shares of Acquiror Common Stock.

     3.3  Fractional Shares.

     No fraction of Acquiror Common Stock shall be issued in the Merger. In lieu of any such fractional securities, each holder of Company Common Stock who would otherwise have been entitled to a fraction of Acquiror Common Stock upon surrender of Share Certificates for exchange pursuant to this Article III will be paid an amount in cash (without interest) equal to such holder's proportionate interest in the net proceeds from the sale or sales in the open market by the Exchange Agent, on behalf of all such holders, of the aggregate shares of fractional Acquiror Common Stock issued pursuant to this Article III. As soon as practicable following the Effective Time, the Exchange Agent shall determine the excess of (i) the number of full shares of Acquiror Common Stock


                                     A-I-13
delivered to the Exchange Agent by Acquiror over (ii) the aggregate number of full shares of Acquiror Common Stock to be distributed (such excess being herein called the "Excess Shares"), and the Exchange Agent, as agent for the former holders of shares of Company Common Stock, shall sell the Excess Shares at the prevailing prices on the AMEX. The sale of the Excess Shares by the Exchange Agent shall be executed on the AMEX through one or more member firms of the AMEX and shall be executed in round lots to the extent practicable. Acquiror shall pay all commissions, transfer taxes and other out-of-pocket transaction costs, including the expenses and compensation of the Exchange Agent, incurred in connection with such sale of Excess Shares. Until the net proceeds of such sale have been distributed to the former shareholders of the Company, the Exchange Agent will hold such proceeds in trust for such former shareholders (the "Fractional Securities Fund"). As soon as practicable after the determination of the amount of cash to be paid to former shareholders of the Company in lieu of any fractional interest, the Exchange Agent shall make available in accordance with this Agreement such amounts to such former shareholders.

     3.4  Transfer of Shares After the Effective Time.

     No transfers of Company Common Stock or Warrants shall be made on the stock transfer books of the Company after the close of business on the day prior to the date of the Effective Time. If, after the Effective Time, certificates are presented to the Surviving Corporation, Acquiror or the Exchange Agent, they shall be cancelled and exchanged as provided in this Article III.


                                   ARTICLE IV


                          CERTAIN EFFECTS OF THE MERGER

     4.1 Effect of the Merger.

     On and after the Effective Time and pursuant to the NYBCL, the Surviving Corporation shall possess all the rights, privileges, immunities, powers and purposes of each of Merger Sub and the Company; all the property, real and personal, including subscriptions to shares, causes of action and every other asset (including books and records) of Merger Sub and the Company, shall vest in the Surviving Corporation without further act or deed; and the Surviving Corporation shall assume and be liable for all of the liabilities, obligations and penalties of Merger Sub and the Company. No liability or obligation due or to become due and no claim or demand for any cause existing against either Merger Sub or the Company, or any shareholder, officer or director thereof, shall be released or impaired by the Merger, and no action or proceeding, whether civil or criminal, then pending by or against Merger Sub or the Company, or any shareholder, officer or director thereof, shall abate or be discontinued by the Merger, but may be enforced, prosecuted, settled or compromised as if the Merger had not occurred, and the Surviving Corporation may be substituted in any such action or proceeding in place of Merger Sub or the Company.


                                     A-I-14

     4.2  Further Assurances.

     If at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of either of Merger Sub or the Company, the officers of such corporation are fully authorized in the name of their corporation or otherwise to take, and shall take, all such further action.


                                    ARTICLE V


                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     The Company represents and warrants to Acquiror and Merger Sub that the statements contained in this Article V are true and correct:

     5.1 Organization and Qualification.

     Each of the Company and its subsidiaries is a corporation or other legal entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation. Each of the Company and its subsidiaries has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted, except for such failures that could not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect (as defined below). Each of the Company and its subsidiaries is duly qualified to conduct its business, and is in good standing, in each jurisdiction where the character of its properties owned, leased or operated, or the nature of its activities, makes such qualification necessary, except for such failures that could not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Section 5.1 of the Disclosure Schedule previously delivered by the Company to Acquiror (the "Disclosure Schedule") sets forth, with respect to the Company, each jurisdiction within the United States where it is qualified or otherwise licensed as a foreign corporation to do business, and with respect to each of its subsidiaries, (i) its name and jurisdiction of incorporation; (ii) each jurisdiction where it is qualified or otherwise licensed as a foreign corporation to do business; (iii) the number of shares of authorized capital stock of each class of its capital stock; (iv) the number of issued and outstanding shares of each class of its capital stock; (v) the number of shares of its capital stock held in treasury; and (vi) its duly elected directors and officers. The Company has heretofore made available to Acquiror a complete and correct copy of the Certificate of Incorporation (or other applicable charter document) and the By-Laws (or other applicable organizational document), each as amended to the date hereof, of the Company and each of its subsidiaries other than Wilcom, Inc. (the "Retained Subsidiaries"). Neither the Company nor any of its subsidiaries is in violation of any of the provisions of its Certificate of Incorporation (or other applicable charter document) or its By-Laws (or other applicable organizational document). As used herein, the term "Company Material Adverse Effect"


                                     A-I-15
means any material adverse effect on the general affairs, business, management, operations, assets and liabilities or prospects of the Company and its Material Subsidiaries taken as a whole or any material adverse effect on the condition (financial or otherwise) of the Company or any Material Subsidiary. For purposes of the preceding sentence, the term "Material Subsidiary" shall mean each of Codar Technology, Inc., Lynwood Rugged Systems Limited and NAI Technologies-Systems Division Corporation.

     5.2  Subsidiaries.

     The only direct or indirect subsidiaries of the Company are those listed in
Section 5.1 of the Disclosure Schedule. The Company is directly or indirectly the record (or legal and registered) and beneficial owner of all of the outstanding shares of capital stock of each of its subsidiaries, there are no proxies with respect to such shares, and no equity securities of any of such subsidiaries are or may be required to be issued by reason of any options, warrants, scrip, rights to subscribe for, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of any capital stock of any such subsidiary, and there are no contracts, commitments, understandings or arrangements by which any such subsidiary is bound to issue additional shares of its capital stock or securities convertible into or exchangeable for such shares. Other than as set forth in Section 5.1 of the Disclosure Schedule, all of such shares so owned by the Company are validly issued, fully paid and non-assessable and are owned by it free and clear of any claim, lien or encumbrance of any kind with respect thereto, and the Company does not directly or indirectly own any interest in any other corporation, partnership, joint venture or other business association or entity.

     5.3  Capitalization.

     The authorized capital stock of the Company consists, as of the date hereof, of: (i) 25,000,000 shares of Company Common Stock, of which 9,179,567 are issued and outstanding; and (ii) 2,000,000 shares of preferred stock, par value $0.10 per share (the "Company Preferred Stock"), of which none are issued and outstanding. There is no other capital stock authorized for issuance. All of such issued and outstanding shares of Company Common Stock are validly issued, fully paid and non-assessable and free of preemptive rights. As of the date hereof, the Company does not hold any shares of its capital stock in treasury. As of the date hereof, (i) 494,232 shares of Company Common Stock were reserved for issuance upon exercise of outstanding Options under the Stock Option Plans,
(ii) 98,377 shares of Company Common Stock were reserved for issuance upon the purchase of shares under the Stock Purchase Plan, (iii) 4,112,700 shares of Company Common Stock were reserved for issuance upon exercise of the Warrants and (iv) 2,542,250 shares of Company Common Stock were reserved for issuance upon exercise of outstanding Convertible Notes. Section 5.3 of the Disclosure Schedule lists and describes the Stock Option Plans, the Stock Purchase Plan, the Warrants and the Convertible Notes, including the number of Warrants and the aggregate principal amount of Convertible Notes issued and outstanding as of the date hereof. Other than the Stock Option Plans, the Stock Purchase Plan, the Warrants and the Convertible Notes, the Company has no other plan which provides for the grant of options or warrants to


                                     A-I-16
purchase shares of capital stock, stock appreciation or similar rights or stock awards. Except as set forth above, there are not now, and at the Effective Time, except for shares of Company Common Stock issued after the date hereof upon the conversion of the Convertible Notes and the exercise of Options and Warrants outstanding on the date hereof or pursuant to the Company's 401(k) Plan, there will not be, any shares of capital stock of the Company issued or outstanding or any subscriptions, options, warrants, calls, claims, rights (including without limitation any stock appreciation or similar rights), convertible securities or other agreements or commitments of any character obligating the Company to issue, transfer or sell any of its securities or to distribute any evidences of indebtedness or assets to holders of any class of its capital stock. Except as disclosed in Section 5.3 of the Disclosure Schedule, none of the Company and its Retained Subsidiaries is a party to any voting agreement, voting trust, proxy or similar agreement, arrangement or understanding relating to its capital stock or any agreement, arrangement or understanding relating to or providing for registration rights with respect to its capital stock. The Company has made all payments required through the date hereof under the Convertible Notes.

     5.4  Authority Relative to This Agreement.

     The Company has full corporate power and authority to execute and deliver this Agreement and, subject to obtaining any necessary shareholder approval of the Merger, to consummate the Merger and other transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the Merger and other transactions contemplated hereby have been duly and validly authorized by the Board of Directors of the Company, and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the Merger or other transactions contemplated hereby (other than, with respect to the Merger, the approval of the Company's shareholders in accordance with the NYBCL). This Agreement has been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery hereof by Acquiror and Merger Sub, constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms.

     5.5  No Violations, etc.

          (a) Other than the filings, permits, authorizations, consents and approvals or waivers thereof that are identified in Section 5.5(b) and that have been duly made or obtained as contemplated herein, and except as listed in
Section 5.5 of the Disclosure Schedule, neither the execution and delivery of this Agreement by the Company nor the consummation of the Merger or other transactions contemplated hereby nor compliance by the Company with any of the provisions hereof will (i) violate, conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination or suspension of, or accelerate the performance required by, or result in a right of termination or acceleration under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of the Company or any of its subsidiaries under, any of the terms, conditions or provisions of (x) their respective charters


                                     A-I-17
or by-laws (or other applicable organizational document), (y) any note, bond, mortgage, debenture, indenture or deed of trust or (z) any license, lease, contract, agreement or other instrument or obligation to which the Company or any such subsidiary is a party or to which they or any of their respective properties or assets may be subject; or (ii) violate any judgment, ruling, order, writ, injunction, decree, statute, rule or regulation applicable to the Company or any of its subsidiaries or any of their respective properties or assets, except, in the case of clauses (i) and (ii) above, for any such violations, conflicts, breaches, defaults or other alterations or occurrences that could not have, individually or in the aggregate, a Company Material Adverse Effect and would not, in any material respect, prevent or delay consummation of the Merger or otherwise prevent the Company from performing its obligations under this Agreement.

          (b) No filing or registration with, no notification to and no permit, authorization, consent or approval of any governmental entity (including, without limitation, any federal, state or local regulatory authority or agency) is required of the Company in connection with the execution and delivery of this Agreement or the consummation by the Company of the Merger or other transactions contemplated hereby, except (i) as required by (A) applicable requirements, if any, of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), (B) the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the "Securities Act"), and the Exchange Act,
(C) state securities or "blue sky" laws and (D) the National Association of Securities Dealers, Inc. or the NASDAQ; (ii) the filing and recordation of appropriate merger documents as required by the NYBCL; (iii) the approval of the Company's shareholders as required by the NYBCL; and (iv) such other filings, registrations, notifications, permits, authorizations, consents or approvals the failure of which to be obtained, made or given would not, individually or in the aggregate, either have a Company Material Adverse Effect or materially impair the Company's ability to consummate the Merger or other transactions contemplated hereby.

          (c) The Company and its Retained Subsidiaries are not in violation of or default under, except as set forth in Section 5.5 of the Disclosure Schedule,
(i) any note, bond, mortgage, debenture, indenture or deed of trust; or (ii) any license, lease, contract, agreement or other instrument or obligation to which the Company or any such subsidiary is a party or to which they or any of their respective properties or assets may be subject, except, in the case of clauses
(i) and (ii) above, for such violations or defaults that would not, individually or in the aggregate, either have a Company Material Adverse Effect or materially impair the Company's ability to consummate the Merger or other transactions contemplated hereby.

          5.6  Commission Filings; Financial Statements.

     The Company has filed all forms, reports, schedules, statements and other documents required to be filed by it since December 31, 1994 (as supplemented and amended since the time of filing, collectively, the "SEC Reports") with the Securities and Exchange Commission (the "SEC"), each of which complied when filed in all material respects with all applicable requirements of the Securities Act and the Exchange Act. All of the historical financial statements contained in the SEC Reports were prepared from


                                     A-I-18
the books and records of the Company and its subsidiaries. The audited consolidated financial statements and unaudited consolidated interim financial statements of the Company and its subsidiaries included or incorporated by reference in such SEC Reports have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and present fairly the financial position and results of operations and cash flows of the Company and its subsidiaries on a consolidated basis at the respective dates and for the respective periods indicated (subject, in the case of all such financial statements that are interim financial statements, to normal year-end audit adjustments, none of which will be material). None of the SEC Reports contained at the time filed any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

     5.7  Absence of Changes or Events.

     Except as set forth in Section 5.7 of the Disclosure Schedule, the Company's Form 10-K for the fiscal year ended December 31, 1997, as filed with the SEC, or the Company's Form 10-Q for the fiscal quarter ended March 28, 1998, as filed with the SEC, since December 31, 1997, the Company and its subsidiaries have conducted their respective businesses in the ordinary course consistent with their past practices and have not incurred any material liability, except in the ordinary course of their businesses consistent with their past practices, and there has not been (i) any change, or any event involving a prospective change, in the business, financial condition or results of operations of the Company or any of its subsidiaries which has had, or could have, individually or in the aggregate, a Company Material Adverse Effect; (ii) any damage, destruction or loss, whether covered by insurance or not, which has had, or could have, individually or in the aggregate, a Company Material Adverse Effect;
(iii) any entry into or termination of any material commitment, contract, agreement or transaction (including, without limitation, any material borrowing or capital expenditure or sale or other disposition of any material asset or assets) of or involving the Company and its subsidiaries, other than this Agreement, the Stock Purchase Agreement, a form of which is attached hereto as Exhibit B (the "Wilcom Agreement"), to be entered into among Wilcom Acquisition Corp., as Buyer, and the Company, as Seller, relating to the sale of Wilcom, Inc. and agreements executed in the ordinary course of business; (iv) any redemption, repurchase or other acquisition for value of its capital stock by the Company, or any issuance of capital stock of the Company or any of its subsidiaries or of securities convertible into or rights to acquire any such capital stock or any dividend or distribution declared, set aside, or paid on capital stock of the Company, other than the sale of Wilcom, Inc.; (v) any transfer of or right granted under any material lease, license, agreement or Intellectual Property (as defined in Section 5.18 below) of the Company or any of its Retained Subsidiaries or any liens or other security interests in any Intellectual Property of the Company or any of its Retained Subsidiaries; (vi) any sale or other disposition of any asset of the Company or any of its subsidiaries or any charge, mortgage, pledge or imposition of any lien or other encumbrance (or any satisfaction and discharge thereof) on any asset of the Company or any of its subsidiaries, other than in the ordinary course of business, or any agreement relating to any of the foregoing; (vii)


                                     A-I-19
any default or breach by the Company or any of its subsidiaries in any material respect under any contract, license or permit; (viii) any general wage or salary increase or any increase in compensation payable or to become payable to any executive officers or management employees of the Company or any of its subsidiaries or any entry into any employment contract with any executive officer or key salaried employee of the Company or any of its subsidiaries; and
(ix) any change in the accounting methods of the Company or any of its subsidiaries.

     5.8  Absence of Undisclosed Liabilities.

     Except as set forth in Section 5.8 of the Disclosure Schedule, neither the Company nor any of its subsidiaries has any liabilities or obligations of any nature, whether absolute, accrued, unmatured, contingent or otherwise, or any unsatisfied judgments or any leases of personalty or realty or unusual or extraordinary commitments, except for (i) liabilities recorded on the Company's consolidated balance sheet at December 31, 1997 included in the financial statements referred to in Section 5.6 and the notes thereto; (ii) liabilities or obligations incurred in the ordinary course of business and consistent with past practice since December 31, 1997; and (iii) liabilities or obligations that do not exceed $25,000 individually and $100,000 in the aggregate.

     5.9  Joint Proxy Statement.

     None of the information supplied or to be supplied by or on behalf of the Company for inclusion or incorporation by reference in the registration statement to be filed with the SEC by Acquiror in connection with the issuance of shares of Acquiror Common Stock in the Merger (the "Form S-4") will, at the time the Form S-4 becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. None of the information supplied or to be supplied by or on behalf of the Company for inclusion or incorporation by reference in the joint proxy statement, in definitive form, relating to the Company Shareholder Meeting (as hereinafter defined) and the Acquiror Stockholder Meeting (as hereinafter defined), or in the related proxy and notice of meeting, or soliciting material used in connection therewith (referred to herein collectively as the "Joint Proxy Statement") will, at the dates mailed to stockholders and at the times of the Company Shareholder Meeting and the Acquiror Stockholder Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Form S-4 and the Joint Proxy Statement as it relates to the Company and its subsidiaries will comply as to form in all material respects with the provisions of the Securities Act and the Exchange Act and the rules and regulations promulgated thereunder, except that no representation is made by the Company with respect to information relating to or supplied by Acquiror.


                                     A-I-20

     5.10  Accounts Receivable.

     All accounts receivable of the Company reflected in the Company's December 31, 1997 audited consolidated balance sheet contained in the Company's Form 10-K for the fiscal year ended December 31, 1997 filed with the SEC (the "Balance Sheet") represent transactions in the ordinary course of business (including without limitation recoverable costs and accrued profits on progress completed but not billed under Government Contracts (as defined in Section 5.22 below) or other contracts) and are current and collectible net of any reserves shown on such Balance Sheet (which reserves are adequate and were calculated consistent with past practice). Section 5.10 of the Disclosure Schedule sets forth (i) the aging of the Company's receivables in excess of $25,000; (ii) each receivable in excess of $25,000; (iii) each receivable in an amount in excess of $25,000 that is more than ninety (90) days outstanding; and (iv) each receivable from a person or entity from whom the aggregate of such receivables exceeds $25,000.

     5.11  Inventories.

     All inventories of the Company reflected in the Balance Sheet are of a quality and quantity usable and salable in the ordinary course of business, except for obsolete items and items of below-standard quality, all of which, in the aggregate, are immaterial in amount. Items included in such inventories are carried on the books of the Company and are valued on such Balance Sheet at the lower of cost or market and, in any event, at not greater than their net realizable value after appropriate deduction for costs of completion, marketing costs, transportation expense and allocation of overhead.

     5.12  Litigation.

     Except as set forth in Section 5.12 of the Disclosure Schedule, there is no
(i) claim, action, suit or proceeding pending or, to the best knowledge of the Company or any of its Retained Subsidiaries, threatened against or relating to the Company or any of its Retained Subsidiaries before any court or governmental or regulatory authority or body or arbitration tribunal; or (ii) outstanding judgment, order, writ, injunction or decree, or application, request or motion therefor, of any court, governmental agency or arbitration tribunal in a proceeding, seeking unspecified damages, damages in excess of $100,000 or any injunctive or other equitable relief to which the Company, any Retained Subsidiary of the Company or any of their respective assets is a party.

     5.13  Title to and Condition of Properties; Leases.

           (a) Each of the Company and its subsidiaries (i) except as set forth in Section 5.13(a)(i) of the Disclosure Schedule, has good, marketable and insurable title to all of the properties and assets reflected on the Company's December 31, 1997 audited consolidated balance sheet contained in the Company's Form 10-K for the fiscal year ended December 31, 1997 filed with the SEC (the "Balance Sheet") as being owned by the Company or its subsidiaries, except for any property or asset since sold or otherwise disposed of since the date thereof in the ordinary course of business and consistent with past practice; and (ii) is the lessee under all of the leases set forth in Section 5.13(a)(ii) of


                                     A-I-21
the Disclosure Schedule and has valid, effective, enforceable and continuing leasehold rights without default in all property leased by it under such leases, free and clear of all encumbrances, except in the case of clauses (i) and (ii) above (x) statutory liens securing payments not yet due and (y) such imperfections or irregularities of title, claims, liens, charges, security interests or encumbrances as do not materially affect the use of the properties or assets subject thereto or affected thereby or otherwise materially impair the business operations at such properties. The assets and properties of the Company and its Retained Subsidiaries are in good operating condition and repair and are adequate for the uses to which they are being put, all of which are lawful, authorized and permitted.

           (b) The Company is not a party to any executory contract to sell or transfer any part of any leasehold interest of the Company. True and accurate copies of all leases, and of all amendments, supplements, extensions and modifications thereof, have been delivered to Acquiror by the Company.

     5.14  Contracts and Commitments.

     Other than as disclosed in Section 5.14 of the Disclosure Schedule, no existing contract or commitment of the Company or any of its subsidiaries, or as to which any thereof is a party or their respective assets are bound, contains an agreement with respect to any change of control that would be triggered by the Merger. Other than as set forth in Section 5.14 of the Disclosure Schedule, neither this Agreement, the Merger nor the other transactions contemplated hereby will result in any outstanding loans or borrowings in excess of $50,000 by the Company or any Retained Subsidiary of the Company becoming due, going into default or giving the lenders or other holders of debt instruments the right to require the Company or any of its Retained Subsidiaries to repay all or a portion of such loans or borrowings; provided, that it is expressly understood and agreed that the Company is not making any representations or warranties with respect to the effect of the financial condition or results of operation of Acquiror and Merger Sub.

     5.15  Labor Matters.

     Each of the Company and its Retained Subsidiaries is in compliance in all material respects with all applicable laws relating to employment and employment practices, terms and conditions of employment and wages and hours. To the Company's knowledge, there is no labor strike, slowdown or work stoppage pending or threatened against or affecting the Company or any of its subsidiaries. No petition for certification has been filed and is pending before the National Labor Relations Board with respect to any employees of the Company or any of its Retained Subsidiaries who are not currently organized.

     5.16  Compliance with Law.

     Except as set forth in Section 5.16 of the Disclosure Schedule, neither the Company nor any of its Retained Subsidiaries has violated or failed to comply with any applicable statute, law, ordinance, regulation, rule or order (including without limitation any U.S. export control statutes, regulations and Executive Orders) of any foreign,


                                     A-I-22
federal, state or local government or any other governmental department or agency, or any judgment, decree or order of any court, applicable to its business or operations or the conduct thereof by the Company and its Retained Subsidiaries, except for such violations, if any, that could not have, individually or in the aggregate, a Company Material Effect. The Company and its Retained Subsidiaries have all permits, licenses and franchises from governmental agencies required to conduct their businesses as now being conducted, except for any permits, licenses, franchises, the absence of which could not have, individually or in the aggregate, a Company Material Effect.

     5.17  Board Recommendation.

     The Board of Directors of the Company has approved and adopted this Agreement, the Merger and the other transactions contemplated hereby, has determined that the transactions contemplated by this Agreement are in the best interests of the Company and its shareholders and has recommended that the shareholders of the Company vote in favor thereof.

     5.18  Intellectual Property.

           (a) Section 5.18 of the Disclosure Schedule lists all of the Intellectual Property of the Company, its Retained Subsidiaries and any predecessor entities of the foregoing.

           (b) The Company and its Retained Subsidiaries own or have the right to use all Intellectual Property used in the conduct of their respective businesses. None of the Intellectual Property used in the conduct of their respective businesses infringes or violates the intellectual property rights of any third parties. Consummation of the transactions contemplated hereby shall not impair any rights or impose any obligations with respect to Intellectual Property used in the conduct of the businesses of the Company and its Retained Subsidiaries.

           (c) There is no pending or, to the knowledge of the Company or its Retained Subsidiaries, threatened (or unasserted but considered probable of assertion) claim against the Company or any of its Retained Subsidiaries, nor has the Company or any of its Retained Subsidiaries received any notice, (i) asserting that any of the Intellectual Property, or that the past, present or, to the knowledge of the Company or its Retained Subsidiaries, contemplated future conduct of the Company's or its Retained Subsidiaries' business, infringes or violates the intellectual property rights of any third parties;
(ii) asserting that any third parties have any rights to use any of the Intellectual Property except for Licensed Intellectual Property licensed to the Company or a Retained Subsidiary on a nonexclusive basis; or (iii) which could, if adversely determined against the Company or any Retained Subsidiary, adversely affect the ability of the Company or a Retained Subsidiary to use any of the Intellectual Property upon consummation of the transactions contemplated hereby or thereafter, and to the knowledge of the Company and its Retained Subsidiaries, there is no basis for any claim of the foregoing types.


                                     A-I-23

           (d) Neither the Company nor any Retained Subsidiary has given notice to any third parties asserting infringement by such third parties of any of the Intellectual Property, and to the knowledge of the Company and its Retained Subsidiaries, there is no basis for any such claim against a third party.

           (e) All of the Licensed Intellectual Property is licensed pursuant to valid written agreements (the "License Agreements"), enforceable in accordance with their terms.

           (f) Neither the Company nor any Retained Subsidiary is subject to any bars or other restrictions with respect to its rights to utilize the Intellectual Property, except for the terms and conditions of the License Agreements and, to the knowledge of the Company and its Retained Subsidiaries, no bars or other restrictions on such rights will be created by or exist after the consummation of the transactions contemplated herein.

           (g) There is no pending or, to the knowledge of the Company or any of its Retained Subsidiaries, threatened claim that the Company, any Retained Subsidiary or any licensor is in breach of any of the License Agreements and, to the knowledge of the Company and its Retained Subsidiaries, no basis for any such claim exists.

           (h) There is no pending or, to the knowledge of the Company or any of its Retained Subsidiaries, threatened claim against the Company, any Retained Subsidiary or the licensor of any Licensed Intellectual Property asserting that any of the Licensed Intellectual Property infringes or conflicts with the rights of third parties, and to the knowledge of the Company and its Retained Subsidiaries, no basis for any such claim exists.

           (i) Each of the Company and its Retained Subsidiaries has performed all of the obligations required to be performed by it, and is not in default under any agreement relating to any Intellectual Property.

           (j) Section 5.18(j) of the Disclosure Schedule identifies each trade name, fictitious business name, or other similar name under which the Company or any of its Retained Subsidiaries has conducted any part of its business during the five (5) years preceding the date hereof.

           (k)  For purposes of this Section 5.18 and Section 5.7 above:

                (i) "Copyrights" shall mean all registered and unregistered copyrights and applications for copyright registration in every country of the world;

                (ii) "Intellectual Property" shall mean Patents, Trademarks, Copyrights and Know-How, including Licensed Intellectual Property;

                (iii) "Know-How" shall mean technical information, trade secrets, inventions, processes, specifications, manuals, reports, documents, drawings, procedures, processes, devices, software and source code, software documentation, flow


                                     A-I-24
charts, recording media, research and development data, notebooks, marketing information, customer lists, database rights, other tangible embodiments of information and proprietary rights other than Copyrights Patents, and Trademarks, in every country of the world;

                (iv) "Licensed Intellectual Property" shall mean all intellectual property owned by third parties and licensed to the Company or any Retained Subsidiary;

                (v) "Patents" shall mean all utility and design patents and patent applications (including any divisions, continuations, continuations-in-part, reexaminations, extensions, renewals or reissues thereof), design, design registrations, utility models and any similar rights and applications therefor, in every country of the world; and

                (vi) "Trademarks" shall mean all registered and unregistered trademarks, service marks, trade dress, trade names, fictitious business names or other similar names and applications for registration of any of the foregoing, in every country of the world.

     5.19  Taxes.

     "Tax" (including, with correlative meaning, the term "Taxes") shall mean all federal, state, local and foreign taxes, duties, levies, charges and assessments of any nature, including social security payments and deductibles relating to wages, salaries and benefits and payments to subcontractors (to the extent required under applicable Tax law), and also including all interest, penalties and additions imposed with respect to such amounts. Except as set forth in Section 5.19 of the Disclosure Schedule, (i) the Company and its subsidiaries have prepared and timely filed or will timely file with the appropriate governmental agencies all franchise, income and all other Tax returns and reports required to be filed for any period ending on or before the Effective Time, taking into account any extension of time to file granted to or obtained on behalf of the Company and/or its subsidiaries; (ii) all Taxes of the Company and its subsidiaries in respect of the pre-Merger period have been paid in full to the proper authorities, other than such Taxes as are being contested in good faith by appropriate proceedings and/or are adequately reserved for in accordance with generally accepted accounting principles; (iii) all deficiencies resulting from Tax examinations, inquiries or investigations of federal, state and foreign income, sales and franchise and all other Tax returns filed by the Company and its subsidiaries have either been paid or are being contested in good faith by appropriate proceedings; (iv) to the best knowledge of the Company, no deficiency has been asserted or assessed against the Company or any of its subsidiaries, and no examination, inquiry or investigation of the Company or any of its subsidiaries is pending or threatened for any amount of Tax by any taxing authority; (v) no extension of the period for assessment or collection of any Tax is currently in effect and no extension of time within which to file any Tax return has been requested, which Tax return has not since been filed; (vi) no Tax liens have been filed with respect to any Taxes; (vii) the Company and each of its subsidiaries will not make any voluntary adjustment by reason of a change in their accounting methods for any pre-Merger period that would affect the


                                     A-I-25
taxable income or deductions of the Company or any of its subsidiaries for any period ending after the Effective Date; (viii) the Company and its subsidiaries have made timely payments of the Taxes required to be deducted and withheld from the wages paid to their employees; and (ix) the Company and its subsidiaries are not parties to any tax sharing or tax matters agreement.

     5.20  Employee Benefit Plans.

           (a) Section 5.20(a) of the Disclosure Schedule contains a true and complete list of each material bonus, deferred compensation, incentive compensation, stock purchase, stock option, severance pay, vacation, worker's compensation, medical, life or other material insurance, profit-sharing, or pension plan, program, agreement or arrangement, and each other material employee benefit plan, program, agreement or arrangement, sponsored, maintained or contributed to or required to be contributed to by the Company or any of its subsidiaries or by any trade or business, whether or not incorporated, that together with the Company or any of its subsidiaries would be deemed a "single employer" under Section 414 of the Code (an "ERISA Affiliate") for the benefit of any employee or director or former employee or former director of the Company or any of its subsidiaries, whether formal or informal and whether legally binding or not (the "Plans"). With respect to each Plan, Section 5.20(a) of the Disclosure Schedule identifies each ERISA Affiliate that sponsors, maintains, or contributes to the Plan and whether the Plan covers or provides benefits to current or former employees or directors of any ERISA Affiliate (and if so, the identity of each such ERISA Affiliate). Neither the Company nor any of its subsidiaries has any formal plan or commitment, whether legally binding or not, to create any additional plan or modify or change any existing Plan that would affect any employee or director or former employee or former director of the Company or any of its subsidiaries.

           (b) With respect to each of the Plans, the Company has heretofore delivered to the Acquiror true and complete copies of each of the following documents: (i) the Plan and related documents (including all amendments thereto); (ii) the two most recent annual reports, actuarial reports, and financial statements, if any; (iii) the most recent Summary Plan Description, together with each Summary of Material Modifications, required under The Employee Retirement Income Security Act of 1974, as amended ("ERISA") with respect to such Plan, and all material employee communications relating to such Plan; and (iv) the most recent determination letter received from the IRS with respect to each Plan that is intended to be qualified under the Code, all authorizations and approvals from the UK Inland Revenue in relation to each other Plan and all communications to or from the IRS or any other governmental or regulatory authority relating to each Plan.

           (c) No liability under Title IV of ERISA has been incurred by the Company or any of its subsidiaries or any ERISA Affiliate since the effective date of ERISA that has not been satisfied in full, and no condition exists that presents a material risk to the Company or any of its subsidiaries or any ERISA Affiliate of incurring a liability under such Title other than liability for the payment of PBGC premiums, which have been or will be paid when due.


                                     A-I-26

           (d) Neither the Company nor any of its subsidiaries nor any ERISA Affiliate, nor any of the Plans, nor any trust created thereunder, nor, to the Company's knowledge, any trustee or administrator thereof has engaged in a transaction in connection with which the Company, or any of its subsidiaries, any of the Plans, any such trust, or any trustee or administrator thereof, could, directly or indirectly, be subject to a civil penalty assessed pursuant to Section 409 or 502(i) of ERISA, a tax imposed pursuant to Section 4975 or 4976 of the Code, or any other liability.

           (e) Full payment has been made, or will be made (where applicable) in accordance with Section 404(a)(6) of the Code, of all amounts that the Company or any of its subsidiaries or any ERISA Affiliate is required to pay under Section 412 of the Code or under the terms of the Plans and the applicable contracts of employment, and all such amounts properly accrued through the Closing Date, with respect to the current plan year thereof will be paid on or prior to the Closing Date or will be properly recorded on the Company's financial statements.

           (f) As of the time immediately prior to the consummation of the Company's sale of Wilcom, Inc. and as of the Closing Date, the then fair market value of the assets held under each Plan that is subject to Title IV of ERISA will be sufficient so as to permit a "standard termination" of each such Plan under Section 4042(b) of ERISA without the need to make any additional contributions to such Plans. No reportable event under Section 4043 of ERISA has occurred or will occur with respect to any Plan on or before the Closing Date other than any reportable event occurring by reason of the transactions contemplated by this Agreement.

           (g) None of the Plans is a "multi-employer pension plan," as such term is defined in Section 3(37) of ERISA, a "multiple employer welfare arrangement," as such term is defined in Section 3(40) of ERISA, or a single employer plan that has two or more contributing sponsors, at least two of whom are not under common control, within the meaning of Section 4063(a) of ERISA.

           (h) Each of the Plans that is intended to be "qualified" within the meaning of Section 401(a) of the Code is so qualified and a favorable determination to that effect has been issued by the IRS with respect to each such Plan. Each of the Plans that is intended to satisfy the requirements of
Section 125 or 501(c)(9) of the Code satisfies such requirements. Each of the Plans has been operated and administered in all material respects in accordance with its terms and applicable laws and regulations, including but not limited to ERISA and the Code.

           (i) Except as set forth in Section 5.20(i) of the Disclosure Schedule, each Plan may be amended or terminated without liability to the Company or any of its subsidiaries or any ERISA Affiliate. No amounts payable under the Plans will fail to be deductible for federal income tax purposes under
Section 280G of the Code or for United Kingdom corporation tax purposes. To the Company's knowledge, each person who performs services for the Company or any of its subsidiaries has been, and is, properly


                                     A-I-27
classified by the Company or any of its subsidiaries as an employee or independent contractor.

           (j) There are no claims pending, or, to the knowledge of the Company, threatened or anticipated (other than routine claims for benefits) against any Plan, the assets of any Plan or against the Company or any of its subsidiaries or any ERISA Affiliate with respect to any Plan. There is no judgment, decree, injunction, rule or order of any court, governmental body, commission, agency or arbitrator outstanding against or in favor of any Plan or any fiduciary thereof (other than rules of general applicability). There are no pending or, to the knowledge of the Company, threatened audits or investigations by any governmental body, commission or agency involving any Plan.

           (k) Except as set forth in Section 5.20(k) of the Disclosure Schedule, no Plan provides benefits, including without limitation death or medical benefits (whether or not insured), with respect to current or former employees or directors after retirement or other termination of service (other than (i) coverage mandated by applicable law; (ii) death benefit or retirement benefits under any "employee pension plan," as that term is defined in Section 3(2) of ERISA; (iii) deferred compensation benefits accrued as liabilities on the books of the Company or the ERISA Affiliates; or (iv) benefits, the full cost of which is borne by the current or former employee or director (or his beneficiary)).

           (l) Except as set forth in Section 5.20(l) of the Disclosure Schedule, the consummation of the transactions contemplated by this Agreement will not (i) entitle any current or former employee or director of the Company or any of its subsidiaries to severance pay, unemployment compensation, termination or any similar payment; or (ii) accelerate the time of payment or vesting, or increase the amount, of any compensation due to any such current or former employee or director; or (iii) renew or extend the term of any agreement regarding compensation for any such current or former employee or director.

     5.21  Environmental Matters.

     Except as set forth in Section 5.21 of the Disclosure Schedule:

           (a) The Company and its subsidiaries have obtained all material Environmental Permits and all material licenses and other authorizations and have made all registrations and given all notifications that are required under any applicable Environmental Law, except where such failure could not, individually or in the aggregate, have a Company Material Adverse Effect.

           (b) There is no Environmental Claim pending against the Company and its subsidiaries under an Environmental Law, except for any such Environmental Claims that could not, individually or in the aggregate, have a Company Material Adverse Effect.

           (c) The Company and its subsidiaries are in compliance with all material terms and conditions of their Environmental Permits, and are in compliance with


                                     A-I-28
all applicable Environmental Laws, except where such failure could not, individually or in the aggregate, have a Company Material Adverse Effect.

           (d) The Company and its subsidiaries did not, in any material respect, generate, treat, store, transport, discharge, dispose of or release any Hazardous Materials on or from any property now or previously owned, leased or used by the Company and its subsidiaries.

           (e)  For purposes of this Section 5.21:

               (i) "Environment" shall mean any surface water, ground water, or drinking water supply, land surface or subsurface strata, or ambient air and includes, without limitation, any indoor location;

               (ii) "Environmental Claim" means any written notice or written claim by any person alleging potential liability (including, without limitation, potential liability for investigator costs, cleanup costs, governmental costs, or harm, injuries or damages to any person, property or natural resources, and any fines or penalties) arising out of, based upon, resulting from or relating to (1) the emission, discharge, disposal or other release or threatened release in or into the Environment of any Hazardous Materials or (2) circumstances forming the basis of any violation, or alleged violation, of any applicable Environmental Law;

               (iii) "Environmental Laws" means any national, supranational, federal, state, and local laws, codes, and regulations as now or previously in effect relating to pollution, the protection of human health, the protection of the Environment or the emission, discharge, disposal or other release or threatened release of Hazardous Materials in or into the Environment;

               (iv) "Environmental Permit" shall mean a permit, identification number, license or other written authorization required under any applicable Environmental Law; and

               (v) "Hazardous Materials" shall mean all pollutants, contaminants, or chemical, hazardous or toxic materials, substances, constituents or wastes, including, without limitation, asbestos or asbestos-containing materials, polychlorinated biphenyl's and petroleum, oil, or petroleum or oil derivatives or constituents, including, without limitation, crude oil or any fraction thereof.

     5.22  Government Contracts.

           (a) Section 5.22 of the Disclosure Schedule constitutes a complete and accurate record of (i) all of the Company's past and present Government Contracts that were in force since January 1, 1992, with the exception of such completed and "closed out" Government Contracts to which the Company was a party during the period of time the Company had operations in Hauppauge, New York (the "Hauppauge Contracts") (which Hauppauge Contracts were subsequently assigned to Codar Technology, Inc. as of January 1, 1996 and which operations were therefore transferred to Longmont, Colorado); (ii) all


                                     A-I-29
of the Company's Government Contracts currently in force; (iii) all of the Company's outstanding quotations, bids and proposals for Government Contracts; and (iv) all of the Company's Government Contracts under which the Company knows or has reason to know are currently or are likely to experience substantial cost, schedule, technical or quality problems that could result in a claim against the Company (or its successors in interest) by the Government, a prime contractor or a higher-tier subcontractor. The Company has made available to Acquiror true and complete copies of all Contracts (other than the Hauppauge Contracts) listed in Section 5.22 of the Disclosure Schedule. Except as described in Section 5.22 of the Disclosure Schedule, all of the Company's Government Contracts were legally awarded, are binding on the parties thereto, and are in full force and effect. Such Government Contracts (or, where applicable, the Prime Government Contracts under which such Government Contracts were awarded) are not currently the subject of bid protest or analogous proceedings in any agency, administrative or judicial forum, and the Company has no knowledge that such Government Contracts (or, where applicable, the Prime Government Contracts under which such Government Contracts were awarded) are reasonably likely to become the subject of bid protest or analogous proceedings.

           (b) The Company has complied with all statutory and regulatory requirements, including, but not limited to, the False Claims Act ("FCA"), the Truth in Negotiations Act ("TINA"), the Federal Acquisition Regulation ("FAR"), the FAR cost principles and the Cost Accounting Standards, where and as applicable to each of the Company's Government Contracts and each of the Company's quotations, bids and proposals for Government Contracts.

           (c) The Company has complied with all terms, conditions, clauses, provisions and specifications of the Company's Government Contracts, whether incorporated expressly, by reference, or by operation of law.

           (d) To the Company's knowledge, after due inquiry, all facts set forth in or acknowledged by any representations, certifications or disclosure schedules made or submitted by or on behalf of the Company in connection with each of the Company's Government Contracts and each of the Company's quotations, bids and proposals for Government Contracts were current, accurate and complete as of the date of submission.

           (e) The Company has complied with all applicable representations, certifications and disclosure requirements under each of the Company's Government Contracts and each of the Company's quotations, bids and proposals for Government Contracts.

           (f) The Company has developed and implemented a government contracts compliance program that includes corporate policies and procedures to ensure compliance with applicable government procurement statutes, regulations and contract requirements. The Company has delivered to Acquiror a true and complete copy of such compliance program.

           (g) With respect to the Company's Government Contracts, neither the Government nor any prime contractor or higher-tier subcontractor under a Government



                                     A-I-30

Contract nor any other person has notified the Company, either orally or in writing, of any actual or alleged violation or breach of any statute, regulation, representation, certification or contract term, condition, clause, provision or specification.

           (h) To the Company's knowledge, after due inquiry, no facts exist which could give rise to a claim for price adjustment under the TINA or to any other request for a material reduction in the price of any of the Company's Government Contracts.

           (i) Except as described in Section 5.22 of the Disclosure Schedule, the Company is not aware of and has received no show cause, cure, deficiency, default or similar notice relating to its outstanding Government Contracts, and none of the Company's Government Contracts has been terminated for default. Except as described in Section 5.22 of the Disclosure Schedule, the Company has received no notice of an intent to terminate any of the Company's contracts for convenience or of any consideration of such termination.

           (j) Except as described in Section 5.22 of the Disclosure Schedule, there are no outstanding disputes or claims relating to the Company's Government Contracts and involving either the Government, any prime contractor, any higher-tier subcontractor or any third party, and the Company neither knows nor has reason to know of any facts or allegations that could give rise to such a dispute or claim in the future.

           (k) Except as described in Section 5.22 of the Disclosure Schedule, there are no outstanding disputes or claims relating to the Company's Government Contracts which, if resolved unfavorably to the Company, would materially increase the Company's cost to complete performance of such Government Contract above the amounts set forth in the Estimates to Complete prepared by the Company and made available to Acquiror for each Government Contract. In addition, there are no known or reasonably foreseeable expenditures which would increase the cost to complete performance of the Company's Government Contracts above the amounts set forth in the Estimates to Complete.

           (l) The Company has not been and is not now blacklisted, suspended or debarred, or proposed for suspension or debarment, from participation in the award of Government Contracts. No facts exist which could give rise to such suspension or debarment.

           (m) No negative determination of responsibility has ever been issued against the Company with respect to any quotation, bid or proposal for a Government Contract.

           (n) Except as described in Section 5.22 of the Disclosure Schedule, the Company has not undergone and is not undergoing any audit, review, survey, inspection, investigation or examination of records relating to the Company's Government Contracts, and neither knows nor has reason to know of any basis for any such audit, review, survey, inspection, investigation or examination of records. No audit, review, survey, inspection,


                                     A-I-31
investigation or examination of records described in Section 5.22 of the Disclosure Schedule has revealed any occurrence or practice that could affect the assets, business or financial statements of the Company.

           (o) The Company has not been and is not now under any administrative, civil or criminal investigation or indictment involving alleged false statements, false claims or other improprieties relating to the Company's Government Contracts or quotations, bids and proposals for Government Contracts. The Company neither knows nor has reason to know of any basis for any such investigation or indictment.

           (p) The Company has not been and is not now a party to any administrative or civil litigation involving alleged false statements, false claims or other improprieties relating to the Company's Government Contracts or quotations, bids and proposals for Government Contracts. The Company neither knows nor has reason to know of any basis for any such proceeding.

           (q) The Company has made no payment, directly or indirectly, to any person in violation of applicable Government procurement laws, including (but not limited to) laws relating to bribes, gratuities, kickbacks, lobbying expenditures, political contributions and contingent fee payments.

           (r) Except as described in Section 5.22 of the Disclosure Schedule, neither the Government nor any prime contractor or higher-tier subcontractor under a Government Contract has withheld or set off, or attempted to withhold or set off, monies due to the Company under any of the Company's Government Contracts.

           (s) The Company's cost accounting, purchasing, inventory and quality control systems are in compliance with all applicable government procurement statutes and regulations and with the requirements of all of the Company's Government Contracts.

           (t) Except as described in Section 5.22 of the Disclosure Schedule, neither the Government nor any prime contractor or higher-tier subcontractor under a Government Contract has questioned or disallowed any costs claimed by the Company under the Company's outstanding Government Contracts. The Company neither knows nor has reason to know of any basis for disallowing any such costs.

           (u) Except as described in Section 5.22 of the Disclosure Schedule, the Company has made no assignments of the Company's Government Contracts or of any interests in the Company's Government Contracts, and the Company has entered into no financing arrangements with respect to the performance of any outstanding Government Contract.

           (v) The Company lists in Section 5.22 of the Disclosure Schedule all government property that has been provided to the Company pursuant to the Company's Government Contracts.


                                     A-I-32

           (w) The Company has complied with all applicable requirements under each of the Company's Government Contracts relating to the protection of classified information, except as described in Section 5.22 of the Disclosure Schedule.

           (x)  For purposes of this Section 5.22 and Section 5.10 above:

                (i) The term "Government" includes any agency, department, ministry, division, subdivision or office of a Government, including the officials, employees and agents thereof.

                (ii) The term "Company" includes the Company's subsidiaries, affiliates, directors, officers, employees and agents.

                (iii) The term "Contract" includes any prime contract, subcontract, basic ordering agreement, letter contract, purchase order or delivery order of any kind, including all amendments, modifications and options thereunder or relating thereto.

                (iv) The term "Government Contract" means any prime Contract with a Government and any subcontract with a prime contractor or higher-tier subcontractor under a prime contract with a Government.

                (v) The term "Prime Government Contract" means any prime Contract with a Government.

     5.23  Disclosure.

     All of the facts and circumstances not required to be disclosed as exceptions under or to any of the foregoing representations and warranties made by the Company in this Article V by reason of any minimum disclosure requirement in any such representation and warranty would not, in the aggregate, have a Company Material Adverse Effect. The information contained in the Disclosure Schedule (and any updated Disclosure Schedule) as it relates to the representations and warranties made by the Company in this Article V does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the information or statements contained or referenced therein not misleading.

     5.24  Finders or Brokers.

     Except as set forth in Section 5.24 of the Disclosure Schedule, none of the Company, the Retained Subsidiaries of the Company, the Board of Directors or any member of the Board of Directors has employed any investment banker, broker, finder or intermediary in connection with the transactions contemplated hereby who might be entitled to a fee or any commission in connection with the Merger, and Section 5.24 of the Disclosure Schedule sets forth the maximum consideration (present and future) agreed to be paid to each such party.


                                     A-I-33

     5.25  State Anti-takeover Statutes.

     The Company has granted all approvals and taken all other steps necessary to exempt the Merger and the other transactions contemplated hereby from the requirements and provisions of Section 912 of the NYBCL and any other applicable national, supranational or state anti-takeover statute or regulation such that none of the provisions of such Section 912 or any other "business combination," "moratorium," "control share" or other state anti-takeover statute or regulation
(i) prohibits or restricts the Company's ability to perform its obligations under this Agreement or its ability to consummate the Merger and the other transactions contemplated hereby; (ii) would have the effect of invalidating or voiding this Agreement any provision hereof; or (iii) would subject Acquiror to any impediment or condition in connection with the exercise of any of its rights under this Agreement.

     5.26  Opinion of Financial Advisor.

     The Company has received the opinion of Commonwealth Associates ("Commonwealth") dated July 7, 1998, to the effect that, as of such date, the Exchange Ratio is fair from a financial point of view to the holders of shares of Company Common Stock.

     5.27  Insurance.

     Section 5.27 of the Disclosure Schedule contains a list of all insurance policies maintained by the Company for the benefit of or in connection with the assets of the Company and its Retained Subsidiaries. The Company has not received any notice of cancellation, termination or reduction of coverage, nor has the Company received any notice of intention to cancel, terminate or reduce coverage, relating thereto. The Company has given Acquiror access to complete and correct copies of all such policies together with all riders and amendments thereto. Such policies are (i) in such amounts as are appropriate and reasonable, in the judgment of the Company's Board of Directors, taking into account the Company's and its Retained Subsidiaries' properties, business and operations; and (ii) are in full force and effect, with all premiums due thereon having been paid.

     5.28  Employment and Labor Contracts.

     Neither the Company nor any of its Retained Subsidiaries is a party to any employment contract or other similar contract or any other contract for the provision of management or consulting services to the Company or any of its Retained Subsidiaries with any past or present officer, director, employee or, to the best of the Company's knowledge, any entity affiliated with any past or present officer, director or employee, other than those set forth in Section
5.28 of the Disclosure Schedule and other than the agreements executed by employees generally, the forms of which have been delivered to Acquiror.


                                     A-I-34

                                   ARTICLE VI


            REPRESENTATIONS AND WARRANTIES OF ACQUIROR AND MERGER SUB

     Each of Acquiror and Merger Sub jointly and severally represents and warrants to the Company that:

     6.1  Organization and Qualification.

     Each of Acquiror, Merger Sub and Acquiror's other subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. Each of Acquiror, Merger Sub and Acquiror's other subsidiaries is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties owned or leased or the nature of its activities makes such qualification necessary, except for failures to be so qualified or in good standing which would not, individually or in the aggregate, have a material adverse effect on the general affairs, management, business, operations, condition (financial or otherwise) or prospects of Acquiror and its subsidiaries taken as a whole (an "Acquiror Material Adverse Effect"). Except as set forth in
Section 6.1 of the Disclosure Schedule previously delivered by Acquiror to the Company (the "DRS Disclosure Schedule"), neither Acquiror nor Merger Sub is in violation of any of the provisions of its Certificate of Incorporation (or other applicable charter document) or By-Laws (or other applicable organizational document). Acquiror has delivered to the Company accurate and complete copies of the Certificate of Incorporation (or other applicable charter document) and By-Laws (or other applicable organizational document), each as amended to date, of each of Acquiror and Merger Sub. Neither Acquiror nor Merger Sub is in violation of any of the provisions of its Certificate of Incorporation (or other applicable charter document) or By-Laws (or other applicable organizational document).

     6.2  Subsidiaries.

     The only direct or indirect subsidiaries of Acquiror as of the date hereof are those listed in Section 6.2 of the DRS Disclosure Schedule. As of the date hereof, Acquiror is directly or indirectly the record (except for directors' qualifying shares) and beneficial owner (including all qualifying shares owned by directors of such subsidiaries as reflected in Section 6.2 of the DRS Disclosure Schedule) of all of the outstanding shares of capital stock of each of its subsidiaries, there are no proxies with respect to such shares, and no equity securities of any of such subsidiaries are or may be required to be issued by reason of any options, warrants, scrip, rights to subscribe for, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of any capital stock of any such subsidiary, and there are no contracts, commitments, understandings or arrangements by which any such subsidiary is bound to issue additional shares of its capital stock or securities convertible


                                     A-I-35
into or exchangeable for such shares. All of the capital stock of Merger Sub will at all times be owned directly by Acquiror, free and clear of any liens, claims or encumbrances.

     6.3  Capitalization.

     The authorized capital stock of Acquiror consists of 20,000,000 shares of Acquiror Common Stock, par value $.01 per share, and 2,000,000 shares of undesignated preferred stock, par value $10.00 per share. As of July 27, 1998, 6,208,976 shares of Common Stock are issued and outstanding and no shares of preferred stock are issued and outstanding. All of such issued and outstanding shares are validly issued, fully paid and non-assessable and free of preemptive rights. As of July 27, 1998, Acquiror holds 402,461 shares of Acquiror Common Stock in treasury. Except as set forth above and except as disclosed in Section
6.3 of the DRS Disclosure Schedule, there are not as of the date hereof any shares of capital stock of Acquiror issued or outstanding or any subscriptions, options, warrants, calls, claims, rights (including without limitation any stock appreciation or similar rights), convertible securities or other agreements or commitments of any character obligating Acquiror to issue, transfer or sell any of its securities. Except as disclosed in Section 6.3 of the DRS Disclosure Schedule, Acquiror is not a party to any voting agreement, voting trust, proxy or similar agreement, arrangement or understanding relating to its capital stock or any agreement, arrangement or understanding relating to or providing for registration rights with respect to its capital stock.

     6.4  Authority Relative to This Agreement.

     Each of Acquiror and Merger Sub has full corporate power and authority to execute and deliver this Agreement and to consummate the Merger and other transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the Merger and other transactions contemplated hereby have been duly and validly authorized by the Board of Directors of Acquiror and Merger Sub and no other corporate proceedings on the part of Acquiror and Merger Sub are necessary to authorize this Agreement or to consummate the Merger or other transactions contemplated hereby (other than the approval of Acquiror's stockholders of the Merger as required by Section 712(b) of the AMEX Company Guide. This Agreement has been duly and validly executed and delivered by Acquiror and, assuming the due authorization, execution and delivery hereof by the Company, constitutes a valid and binding agreement of Acquiror, enforceable against Acquiror in accordance with its terms.

     6.5  No Violations, etc.

          (a) Other than the filings, permits, authorizations, consents and approvals or waivers thereof that are identified in Section 6.5(b) and that have been duly made or obtained as contemplated herein, neither the execution and delivery of this Agreement by Acquiror and Merger Sub nor the consummation of the Merger or other transactions contemplated hereby nor compliance by Acquiror and Merger Sub with any of the provisions hereof will (i) violate, conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or


                                     A-I-36
both, would constitute a default) under, or result in the termination or suspension of, or accelerate the performance required by, or result in a right of termination or acceleration under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of Acquiror or Merger Sub under, any of the terms, conditions or provisions of (x) their respective charters or by-laws, (y) any note, bond, mortgage, indenture or deed of trust or (z) any license, lease, contract, agreement or other instrument or obligation, to which Acquiror or Merger Sub is a party or to which they or any of their respective properties or assets may be subject; or (ii) subject to compliance with the statutes and regulations referred to in the next paragraph, violate any judgment, ruling, order, writ, injunction, decree, statute, rule or regulation applicable to Acquiror or Merger Sub or any of their respective properties or assets, except, in the case of clauses (i) and (ii) above, for such violations, conflicts, breaches, defaults, terminations, suspensions, accelerations, rights of termination or acceleration or creations of liens, security interests, charges or encumbrances which would not, individually or in the aggregate, either have an Acquiror Material Adverse Effect or materially impair Acquiror's or Merger Sub's ability to consummate the Merger or other transactions contemplated hereby.

          (b) No filing or registration with, no notification to and no permit, authorization, consent or approval of any governmental entity (including, without limitation, any federal, state or local regulatory authority or agency) is required of Acquiror or Merger Sub in connection with the execution and delivery of this Agreement or the consummation by Merger Sub of the Merger or other transactions contemplated hereby, except (i) as required by (A) applicable requirements, if any, of the HSR Act, (B) the Securities Act and the Exchange Act, (C) state securities or "blue sky" laws and (D) the AMEX; (ii) the filing and recordation of appropriate merger documents as required by the NYBCL; (iii) the approval of Acquiror's stockholders as required by the AMEX rules; and (iv) such other filings, registrations, notifications, permits, authorizations, consents or approvals the failure of which to be obtained, made or given would not, individually or in the aggregate, either have an Acquiror Material Adverse Effect or materially impair Acquiror's or Merger Sub's ability to consummate the Merger or other transactions contemplated hereby.

          (c) Acquiror and Merger Sub are not in violation of or default under, except as set forth in Section 6.5 of the DRS Disclosure Schedule, (i) any note, bond, mortgage, indenture or deed of trust; or (ii) any license, lease, contract, agreement or other instrument or obligation to which Acquiror or Merger Sub is a party or to which they or any of their respective properties or assets may be subject, except, in the case of clauses (i) and (ii) above, for such violations or defaults which would not, individually or in the aggregate, either have an Acquiror Material Adverse Effect or materially impair Acquiror's or Merger Sub's ability to consummate the Merger or other transactions contemplated hereby.

     6.6  Commission Filings; Financial Statements.

     Acquiror has filed all required forms, reports, schedules, statements and other documents required to be filed by it since March 31, 1995 to the date hereof (as


                                     A-I-37
supplemented and amended since the time of filing, collectively, the "Acquiror SEC Reports") with the SEC, all of which complied when filed in all material respects with all applicable requirements of the Securities Act and the Exchange Act. All of the historical financial statements contained in the Acquiror SEC Reports were prepared from the books and records of Acquiror and its subsidiaries. The audited consolidated financial statements and unaudited consolidated interim financial statements of Acquiror and its subsidiaries included or incorporated by reference in such Acquiror SEC Reports were prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and present fairly, in all material respects, the financial position and results of operations and cash flows of the Acquiror and its subsidiaries on a consolidated basis at the respective dates and for the respective periods indicated (subject, in the case of all such financial statements that are interim financial statements, to normal year-end audit adjustments, none of which will be material). None of the Acquiror SEC Reports contained at the time filed any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

     6.7  Absence of Changes or Events.

     Except as set forth in Acquiror's Form 10-K for the fiscal year ended March 31, 1998, as filed with the SEC, or except as set forth in Section 6.7 of the DRS Disclosure Schedule, since March 31, 1998 to the date hereof, Acquiror and its subsidiaries have not incurred any material liability, except in the ordinary course of their businesses consistent with their past practices, and there has not been any change in the business, financial condition or results of operations of Acquiror and its subsidiaries taken as a whole which has had, or could have, an Acquiror Material Adverse Effect, and Acquiror and its subsidiaries taken as a whole have conducted their respective business in the ordinary course consistent with their past practices.

     6.8  Litigation.

     Except as set forth in Section 6.8 of the DRS Disclosure Schedule, there is no (i) claim, action, suit or proceeding pending or, to the best knowledge of Acquiror, threatened against or relating to Acquiror before any court or governmental or regulatory authority or body or arbitration tribunal; or (ii) outstanding judgment, order, writ, injunction or decree, or application, request or motion therefor, of any court, governmental agency or arbitration tribunal in a proceeding to which Acquiror is a party, except, in the case of clauses (i) and (ii) above, such as would not, individually or in the aggregate, materially impair Acquiror's or Merger Sub's ability to consummate the Merger.

     6.9  Joint Proxy Statement.

     None of the information supplied or to be supplied by or on behalf of Acquiror and Merger Sub for inclusion or incorporation by reference in the Form S-4 will, at the time the Form S-4 becomes effective under the Securities Act, contain any untrue


                                     A-I-38
statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. None of the information supplied or to be supplied by or on behalf of Acquiror and Merger Sub for inclusion or incorporation by reference in the Joint Proxy Statement will, at the dates mailed to stockholders and at the times of the Company Shareholder Meeting and the Acquiror Stockholder Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Form S-4 and the Joint Proxy Statement as it relates to Acquiror, Merger Sub and Acquiror's other subsidiaries will comply as to form in all material respects with the provisions of the Securities Act and the Exchange Act and the rules and regulations promulgated thereunder, except that no representation is made by Acquiror with respect to information relating to or supplied by the Company.

     6.10  Board Recommendation.

     The Board of Directors of Acquiror has approved and adopted this Agreement, the Merger and the other transactions contemplated hereby (including, without limitation, the issuance of Acquiror Common Stock as a result of the Merger), has determined that the transactions contemplated by this Agreement are in the best interests of Acquiror and its stockholders and has recommended that the stockholders of Acquiror vote in favor thereof (including in favor of the issuance of Acquiror Common Stock as a result of the Merger as required by the
AMEX).

     6.11  Disclosure.

     All of the facts and circumstances not required to be disclosed as exceptions under or to any of the foregoing representations and warranties made by Acquiror in this Article VI by reason of any minimum disclosure requirement in any such representation and warranty would not, in the aggregate, have an Acquiror Material Adverse Effect.

     6.12  Finders or Brokers.

     Except as set forth in Section 6.12 of the DRS Disclosure Schedule, none of Acquiror, the subsidiaries of Acquiror, the Board of Directors of Acquiror or any member of the Board of Directors of Acquiror has employed any investment banker, broker, finder or intermediary in connection with the transactions contemplated hereby who might be entitled to a fee or any commission in connection with of the Merger, and Section 6.12 of the DRS Disclosure Schedule sets forth the maximum consideration (present and future) agreed to be paid to each such party.

     6.13  Opinion of Financial Advisor.

     Acquiror has received the opinion (the "Fairness Opinion") of McFarland Dewey & Co., LLC, dated July 23, 1998, to the effect that as of such date, the Exchange Ratio is fair from a financial point of view to Acquiror.


                                     A-I-39

                                   ARTICLE VII


       CONDUCT OF BUSINESS OF ACQUIROR AND THE COMPANY PENDING THE MERGER

     7.1  Conduct of Business of the Company Pending the Merger.

     Except as contemplated by this Agreement or as expressly agreed to in writing by Acquiror, during the period from the date of this Agreement to the Effective Time, each of the Company and its subsidiaries will conduct their respective operations according to its ordinary course of business consistent with past practice, and will use all commercially reasonable efforts to preserve intact its business organization, to keep available the services of its officers and employees and to maintain satisfactory relationships with suppliers, distributors, customers and others having business relationships with it and will take no action which would materially adversely affect the ability of the parties to consummate the transactions contemplated by this Agreement. Without limiting the generality of the foregoing, and except as otherwise expressly provided in this Agreement, prior to the Effective Time, the Company will not nor will it permit any of its subsidiaries to, without the prior written consent of Acquiror, which consent shall not be unreasonably withheld:

          (a) amend its certificate of incorporation, by-laws or other organizational documents;

          (b) authorize for issuance, issue, sell, deliver, grant any options for or otherwise agree or commit to issue, sell or deliver any shares of any class of its capital stock or any securities convertible into shares of any class of its capital stock, except pursuant to and in accordance with the terms of the currently outstanding Convertible Notes, Warrants and Options;

          (c) split, combine or reclassify any shares of its capital stock, declare, set aside or pay any or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock or purchase, redeem or otherwise acquire any shares of its own capital stock or of any of its subsidiaries, except as otherwise expressly provided in this Agreement;

          (d) (i) create, incur, assume, maintain or permit to exist any debt for borrowed money other than under existing lines of credit in the ordinary course of business consistent with past practice; (ii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other person except for its wholly owned subsidiaries in the ordinary course of business and consistent with past practices; or (iii) make any loans, advances or capital contributions to, or investments in, any other person in an aggregate amount not to exceed $50,000;

          (e) (i) increase in any manner the compensation of (x) any employee except in the ordinary course of business consistent with past practice or (y) any of its directors or officers; (ii) pay or agree to pay any pension, retirement allowance, welfare


                                     A-I-40
benefit or other employee benefit not required, or enter into or agree to enter into any agreement or arrangement with such director or officer or employee, whether past or present, relating to any such pension, retirement allowance, welfare benefit or other employee benefit, except as required under currently existing agreements, plans or arrangements; (iii) grant any severance or termination pay to, or enter into any employment or severance agreement with,
(x) any employee except in the ordinary course of business consistent with past practice or (y) any of its directors or officers except for honorarium payments to outside directors of the Company in an amount not to exceed $10,000 in the aggregate for each director; or (iv) except as may be required to comply with applicable law, become obligated (other than pursuant to any new or renewed collective bargaining agreement) under any new pension plan, welfare plan, multi-employer plan, employee benefit plan, benefit arrangement, or similar plan or arrangement, which was not in existence on the date hereof, including any bonus, incentive, deferred compensation, stock purchase, stock option, stock appreciation right, group insurance, severance pay, retirement or other benefit plan, agreement or arrangement, or employment or consulting agreement with or for the benefit of any person, or amend any of such plans or any of such agreements in existence on the date hereof; provided, however, that this clause
(iv) shall not prohibit the Company from renewing any such plan, agreement or arrangement already in existence on terms no more favorable to the parties to such plan, agreement or arrangement;

          (f) except as otherwise expressly contemplated by this Agreement, enter into any other agreements, commitments or contracts, except agreements, commitments or contracts for the purchase, sale or lease of goods or services involving payments or receipts by the Company or its subsidiaries in excess of $50,000, other than (i) customer agreements; (ii) leases for rental space in an amount not to exceed $50,000 for any lease; or (iii) developer agreements in an amount not to exceed $50,000 for any agreement;

          (g) authorize, recommend, propose or announce an intention to authorize, recommend or propose, or enter into any agreement in principle or an agreement with respect to, any plan of liquidation or dissolution, any acquisition of a material amount of assets or securities, any sale, transfer, lease, license, pledge, mortgage, or other disposition or encumbrance of a material amount of assets or securities or any material change in its capitalization, or any entry into a material contract or any amendment or modification of any material contract or any release or relinquishment of any material contract rights;

          (h) authorize or commit to make capital expenditures in excess of $50,000 for any one order in the Company's service business (other than purchases by the Company's systems business in the ordinary course of business consistent with past practice);

          (i) make any change in the accounting methods, accounting practices or tax policies or procedures followed by the Company;

          (j) settle any action, suit, claim, investigation or proceeding (legal, administrative or arbitrative) in excess of $50,000 without the consent of the Acquiror;


                                     A-I-41

          (k) make any election under the Code which would have a Company Material Adverse Effect;

          (l) take or cause to be taken, whether before or after the Effective Time, any action that would disqualify the Merger as a "reorganization" within the meaning of Section 368(a) of the Code; or

          (m)  agree to do any of the foregoing.

     7.2  Conduct of Business of Acquiror Pending the Merger.

     Except as contemplated by this Agreement or Section 6.7 of the DRS Disclosure Schedule or as expressly agreed to in writing by the Company, during the period from the date of this Agreement to the Effective Time, Acquiror will use all commercially reasonable efforts to keep substantially intact its business, properties and business relationships and will take no action which would materially adversely affect the ability of the parties to consummate the transactions contemplated by this Agreement. Without limiting the generality of the foregoing, and except as otherwise expressly provided in this Agreement, prior to the Effective Time, Acquiror will not, without the prior written consent of the Company, which consent shall not be unreasonably withheld:

          (a)  amend its certificate of incorporation or by-laws;

          (b) split, combine or reclassify any shares of its capital stock, declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock or purchase, redeem or otherwise acquire any shares of its own capital stock, except as otherwise expressly provided in this Agreement;

          (c) authorize, recommend, propose or announce an intention to authorize, recommend or propose, or enter into any agreement in principle or an agreement with respect to, any plan of liquidation or dissolution;

          (d) take or cause to be taken, whether before or after the Effective Time, any action that would disqualify the Merger as a "reorganization" within the meaning of Section 368(a) of the Code; or

          (e)  agree to do any of the foregoing.


                                     A-I-42

                                  ARTICLE VIII


                            COVENANTS AND AGREEMENTS

     8.1 Preparation of the Form S-4 and the Joint Proxy Statement; Stockholders Meetings.

          (a) As soon as practicable following the date of this Agreement, the Company and Acquiror shall prepare and file with the SEC the Joint Proxy Statement and Acquiror thereafter shall prepare and file with the SEC the Form S-4, in which the Joint Proxy Statement will be included as a prospectus. Each of the Company and Acquiror shall use their respective best efforts to have the Form S-4 declared effective under the Securities Act as promptly as practicable after such filing. The Company will use all best efforts to cause the Joint Proxy Statement to be mailed to the Company's shareholders, and Acquiror will use all best efforts to cause the Joint Proxy Statement to be mailed to Acquiror's stockholders, in each case as promptly as practicable after the Form S-4 is declared effective under the Securities Act. Acquiror shall also take any action required to be taken under any applicable state securities laws in connection with the issuance of Acquiror Common Stock and Acquiror Warrants in the Merger. Acquiror will make no filing of, or amendment or supplement to, the Form S-4 or the Joint Proxy Statement without providing the Company and its advisors the opportunity to review and comment thereon; provided, that such review be completed and such comments provided to Acquiror within a reasonable period of time; provided, further, that such comments shall be subject to the review of Acquiror and its advisors. Acquiror will advise the Company, promptly after it receives notice thereof, of the time when the Form S-4 has become effective or any supplement or amendment has been filed, the issuance of any stop order, the suspension of the qualification of the Acquiror Common Stock or Acquiror Warrants issuable in connection with the Merger for offering or sale in any jurisdiction, or any request by the SEC for amendment of the Joint Proxy Statement or the Form S-4 or comments thereon and responses thereto or requests by the SEC for additional information. If at any time prior to the Effective Time any information relating to the Company or Acquiror, or any of their respective affiliates, officers or directors, should be discovered by the Company or Acquiror which should be set forth in an amendment or supplement to any of the Form S-4 or the Joint Proxy Statement, so that any of such documents would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the party which discovers such information shall promptly notify the other parties hereto and an appropriate amendment or supplement describing such information shall be promptly filed with the SEC and, to the extent required by law, disseminated to the stockholders of the Company and Acquiror.

          (b) The Company shall, as soon as practicable following the date of this Agreement take all action necessary in accordance with the NYBCL and its Certificate of Incorporation and By-Laws to convene and hold a meeting of its shareholders (together with any adjournment or postponement thereof, the "Company Shareholder Meeting") for the purpose of obtaining the approval (the "Company Shareholder Approval") of two-thirds of the shareholders of the Company of this Agreement and shall, through its Board of Directors, recommend to its shareholders the approval and adoption of this Agreement, the


                                     A-I-43

Merger and the other transactions contemplated hereby, and shall use all commercially reasonable efforts to solicit from its shareholders proxies in favor of approval and adoption of this Agreement; provided, however, that such recommendation is subject to any action required by the fiduciary duties of the Board of Directors.

          (c) Acquiror shall, as soon as practicable following the date of this Agreement, take all action necessary in accordance with the General Corporation Law of Delaware and its Certificate of Incorporation and By-Laws to convene and hold a meeting of its stockholders (together with any adjournment or postponement thereof, the "Acquiror Stockholder Meeting") for the purpose of obtaining the approval (the "Acquiror Stockholder Approval") of a majority of votes cast by the stockholders of Acquiror of, amongst other things, the Merger and the issuance of the Acquiror Common Stock in connection with the Merger (the "Issuance"), and shall, through its Board of Directors, recommend to its stockholders the approval and adoption of this Agreement, the Merger, the Issuance and the other transactions contemplated hereby, and shall use all commercially reasonable efforts to solicit from its stockholders proxies in favor of approval and adoption of this Agreement.

          (d) Acquiror and the Company will use best efforts to hold the Company Shareholder Meeting and the Acquiror Stockholder Meeting on the same date and as soon as practicable after the date hereof.

     8.2  Letters of the Company's Accountants.

     The Company shall use its best efforts to cause to be delivered to Acquiror two letters from the Company's independent accountants, one dated the date of effectiveness of Form S-4 and one dated the Closing Date, each addressed to Acquiror, in form and substance reasonably satisfactory to Acquiror and customary in scope and substance for comfort letters delivered by independent public accountants in connection with registration statements similar to the Form S-4.

     8.3  Letters of Acquiror's Accountants.

     Acquiror shall use its best efforts to cause to be delivered to the Company two letters from Acquiror's independent accountants, one dated the date of effectiveness of Form S-4 and one dated the Closing Date, each addressed to the Company, in form and substance reasonably satisfactory to the Company and customary in scope and substance for comfort letters delivered by independent public accountants in connection with registration statements similar to the Form S-4.

     8.4  Additional Agreements; Cooperation.

          (a) Subject to the terms and conditions herein provided, each of the parties hereto agrees to use its best efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement, and to cooperate with each other in connection with the foregoing, including using its best efforts (i) to obtain all necessary waivers, consents and approvals from other parties to loan


                                     A-I-44
agreements, material leases and other material contracts that are specified on
Schedule 8.4 to the Disclosure Schedule or the DRS Disclosure Schedule; (ii) to obtain all necessary consents, approvals and authorizations as are required to be obtained under any federal, state or foreign law or regulations; (iii) to defend all lawsuits or other legal proceedings challenging this Agreement or the consummation of the transactions contemplated hereby; (iv) to lift or rescind any injunction or restraining order or other order adversely affecting the ability of the parties to consummate the transactions contemplated hereby; (v) to effect all necessary registrations and filings, including, but not limited to, filings under the HSR Act and submissions of information requested by governmental authorities; (vi) provide all necessary information for the Joint Proxy Statement and the Form S-4; and (vii) to fulfill all conditions to this Agreement.

          (b) The Company shall use its best efforts to facilitate, and assist and cooperate with Acquiror in, Acquiror's conduct of on-site visits by representatives of Acquiror to representatives of customers of the Company and its subsidiaries.

          (c) Each of the parties hereto agrees to furnish to the other party hereto such necessary information and reasonable assistance as such other party may request in connection with its preparation of necessary filings or submissions to any regulatory or governmental agency or authority, including, without limitation, any filing necessary under the provisions of the HSR Act or any other applicable Federal or state statute. At any time upon the written request of Acquiror, the Company shall advise Acquiror of the number of shares of Company Common Stock outstanding on such date.

     8.5  Publicity.

     The Company, Acquiror and Merger Sub agree to consult with each other in issuing any press release and with respect to the general content of other public statements with respect to the transactions contemplated hereby, and shall not issue any such press release prior to such consultation, except as may be required by law.

     8.6  No Solicitation.

     (a) The Company shall not, nor shall it permit any of its Retained Subsidiaries to, nor shall it authorize or permit any of its officers, directors or employees or any investment banker, financial advisor, attorney, accountant or other representative retained by it or any of its subsidiaries to, directly or indirectly, (i) solicit any Company Takeover Proposal (as hereinafter defined); or (ii) participate in any discussions or negotiations regarding any Company Takeover Proposal; provided, however, that if, at any time prior to the Company Shareholders Meeting, the Board of Directors of the Company determines in good faith, after consultation with outside counsel, that it is necessary to do so in order to comply with its fiduciary duties to the Company's shareholders under applicable law, the Company may, in response to a Company Takeover Proposal that was not solicited, and subject to compliance with Section 8.6(c),
(x) furnish information with respect to the Company to any person pursuant to a customary confidentiality agreement (as determined by the Company after consultation with its outside counsel) and (y) participate in negotiations regarding such Company Takeover Proposal; and provided,


                                     A-I-45
further, that if the Company responds to a Company Takeover Proposal, the Company shall within two (2) business days of such response reimburse Acquiror for all of Acquiror's out-of-pocket expenses (including without limitation fees and expenses of outside professionals) (in any case all such expenses not to exceed in the aggregate $300,000) by wire transfer of immediately available funds to an account specified by Acquiror. For purposes of this Agreement, "Company Takeover Proposal" means any inquiry, proposal or offer from any person relating to any direct or indirect acquisition or purchase of 15% or more of the assets of the Company or its Retained Subsidiaries or 15% or more of any class of equity securities of the Company or any of its Retained Subsidiaries, any tender offer or exchange offer that if consummated would result in any person beneficially owning 15% or more of any class of equity securities of the Company or any of its Retained Subsidiaries, any merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving the Company or any of its Retained Subsidiaries, other than the transactions contemplated by this Agreement, or any other transaction the consummation of which could impede, interfere with, prevent or materially delay the Merger or which could dilute materially the benefits to Acquiror of the transactions contemplated by this Agreement.

          (b) Except as set forth in this Section 8.6, neither the Board of Directors of the Company nor any committee thereof shall (i) withdraw or modify, or propose publicly to withdraw or modify, in a manner adverse to Acquiror, the approval or recommendation by such Board of Directors or such committee of the Merger or this Agreement; (ii) approve or recommend, or propose publicly to approve or recommend, any Company Takeover Proposal; or (iii) cause the Company to enter into any letter of intent, agreement in principle, acquisition agreement or other similar agreement (each, a "Company Acquisition Agreement") related to any Company Takeover Proposal. Notwithstanding the foregoing, in the event that prior to the Company Shareholders Meeting the Board of Directors of the Company determines in good faith, after consultation with outside counsel, that it is necessary to do so in order to comply with its fiduciary duties to the Company's shareholders under applicable law, the Board of Directors of the Company may (subject to this and the following sentences) (x) withdraw or modify its approval or recommendation of the Merger and this Agreement or (y) approve or recommend a Superior Company Proposal (as defined below) or terminate this Agreement (and concurrently with or after such termination, if it so chooses, cause the Company to enter into any Company Acquisition Agreement with respect to any Superior Company Proposal), but in each of the cases set forth in this clause (y), no action shall be taken by the Company pursuant to clause (y) until a time that is after the fifth (5th) business day following Acquiror's receipt of written notice advising Acquiror that the Board of Directors of the Company has received a Superior Company Proposal, specifying the material terms and conditions of such Superior Company Proposal and identifying the person making such Superior Company Proposal, to the extent such identification of the person making such proposal does not breach the fiduciary duties of the Board of Directors as advised by outside legal counsel; and provided, that if the Board of Directors takes any action pursuant to the foregoing clauses (x) and (y), the Company shall within two (2) business days of such action reimburse Acquiror for any of Acquiror's out-of-pocket expenses (including without limitation fees and expenses of outside professionals) not previously reimbursed (in any case all such expenses not to exceed in the aggregate $300,000) by wire transfer of


                                     A-I-46
immediately available funds to an account specified by Acquiror. For purposes of this Agreement, a "Superior Company Proposal" means any bona fide proposal made by a third party to acquire, directly or indirectly, for consideration consisting of cash and/or securities, more than 50% of the combined voting power of the shares of Company Common Stock then outstanding or all or substantially all the assets of the Company and otherwise on terms that the Board of Directors of the Company determines in its good faith judgment (based on the advice of a financial advisor of nationally recognized reputation) to be more favorable to the Company's shareholders than the Merger.

          (c) In addition to the obligations of the Company set forth in paragraphs (a) and (b) of this Section 8.6, the Company shall immediately advise Acquiror orally and in writing of any request for information or of any Company Takeover Proposal, the material terms and conditions of such request or Company Takeover Proposal, and to the extent such disclosure is not a breach of the fiduciary duties of the Board of Directors as advised by outside legal counsel or a violation of law or statute, the identity of the person making such request or Company Takeover Proposal.

          (d) Nothing contained in this Section 8.6 shall prohibit the Company from taking and disclosing to its shareholders a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act, or from making any disclosure to the Company's shareholders if, in the good faith judgment of the Board of Directors of the Company, after consultation with outside counsel, failure so to disclose would be inconsistent with its fiduciary duties to the Company's shareholders under applicable law; provided, however, neither the Company nor its Board of Directors nor any committee thereof shall, except as permitted by
Section 8.6(b), withdraw or modify, or propose publicly to withdraw or modify, its position with respect to this Agreement or the Merger or approve or recommend, or propose publicly to approve or recommend, a Company Takeover Proposal.

     8.7  Access to Information.

          (a) From the date of this Agreement until the Effective Time, each of the Company and Acquiror will give the other party and its authorized representatives (including counsel, environmental and other consultants, accountants and auditors) reasonable access during normal business hours to all facilities, personnel and operations and to all books and records of it and its subsidiaries, will permit the other party to make such inspections as it may reasonably require and will cause its officers and those of its subsidiaries to furnish the other party with such financial and operating data and other information with respect to its business and properties as such party may from time to time reasonably request.

          (b) Each of the parties hereto will hold and will cause its consultants and advisors to hold in strict confidence on the terms and conditions set forth in the Confidentiality Agreement, dated November 28, 1997, between Acquiror and the Company (the "Confidentiality Agreement") all documents and information furnished to the other in connection with the transactions contemplated by this Agreement as if each of the parties hereto and such consultant or advisor was a party thereto, and this provision shall survive any termination of this Agreement.


                                     A-1-47

     8.8  Notification of Certain Matters.

     The Company or Acquiror, as the case may be, shall promptly notify the other of (i) its obtaining of actual knowledge as to the matters set forth in clauses (x) and (y) below; or (ii) the occurrence, or failure to occur, of any event, which occurrence or failure to occur would be likely to cause (x) any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect at any time from the date hereof to the Effective Time, or (y) any material failure of the Company or Acquiror, as the case may be, or of any officer, director, employee or agent thereof, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it under this Agreement; provided, however, that no such notification shall affect the representations or warranties of the parties or the conditions to the obligations of the parties hereunder.

     8.9  Directors and Officers; Insurance.

          (a) At or prior to the Effective Time, the Company shall take all commercially reasonable efforts to deliver to Acquiror the resignations of such directors and officers of the Company and its subsidiaries as Acquiror shall specify, effective at the Effective Time.

          (b) Acquiror shall cause the Surviving Corporation to maintain in effect for not less than three (3) years from the Effective Time the current polices of directors' and officers' liability insurance maintained by the Company and its subsidiaries (provided that Acquiror may substitute therefor policies of at least the same coverage containing terms and conditions which are no less advantageous to the Indemnified Parties in all material respects so long as no lapse in coverage occurs as a result of such substitution) with respect to all matters, including the transactions contemplated hereby, occurring prior to, and including the Effective Time; provided, that in the event that any Claim is asserted or made within such three (3) year period, such insurance shall be continued in respect of any such Claim until final disposition of any and all such Claims; provided, further, that Acquiror shall not be obligated to make premium payments (calculated on an annual basis) for such insurance in excess of 100% of the annual premiums paid as of the date hereof by the Company for such insurance.

     8.10  Fees and Expenses.

     Except as set forth in Sections 8.6 and 8.7 herein, whether or not the Merger is consummated, the Company and Acquiror shall bear their respective expenses incurred in connection with the Merger, including, without limitation, the preparation, execution and performance of this Agreement and the transactions contemplated hereby, and all fees and expenses of investment bankers, finders, brokers, agents, representatives, counsel and accountants, except that each of Acquiror and the Company shall bear and pay one-half of the actual costs and expenses (excluding those of investment bankers, finders, brokers, agents, representatives, counsel and accountants) relating to (i) the filing, printing and mailing of the Form S-4 and the Joint Proxy Statement (including SEC filing fees); and


                                     A-I-48

(ii) the filings of the pre-merger notification and report forms under the HSR Act (including filing fees).

     8.11  Affiliates.

     As soon as practicable after the date hereof, the Company shall deliver to Acquiror a letter identifying all persons who are, at the time this Agreement is submitted for adoption by the shareholders of the Company, "affiliates" of the Company for purposes of Rule 145 under the Securities Act. The Company shall use its reasonable efforts to cause each such person to deliver to Acquiror as of the Closing Date, a written agreement substantially in the form attached as Exhibit A hereto.

     8.12  AMEX Listing.

     Acquiror shall use its reasonable best efforts to cause the Acquiror Common Stock to be issued in connection with the Merger to be approved for listing on the AMEX, subject to official notice of issuance, as promptly as practicable after the date hereof, and in any event prior to the Closing Date.

     8.13  Stockholder Litigation.

     Each of the Company and Acquiror shall give the other the reasonable opportunity to participate in the defense of any stockholder litigation against or in the name of the Company or Acquiror, as applicable, and/or their respective directors relating to the transactions contemplated by this Agreement.

     8.14  Tax Treatment.

     Each of Acquiror and the Company shall use its respective best efforts (including, without limitation, providing information and providing for itself and obtaining from its affiliates reasonable and necessary representations and covenants in connection with the tax opinions required by Article IX) and Acquiror shall cause the Surviving Corporation to use its best efforts to cause the Merger to qualify as a reorganization under the provisions of Section 368(a) of the Code and shall treat the Merger as a tax free reorganization on its tax returns.

     8.15  Fairness Opinion.

     Each of the Acquiror and the Company shall use their respective best efforts to cause to be delivered to each of their respective stockholders a fairness opinion dated the date of the Joint Proxy Statement.

     8.16  Credit Facilities.

     The Company shall use its best commercial efforts to assist and cooperate with Acquiror in Acquiror's termination (including the release of all collateral relating thereto) of (i) the U.K. Credit Agreement, dated as of April 23, 1997, between Midland Bank and Lynwood Scientific Developments Ltd. (now Lynwood Rugged Systems Limited) and


                                     A-I-49

(ii) the Amended and Restated Credit Agreement, dated as of April 12, 1995, as amended, by and among the Company, Chemical Bank, a New York banking corporation ("Chemical"), The Bank of New York, a New York banking corporation ("BNY"), each of the other financial institutions which from time to time becomes a party thereto, BNY, as Administrative Agent, and Chemical, as Collateral Agent.

     8.17  Patent, Trademark and Copyright Filings.

     The Company shall use its best commercial efforts to assist and cooperate with Acquiror in Acquiror's preparation and filing of documents relating to the Company's Patents, Trademarks and Copyrights with the United States Patent and Trademark Office and the United States Copyright Office.

     8.18  Convertible Notes.

     The Company shall use its best commercial efforts to (a) obtain the consents of holders of at least 90% of the aggregate principal amount of the Convertible Notes outstanding as of the date hereof to convert all of their Convertible Notes to Company Common Stock immediately prior to the Effective Time and successfully complete such conversion immediately prior to the Effective Time; provided, that in connection with its consent solicitation, the Company may offer an additional payment with respect to each Convertible Note of no more than the present value of the interest that would have accrued to February 15, 1999 on the outstanding principal amount of each Convertible Note discounted at 9.5% (the "Discount Rate"); (b) obtain the consents of holders of at least 75% of the aggregate principal amount of the Convertible Notes outstanding immediately prior to the Effective Time in accordance with the terms of the Convertible Notes and the terms of the Indenture to (i) eliminate as of the Effective Time (1) Section 6(f) (1996 EBITDA Adjustment), (2) Section 9 (Covenants) in its entirety, (3) Section 10(a)(iii)-(v) (Events of Default), (4)
Section 11(a)-(c) (Certain Consequences Upon Default-Defaulted Interest, Additional Director Nominee and Additional Warrants), (5) Section 13(b),
(d)-(h), (j)-(k) (Definitions--Change in Control, Consolidated Net Income,
GAAP, Indebtedness, Lien, 1996 EBITDA, Permitted Investments and Permitted
Lien), (6) Section 16(a)-(b) (Miscellaneous) of the Convertible Notes, (7)
Article 4 (Covenants) in its entirety, other than Section 4.1 (Payment of Securities) and Section 4.13 (Stay, Extension and Usury Laws), (8) Section 6.1(iii)-(v) (Events of Default) and (9) Section 8.1(2) (Termination of Company's Obligations) of the Indenture, and (ii) amend Section 8.1 (Termination of Company's Obligations) of the Indenture to change the date of "February 23, 1999" therein to "the earlier of September 30, 1998 or the effective date of any merger of the Company approved by its Board of Directors;" and (c) obtain the consents of at least a majority of the holders of the Convertible Notes to permit the removal of the Convertible Notes from the registration requirements of the United States securities laws and the scope of the Trust Indenture Act of 1939, as amended.


                                     A-I-50

                                   ARTICLE IX

                              CONDITIONS TO CLOSING

     9.1  Conditions to Each Party's Obligation to Effect the Merger.

     The respective obligation of each party to effect the Merger is subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

          (a) Stockholder Approvals. The Company Shareholder Approval and the Acquiror Stockholder Approval shall have been obtained.

          (b) HSR Act. The waiting period (and any extension thereof) applicable to the Merger under the HSR Act shall have been terminated or shall have expired.

          (c) No Injunctions or Restraints. No judgment, order, decree, statute, law, ordinance, rule or regulation entered, enacted, promulgated, enforced or issued by any court or other governmental entity of competent jurisdiction or other legal restraint or prohibition (collectively, "Restraints") shall be in effect preventing the consummation of the Merger.

          (d) Governmental Action. No action or proceeding shall be instituted by any governmental authority seeking to prevent consummation of the Merger or seeking material damages in connection with the transactions contemplated hereby which continues to be outstanding.

          (e) Form S-4. The Form S-4 shall have become effective under the Securities Act and shall not be the subject of any stop order or proceedings seeking a stop order and no stop order or similar restraining order shall be threatened or entered by the SEC or any state securities administration preventing the Merger.

          (f) AMEX Listing. The shares of Acquiror Common Stock issuable to the Company's shareholders as contemplated by this Agreement shall have been approved for listing on the AMEX, subject to official notice of issuance.

          (g) Convertible Note Consents. The Company shall have obtained all necessary consents of holders of the Convertible Notes required by the terms of the Convertible Notes to the sale by the Company of all of the issued and outstanding capital stock of Wilcom.

     9.2  Conditions to Obligations of Acquiror.

     The obligation of Acquiror to effect the Merger is further subject to satisfaction or waiver of the following conditions:

          (a) Representations and Warranties. The representations and warranties of the Company set forth herein shall be true and correct both when made and


                                     A-I-51
on and as of the Closing Date, as if made on and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date). If applicable, the Company shall deliver to Acquiror a complete Disclosure Schedule, updated as of the Closing Date.

          (b) Performance of Obligations of the Company. The Company shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date.

          (c) No Material Adverse Change. At any time after December 31, 1997, there shall not have occurred any material adverse change, in the reasonable judgment of Acquiror, in the general affairs, business, management, operations, assets and liabilities or prospects of the Company and its Material Subsidiaries taken as a whole or in the condition (financial or otherwise) of the Company or any Material Subsidiary.

          (d) Governmental Consents. All necessary consents and approvals of any federal, state or local governmental authority or any other third party required for the consummation of the transactions contemplated by this Agreement shall have been obtained, except for such consents and approvals the failure to obtain which individually or in the aggregate would not have a material adverse effect on the Surviving Corporation or materially impair the ability of the Company to fulfill its obligations under this Agreement.

          (e) Affiliate Letters. Acquiror shall have received a written agreement substantially in the form attached as Exhibit A hereto from each of the persons specified pursuant to Section 8.11.

          (f) Shareholders' Agreement. Each of the shareholders of the Company listed on Section 9.2(f) of the Disclosure Schedule shall have entered into a Shareholder's Agreement with Acquiror (the "Shareholder's Agreement"), and each Shareholder's Agreement is in full force and effect.

          (g) Sale of Wilcom, Inc. The (i) sale by the Company of all of the issued and outstanding capital stock of Wilcom, Inc. to Wilcom Acquisition Corp. (the "Wilcom Sale") pursuant to the Stock Purchase Agreement (which has been defined as the Wilcom Agreement and a form of which is attached hereto as Exhibit B) to be entered into among Wilcom Acquisition Corp., as Buyer, and the Company, as Seller, shall have been consummated on terms and conditions negotiated at arm's-length satisfactory to Acquiror; (ii) representations and warranties of the Company set forth in the Wilcom Agreement shall be true and correct both when made and on and as of the closing date thereunder, as if made on and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date); (iii) Company shall have received the fairness opinion of Commonwealth to the effect that as of its date, the terms and conditions of the Wilcom Sale are fair from a financial point of view to the shareholders of the Company; and (iv) Company shall, in accordance with the Wilcom Agreement,


                                     A-I-52
take such actions as may be reasonably requested by Acquiror with respect to the Tax treatment of the Wilcom Sale.

          (h) Convertible Notes. The Company shall have (i) obtained the consents of holders of at least 90% of the aggregate principal amount of the Convertible Notes outstanding as of the date hereof to convert all of their Convertible Notes to Company Common Stock immediately prior to the Effective Time and successfully complete such conversion immediately prior to the Effective Time; provided, that in connection with its consent solicitation, the Company may offer an additional payment with respect to each Convertible Note of no more than the present value of the interest that would have accrued to February 15, 1999 on the outstanding principal amount of each Convertible Note discounted at the Discount Rate; (ii) obtained the consents of holders of at least 75% of the aggregate principal amount of the Convertible Notes outstanding as of the date hereof in accordance with the terms of the Convertible Notes and the terms of the Indenture to (A) eliminate as of the Effective Time (1) Section 6(f) (1996 EBITDA Adjustment), (2) Section 9 (Covenants) in its entirety, (3)
Section 10(a)(iii)-(v) (Events of Default), (4) Section 11(a)-(c) (Certain Consequences Upon Default - Defaulted Interest, Additional Director Nominee and Additional Warrants), (5) Section 13(b), (d)-(h), (j)-(k) (Definitions - Change in Control, Consolidated Net Income, GAAP, Indebtedness, Lien, 1996 EBITDA, Permitted Investments and Permitted Lien), (6) Section 16(a)-(b) (Miscellaneous) of the Convertible Notes, (7) Article 4 (Covenants) in its entirety, other than
Section 4.1 (Payment of Securities) and Section 4.13 (Stay, Extension and Usury
Laws), (8) Section 6.1(iii)-(v) (Events of Default) and (9) Section 8.1(2) (Termination of Company's Obligations) of the Indenture, and (B) amend Section
8.1 (Termination of Company's Obligations) of the Indenture to change the date of "February 23, 1999" therein to "the earlier of September 30, 1998 or the effective date of any merger of the Company approved by its Board of Directors;" and (iii) obtained the consents of at least a majority of the holders of the Convertible Notes outstanding as of the date hereof to permit the removal of the Convertible Notes from the registration requirements under the United States securities laws and the scope of the Trust Indenture Act of 1939, as amended.

          (i) Mellon Consent. Pursuant to the Revolving Credit Loan and Term Loan Agreement, dated as of October 29, 1997, among Acquiror, DRS Technologies Canada Company/Compagnie DRS Technologies Canada and DRS Technologies Canada, Inc., as the Co-Borrowers, and Mellon Bank, N.A., as the Agent and as a Lender, Mellon Bank Canada, as a Lender, and the Other Lenders Thereafter Signatory Thereto, as Lenders, Acquiror shall have obtained the written consent of the Requisite Lenders (as defined therein) to the Merger.

          (j) Employee Benefits. The Company shall have duly terminated, without liability or cost to the Company or any or its subsidiaries, the eligibility of officers and their spouses, children and dependents to retiree medical benefits under that certain resolution of the Minutes of the Board of Directors Meeting of the Company dated March 5, 1986 relating to continued medical coverage and shall have obtained any necessary consents with respect to such termination; notwithstanding the foregoing, the


                                     A-I-53

Company shall provide medical benefits for Malcom D. Widenor and Walter Lipkin (and each of their respective spouses until such spouse becomes eligible for Medicare).

          (k) Tax Opinion. Acquiror shall have received an opinion of Arnold & Porter, in form and substance reasonably satisfactory to it, to the effect that the Merger when consummated in accordance with the terms of this Agreement will qualify as a reorganization within the meaning of Section 368(a) of the Code. Acquiror and the Company shall provide Arnold & Porter with the facts, representations and assumptions (including without limitation the standard representations set forth in Revenue Procedure 86-42, 1986-2 C.B. 772) on which Arnold & Porter may rely in rendering its opinion, which facts, representations and assumptions will be consistent with the state of facts Acquiror and the Company believe will exist at the Effective Time.

          (l) Officer's Certificate. Acquiror shall have received, on and as of the Effective Date, from the Company an officer's certificate, executed by the Chief Executive Officer and the Chief Financial Officer of the Company (in their respective capacities as such) dated the Effective Date, as to the satisfaction of the conditions in paragraphs (a), (b), (c), (d) and (e) of this Section.

          (m) Legal Opinion. Acquiror shall have received, on and as of the Effective Date, an opinion of Whitman Breed Abbott & Morgan LLP, in form and substance reasonably satisfactory to it.

     9.3  Conditions to Obligations of the Company.

     The obligation of the Company to effect the Merger is further subject to satisfaction or waiver of the following conditions:

          (a) Representations and Warranties. The representations and warranties of Acquiror and Merger Sub set forth herein shall be true and correct both when made and at and as of the Closing Date, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date).

          (b) Performance of Obligations of Acquiror and Merger Sub. Acquiror and Merger Sub shall have performed in all material respects all obligations required to be performed by them under this Agreement at or prior to the Closing Date.

          (c) No Material Adverse Change. At any time after March 31, 1998, there shall not have occurred any material adverse change, in the reasonable judgment of the Company, in the general affairs, management, business, operations, assets, condition (financial or otherwise) or prospects of Acquiror and its subsidiaries.

          (d) Governmental Consents. All necessary consents and approvals of any federal, state or local governmental authority or any other third party required for the consummation by Acquiror of the transactions contemplated by this Agreement shall have been obtained except for such consents and approvals the failure to obtain which,


                                     A-I-54
individually or in the aggregate, would not materially impair the ability of Acquiror to fulfill its obligations under this Agreement.

          (e) Tax Opinion. The Company shall have received an opinion of Whitman Breed Abbott & Morgan LLP, in form and substance reasonably satisfactory to it, to the effect that (1) the Merger when consummated in accordance with the terms of this Agreement will qualify as a reorganization within the meaning of
Section 368(a) of the Code; (2) no gain or loss will be recognized by a shareholder of the Company who exchanges all of the shareholder's Company Common Stock solely for Acquiror Common Stock (except with respect to cash received in lieu of a fractional share interest in Acquiror Common Stock); (3) the tax basis of the Acquiror Common Stock received by a shareholder of the Company who exchanges all of their Company Common Stock solely for Acquiror Common Stock in the Merger will be the same as the tax basis of the Company Common Stock surrendered in exchange therefor (reduced by any amount allocable to a fractional share interest for which cash is received); (4) the holding period of the shares of Acquiror Common Stock to be received by a shareholder of the Company will include the period during which such shareholder held the shares of Company Common Stock surrendered in exchange therefor, provided the Company Common Stock surrendered is held as a capital asset at the Effective Time; and
(5) no gain or loss will be recognized by a holder of Warrants1 who exchanges such Warrants for warrants representing rights to acquire shares of Acquiror Common Stock on substantially the same terms and conditions as contained in the Warrants surrendered in exchange therefor. Acquiror and the Company shall provide Whitman Breed Abbott & Morgan LLP with the facts, representations and assumptions (including without limitation the standard representations set forth in Revenue Procedure 86-42, 1986-2 C.B. 772) on which Whitman Breed Abbott & Morgan LLP may rely in rendering its opinion, which facts, representations and assumptions will be consistent with the state of facts Acquiror and the Company believe will exist at the Effective Time.

          (f) Officer's Certificate. The Company shall have received from Acquiror, on and as of the Effective Date, an officer's certificate, executed by the Chief Executive Officer and the Chief Financial Officer of the Company (in their respective capacities as such) dated the Effective Date, as to the satisfaction of the conditions in paragraphs (a), (b), (c) and (d) of this Section.

          (g) Legal Opinion. The Company shall have received, on and as of the Effective Date, an opinion of Arnold & Porter, in form and substance reasonably satisfactory to it.



--------------

(1) If applicable, separate opinions should be given with respect to the Warrants and the Warrants to purchase shares of Company Common Stock at an exercise price of $3.00.


                                     A-I-55

                                    ARTICLE X

                                   TERMINATION

     10.1  Termination.

     This Agreement may be terminated at any time prior to the Effective Time, whether before or after approval of this Agreement by either the Company's shareholders or the Acquiror's stockholders:

           (a)  by mutual written consent of the Company and Acquiror;

           (b)  by either the Company or Acquiror;

                (i) if the Merger shall not have been consummated by December 31, 1998, unless the Merger has not occurred by such time solely by reason of the failure by the SEC to give timely approval to the Joint Proxy Statement or the Form S-4 or by reason of the conditions set forth in Sections 9.1(b) or 9.2(e) having not yet been satisfied, in which case as soon as possible after the SEC has given approval to the Joint Proxy Statement or the Form S-4 if consented to by Acquiror (such consent not to be unreasonably withheld);

                (ii) if the Company Shareholder Approval shall not have been obtained at a Company Shareholder Meeting duly convened therefor or at any adjournment or postponement thereof; or

                (iii) if any Restraint having any of the effects set forth in
Section 9.1(c) shall be in effect and shall have become final and non-appealable;

           (c) by the Company, if Acquiror shall have breached or failed to perform in any material respect any of its representations, warranties, covenants or other agreements contained in this Agreement;

           (d) by the Company, if it elects to terminate this Agreement in accordance with Section 8.6(b); provided, that it has complied with all provisions thereof, including the notice provisions therein, and that it complies with applicable requirements relating to the payment (including the timing of any payment) of Acquiror's expenses and the termination fee required by Section 10.2(b)-(c);

           (e) by Acquiror, if the Company shall have breached or failed to perform in any material respect any of its representations, warranties, covenants or other agreements (other than Section 8.6) contained in this Agreement;

           (f) by Acquiror, if (i) Section 8.6 shall be breached by the Company or any of its officers, directors or employees or any investment banker, financial advisor, attorney, accountant or other representative of the Company, and the Company shall have failed promptly to terminate the activity giving rise to such breach and use best efforts to cure such breach, or (ii) the Company shall breach Section 8.6 by failing to promptly notify


                                     A-I-56

Acquiror as required thereunder; provided, in the case of (i), the Company shall comply with applicable requirements relating to the payment (including the timing of any payment) of Acquiror's expenses and the termination fee required by Section 10.2(b)-(c);

           (g) by Acquiror if (i) the Board of Directors of the Company or any committee thereof shall have withdrawn or modified in a manner adverse to Acquiror its approval or recommendation of the Merger or this Agreement, or failed to reconfirm its recommendation within fifteen business days after a written request to do so, or approved or recommended any Company Takeover Proposal or (ii) the Board of Directors of the Company or any committee thereof shall have resolved to take any of the foregoing actions; provided, that in the case of clauses (i) or (ii), the Company shall comply with applicable requirements relating to the payment (including the timing of any payment) of Acquiror's expenses and the termination fee required by Section 10.2(b)-(c); or

           (h) by the Company if the Board of Directors of Acquiror or any committee thereof shall have withdrawn or modified in a manner adverse to the Company its approval or recommendation of the Merger or this Agreement; provided, that no event giving rise to Acquiror's right to terminate this Agreement under Sections 10.1(e), 10.1(f) or 10.1(g) shall have occurred.

     10.2  Effect of Termination.

           (a) The termination of this Agreement shall become effective upon delivery to the other party of written notice thereof. In the event of the termination of this Agreement pursuant to Section 10.1, this Agreement shall become void and have no effect, with no liability on the part of any party (except as provided in paragraphs (b) and (c) below) or its stockholders or directors or officers in respect thereof except for agreements which survive the termination of this Agreement and except for liability that Acquiror or the Company might have arising from a breach of this Agreement.

           (b) In the event of a termination of this Agreement by the Company pursuant to Section 10.1(d) or by Acquiror pursuant to Sections 10.1(f)-(g), then the Company shall (i) within two (2) business days promptly reimburse Acquiror by wire transfer of immediately available funds to an account specified by Acquiror for any out-of-pocket expenses incurred by Acquiror (including without limitation fees and expenses of outside professionals) not previously reimbursed (in any case all such expenses not to exceed in the aggregate $300,000) and (ii) promptly pay Acquiror a termination fee of $1.5 million if Acquiror becomes entitled to such termination fee pursuant to Section 10.2(c).

           (c) In the event the Company enters into a definitive Company Acquisition Agreement related to a Company Takeover Proposal at any time prior to six months after the termination of the Letter of Intent dated April 3, 1998 (the "Letter of Intent") between Acquiror and the Company or this Agreement with any third party that was in contact, directly or indirectly, with the Company during the period that the Letter of Intent was in effect, regardless of whether the transactions contemplated by such Company Acquisition Agreement are consummated or are more favorable than the


                                     A-I-57
transactions contemplated under this Agreement, then the Company shall within two (2) business days of entering into such Company Acquisition Agreement pay Acquiror by wire transfer of immediately available funds to an account specified by Acquiror a termination fee of $1.5 million and to promptly reimburse Acquiror for any of its out-of-pocket expenses (including without limitation fees and expenses of outside professionals) not previously reimbursed (in any case all such expenses not to exceed in the aggregate $300,000); provided, however, that such termination fee shall not be payable if (i) the conditions set forth in Sections 9.1(a)-(b) and 9.2(e) were not satisfied by December 31, 1998, unless such conditions were not satisfied due to the failure by the Company to use its best efforts or (ii) if this Agreement was terminated pursuant to Section 10.1(c).


                                   ARTICLE XI

                                  MISCELLANEOUS

     11.1  Non-Survival of Representations and Warranties.

     None of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time. This Section 11.1 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time.

     11.2  Closing and Waiver.

           (a) Unless this Agreement shall have been terminated in accordance with the provisions of Section 10.1 hereof, a closing (the "Closing" and the date and time thereof being the "Closing Date") will be held as soon as practicable after the conditions set forth in Sections 9.1, 9.2 and 9.3 shall have been satisfied or waived. The Closing will be held at the offices of Arnold & Porter, 399 Park Avenue, New York, New York or at such other places as the parties may agree. Simultaneously therewith, the Certificate of Merger will be filed.

           (b)  At any time prior to the Effective Date, any party hereto may
(i) extend the time for the performance of any of the obligations or other acts of any other party hereto; (ii) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document delivered pursuant hereto; and (iii) waive compliance with any of the agreements of any other party or with any conditions to its own obligations contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing duly authorized by and signed on behalf of such party.

     11.3  Notices.

           (a) Any notice or communication to any party hereto shall be duly given if in writing and delivered in person or mailed by first class mail (registered or certified, return receipt requested), facsimile or overnight air courier guaranteeing next day delivery, to such other party's address.


                                    A-I-58

           If to Acquiror or Merger Sub:

                DRS Technologies, Inc.
                5 Sylvan Way
                Parsippany, New Jersey 07054
                Facsimile No.: (973) 898-4730
                Attention: Nina Laserson Dunn, Esq.

                with a copy to:

                Arnold & Porter
                399 Park Avenue
                New York, New York 10022
                Facsimile No.: (212) 713-1399
                Attention:  Vijay S. Tata, Esq.

           If to the Company:

                NAI Technologies, Inc.
                c/o Richard A. Schneider
                23 Old Town Lane
                Halesite, New York 11743
                Facsimile No.: (516) 385-0815

                with a copy to:

                Whitman Breed Abbott & Morgan LLP
                200 Park Avenue, 28th Floor
                New York, New York 10166
                Attention: David F. Kroenlein, Esq.
                Facsimile No.: (212) 351-3131

           (b) All notices and communications will be deemed to have been duly given: at the time delivered by hand, if personally delivered; five (5) business days after being deposited in the mail, if mailed; when sent, if sent by facsimile; and the next business day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

     11.4  Counterparts.

     This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     11.5  Interpretation.

     The headings of articles and sections herein are for convenience of reference, do not constitute a part of this Agreement, and shall not be deemed to limit or affect any of


                                     A-I-59
the provisions hereof. As used in this Agreement, "person" means any individual, corporation, limited or general partnership, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof; "subsidiary" of any person means (i) a corporation more than 50% of the outstanding voting stock of which is owned, directly or indirectly, by such person or by one or more other subsidiaries of such person or by such person and one or more subsidiaries thereof; or (ii) any other person (other than a corporation) in which such person, or one or more other subsidiaries of such person or such person and one or more other subsidiaries thereof, directly or indirectly, have at least a majority ownership and voting power relating to the policies, management and affairs thereof; and "voting stock" of any person means capital stock of such person which ordinarily has voting power for the election of directors (or persons performing similar functions) of such person, whether at all times or only so long as no senior class of securities has such voting power by reason of any contingency.

     11.6  Amendment.

     This Agreement may be amended by the parties at any time before or after any required approval of matters presented in connection with the Merger by each of the stockholders of the Company and Acquiror; provided, however, that after any such approval, there shall not be made any amendment that by law requires further approval by such stockholders without the further approval of such stockholders. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties.

     11.7  No Third Party Beneficiaries.

     Nothing in this Agreement shall confer any rights upon any person or entity that is not a party or permitted assignee of a party to this Agreement.

     11.8  Governing Law.

     Except as the laws of the State of Delaware are by their terms applicable, this Agreement shall be governed by, and construed in accordance with, the laws of the State of New York without regard to principles of conflicts of laws.

     11.9  Entire Agreement.

     This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.

     11.10 Validity.

     The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provisions of this Agreement, which shall remain in full force and effect.


                                     A-I-60

     IN WITNESS WHEREOF, the parties hereto have caused this Merger Agreement to be executed by their respective duly authorized officers all as of the day and year first above written.



                                   DRS TECHNOLOGIES, INC.

                                   By:    /s/ MARK S. NEWMAN
                                          ----------------------------
                                           Name:  Mark S. Newman
                                           Title: President, Chairman and
                                                  Chief Executive Officer

                                   DRS MERGER SUB, INC.

                                   By:    /s/ NINA LASERSON DUNN
                                          ----------------------------
                                           Name:  Nina Laserson Dunn
                                           Title: Vice President and Secretary

                                   NAI TECHNOLOGIES, INC.

                                   By:    /s/ ROBERT A. CARLSON
                                          ----------------------------
                                           Name:  Robert A. Carlson
                                           Title: Chief Executive Officer


                                     A-I-61

                                    EXHIBIT A

                        Form of Company Affiliate Letter



DRS Technologies, Inc.
5 Sylvan Way
Parsippany, New Jersey 07054

Ladies and Gentlemen:

     The undersigned, a holder of shares of common stock, par value $0.10 per share ("Company Common Stock"), of NAI Technologies, Inc., a New York corporation (the "Company"), is entitled to receive in connection with the merger (the "Merger") between the Company and a direct wholly owned subsidiary of DRS Technologies, Inc. ("Acquiror") shares of common stock, par value $0.01 per share ("Acquiror Common Stock"), of Acquiror. The undersigned acknowledges that the undersigned may be deemed an "affiliate" of the Company within the meaning of Rule 145 ("Rule 145") promulgated under the Securities Act of 1933, as amended (the "Act"), although nothing contained herein should be construed as an admission of such fact.

     If in fact the undersigned is an affiliate under the Act, the undersigned's ability to sell, assign or transfer the shares received by the undersigned pursuant to the Merger may be restricted unless such transaction is registered under the Act or an exemption from such registration is available. The undersigned understands that such exemptions are limited and the undersigned has obtained advice of counsel as to the nature and conditions of such exemptions, including information with respect to the applicability to the sale of such securities of Rules 144 and 145(d) promulgated under the Act.

     The undersigned hereby represents to and covenants with Acquiror that the undersigned will not sell, assign or transfer any of the Acquiror Common Stock received by the undersigned pursuant to the Merger except (i) pursuant to an effective registration statement under the Act; (ii) in conformity with the limitations specified by Rules 144 and Rule 145(d); or (iii) in a transaction that, in the opinion of counsel reasonably satisfactory to Acquiror or as described in a "no-action" or interpretive letter from the Staff of the Securities and Exchange Commission (the "SEC"), is not required to be registered under the Act.

     It is understood that the undersigned has no present intention to sell the Acquiror Common Stock acquired by the undersigned pursuant to the Merger. The undersigned agrees that the undersigned will not sell, transfer or otherwise dispose of any Company Common Stock for 30 days prior to the effective date of the Merger or any Acquiror Common Stock received by the undersigned in the Merger until after such time as results covering at least 30 days of combined operations of the Company and Acquiror have been published by Acquiror, in the form of a quarterly earnings report, a report to the SEC on Form 10-K, 10-Q or 8-K, or any other public filing or announcement which includes such combined results of operations.


                                     A-I-62

     In the event of a sale or other disposition by the undersigned of Acquiror Common Stock pursuant to Rule 145(d)(1), the undersigned will supply Acquiror with evidence of compliance with such Rule, in the form of a letter in the form of Annex I hereto. The undersigned understands that Acquiror may instruct its transfer agent to withhold the transfer of any Acquiror Common Stock disposed of by the undersigned, but that upon receipt of such evidence of compliance the transfer agent shall effectuate the transfer of the shares sold as indicated in the letter.

     The undersigned acknowledges and agrees that appropriate legends will be placed on certificates representing the Acquiror Common Stock received by the undersigned pursuant to the Merger or held by a transferee thereof, which legends will be removed by delivery of substitute certificates upon receipt of an opinion in form and substance reasonably satisfactory to Acquiror from independent counsel reasonably satisfactory to Acquiror to the effect that such legends are no longer required for the purposes of the Act or the fourth paragraph of this letter.

     The undersigned acknowledges that (i) the undersigned has carefully read this letter and understands the requirements hereof and the limitations imposed upon the distribution, sale, transfer or other disposition of the Acquiror Common Stock and (ii) the receipt by Acquiror of this letter is an inducement and a condition to Acquiror's obligations to consummate the Merger.


                                   Very truly yours,


                                     A-I-63

                              Annex I to Exhibit A

                                                [Date]

DRS Technologies, Inc.

     On _____________ the undersigned sold _____________ shares of common stock, par value $0.01 per share, of DRS Technologies, Inc. ("Acquiror"). The shares were received by the undersigned in connection with the merger of a direct wholly owned subsidiary of Acquiror with and into NAI Technologies Inc.

     Based upon the most recent report or statement filed by Acquiror with the Securities and Exchange Commission, the shares sold by the undersigned were within the prescribed limitations set forth in paragraph (e) of Rule 144 promulgated under the Securities Act of 1933, as amended (the "Act").

     The undersigned hereby represents that the shares were sold in "brokers' transactions" within the meaning of Section 4(4) of the Act or in transactions directly with a "market maker" as that term is defined in Section 3(a)(38) of the Securities Exchange Act of 1934, as amended. The undersigned further represents that the undersigned has not solicited or arranged for the solicitation of orders to buy the shares, and that the undersigned has not made any payment in connection with the offer or sale of the shares to any person other than to the broker who executed the order in respect of such sale.


                                               Very truly yours,


                                     A-I-64

                                                                       EXHIBIT B



                            STOCK PURCHASE AGREEMENT

                                      among


                            WILCOM ACQUISITION CORP.,

                                     Buyer,


                             NAI TECHNOLOGIES, INC.,

                                     Seller,


                                       and


                                  WILCOM, INC.,


                                   the Company







                         Dated as of August [  ], 1998











                                     A-I-65

                                TABLE OF CONTENTS
                                -----------------
                                                                            Page
                                                                            ----
                                    ARTICLE I
                                   DEFINITIONS


Section 1.1  Definition of Certain Terms ...................................   1
Section 1.2  Construction ..................................................   6

                                   ARTICLE II
                         SALE AND PURCHASE OF THE SHARES
Section 2.1  Place and Date ................................................   6
Section 2.2  Purchase Price ................................................   6

                                   ARTICLE III
            REPRESENTATIONS AND WARRANTIES OF SELLER AND THE COMPANY
Section 3.1  Corporate Status ..............................................   7
Section 3.2  Authorization, etc. ...........................................   7
Section 3.3  Capital Stock of the Company ..................................   7
Section 3.4  No Conflicts, etc .............................................   8
Section 3.5  Financial Statements ..........................................   8
Section 3.6  Taxes .........................................................   9
Section 3.7  Litigation ....................................................   9
Section 3.8  Compliance with Laws; Governmental Approvals and  Consents ....   9
Section 3.9  Contracts .....................................................  10
Section 3.10 Product Warranties ............................................  10
Section 3.11 Intellectual Property .........................................  10
Section 3.12 Insurance; Bank Accounts; Property, Plant and Equipment .......  10
Section 3.13 Employee Benefit Plans and Related Matters ....................  11
Section 3.14 Brokers, Finders, etc. ........................................  11

                                   ARTICLE IV
                     REPRESENTATIONS AND WARRANTIES OF BUYER
Section 4.1  Corporate Status ..............................................  11
Section 4.2  Authorization, etc. ...........................................  12
Section 4.3  No Conflicts, etc. ............................................  12
Section 4.4  Litigation ....................................................  12
Section 4.5  Brokers, Finders, etc. ........................................  12

                                    ARTICLE V
                                    COVENANTS
Section 5.1  Covenants of Seller and the Company ...........................  13
Section 5.2  Covenants of Buyer ............................................  14
Section 5.3  Environmental Matters .........................................  15


                                     A-I-66

                                                                            Page
                                                                            ----


                                   ARTICLE VI
                              CONDITIONS PRECEDENT
Section 6.1  Condition to Obligations of Each Party ........................  15
Section 6.2  Conditions to Obligations of Buyer ............................  15
Section 6.3  Conditions to Obligations of Seller and the Company ...........  17

                                   ARTICLE VII
                       EMPLOYEE BENEFIT PLANS; TAX MATTERS
Section 7.1  Employee Benefit Plans ........................................  18
Section 7.2  Tax Matters ...................................................  19

                                  ARTICLE VIII
                                   TERMINATION
Section 8.1  Termination ...................................................  21
Section 8.2  Effect of Termination .........................................  21

                                   ARTICLE IX
                                  MISCELLANEOUS
Section 9.1  Non-survival of Representations and Warranties ................  22
Section 9.2  Procedures with Respect to Third-Party Claims .................  22
Section 9.3  Expenses ......................................................  23
Section 9.4  Severability ..................................................  23
Section 9.5  Notices .......................................................  23
Section 9.6  Headings ......................................................  25
Section 9.7  Entire Agreement ..............................................  25
Section 9.8  Counterparts ..................................................  25
Section 9.9  Governing Law, etc. ...........................................  25
Section 9.10 Binding Effect ................................................  25
Section 9.11 Assignment ....................................................  25
Section 9.12 No Third Party Beneficiaries ..................................  26
Section 9.13 Amendment; Waivers, etc. ......................................  26


                                     A-I-67

                                    SCHEDULES
                                    ---------

SCHEDULE 3.1          Foreign Qualification
SCHEDULE 3.4          Conflicts/Consents
SCHEDULE 3.5          December Balance Sheet/June Balance Sheet
SCHEDULE 3.6          Taxes
SCHEDULE 3.7          Litigation
SCHEDULE 3.8(a)       Compliance with Laws
SCHEDULE 3.8(b)       Governmental Approvals and Other Consents
SCHEDULE 3.9          Material Contracts
SCHEDULE 3.10         Product Warranties
SCHEDULE 3.11(a)      Intellectual Property
SCHEDULE 3.11(b)      Intellectual Property Claims
SCHEDULE 3.12(a)      Insurance
SCHEDULE 3.12(b)      Bank Accounts
SCHEDULE 3.12(c)      Property, Plant and Equipment
SCHEDULE 3.12(d)      Accounts Receivable
SCHEDULE 3.12(e)      Accounts Payable
SCHEDULE 3.12(f)      Inventories
SCHEDULE 3.13(a)      Employee Benefit Plans
SCHEDULE 3.13(c)      Employment Disputes
SCHEDULE 3.13(d)      Directors and Officers
SCHEDULE 5.1(b)       Conduct of Business


                                     A-I-68

            STOCK PURCHASE AGREEMENT, dated as of September 21, 1998, among Wilcom Acquisition Corp., a Delaware corporation ("Buyer"), Wilcom, Inc., a New York corporation (the "Company"), and NAI Technologies, Inc., a New York corporation ("Seller").


                                R E C I T A L S :

            The Company is in the business of manufacturing, marketing or selling test instrumentation for testing analog, optical and digital transmission systems over fiber and copper cable and telephone transmission products which are used primarily to enhance and improve the quality and/or speed of voice, video and digital data transmission over copper cables (the "Company Products").

            Seller owns all the issued and outstanding shares (the "Shares") of common stock, par value $1.00 per share (the "Common Stock"), of the Company.

            Buyer wishes to purchase the Shares and Seller wishes to sell the Shares to Buyer.

            NOW, THEREFORE, in consideration of the mutual covenants, representations and warranties made herein and other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the parties hereto agree as follows:


                                    ARTICLE I
                                   DEFINITIONS

            Section 1.1 Definition of Certain Terms. The terms defined in this
Section 1.1, whenever used in this Agreement, shall have the respective meanings indicated below for all purposes of this Agreement.

            "$2.50 Warrants": has the meaning set forth in Section 2.2.

            "$3.00 Warrants": has the meaning set forth in Section 2.2.

            "Affiliate": of a Person means any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such Person or, as to any natural person, is a member of such Person's immediate family. "Control" (including the terms "controlled by" and "under common control with") means the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of that Person, whether through the ownership of voting securities, by contract or credit arrangement, as trustee or executor, or otherwise.


                                     A-I-69

            "Agreement": means this Stock Purchase Agreement (including the Schedules), as the same from time to time may be amended, supplemented or waived.

            "Applicable Law": means all applicable provisions of all (i) constitutions, treaties, statutes, laws (including the common law), rules, regulations, ordinances, codes or orders of any Governmental Authority, (ii) Governmental Approvals, and (iii) orders, decisions, injunctions, judgments, awards and decrees of or agreements with any Governmental Authority.

            "Balance Sheets": has the meaning set forth in Section 3.5(b).

            "Buyer": has the meaning set forth in the first paragraph of this Agreement.

            "Buyer Plans": has the meaning set forth in Section 7.1(b).

            "Closing": has the meaning set forth in Section 2.1.

            "Closing Date": has the meaning set forth in Section 2.1.

            "Code": means the Internal Revenue Code of 1986, as amended.

            "Common Stock": has the meaning set forth in Recital B at the head of this Agreement.

            "Company": has the meaning set forth in the first paragraph of this Agreement.

            "Company Products": has the meaning set forth in Recital A at the head of this Agreement.

            "Consent": means any consent, approval, authorization, waiver, permit or filing with any Person, including any Governmental Authority.

            "Contract": means any agreement, lease, instrument or other similar document that is binding on any person or its property under Applicable Law.

            "Debt": means, as to any Person, all obligations for payment of principal, interest, with respect to money borrowed, incurred or assumed (including guarantees), and other similar obligations in the nature of a borrowing by which such Person will be obligated to pay.

            "December Balance Sheet": has the meaning set forth in Section
3.5(a).

            "$" or "dollars": means lawful money of the United States of America.


                                     A-I-70

            "DRS": means DRS Technologies, Inc., a Delaware corporation.

            "Employee Benefit Plans": has the meaning set forth in Section 3.13(a).

            "Environmental Laws": means the Comprehensive Environmental Response, Compensation and Liability Act; the Clean Air Act; the Clean Water Act; the Resource Conservation and Recovery Act; the Toxic Substances Control Act; the Spill Compensation and Control Act; OSHA; and all other federal, state or local laws regulating contamination or pollution of the air, water or ground; together with any amendments, modifications or extensions thereof and regulations, rules, orders or guidelines thereunder prior to the date hereof and any law thereunder of, or issued by, any Governmental Authority.

            "Environmental Liabilities and Costs": means all Losses imposed by, under or pursuant to Environmental Laws, including all fees, disbursements and expenses of counsel, court costs and expert witness fees, based on, arising out of or otherwise in respect of (i) the ownership or operation of the Company or Real Property, by Seller, and (ii) the environmental conditions existing on the Closing Date on, under, above, or about any Real Property owned, leased or operated by Seller.

            "ERISA": means the Employee Retirement Income Security Act of 1974, as amended.

            "GAAP": means accounting principles generally accepted in the United States applied on a consistent basis (except as may be indicated in the Balance Sheets or in the notes thereto).

            "Governmental Approval": means any Consent of, with or to any Governmental Authority.

            "Governmental Authority": means any nation or government, any state or other political subdivision thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including any governmental authority, agency, department, board, commission or instrumentality of the United States, any State of the United States or any political subdivision thereof, and any tribunal or arbitrator(s) of competent jurisdiction, and any self-regulatory organization.

            "Hazardous Substances": means pollutants or a substance defined as a "hazardous waste", "contaminant" or "toxic substance" under the Comprehensive Environmental Response Compensation and Liability Act of 1980, 42 U.S.C. Section 9601 et seq., as amended by the Superfund Amendments and Reauthorization Act of 1986 (PL 99-499); the Hazardous Materials Transportation Act, 49 U.S.C. Section 1801, et seq.; the Toxic Substances Control Act, 15 U.S.C. Section 2601, et seq.; the Resource Conservation and Recovery Act of 1976, as amended, 42 U.S.C.
Section 6901, et seq.; the Clean Water Act, 33 U.S.C. Section 1251, et seq.; comparable


                                     A-I-71
provisions of any applicable state or local law; and in the rules or regulations adopted and guidelines promulgated pursuant to said laws as in effect at the date hereof.

            "include", "includes" and "including": shall be construed as if followed by the phrase "without being limited to".

            "Indemnified Party": has the meaning set forth in Section 9.2.

            "Indemnifying Party": has the meaning set forth in Section 9.2.

            "Intellectual Property": has the meaning set forth in Section
3.11(a).

            "IRS": means the Internal Revenue Service.
            "June Balance Sheet": has the meaning set forth in Section 3.5(b).

            "Lien": means any mortgage, pledge, hypothecation, claim, security interest, encumbrance, voting trust agreement, lien, right of first refusal, charge or other restriction or limitation.

            "Losses": means any and all claims, liabilities, obligations, losses, fines, costs, judgments, penalties, proceedings, deficiencies or damages (whether absolute, accrued, conditional or otherwise and whether or not resulting from third party claims), including out of pocket expenses, court costs, consulting fees, expert witness fees and reasonable attorneys' fees incurred in the investigation or defense of any of the same.

            "Material Adverse Effect": means any event, circumstance, occurrence, fact, condition, change or effect that is materially adverse to the business, operations, results of operations, financial condition, properties, assets or liabilities of the Company, Seller or Buyer, as the case may be.

            "Material Contract": has the meaning set forth in Section 3.9(a).

            "Merger": means the merger of Merger Sub with and into Seller with Seller continuing as the surviving corporation, pursuant to the Merger Agreement.


            "Merger Agreement": means the Agreement and Plan of Merger, dated as of August __, 1998, among Seller, DRS and Merger Sub.


            "Merger Sub": means DRS Merger Sub, Inc., a New York corporation and a direct wholly-owned subsidiary of DRS.

            "NAI Common Stock": means the common stock, par value $0.10 per share, of Seller.


                                     A-I-72

            "NAI Credit Agreement": means the Credit Agreement, dated as of April 12, 1995, among Seller, The Bank of New York and Chemical Bank, as amended, modified or supplemented prior to the date hereof.

            "Notes": means the $[       ] aggregate principal amount of 12%
Subordinated Convertible Promissory Notes due January 15, 2001 issued by Seller.

            "Notice": has the meaning set forth in Section 9.5.

            "Permitted Liens": means Liens (i) disclosed in the June Balance Sheet, if any, but excluding liens pursuant to the NAI Credit Agreement; (ii) for current taxes not yet due and payable; and (iii) incurred in the ordinary course of business.

            "Person": means any natural person, firm, partnership, association, corporation, company, limited liability company, trust, business trust, Governmental Authority or other entity.

            "Purchase Price": has the meaning set forth in Section 2.2(b).

            "Real Property": of any Person means all the right, title and interest of such Person in and to land, improvements and fixtures, including all the right, title and interest of such Person as lessee or licensee in, to and under leases or licenses of land, improvements and/or fixtures.

            "Release": means any releasing, disposing, discharging, injecting, spilling, leaking, leaching, pumping, dumping, emitting, escaping, emptying, seeping, dispersal, migration, transporting, placing and the like, including the moving of any materials through, into or upon, any land, soil, surface water, ground water or air, or otherwise entering into the environment.

            "Seller": has the meaning set forth in the first paragraph of this Agreement.

            "Seller Indemnitees": has the meaning set forth in Section 5.3.

            "Seller's Tax Determinations": has the meaning set forth in Section 7.2(j).

            "Shares": has the meaning set forth in Recital B at the head of this Agreement and also shall include any securities issued or issuable with respect to the Shares, by way of a stock dividend, stock split, combination of shares, recapitalization, restructuring, merger, consolidation or other reorganization of the Company.

            "Tax Return": means any return, report, declaration, form, claim for refund or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.


                                     A-I-73

            "Taxes": means any federal, state, provincial, local or foreign income, alternative, minimum, accumulated earnings, personal holding company, franchise, withholding, estimated or other similar tax, duty or other governmental charge or assessment or deficiencies thereof, and including any interest, penalties or additions to tax attributable to the foregoing.

            "Treasury Regulations": means the regulations prescribed pursuant to the Code.

            "WARN" means the Worker Adjustment and Retraining Notification Act, as amended.

            Section 1.2 Construction. All references herein to a Section, Article or Schedule are to a Section, Article or Schedule of or to this Agreement, unless otherwise indicated.


                                   ARTICLE II
                         SALE AND PURCHASE OF THE SHARES

            Section 2.1 Place and Date. Subject to the terms and conditions set forth in this Agreement, on the Closing Date, Seller will sell the Shares to Buyer, and Buyer will purchase the Shares from Seller. The closing of the sale and purchase of the Shares (the "Closing") shall take place immediately prior to the effective time of the Merger (unless the parties to the Merger Agreement otherwise agree in writing) at the same place as the closing of the Merger or at such specific time and place as may be agreed upon by the parties hereto. The day on which the Closing actually occurs is herein sometimes referred to as the "Closing Date."

            Section 2.2 Purchase Price. On the terms and subject to the conditions set forth in this Agreement, Buyer agrees to (i) pay to Seller at the Closing $150,000 and (ii) surrender to Seller (a) warrants to purchase 1,700,000 shares of NAI Common Stock at an exercise price of $2.50 per share (the "$2.50 Warrants") and (b) warrants to purchase 300,000 shares of NAI Common Stock at an exercise price of $3.00 per share (the "$3.00 Warrants" and, together with the $150,000 and the $2.50 Warrants, the "Purchase Price"). Seller shall designate in writing to Buyer at least three days prior to any scheduled date of payment its United States bank account to which the cash payment is to be made.


                                     A-I-74

                                   ARTICLE III
            REPRESENTATIONS AND WARRANTIES OF SELLER AND THE COMPANY

            Seller and the Company jointly and severally represent and warrant to Buyer as follows:

            Section 3.1 Corporate Status. (a) Each of the Company and Seller is a corporation duly incorporated, validly existing and in good standing under the laws of the state of its incorporation, with full corporate power and authority to carry on its business as currently conducted. Each of the Company and Seller is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction listed on Schedule 3.1.

            (b) Seller has delivered to Buyer true, complete and correct copies of the Company's articles of incorporation and by-laws in each case as amended and in effect on the date hereof and on the Closing Date. The Company is not in violation of its articles of incorporation or by-laws. The minute and stock books of the Company, which have been made available to the Buyer for its inspection, are true and complete.

            Section 3.2 Authorization, etc. Each of the Company and Seller has all requisite power and authority (corporate or otherwise) to execute and deliver this Agreement, to perform fully its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery by the Company and Seller of this Agreement, and the consummation of the transactions contemplated hereby, have been duly authorized by all requisite corporate action of the Company and Seller, respectively. Each of the Company and Seller has duly executed and delivered this Agreement. This Agreement is a legal, valid and binding obligation of each of the Company and Seller, enforceable against it in accordance with its terms, subject to general equitable principles and except as the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws of general application relating to creditors' rights.

            Section 3.3 Capital Stock of the Company. (a) The Company's authorized capital stock consists of 1,000 shares of Common Stock, par value $1.00 per share, and all of such shares of Common Stock are issued and outstanding.

            (b) All the issued and outstanding shares of the Company are owned, beneficially and of record, by Seller, are validly issued, fully paid and nonassessable and were not issued in violation of any preemptive rights.

            (c) Other than this Agreement, there are no outstanding subscriptions, options, rights, warrants, stock-based or stock-related awards, convertible, exercisable or exchangeable securities, or other agreements or commitments obligating the Company or Seller to issue, grant, award, purchase, acquire, sell or transfer any shares of the Company's capital stock of any class or other securities of the Company (including any agreement or commitment obligating the


                                     A-I-75

Company to enter into any employee compensation arrangement based on any valuation or transaction price of, or change of ownership in, shares of its capital stock), and the Company and Seller shall not issue, grant, award, purchase, acquire, sell or transfer such capital stock or other securities prior to the Closing. There are no voting trusts, proxies or other agreements or understandings to which the Company or Seller is a party with respect to the voting of capital stock of the Company.

            (d) Seller is the sole owner, beneficially and of record, of all the Common Stock and has good and valid title to all the Common Stock, free and clear of all Liens of any kind as of the date hereof, except pursuant to the NAI Credit Agreement. The consent of the holders of the Notes, as contemplated by
Section 6.3(a), is required to convey the Common Stock. Upon delivery to Buyer at the Closing of certificates representing the Shares, duly endorsed in blank, or accompanied by stock powers duly endorsed in blank, in proper form for transfer, together with guaranties of Seller's signature thereon, good and valid title to the Shares will pass to Buyer, free and clear of all Liens of any kind, other than those arising from acts of Buyer. Other than this Agreement, the Common Stock, including the Shares, is not subject to any voting commitment or understanding restricting or otherwise relating to voting, dividend rights or the disposition of such shares or otherwise.

            (e) The Company does not own, directly or indirectly, any interest or investment (whether in equity or debt) in any Person.

            Section 3.4 No Conflicts, etc. Except as set forth in Schedule 3.4, the execution, delivery and performance by Seller and the Company of this Agreement, and the consummation of the transactions contemplated hereby, do not and will not conflict with or result in a material violation of or a default under (with or without the giving of notice or the lapse of time or both) any term or provision under (i) the articles of incorporation or by-laws of Seller or the Company, (ii) any Applicable Law applicable to Seller or the Company or any of its properties or assets or (iii) any Contract to which Seller or the Company is a party or by which Seller or the Company or any of its properties or assets is bound, except, in the case of clauses (i), (ii) and (iii) above, for violations and defaults that, individually and in the aggregate, have not and shall not materially impair the ability of Seller or the Company to perform its obligations under this Agreement and except as set forth in Schedule 3.4. Except as may be specified in Schedule 3.4, no Governmental Approval or other Consent is required to be obtained or made by Seller or the Company in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

            Section 3.5 Financial Statements. Seller has delivered to Buyer
(a) the unaudited balance sheet of the Company at December 31, 1997, a copy of which is attached hereto as Schedule 3.5 (the "December Balance Sheet"), and
(b) the unaudited balance sheet of the Company at June 27, 1998 for the six-month period ended June 27, 1998, a copy of which is attached hereto as
Schedule 3.5 (the "June Balance Sheet" and, together with the December Balance Sheet, the "Balance Sheets"). Except as noted therein in the Balance Sheets, the Balance Sheets fairly


                                     A-I-76
represent in all material respects the books and records of the Company and have been prepared in accordance with GAAP. Each of the Balance Sheets fairly represents in all material respects the financial position of the Company as of the date of the respective Balance Sheet (but does not contain any explanatory footnotes).

            Section 3.6 Taxes. (a) Except as set forth in Schedule 3.6, the Company has duly and timely filed (taking into account all extensions of due dates) all Tax Returns with respect to Taxes where the failure to so file would have a Material Adverse Effect on the Company. All Taxes owed by the Company (whether or not shown on any Tax Return) have been duly and timely paid or adequate provision or reserves have been made for the payment of such Taxes.

            (b) Except as set forth on Schedule 3.6, the Company has withheld the proper amounts from employees with respect to all cash compensation paid to employees for all periods in compliance in all material respects with the withholding provisions of the applicable Tax law.

            Section 3.7 Litigation. Except as set forth on Schedule 3.7, there is no action, claim, demand, suit, proceeding, arbitration or investigation, civil, criminal, regulatory or otherwise, in law or in equity, pending or, to the knowledge of Seller, threatened against or relating to the Company in connection with the conduct of the Company's business that would be reasonably expected to result in a Material Adverse Effect on the Company or any litigation against Seller or the Company challenging this Agreement or action taken or to be taken by Seller or the Company in connection herewith or the consummation of the transactions contemplated hereby or would be reasonably expected to impair the ability of Seller or the Company to perform its obligations under this Agreement.

            Section 3.8 Compliance with Laws; Governmental Approvals and Consents. (a) Except as disclosed in Schedule 3.8(a), the Company has substantially complied in all material respects with all Applicable Laws, including Environmental Laws to the actual knowledge of Seller in reliance upon the previously conducted Phase I Audit and certain publicly available filings, for which noncompliance, default or violation would be reasonably expected to result in a Material Adverse Effect on the Company.

            (b) Schedule 3.8(b) sets forth all Governmental Approvals and other Consents regarding the conduct of the business as currently conducted by the Company for which the failure to have such Governmental Approvals and Consents would have a Material Adverse Effect on the Company. Except as set forth in
Schedule 3.8(b), all such Governmental Approvals and Consents have been duly obtained and are in full force and effect, and the Company is in compliance in all material respects with each of such Governmental Approvals and Consents held by it.


                                     A-I-77

            Section 3.9 Contracts. Schedule 3.9 contains a list of all Contracts to which the Company is a party, or under which any of its property is bound, and which involve annual payments of $30,000 or more (the "Material Contracts"). Such Material Contracts or true and correct copies thereof have been provided to Buyer. To Seller's knowledge, all the Material Contracts are in full force and effect.

            Section 3.10 Product Warranties. Except as set forth in Schedule 3.10, (a) there are no express written warranties with respect to the products of the Company, and (b) there are no pending or, to the knowledge of Seller, threatened claims with respect to any such warranty. Schedule 3.10 sets forth a list of all pending or, to the knowledge of Seller, threatened product warranty claims in excess of $50,000.

            Section 3.11 Intellectual Property. (a) The Company possesses the necessary rights to use any licenses, patents, patent applications, copyrights, trademarks, trademark applications and trade names material to the conduct of its business as presently conducted (the "Intellectual Property"). Schedule 3.11(a) sets forth a list of all Intellectual Property. True and correct copies of the patents, patent applications, trademarks, trademark applications and licenses available to the Company in written form and listed in Schedule 3.11(a) have been provided to Buyer.

            (b) Except as set forth in Schedule 3.11(b), there are no pending or, to Seller's knowledge, threatened claims with respect to any Intellectual Property against the Company which would be reasonably expected to have a Material Adverse Effect on the Company. Except as set forth in Schedule 3.11(b), there are no pending or, to Seller's knowledge, threatened bona fide claims of infringement by the Company with respect to any Intellectual Property which would be reasonably expected to have a Material Adverse Effect.

            Section 3.12 Insurance; Bank Accounts; Property, Plant and Equipment. (a) Schedule 3.12(a) contains a true, complete and correct list of all insurance policies maintained by the Company with respect to the properties and assets of the Company, including all Real Property.

            (b) Schedule 3.12(b) contains a true, complete and correct list of all bank accounts maintained by the Company and all signatories thereon.

            (c) Schedule 3.12(c) contains a true, complete and correct list of the property, plant and equipment reflected on the June Balance Sheet.


            (d) Schedule 3.12(d) contains a true, complete and correct list of the accounts receivables of the Company as of August __, 1998.

            (e) Schedule 3.12(e) contains a true, complete and correct list of the accounts payables of the Company as of August __, 1998.


                                     A-I-78

            (f) Schedule 3.12(f) contains a true, complete and correct list of the inventories of the Company as of August __, 1998.

            Section 3.13 Employee Benefit Plans and Related Matters. (a)
Schedule 3.13(a) lists each material pension, retirement, profit sharing, deferred compensation, bonus, stock option, stock purchase, severance pay, or other employee benefit plan, including any "employee benefit plan" as defined in
Section 3(3) of ERISA, which the Company or an ERISA Affiliate maintains, sponsors, or contributes to and under which employees or former employees of the Company (or their beneficiary) are covered ("Employee Benefit Plans"). For purposes of this Section 3.13, any reference to the term "ERISA Affiliate" shall be deemed to refer to any entity which, together with the Company, would be deemed to be a "single employer" under Section 414 of the Code. Seller has made available to Buyer true, correct and complete copies of each Employee Benefit Plan.

            (b) Except where noncompliance would not have a Material Adverse Effect on the Company, each of the Employee Benefit Plans listed in Schedule 3.13(a) is in compliance in all material respects with all applicable provisions of ERISA, the Code and other Applicable Law.

            (c) Except as set forth in Schedule 3.13(c), to the actual knowledge of Seller in reliance upon publicly available filings in the appropriate New Hampshire jurisdiction, there are no pending suits, claims or actions asserted by any current or former employee of the Company relating to or arising out of any conduct, action or event occurring prior to the date hereof with respect to the employment or termination of employment of any such current or former employee of the Company.

            (d) Schedule 3.13(d) contains a true, complete and correct list of the officers and directors of the Company as of the date hereof.

            Section 3.14 Brokers, Finders, etc. All negotiations relating to this Agreement, and the transactions contemplated hereby, have been carried on without the participation of any Person acting on behalf of Seller or the Company or their Affiliates in such manner as to give rise to any valid claim against Buyer for any brokerage or finder's commission, fee or similar compensation upon consummation of the transactions contemplated hereby.


                                   ARTICLE IV
                     REPRESENTATIONS AND WARRANTIES OF BUYER

            Buyer represents and warrants to Seller and the Company as follows:

            Section 4.1 Corporate Status. Buyer is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation and is

                                     A-I-79
duly qualified to do business and is qualified to do business and is in good standing as a foreign corporation in the State of New Hampshire.

            Section 4.2 Authorization, etc. Buyer has the corporate power and authority to execute and deliver this Agreement, to perform fully its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery by Buyer of this Agreement, and the consummation of the transactions contemplated hereby, have been duly authorized by all requisite corporate action of Buyer. Buyer has duly executed and delivered this Agreement. This Agreement is a legal, valid and binding obligation of Buyer, enforceable against it in accordance with its terms, subject to general equitable principles and except as the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws of general application relating to creditors' rights.

            Section 4.3 No Conflicts, etc. The execution, delivery and performance by Buyer of this Agreement, and the consummation of the transactions contemplated hereby, do not and will not conflict with or result in a violation of or default under (with or without the giving of notice or the lapse of time or both) (i) the certificate of incorporation or by-laws of Buyer, (ii) any Applicable Law applicable to Buyer or any of its properties or assets, or
(iii) any material contract, agreement or other instrument applicable to Buyer or any of its properties or assets, except for violations and defaults that, individually and in the aggregate, have not and shall not materially impair the ability of Buyer to perform its obligations under this Agreement. No Governmental Approval or other Consent is required to be obtained or made by Buyer in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

            Section 4.4 Litigation. There is no action, claim, demand, suit, proceeding, arbitration, grievance, citation, summons, subpoena, inquiry or investigation, civil, criminal, regulatory or otherwise, in law or equity, pending or, to Buyer's knowledge, threatened by or against or affecting Buyer
(i) in connection with or relating to the transactions contemplated by this Agreement or any action taken or to be taken by Buyer in connection herewith or the consummation of the transactions contemplated hereby or (ii) which would be reasonably expected to impair the ability of Buyer to perform its obligations under this Agreement.

            Section 4.5 Brokers, Finders, etc. All negotiations relating to this Agreement, and the transactions contemplated hereby, have been carried on without the participation of any Person acting on behalf of Buyer or its Affiliates in such manner as to give rise to any valid claim against Seller for any brokerage or finder's commission, fee or similar compensation upon consummation of the transactions contemplated hereby.


                                     A-I-80

                                    ARTICLE V
                                    COVENANTS

            Section 5.1 Covenants of Seller and the Company. (a) Public Announcements. Except as appropriate in the Seller's filings and announcements relating to the Merger or otherwise required by Applicable Law, neither the Company nor Seller shall make any public announcement in respect of this Agreement or the transactions contemplated hereby without the prior written consent of Buyer, which consent shall not be unreasonably withheld.

            (b) Conduct of Business. From the date hereof to the Closing Date, except as set forth in Schedule 5.1(b) or otherwise expressly permitted by this Agreement or as otherwise consented to by Buyer in writing, the Company shall, and Seller shall cause the Company to:

                                  (i) carry on the business of the Company in
            the ordinary course of business consistent with the conduct of the business of the Company since June 27, 1998;

                                  (ii) not grant any increase in the
            compensation (including incentive or bonus compensation) of any employee of the Company or, except as required by Applicable Law, institute, adopt or amend any compensation or benefit plan, policy, program or arrangement or collective bargaining agreement applicable to any employee, except in the ordinary course of business consistent with past practice;

                                  (iii) not enter into any new employment
            agreement or commitment (including any commitment to pay retirement or other benefits) to or with any of the employees of the Company, except in the ordinary course of business consistent with past practice;

                                  (iv) not sell, assign, license, dispose of or
            transfer any of the assets of the Company having a fair market value of at least $30,000 individually or $75,000 in the aggregate other than sales of the Company's products in the ordinary course of business consistent with past practice, or incur any liabilities or obligations (including liabilities with respect to indebtedness, capital leases or guarantees thereof) in excess of $30,000 individually or $50,000 in the aggregate, except in the ordinary course of business consistent with past practice; or

                                  (v) not (A) create any Liens on any of the
            assets of the Company except for Permitted Liens or (B) make any modifications of or changes in or terminate any existing Material Contract other than as may be required to consummate the transactions contemplated hereby, except in the ordinary course of business consistent with past practice.


                                     A-I-81

            (c) Access and Information. Prior to the Closing, Seller shall give Buyer and its respective accountants, counsel, consultants, employees and agents reasonable access during normal business hours and upon reasonable prior notice to the personnel, properties, books and records of the Company.

            (d) Further Assurances. Following the Closing, Seller and the Company shall, from time to time, execute and deliver such additional instruments, documents, conveyances or assurances and take such other actions as shall be reasonably necessary, or otherwise reasonably requested by Buyer, to confirm and assure the rights and obligations provided for in this Agreement and render effective the consummation of the transactions contemplated hereby.

            (e) Noncompete. Buyer and Seller each acknowledge that the Company manufactures, markets or sells the Company Products. Seller agrees that, if the Closing occurs, for a period of two years following the date hereof, Seller will not directly or indirectly (i) manufacture, market or sell products, which are competitive with Company Products, in any market in which the Company Products are currently sold or marketed or (ii) induce or solicit any natural Person who is an employee of the Company as of the Closing Date to terminate his or her employment with the Company or (iii) call on any of the Company's customers or suppliers for the purpose of soliciting, diverting, or taking away any of such customers or suppliers of the Company or terminating, curtailing or otherwise limiting their business relationship with the Company. Nothing herein shall limit Seller's relationships or contacts with any customers or suppliers of the Company who are also customers or suppliers of Seller with respect to products and services other than the Company Products.

            The parties hereto agree that the provisions of this Section 5.1(e) are reasonable. If a court determines, however, that any provision of this
Section 5.1(e) is unreasonable, either in period of time, geographical area or otherwise, then the parties hereto agree that the provisions of this Section 5.1(e) should be interpreted and enforced to the maximum extent which such court deems reasonable.

            (f) Pre-Closing Actions. As promptly as practicable, Seller and the Company shall use commercially reasonable efforts to take all actions and to do all things necessary, proper or advisable to consummate the transactions contemplated hereby by the Closing Date.

            Section 5.2 Covenants of Buyer. (a) Public Announcements. Except as required by Applicable Law, Buyer shall not, and shall not permit its Affiliates to, make any public announcement in respect of this Agreement or the transactions contemplated hereby without the prior written consent of Seller, which consent shall not be unreasonably withheld.


                                     A-I-82

            (b) Pre-Closing Actions. As promptly as practicable, Buyer shall use commercially reasonable efforts to take all actions and to do all things necessary, proper or advisable to consummate the transactions contemplated hereby by the Closing Date.

            (c) Further Assurances. Following the Closing, Buyer shall, from time to time, execute and deliver such additional instruments, documents, conveyances or assurances and take such other actions as shall be reasonably necessary, or otherwise reasonably requested by Seller, to confirm and assure the rights and obligations provided for in this Agreement and render effective the consummation of the transactions contemplated hereby.

            Section 5.3 Environmental Matters. From and after the Closing, Buyer shall assume any and all Environmental Liabilities and Costs arising from or relating to conditions existing or events occurring in connection with the property or assets of the Company, whether such events or conditions existed or occurred before, on or after the Closing Date, and Buyer shall indemnify Seller, its officers, directors, employees, agents, advisers, lenders, representatives and Affiliates (collectively, the "Seller Indemnitees") from and against all claims, liabilities, obligations, losses, fines, costs, judgments, penalties, proceedings, deficiencies or damages resulting from or arising out of such Environmental Liabilities and Costs.


                                   ARTICLE VI
                              CONDITIONS PRECEDENT

            Section 6.1 Condition to Obligations of Each Party. The obligations of the parties to consummate the transactions contemplated hereby at the Closing shall be subject to the condition that consummation of the transactions contemplated hereby shall not have been restrained, enjoined or otherwise prohibited by any Applicable Law, including any order, injunction, decree or judgment of any court or other Governmental Authority. No court or other Governmental Authority shall have determined that any Applicable Law makes illegal the consummation of the transactions contemplated hereby, and no proceeding with respect to the application of any such Applicable Law to such effect shall be pending.

            Section 6.2 Conditions to Obligations of Buyer. The obligations of Buyer to consummate the transactions contemplated hereby at the Closing shall be subject to the fulfillment (or waiver by Buyer) on or prior to the Closing Date of the following additional conditions:

            (a) Representations; Performance. Each of the representations and warranties of Seller and the Company contained in this Agreement shall be true and correct in all material respects on the date hereof and at and as of the Closing Date as though made on and as of the Closing Date. Seller and the Company each shall have duly performed and complied in all material respects with all agreements and


                                     A-I-83
conditions required by this Agreement to be performed or complied with by it prior to or on the Closing Date. Seller and the Company each shall have delivered to Buyer a certificate, dated the Closing Date and signed by its duly authorized officer, to the foregoing effect.

            (b) Consents. Seller and the Company shall have obtained and shall have delivered to Buyer copies of all Governmental Approvals and Consents set forth in Schedule 3.8(b) for which the failure to have such Governmental Approvals and Consents would have a Material Adverse Effect on the Company, including specifically and without limitation the required consent of holders of the Notes and the lenders under the NAI Credit Agreement.

            (c) Corporate Proceedings. All corporate and other proceedings of the Company and Seller in connection with this Agreement and the transactions contemplated hereby, and all documents and instruments incident thereto, shall be reasonably satisfactory in form and substance to Buyer and its counsel, and Buyer and its counsel shall have received all such documents and instruments, or copies thereof, certified by the secretary of the Company and Seller, as appropriate.

            (d) Certificate of Status. Buyer shall have received copies of (i) the articles of incorporation, as amended through the Closing Date, of the Company, certified as of a recent date by the Secretary of State of the State of New York, (ii) a long form certificate of good standing for the Company from each of the Secretary of State of the State of New York and the State of New Hampshire (or any other jurisdiction listed on Schedule 3.1), as of a recent date, (iii) a copy of the by-laws of the Company, as in effect on the Closing Date, certified by the Secretary of the Company, and (iv) a certificate of the Secretary of the Company as to the officers and directors of the Company.

            (e) Certificates for Shares. Seller shall have delivered to Buyer at the Closing the certificates representing the Shares, duly endorsed in blank or accompanied by stock powers duly endorsed in blank, in proper form for transfer, together with guaranties of Seller's signature thereon, together with any applicable stock transfer taxes, which certificates shall be submitted immediately by Buyer to the Company for transfer. The Company shall have delivered to Buyer certificates representing the Shares, registered in the name of Buyer, duly executed by the Company.

            (f) UCC Releases. The Company shall have obtained releases on form UCC-3 or other appropriate form of all financing statements filed against the Company as a debtor under the Uniform Commercial Code of any jurisdiction or with respect to the property or assets of the Company (other than any such financing statements filed in respect of Permitted Liens), which in the case of the releases to be delivered by the lenders under the NAI Credit Agreement shall be delivered simultaneously with the closing of the Merger, and evidence of the filing thereof shall be provided to Buyer.


                                     A-I-84

            (g) Resignations. All the directors and officers of the Company shall have resigned effective as of the Closing and individuals designated by Buyer shall have been elected or appointed as directors and officers of the Company, effective as of the Closing. Such persons and Seller shall have released the Company from all claims against the Company. Such persons shall be removed as signatories on bank accounts and custody accounts.

            (h) Opinion. Buyer shall have received the opinion, dated the Closing Date, of Whitman Breed Abbott & Morgan LLP, special counsel to the Seller, in form and substance reasonably satisfactory to the Buyer with respect to the matters set forth in Sections 3.1, 3.2, 3.3, 3.4, 3.7 and 3.8 (as to Consents).

            (i) Intercompany Obligations. The balance of the intercompany debt (receivable) (between the Company and Seller) reflected on the balance sheet of the Company at the Closing Date shall be written off as of the Closing Date; provided that any change in such intercompany balance shall be incured in the ordinary course of business consistent with past practice.

            (j) Corporate Records. Seller shall deliver or cause the Company to deliver to Buyer, all minute books, stock records, the corporate seal and other records of the Company and all keys or other means of access to the property of the Company.

            Section 6.3 Conditions to Obligations of Seller and the Company. The obligations of Seller and the Company to consummate the transactions contemplated hereby at the Closing shall be subject to the fulfillment (or waiver by Seller and the Company) on or prior to the Closing Date of the following additional conditions:

            (a) Noteholders' Consent. The consent to the transactions contemplated hereby shall have been obtained from the lenders under the NAI Credit Agreement and from the holders of at least 75% of the aggregate principal amount of the Notes.

            (b) Stockholder Approval. The approval of the Merger by a majority of the stockholders of each of Seller and DRS at its respective special meeting of stockholders shall have been obtained.

            (c) Representations; Performance. Each of the representations and warranties of Buyer contained in this Agreement shall be true and correct in all material respects on the date hereof and at and as of the Closing Date as though made on and as of the Closing Date. Buyer shall have duly performed and complied in all material respects with all agreements and conditions required by this Agreement to be performed or complied with by it prior to or on the Closing Date. Buyer shall have delivered to Seller and the Company a certificate, dated the Closing Date and signed by its duly authorized officer, to the foregoing effect.


                                     A-I-85

            (d) Consents. Buyer shall have obtained and shall have delivered to Seller copies of all Governmental Approvals and Consents required to be obtained by Buyer in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

            (e) Corporate Proceedings. All corporate proceedings of Buyer in connection with this Agreement and the transactions contemplated hereby, and all documents and instruments incident thereto, shall be reasonably satisfactory in form and substance to Seller and the Company and their counsel, and Seller, the Company and their counsel shall have received all such documents and instruments, or copies thereof, certified if requested, as may be reasonably requested.

            (f) Purchase Price. Buyer shall have delivered the Purchase Price, including any certificates representing the $2.50 Warrants and the $3.50 Warrants duly endorsed in proper form for transfer, together with guaranties of the signature of the holders thereof.


                                   ARTICLE VII
                       EMPLOYEE BENEFIT PLANS; TAX MATTERS

            Section 7.1   Employee Benefit Plans.

            (a) Employee Benefit Plan Participation. Except as otherwise required by Applicable Law, all employees of the Company shall cease active participation in (and accrual of additional benefits under) all Employee Benefit Plans as of the Closing Date.

            (b) Welfare Benefits. On and after the Closing Date and through the first anniversary of the Closing Date, Buyer shall cause all employees of the Company to be covered by welfare benefit plans, policies and arrangements maintained by Buyer ("Buyer Plans"). Buyer Plans that provide health and medical benefits shall have terms and conditions such that neither Seller nor any Employee Benefit Plan nor any administrator thereof shall incur any liability or obligation under Part 6 of Title I of ERISA or Section 4980B of the Code with respect to any employee of the Company on or after the Closing Date. With respect to the medical, dental, vision and life insurance benefits made available to employees of the Company under Buyer's Plans, (i) no preexisting condition exclusion shall apply except to the extent such exclusion actually applied to limit, restrict or deny medical, dental, vision or life insurance coverage to employees of the Company before the Closing Date under the Employee Benefit Plans immediately prior to the Closing Date, and (ii) any deductible, co-insurance or maximum out-of-pocket payments made by an employee of the Company under the Employee Benefit Plans for any given qualification period prior to the Closing Date shall be credited to such employee of the Company, and shall reduce the amount of any such deductible, co-insurance or maximum out-of-pocket payments under the Buyer's Plans during a similar qualification period. Nothing in this Section 7.1(b) shall be construed to require Buyer to provide employees of the Company with


                                     A-I-86
any stock-based plans relating to equity securities (or their equivalent, such as phantom stock of SARs) or any incentive bonus programs based on the achievement of financial targets.

            (c) WARN Act. Buyer shall provide any required notice under the Worker Adjustment and Retraining Notification Act ("WARN") and any other Applicable Law and shall otherwise comply with any such statute with respect to any "plant closing" or "mass layoff" (as defined in WARN) or similar event affecting employees of the Company and occurring on or after the Closing Date or arising as a result of the transactions hereby contemplated. Buyer shall indemnify the Seller Indemnitees from and against all claims, liabilities, obligations, losses, fines, costs, judgments, penalties, proceedings, deficiencies or damages resulting from or arising out of any action taken by Buyer which may trigger adjudication under WARN.

            (d) Employment Liabilities. Buyer shall be responsible for all liabilities and obligations in connection with any suit, claim, action or cause of action asserted by any current or former employee of the Company relating to or arising out of any conduct, action or event occurring on or prior to the Closing Date with respect to the employment or termination of employment of any such current or former employee of the Company.

            Section 7.2 Tax Matters. (a) Federal Income Taxes. Seller shall include the results of operations of the Company through the Closing in Seller's consolidated U.S. federal income tax returns, and shall make timely (taking into account permitted extensions and except where Seller has duly challenged such payments) all payments required in connection therewith.

            (b) State and Local Income Taxes. Seller shall make timely (taking into account permitted extensions and except where Seller has duly challenged such payments) all state and local income tax filings and payments for the Company for tax periods ending on or before the Closing Date.

            (c) Allocation of Tax Liability. All Taxes attributable to the operations of the Company through the Closing Date shall be borne by Seller and any refunds or credits or rights to refunds or credits with respect thereto (including interest and penalties) shall be the property of Seller.

            (d) Post Closing Taxes. All Taxes attributable to the Company for the period subsequent to Closing shall be the responsibility of the Company or Buyer.

            (e) Payments. The Company shall be responsible to pay all Taxes relating to the Company which are due after the Closing Date, excluding income taxes (relating to periods prior to the Closing Date) to be paid by Seller pursuant to Sections 7.2(a) and (b). Any such Taxes to be borne by Seller pursuant to the provisions of Section 7.2(c), but which are paid by the Company, shall be reimbursed by Seller to


                                     A-I-87
the Company no later than 10 business days after the Company notifies Seller it has made such payment.

            (f) Allocations. To the extent Taxes relate to a period both before and after the Closing Date, such Taxes shall be reasonably allocated between Seller and the Company in the most appropriate manner to reflect Taxes arising with respect to the period prior to the Closing Date and Taxes arising with respect to the period after the Closing Date.

            (g) Reimbursements. If either party pays any Taxes to be borne by the other party under this Section 7.2, the other party shall promptly reimburse such party for the Taxes paid. If, in preparing Tax filings or payments after Closing, it appears to Buyer or the Company that Seller will be asked to pay additional Taxes, Buyer and/or the Company shall so notify Seller and provide Seller a reasonable opportunity to review any related returns prior to filing them and paying the Tax. If either party receives any refunds or credits which are the property of the other party under this Section 7.2, such party shall promptly pay the amount of such refunds or credits to the other party. As soon as practicable after the Closing, Seller shall furnish to Buyer copies of the Company's portion of the final income tax information included in Seller's combined federal income tax return and in any consolidated or combined state income tax return required to be filed by Seller after the Closing relating solely to the operations of the Company through the Closing Date.

            (h) Tax Sharing Agreements. Any tax sharing agreement between Seller and the Company will be terminated as of the Closing Date and will have no further effect for any taxable year (whether the current year, a future year, or a past year).

            (i) Cooperation. Buyer shall, and shall require the Company, to make available to Seller and its representatives all records and materials reasonably required by it to pursue or contest any Tax matters and shall provide reasonable cooperation to Seller in such case, including having personnel of the Company provide reasonable assistance to Seller, consistent with the manner in which such matters would have been dealt with prior to Closing. Seller shall make available to Buyer, the Company and their representatives those records and materials relating to the Company for the periods prior to the Closing Date reasonably required by them to prepare, pursue or contest any Tax matters arising after Closing which have factual reference to the pre-Closing periods.

            (j) Seller's Tax Determinations. Seller shall decide whether (i) to treat for tax purposes the transactions contemplated by this Agreement as a sale of stock or assets and (ii) to reattribute to Seller the losses attributable to the Company, pursuant to the Treasury Regulations (collectively, "Seller's Tax Determinations"). Buyer and the Company each shall take any actions required to achieve the intended Tax-related results of Seller's Tax Determinations and requested by Seller, including, but not limited to, the preparation and filing of all elections, forms or other materials. Neither Buyer nor the Company shall take, or cause to be taken, any action which may result in the failure to achieve the intended Tax-related results of Seller's Tax Determinations or is otherwise inconsistent with Seller's Tax Determinations, including, but not limited to, the filing of any Tax return on behalf of Buyer or the Company.


                                     A-I-88

                                  ARTICLE VIII
                                   TERMINATION

            Section 8.1 Termination. This Agreement may be terminated at any time prior to the Closing Date:

            (a) by the termination of the Merger Agreement in accordance with
Article 10 therein;

            (b) by the written agreement of Buyer, Seller and the Company;

            (c) by either Seller or Buyer by written notice to the other party if the transactions contemplated hereby shall not have been consummated pursuant hereto by 5:00Ep.m. New York City time on December 31, 1998, unless such date shall have been extended by mutual written consent of Buyer, Seller and the Company;

            (d) by Buyer by written notice to Seller and the Company if (i) the representations and warranties of Seller and the Company shall not have been true and correct as of the date when made, or (ii) if any of the conditions set forth in Section 6.1 or 6.2 shall not have been, or if it becomes apparent that any of such conditions will not be, fulfilled by the Closing Date, unless such failure shall be due to the failure of Buyer to perform or comply with any of the covenants, agreements or conditions hereof to be performed or complied with by it prior to the Closing; or

            (e) by Seller by written notice to Buyer if (i) the representations and warranties of Buyer shall not have been true and correct in all material respects as of the date when made, or (ii) if any of the conditions set forth in
Section 6.1 or 6.3 shall not have been, or if it becomes apparent that any of such conditions will not be, fulfilled by the Closing Date, unless such failure shall be due to the failure of either Seller or the Company to perform or comply with any of the covenants, agreements or conditions hereof to be performed or complied with by it prior to the Closing.

            Section 8.2 Effect of Termination. If this Agreement is terminated pursuant to the provisions of Section 8.1, then this Agreement shall become void and have no effect, without any liability to any Person in respect hereof or of the transactions contemplated hereby on the part of any party hereto, or any of its directors, officers, employees, agents, consultants, representatives, advisers, stockholders or Affiliates.


                                     A-I-89

                                   ARTICLE IX
                                  MISCELLANEOUS

            Section 9.1 Non-survival of Representations and Warranties. None of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Closing Date; provided, however, the representation set forth in second sentence of Section 3.3(d) hereof shall survive the Closing, but any recovery with respect thereto shall be limited to an amount equal to the cash portion of the Purchase Price. This
Section 9.1 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Closing Date.

            Section 9.2 Procedures with Respect to Third-Party Claims. In the case of any claim asserted by a third party against a party entitled to indemnification under this Agreement (the "Indemnified Party"), notice shall be given by the Indemnified Party to the party required to provide indemnification (the "Indemnifying Party") as soon as practicable after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and the Indemnified Party shall permit the Indemnifying Party (at the expense of such Indemnifying Party) to assume the defense of any third party claim or any litigation with a third party resulting therefrom; provided, however, that
(i) the counsel for the Indemnifying Party who shall conduct the defense of such claim or litigation shall be subject to the approval of the Indemnified Party (which approval shall not be unreasonably withheld or delayed), (b) the Indemnified Party may participate in such defense at such Indemnified Party's expense, and (c) the omission by any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its indemnification obligation under this Agreement except and only to the extent that such Indemnifying Party is actually and materially damaged as a result of such failure to give notice. Except with the prior consent of the Indemnified Party, no Indemnifying Party, in the defense of any such claim or litigation, shall consent to entry of any judgment or enter into any settlement that provides for injunctive or other nonmonetary relief affecting the Indemnified Party or that does not include as an unconditional term thereof the giving by each claimant or plaintiff to such Indemnified Party of a general release from all liability with respect to such claim or litigation. If the Indemnified Party shall in good faith determine that the Indemnified Party may have available to it one or more defenses or counterclaims that are inconsistent with one or more of those that may be available to the Indemnifying Party in respect of such claim or any litigation relating thereto, the Indemnified Party shall have the right to employ counsel, separate from counsel employed by the Indemnifying Party and to participate therein, but the fees and expenses of such counsel employed by the Indemnified Party shall be at its expense. The Indemnified Party shall not settle such claim or litigation without the prior consent of the Indemnifying Party, such consent not to be unreasonably withheld or delayed. If the Indemnifying Party does not accept the defense of any matter as above provided, the Indemnified Party shall have the full right to defend against any such claim or demand at the sole cost of the Indemnifying Party and shall be entitled to settle or agree to pay in full such claim or demand. In any event, the Indemnifying Party and the Indemnified Party shall reasonably cooperate in the defense of any claim


                                     A-I-90
or litigation subject to this Article IX and the records of each shall be reasonably available to the other with respect to such defense.

            Section 9.3 Expenses. Seller and the Company, on the one hand, and Buyer, on the other hand, shall bear their respective expenses, costs and fees (including attorneys' and auditors' fees) in connection with the transactions contemplated hereby, including the preparation, execution and delivery of this Agreement and compliance herewith, whether or not the transactions contemplated hereby shall be consummated.

            Section 9.4 Severability. If any provision of this Agreement, including any phrase, sentence, clause, Section or subsection is inoperative or unenforceable for any reason, such circumstances shall not have the effect of rendering the provision in question inoperative or unenforceable in any other case or circumstance, or of rendering any other provision or provisions herein contained invalid, inoperative, or unenforceable to any extent whatsoever.

            Section 9.5 Notices. All notices, requests, demands, approvals, consents, waivers and other communications required or permitted to be given under this Agreement (each, a "Notice") shall be in writing and shall be
(a) delivered personally, (b) mailed by first-class, registered or certified mail, return receipt requested, postage prepaid, (c) sent by next-day or overnight mail or delivery, or (d) sent by facsimile transmission, provided that the original copy thereof also is sent by certified or registered mail.


                      (i) if to Buyer, to:

                          Wilcom Acquisition Corp.
                          P.O. Box 2850
                          Southampton, New York  11969
                          Facsimile:  (516) 287-4473
                          Attention:  Charles S. Holmes


                          with a copy to:

                          Brown Raysman Millstein
                            Felder & Steiner LLP
                          120 West 45th Street
                          New York, New York  10036
                          Facsimile:   (212) 840-2429
                          Attention:   Sarah Hewitt, Esq.


                                     A-I-91

                     (ii) if to Seller, to:

                          NAI Technologies, Inc.
                          23 Old Town Lane
                          Halesite, New York  11743
                          Facsimile:  (516) 385-0815
                          Attention:  (516) 385-3252


                          with a copy to:

                          Whitman Breed Abbott & Morgan LLP
                          200 Park Avenue
                          New York, NY  10166
                          Facsimile:  (212) 351-3131
                          Attention:  David F. Kroenlein, Esq.


                    (iii) if to the Company, to:


                          Wilcom, Inc.
                          P.O. Box 508
                          Laconia, NH  03247
                          Facsimile:  (603) 524-3735
                          Attention:  (603) 524-2622


                          with copies to:

                          NAI Technologies, Inc.
                          23 Old Town Lane
                          Halesite, New York  11743
                          Facsimile:  (516) 385-0815
                          Attention:  (516) 385-3252

                          and

                          Whitman Breed Abbott & Morgan LLP
                          200 Park Avenue
                          New York, NY  10166
                          Facsimile:  (212) 351-3131
                          Attention:  David F. Kroenlein, Esq.


or, in each case, at such other address as may be specified in a Notice to the other parties hereto. All Notices shall be deemed effective and given upon receipt.


                                     A-I-92

            Section 9.6 Headings. The headings contained in this Agreement are for purposes of convenience only and shall not affect the meaning or interpretation of this Agreement.

            Section 9.7 Entire Agreement. This Agreement (including the Schedules hereto) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.

            Section 9.8 Counterparts. This Agreement may be executed (including by facsimile transmission) with counterpart signature pages or in several counterparts, each of which shall be deemed an original and all of which shall together constitute one and the same instrument.

            Section 9.9 Governing Law, etc. This Agreement shall be governed in all respects, including as to validity, interpretation and effect, by the internal laws of the State of New York without giving effect to the conflict of laws rules thereof. Each of Buyer, Seller and the Company hereby irrevocably submits to the jurisdiction of the courts of the State of New York located in New York County, and the Federal courts of the United States of America located in the Southern District of New York solely in respect of the interpretation and enforcement of the provisions of this Agreement and of the documents referred to in this Agreement, and hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof or of any such document, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Agreement or any of such documents may not be enforced in or by said courts, and the parties hereto irrevocably agree that all claims with respect to such action or proceeding shall be heard and determined in such a New York State or Federal court. Each of Buyer, Seller and the Company hereby consents to and grants any such court jurisdiction over the person of such parties and over the subject matter of any such dispute and agrees that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 9.5, or in such other manner as may be permitted by law, shall be valid and sufficient service thereof.

            Section 9.10 Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors and permitted assigns.

            Section 9.11 Assignment. This Agreement shall not be assignable or otherwise transferable by Buyer or Seller without the prior written consent of the other; provided, however, that Buyer may assign this Agreement to any of its Affiliates (it being understood and agreed that no such assignment by Buyer pursuant to this proviso shall relieve Buyer of any of its obligations hereunder); provided further, however, that from and after the Closing, Buyer shall have the right to assign this Agreement to any Person (it being understood and agreed that no such assignment


                                     A-I-93
by Buyer pursuant to this proviso shall relieve Buyer of any of its obligations hereunder).

            Section 9.12 No Third Party Beneficiaries. Except as otherwise provided in this Agreement, nothing in this Agreement shall confer any rights upon any Person other than the parties hereto and their respective heirs, legal representatives, successors and permitted assigns.

            Section 9.13 Amendment; Waivers, etc. No discharge of this Agreement, and no waiver hereunder, shall be valid or binding unless set forth in writing and duly executed by the party against whom enforcement of the discharge or waiver is sought. Any such waiver shall constitute a waiver only with respect to the specific matter described in such writing and shall in no way impair the rights of the party granting such waiver in any other respect or at any other time. Neither the waiver by any of the parties hereto of a breach of or a default under any of the provisions of this Agreement, nor the failure by any of the parties, on one or more occasions, to enforce any of the provisions of this Agreement or to exercise any right or privilege hereunder, shall be construed as a waiver of any other breach or default of a similar nature, or as a waiver of any of such provisions, rights or privileges hereunder.


                                     A-I-94

            IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.



                                    Buyer:

                                    WILCOM ACQUISITION CORP.


                                    By:____________________________________
                                       Name:
                                       Title:



                                    Seller:

                                    NAI TECHNOLOGIES, INC.


                                    By:______________________________________
                                       Name:
                                       Title:



                                    Company:

                                    WILCOM, INC.



                                    By:____________________________________
                                       Name:
                                       Title:


                                     A-I-95

                                   ANNEX A-II



                                December 22, 1998



NAI Technologies, Inc.
282 New York Avenue
Huntington, New York 11743

Dear Ladies and Gentlemen:

     Reference is hereby made to the Agreement and Plan of Merger, dated as of August 26, 1998 (the "Merger Agreement"), among DRS Technologies, Inc., a Delaware corporation ("DRS"), DRS Merger Sub, Inc., a New York corporation ("Merger Sub"), and NAI Technologies, Inc. ("NAI"). Initially capitalized terms used herein without definition shall have the meanings assigned to them in the Merger Agreement.

     DRS, Merger Sub and NAI wish to extend the date for the consummation of the Merger from December 31, 1998 to February 4, 1999. Accordingly, DRS, Merger Sub and NAI each hereby agrees that the Merger Agreement be and hereby is amended as follows:

     1. Section 10.1(b)(i) of the Merger Agreement is hereby amended so that the reference to "December 31, 1998" appearing in the first sentence of clause (i) is replaced with "February 4, 1999"; and

     2. Section 10.2(c) of the Merger Agreement is hereby amended so that the reference to "December 31, 1998" appearing in clause (i) of the proviso at the end of subsection (c) is replaced with "February 4, 1999".

     Except as specifically amended hereby, the Merger Agreement shall, in all respects, remain in full force and effect.


                                     A-II-1

     Please sign where noted below to confirm the foregoing agreement.


                                    Very truly yours,

                                    DRS TECHNOLOGIES, INC.


                                    By: /s/ NINA LASERSON DUNN
                                       -----------------------------------------
                                    Name:   Nina Laserson Dunn
                                    Title:  Executive Vice President,
                                            General Counsel and Secretary


                                    DRS MERGER SUB, INC.


                                    By: /s/ NINA LASERSON DUNN
                                       ----------------------------------------
                                    Name:   Nina Laserson Dunn
                                    Title:  Executive Vice President
                                            General Counsel and Secretary


ACCEPTED AND AGREED:

NAI TECHNOLOGIES, INC.


By: /s/ RICHARD A. SCHNEIDER
   --------------------------------
Name:  Richard A. Schneider
Title: Executive Vice President,
       Chief Financial Officer,
       Treasurer and Secretary


                                     A-II-2

                                   ANNEX A-III


                                January 21, 1999


NAI Technologies, Inc.
282 New York Avenue
Huntington, New York 11743

Dear Ladies and Gentlemen:

     Reference is hereby made to the Agreement and Plan of Merger, dated as of August 26, 1998 (the "Merger Agreement"), among DRS Technologies, Inc., a Delaware corporation ("DRS"), DRS Merger Sub, Inc., a New York corporation ("Merger Sub"), and NAI Technologies, Inc. ("NAI"), as amended by the letter agreement, dated December 22, 1998, among DRS, Merger Sub and NAI. Initially capitalized terms used herein without definition shall have the meanings assigned to them in the Merger Agreement.

     DRS, Merger Sub and NAI wish to extend the date for the consummation of the Merger from February 4, 1999 to February 17, 1999. Accordingly, DRS, Merger Sub and NAI each hereby agrees that the Merger Agreement be and hereby is amended as follows:

     2. Section 10.1(b)(i) of the Merger Agreement is hereby amended so that the reference to "February 4, 1999" appearing in the first sentence of clause (i) is replaced with "February 17, 1999"; and

     2. Section 10.2(c) of the Merger Agreement is hereby amended so that the reference to "February 4, 1999" appearing in clause (i) of the proviso at the end of subsection (c) is replaced with "February 17, 1999".

     Except as specifically amended hereby, the Merger Agreement shall, in all respects, remain in full force and effect.


                                    A-III-1

NAI Technologies, Inc.
January 21, 1999
Page 2




        Please sign where noted below to confirm the foregoing agreement.

                                   Very truly yours,

                                   DRS TECHNOLOGIES, INC.


                                   By: /s/ Nina Laserson Dunn
                                       ----------------------
                                   Name:   Nina Laserson Dunn
                                   Title:  Executive Vice President,
                                            General Counsel and Secretary


                                  DRS MERGER SUB, INC.


                                  By: /s/ Nina Laserson Dunn
                                      ----------------------
                                  Name:   Nina Laserson Dunn
                                  Title:  Executive Vice President
                                           General Counsel and Secretary


ACCEPTED AND AGREED:

NAI TECHNOLOGIES, INC.


By: /s/ Richard A. Schneider
    ------------------------
Name:   Richard A. Schneider
Title:  Executive Vice President,
         Chief Financial Officer,
         Treasurer and Secretary




                                     A-III-2

                                    ANNEX B-I


                         [LETTERHEAD OF MCFARLAND DEWEY]


                                          July 21, 1998


Board of Directors
DRS Technologies, Inc.
5 Sylvan Way
Parsippany, NJ 07054

Gentlemen:

     DRS Technologies, Inc. ("DRS") and NAI Technologies, Inc. ("NAI") have proposed entering into an Agreement and Plan of Merger among DRS, its wholly owned subsidiary ("Merger Sub") and NAI, as outlined in the latest draft dated July 10, 1998 (the "Merger Agreement") pursuant to which NAI will be merged into DRS in a transaction (the "Merger") in which each outstanding share of NAI's common stock, par value $.10 per share (the "NAI Shares"), will be converted into the right to receive 0.23 shares (the "Exchange Ratio") and no more than
0.25 under certain circumstances as set forth in the Merger Agreement of the common stock of DRS, par value $0.01 per share (the "DRS Shares").

     You have asked us whether, in our opinion, the Exchange Ratio is fair from a financial point of view to the shareholders of DRS, other than NAI and its affiliates. We assume for purposes of this opinion that the exchange ratio will be .25.

     In arriving at the opinion set forth below, we have, among other things:

     (1) Reviewed certain publicly available business and financial information relating to DRS and NAI that we deemed to be relevant;

     (2) Reviewed certain information, including financial forecasts, relating to the business, earnings, cash flow, assets, liabilities and prospects of DRS and NAI, as well as the amount and timing of the cost savings expected to result from the Merger (the "Expected Expense Reductions") furnished to us by DRS and NAI, respectively;

     (3) Conducted discussions with members of senior management and representatives of DRS and NAI concerning the matters described in clauses


                                      B-I-1

          1 and 2 above, as well as their respective businesses and prospects before and after giving effect to the Merger and the Expected Expense Reductions;

     (4) Reviewed the market prices and valuation multiples for DRS Shares and NAI Shares and compared them with those of certain publicly traded companies that we deemed to be relevant;

     (5) Reviewed the results of operations of DRS and NAI and compared them with those of certain publicly traded companies that we deemed to be relevant;

     (6) Compared the proposed financial terms of the Merger with the financial terms of certain other transactions that we deemed to be relevant;

     (7) Participated in certain discussions and negotiations among representatives of DRS and NAI and their financial and legal advisors;

     (8)  Reviewed the potential pro forma financial impact of the Merger;

     (9) Reviewed the latest draft Merger Agreement which we are advised reflects all material aspects of the final Merger Agreement; and

     (10) Reviewed such other financial studies and analyses and took into account such other matters as we deemed necessary, including our assessment of general economic, market and monetary conditions.

     In preparing our opinion, we have assumed and relied on the accuracy and completeness of all information supplied or otherwise made available to us, discussed with or reviewed by or for us, or publicly available, and we have not assumed any responsibility for independently verifying such information or undertaken an independent evaluation or appraisal of any of the assets or liabilities of DRS or NAI or been furnished with any such evaluation or appraisal. In addition, we have not assumed any obligation to conduct any physical inspection of the properties or facilities of DRS or NAI. With respect to the financial forecast information and the Expected Expense Reductions furnished to or discussed with us by DRS or NAI, we have assumed that they have been reasonably prepared and reflect the best currently available estimates and judgment of DRS's or NAI's management as to the expected future financial performance of DRS or NAI, as the case may be, and the Expected Expense Reductions. We have further assumed that the Merger will be accounted for as a purchase under generally accepted accounting principles and that it will qualify as a tax-free reorganization for U.S. federal income tax purposes.

     Our opinion is necessarily based upon market, economic and other conditions as they exist and can be evaluated on, and on the information made available to us as of, the date hereof. We have assumed that in the course of obtaining the necessary regulatory or other consents or approvals (contractual or otherwise) for the Merger, no restrictions, including any divestiture requirements or amendments or modifications, will be imposed that will have a material adverse effect on the contemplated benefits of the Merger.


                                      B-I-2

     We are acting as financial advisor to DRS in connection with the Merger and will receive a fee from DRS for our services, which is contingent upon the consummation of the Merger. We will receive no separate fee for this opinion. In 1995, we acted as financial advisor to DRS with respect to a potential merger with NAI which was never completed. We have, in the past, provided financial advisory and financing services to DRS, and may continue to do so, and have received, and may receive, fees for the rendering of such services. In addition, DRS has agreed to indemnify us for certain liabilities arising out of our engagement.

     This opinion is for the use and benefit of the Board of Directors of DRS. Our opinion does not address the merits of the underlying decision by DRS to engage in the Merger and does not constitute a recommendation to any stockholder as to how such stockholder should vote on the proposed Merger or any matter related thereto.

     We are not expressing any opinion herein as to the prices at which DRS Shares or NAI Shares will trade following the announcement or consummation of the Merger.

     On the basis of and subject to the foregoing, we are of the opinion that, as of the date hereof, the Exchange Ratio is fair from a financial point of view to the shareholders of DRS, other than NAI and its affiliates.

                                    Very truly yours,



                                    MCFARLAND DEWEY & CO., LLC


                                    by: /s/ ALAN ROBERTS MCFARLAND
                                        --------------------------------
                                        Alan Roberts McFarland, Member


                                      B-I-3

                                   ANNEX B-II

 McFARLAND DEWEY & CO., LLC
      230 PARK AVENUE
NEW YORK, NEW YORK 10169-1450

        -------

  TELEPHONE (212) 867-4949
  FACSIMILE (212) 867-0334
  E-MAIL: GENERAL@MCFD.COM                                      January 25, 1999



Board of Directors
DRS Technologies, Inc.
5 Sylvan Way
Parsippany, NJ 07054


Gentlemen:

     On July 21, 1998 McFarland Dewey expressed its opinion that the merger and corresponding exchange ratio of NAI Technologies, Inc. ("NAI") by DRS Technologies, Inc. ("DRS") was fair to the shareholders of DRS from a financial point of view. In affirming such opinion we have reviewed our prior opinion and its supporting materials, in light of the changes since July in market price and conditions. We reviewed the final merger agreement dated August 26, 1998 between DRS and NAI. We also held discussions with various members of DRS management concerning the change in DRS's business and financial condition as a result of the October 20, 1998 acquisition of Raytheon's Focal Plane Array business.

     Following the above review, as of the date hereof, we affirm our opinion dated July 21, 1998.


                                          Very truly yours,

                                          McFARLAND DEWEY & CO., LLC

                                          /s/ ALAN ROBERTS McFARLAND
                                          --------------------------
                                              Alan Roberts McFarland
                                              Member


                                     B-II-1

                                     ANNEX C


[LOGO]


July 7, 1998

The Board of Directors
NAI Technologies, Inc.
282 New York Avenue
Huntington, NY 11473

We understand that NAI Technologies, Inc. ("NAI" or the "Company"), DRS Corporation ("DRS"), and Merger Sub, Inc., ("Merger Sub" or the "Purchaser"), a wholly-owned subsidiary of DRS, will enter into a Merger Agreement (the "Merger Agreement"). Pursuant to the Merger Agreement, NAI will be merged with and into the Merger Sub, with NAI being the surviving corporation in the Merger and continuing as a direct wholly-owned subsidiary of DRS, and (a) each outstanding share of NAI Common Stock will be exchanged for not less than .23 shares of DRS Common Stock (the "Exchange Ratio" or "Offer"); provided however, that if the
(a) average of the reported closing prices per share of DRS Common Stock for the consecutive 60-day period ending two business days before the effective date of the merger (the "DRS Closing Date Market Price") falls below $12.00 per share and the (ii) the ratio of (x) the average of the reported closing prices per share of NAI's Common Stock for the consecutive 60-day period ending two business days before the effective date of the merger (the "NAI Closing Date Market Price") to (y) the DRS Closing Date Market Price is no less than .18, then the Exchange Ratio shall be .25. As a condition of the Merger Agreement, each outstanding warrant to purchase NAI Common Stock will be converted into a warrant to purchase DRS Common Stock as would be issuable, at the Exchange Ratio, in respect of the shares of NAI common stock issuable upon exercise of such NAI warrant in accordance with its terms as of the effective date of the Merger; additionally, each outstanding note convertible into NAI common stock will be converted into a note convertible into such number of shares of DRS Common Stock issuable upon conversion of such note in accordance with its terms as of the effective date of the merger (collectively the "Ancillary Conversions").

As a condition precedent to the Offer, DRS has required that NAI sell all of the capital stock of its wholly-owned subsidiary, Wilcom, Inc. ("Wilcom") on terms and conditions negotiated, at arm's-length, satisfactory to DRS as set forth in the draft Wilcom Stock Purchase Agreement dated June 30, 1998.

You have requested our opinion as to the fairness, from a financial point of view, to the shareholders of the Company of the proposed Offer. You have also requested that we render to you an opinion as to the fairness, from a financial point of view, to the same shareholders of the terms and conditions of the proposed disposition of Wilcom as a condition precedent to the Offer. You have not requested us to render an opinion with respect to the Ancillary Conversions.

NAI Technologies, P.2
July 7, 1998

In connection with the preparation of this opinion, we have not been authorized by the Board to solicit, nor have we solicited, third-party indications of interest with respect to a business combination or other extraordinary transaction involving the purchase of the Company or any of its subsidiaries or assets. As such, we are not in a position to state or recommend that this Offer represents the best possible or potential highest price offer. Rather, our opinion is limited to whether the Offer and the terms and conditions of the disposition of Wilcom are fair, from a financial point of view, to the stockholders of the Company.

     For purposes of the opinion set forth herein we have, inter alia:

     (i) reviewed certain publicly available historical financial and operating data concerning the Company including its Annual Report to Stockholders and Annual Report on Form 10-K for the year ended December 31, 1997 and the Quarterly Report on Form 10-Q for the quarter ended March 31, 1998;

     (ii) reviewed certain publicly available historical financial and operating data of DRS including its Annual Report to Stockholders and Annual Report on Form 10-K for the year ended March 31, 1998 and the Quarterly Reports on Form 10-Q for the quarters ended December 31, 1997 and September 30, 1997;

    (iii) interviewed certain members of senior management of the Company to discuss the prospects for the Company's business;

     (iv) interviewed certain members of senior management of DRS to discuss the prospects for DRS's business;

     (v) reviewed certain information of the Company, including financial forecasts relating to the business, earnings, cash flow, assets and prospects of the Company prepared by the management of the Company;

     (vi) reviewed certain publicly available financial, operating and stock market data concerning certain companies engaged in businesses which the Company's management deemed relatively comparable to those of the Company;

    (vii) inquired as to the financial terms of certain recent transactions management deemed relevant to our inquiry;

   (viii) reviewed the historical market prices and trading volumes of the Company's shares of Common Stock;

     (ix) reviewed the historical market prices and trading volumes of DRS's shares of Common Stock;

     (x)  reviewed a draft of the Merger Agreement, dated April 27, 1998;

NAI Technologies, P.3
July 7, 1998


     (xi) reviewed a draft of the Wilcom Stock Purchase Agreement, dated June 30, 1998;

    (xii) reviewed a draft of the Joint Proxy Statement/Prospectus of the Company and DRS, dated June 26, 1998 (the Joint Proxy
          Statement/Prospectus); and,

   (xiii) conducted such other financial studies, analyses and investigations we deemed appropriate.

We have, with your approval, assumed that the Merger Agreement, Wilcom Stock Purchase Agreement and the Joint Proxy Statement/Prospectus when executed in definitive form by the parties thereto will each conform in all material respects to the drafts of such agreements, which we have previously reviewed.

In connection with our review and in arriving at our opinion, we have assumed and relied upon the accuracy and completeness of the financial and other information provided to us by the Company and DRS and their respective management teams. We have not assumed any responsibility for independent verification of such information. We have not made any independent appraisal of the assets or liabilities of the Company, and no such appraisal has been provided to us. We have not conducted or assumed responsibility for conducting a physical inspection of any of the properties or facilities of either DRS or NAI, nor have we made or obtained or assumed any responsibility for making or obtaining any independent evaluations or appraisals of such properties or facilities.

With respect to the financial forecasts provided to us by the Company and DRS, management of each company has represented to us, and we have assumed that such forecasts (and assumptions and bases therefore) have been prepared in good faith and represent each management's best currently available estimate as to the future financial performance of the Company and DRS respectively. We express no opinion with respect to such projections, forecasts, and analyses or the assumptions upon which they are based. Furthermore we have assumed that the management teams from both companies are unaware of any information or facts that would make the information provided to us incomplete or misleading. Additionally, our opinion is necessarily based on economic, financial, market and other conditions as they exist and can be evaluated as of the date hereof.

This letter and the opinion expressed herein are for the benefit of the Board of Directors. Neither this letter nor opinion constitutes a recommendation to any stockholder of the Company with respect to whether such stockholder should vote for the merger or accept the Exchange Ratio, and should not be relied upon by any stockholder as such.

This letter and opinion are for the information of the Board of Directors of the Company for use in its consideration of the fairness from a financial point of view of the Exchange Ratio to the public shareholders of the Company and in its consideration of the fairness of the disposition of Wilcom. This letter and opinion may not be used for any other purpose or referred to without

NAI Technologies, P.4
July 7, 1998


our prior written consent. Notwithstanding the foregoing, the Company may include this letter and opinion in its entirety as an exhibit to the Joint Proxy Statement and Prospectus.

As you are aware, Commonwealth has previously represented three separate companies, including the Company for which Charles S. Holmes currently serves as an officer or director and is also a significant shareholder. Mr. Holmes is the control person of the entity that is purchasing Wilcom.

Commonwealth Associates, as part of its investment banking business, is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwriting, private placements and private investments. Commonwealth will receive a fee for its services in providing this opinion, a portion of which is payable upon the earlier of a) the time its opinion is first published, quoted or publicly referred to in any proxy statement or other public document or, b) the consummation of the disposition of Wilcom. In addition, Commonwealth itself, shareholders, partners and employees of Commonwealth own or have owned a significant amount of the Company's convertible notes and publicly traded warrants. Such notes and warrants are convertible and exercisable into common stock of the Company at respective prices per common share of $2.00 and $2.50. In addition, in the ordinary course of business Commonwealth may trade the Company's common stock for its own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in the Company's common stock.

Based upon and subject to the foregoing, including the various assumptions and limitations set forth herein, we are of the opinion that, as of the date hereof,
(i) the Offer, and (ii) the proposed disposition of Wilcom, are fair from a financial point of view, to the stockholders of the Company.


Sincerely,



COMMONWEALTH ASSOCIATES

                                     ANNEX D

                             DRS TECHNOLOGIES, INC.
                                1996 OMNIBUS PLAN

1. Establishment and Purpose.

     There is hereby adopted the DRS Technologies, Inc. 1996 Omnibus Plan (the "Plan"). This Plan is intended to promote the interests of the Company (as defined below) and the stockholders of DRS Technologies, Inc. ("DRS") by providing officers and other employees of the Company (including directors who are also employees of the Company) with appropriate incentives and rewards to encourage them to enter into and continue in the employ of the Company and to acquire a proprietary interest in the long-term success of the Company; to compensate DRS's non-employee directors and provide incentives to such non-employee directors which are directly linked to increases in stock value; and to reward the performance of individual officers, other employees, consultants and non-employee directors in fulfilling their personal responsibilities for long-range achievements.

2. Definitions.

      As used in the Plan, the following definitions apply to the terms indicated below:

     (a) "Agreement" shall mean the written agreement between DRS and a Participant evidencing an Incentive Award.

     (b) "Board of Directors" shall mean the Board of Directors of DRS.

     (c) "Cause" shall mean (1) the willful and continued failure by the Participant substantially to perform his or her duties and obligations to the Company (other than any such failure resulting from his or her incapacity due to physical or mental illness); (2) the willful engaging by the Participant in misconduct which is materially injurious to the Company;
     (3) the commission by the Participant of a felony; or (4) the commission by the Participant of a crime against the Company which is materially injurious to the Company. For purposes of this Section 2(c), no act, or failure to act, on a Participant's part shall be considered "willful" unless done, or omitted to be done, by the Participant in bad faith and without reasonable belief that his or her action or omission was in the best interest of the Company. Determination of Cause shall be made by the Committee in its sole discretion.

     (d) A "Change in Control" shall be deemed to have occurred if the event set forth in any one of the following paragraphs shall have occurred:

          (1) any Person is or becomes the "Beneficial Owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of DRS (not including in the securities Beneficially Owned by such Person any securities acquired directly from the Company) representing 25% or more of DRS's then outstanding securities, excluding any Person who becomes such a Beneficial Owner in connection with a transaction described in clause (i) of paragraph (3) below; or

          (2) the following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who, on the Effective Date, constitute the Board of Directors and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of DRS) whose appointment or election by the Board of Directors or nomination for election by DRS's stockholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on the Effective Date or whose appointment, election or nomination for election was previously so approved or recommended; or

          (3) there is consummated a merger or consolidation of the Company with any other corporation other than (i) a merger or consolidation which would result in the voting securities of DRS outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) at least 75% of the combined voting power of the voting securities of DRS or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (ii) a merger or consolidation effected to implement a recapitalization of DRS (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of DRS not including in the securities Beneficially Owned by such Person any securities acquired directly from the Company) representing 25% or more of the combined voting power of DRS's then outstanding securities; or

          (4) the stockholders of DRS approve a plan of complete liquidation or dissolution of DRS or there is consummated an agreement for the sale or disposition by DRS of all or substantially all of DRS's assets, other than a sale or disposition by DRS of all or substantially all of DRS's assets to an entity, at least 75% of the combined voting power of the voting securities of which are owned by Persons in substantially the same proportions as their ownership of DRS immediately prior to such sale.

     (e) "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and any regulations promulgated thereunder.

     (f) "Committee" shall mean the Stock Option Committee of the Board of Directors. The Committee shall consist of two or more persons, each of whom is an "outside director" within the meaning of Section 162(m) of the Code and a "disinterested person" within the meaning of Rule 16b-3.

     (g) "Company" shall mean, collectively, DRS and each of its Subsidiaries now held or hereinafter acquired.

     (h) "Company Stock" shall mean the common stock of DRS, par value $.01 per share.

     (i) "Disability" shall mean: (1) any physical or mental condition that would qualify a Participant for a disability benefit under the long-term disability plan maintained by the Company and applicable to him or her; (2) when used in connection with the exercise of an Incentive Stock Option following termination of employment, disability within the meaning of
     Section 22(e)(3) of the Code; or (3) such other condition as may be determined in the sole discretion of the Committee to constitute Disability.

     (j) "Effective Date" shall mean the date upon which this Plan is adopted by the Board of Directors.

     (k) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time.

     (l) "Executive Officer" shall have the meaning set forth in Rule 3b-7 promulgated under the Exchange Act.

     (m) The "Fair Market Value" of a share of Company Stock, as of a date of determination, shall mean (1) the closing sales price per share of Company Stock on the national securities exchange on which such stock is principally traded for the last preceding date on which there was a sale of such stock on such exchange, or (2) if the shares of Company Stock are not listed or admitted to trading on any such exchange, the closing price as reported by the NASDAQ Stock Market for the last preceding date on which there was a sale of such stock on such exchange, or (3) if the shares of Company Stock are not then listed on the NASDAQ Stock Market, the average of the highest reported bid and lowest reported asked prices for the shares of Company Stock as reported by the National Association of Securities Dealers, Inc. Automated Quotations System for the last preceding date on which there was a sale of such stock in such market, or (4) if the shares of Company Stock are not then listed on a national securities exchange or traded in an over-the-counter market or the value of such shares is not otherwise determinable, such value as determined by the Committee in good faith.

     (n) "Incentive Award" shall mean any Option, Tandem SAR, Stand-Alone SAR, Restricted Stock, Phantom Stock, Stock Bonus or Other Award granted pursuant to the terms of the Plan.

     (o) Incentive Stock Option" shall mean an Option that is an "incentive stock option" within the meaning of Section 422 of the Code, or any successor provision, and that is designated by the Committee as an Incentive Stock Option.

     (p) "Initial Director" shall mean a Non-Employee Director of DRS who is a member of the Board of Directors on the Effective Date.

     (q) "Issue Date" shall mean the date established by DRS on which certificates representing shares of Restricted Stock shall be issued by DRS pursuant to the terms of Section 10(e).

     (r) "Non-Employee Director" shall mean a member of the Board of Directors who is not an employee of the Company.

     (s) "Non-Qualified Stock Option" shall mean an Option other than an Incentive Stock Option.

     (t) "Option" shall mean an option to purchase shares of Company Stock granted pursuant to Section 7 (or, with respect to a Non-Employee Director, pursuant to Section 14 hereof).

     (u) "Other Award" shall mean an award granted pursuant to Section 13 hereof.

     (v) "Partial Exercise" shall mean an exercise of an Incentive Award for less than the full extent permitted at the time of such exercise.

     (w) "Participant" shall mean (1) an employee or consultant of the Company to whom an Incentive Award is granted pursuant to the Plan, (2) with respect to Non-Qualified Stock Options granted under Section 14 hereof, each Non-Employee Director and (3) upon the death of an individual described in (1) or (2), his or her successors, heirs, executors and administrators, as the case may be.

     (x) "Person" shall have the meaning set forth in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (1) the Company, (2) a trustee or other fiduciary holding securities under an employee benefit plan of the Company, (3) an underwriter temporarily holding securities pursuant to an offering of such securities, (4) a corporation owned, directly or indirectly, by the stockholders of DRS in substantially the same proportions as their ownership of stock of DRS, (5) First Pacific Advisors Inc., (6) Palisade Capital Management, LLC, or (7) Taglich Brothers, D'Amadeo, Wagner and Co., Inc.

     (y) "Phantom Stock" shall mean the right, granted pursuant to Section 11, to receive in cash or shares the Fair Market Value of a share of Company Stock.

     (z) "Reload Option" shall mean a Non-Qualified Stock Option granted pursuant to Section 7(c)(5).

     (aa) "Restricted Stock" shall mean a share of Company Stock which is granted pursuant to the terms of Section 10 hereof and which is subject to the restrictions set forth in Section 10(c).

     (bb) "Rule 16b-3" shall mean the Rule 16b-3 promulgated under the Exchange Act, as amended from time to time.

     (cc) "Securities Act" shall mean the Securities Act of 1933, as amended from time to time.

     (dd) "Stand-Alone SAR" shall mean a stock appreciation right which is granted pursuant to Section 9 and which is not related to any Option.

     (ee) "Stock Bonus" shall mean a bonus payable in shares of Company Stock granted pursuant to Section 12.

     (ff) "Subsequent Director" shall mean a Non-Employee Director of DRS who becomes a member of the Board of Directors subsequent to the Effective Date.

     (gg) "Subsidiary" shall mean a "subsidiary corporation" within the meaning of Section 424(f) of the Code.

     (hh) "Tandem SAR" shall mean a stock appreciation right which is granted pursuant to Section 8 and which is related to an Option.

     (ii) "Vesting Date" shall mean the date established by the Committee on which a share of Restricted Stock or Phantom Stock may vest.

3. Stock Subject to the Plan

     (a) Shares Available for Awards

          The maximum number of shares of Company Stock reserved for issuance under the Plan shall be 1,400,000 shares (subject to adjustment as provided herein). Such shares may be authorized but unissued Company Stock or authorized and issued Company Stock held in DRS's treasury. The Committee may direct that any stock certificate evidencing shares issued pursuant to the Plan shall bear a legend setting forth such restrictions on transferability as may apply to such shares pursuant to the Plan.

          The grant of a Tandem SAR, a Stand-Alone SAR or Phantom Stock shall not reduce the number of shares of Company Stock with respect to which Incentive Awards may be granted pursuant to the Plan.

(b) Individual Limitation

          The total number of shares of Company Stock subject to Incentive Awards (including Incentive Awards which may be payable in cash but denominated as shares of Company Stock, i.e., Stand-Alone SARs and Phantom Stock), awarded to any employee during any tax year of the Company, shall not exceed 200,000 shares (subject to adjustment as provided herein). Determinations under the preceding sentence shall be made in a manner that is consistent with Section 162(m) of the Code.

(c) Adjustment for Change in Capitalization.

          In the event that the Committee shall determine that any dividend or other distribution (whether in the form of cash, Company Stock, or other property), recapitalization, Company Stock split, reverse Company Stock split, reorganization, merger, consolidation, spin-off, combination, repurchase, or share exchange, or other similar corporate transaction or event, affects the Company Stock such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of Participants under the Plan, then the Committee shall make such equitable changes or adjustments as it deems necessary or appropriate to any or all of (1) the number and kind of shares of Company Stock which may thereafter be issued in connection with Incentive Awards, (2) the number and kind of shares of Company Stock issued or issuable in respect of outstanding Incentive Awards, (3) the exercise price, grant price or purchase price relating to any Incentive Award, and (4) the maximum number of shares subject to Incentive Awards which may be awarded to any employee during any tax year of the Company; provided that, with respect to Incentive Stock Options, such adjustment shall be made in accordance with Section 424 of the Code.

(d) Re-use of Shares.

          The following shares of Company Stock shall again become available for Incentive Awards: except as provided below, any shares subject to an Incentive Award that remain unissued upon the cancellation, surrender, exchange or termination of such award for any reason whatsoever; and any shares of Restricted Stock forfeited. Notwithstanding the foregoing, upon the exercise of any Incentive Award granted in tandem with any other Incentive Awards, such related Awards shall be cancelled to the extent of the number of shares of Company Stock as to which the Incentive Award is exercised and such number of shares shall no longer be available for Incentive Awards under the Plan.

4. Administration of the Plan.

     The Plan shall be administered by the Committee. The Committee shall have the authority in its sole discretion, subject to and not inconsistent with the express provisions of the Plan, to administer the Plan and to exercise all the powers and authorities either specifically granted to it under the Plan or necessary or advisable in the administration of the Plan, including, without limitation, the authority to grant Incentive Awards; to determine the persons to whom and the time or times at which Incentive Awards shall be granted; to determine the type and number of Incentive Awards to be granted, the number of shares of Stock to which an Award may relate and the terms, conditions, restrictions and performance criteria relating to any Incentive Award; to determine whether, to what extent, and under what circumstances an Incentive Award maybe settled, cancelled, forfeited, exchanged, or surrendered; to make adjustments in the performance goals in recognition of unusual or non-recurring events affecting the Company or the financial statements of the Company (to the extent not inconsistent with Section 162(m) of the Code, if applicable), or in response to changes in applicable laws, regulations, or accounting principles; to construe and interpret the Plan and any Incentive Award; to prescribe, amend and rescind rules and regulations relating to the Plan; to determine the terms and provisions of Agreements; and to make all other determinations deemed necessary or advisable for the administration of the Plan; provided, however, that the Committee may not exercise discretion under any provision of the Plan with respect to Non-Qualified Stock Options granted to Non-Employee Directors pursuant to Section 14 of the Plan, to the extent that such discretion is inconsistent with Rule 16b-3.

     The Committee may, in its absolute discretion, without amendment to the Plan, (a) except with regard to Non-Qualified Stock Options granted to Non-Employee Directors pursuant to Section 14 hereof, accelerate the date on which any Option or Stand-Alone SAR granted under the Plan becomes exercisable, waive or amend the operation of Plan provisions respecting exercise after termination of employment or otherwise adjust any of the terms of such Option or Stand-Alone SAR, and (b) accelerate the Vesting Date or Issue Date, or waive any condition imposed hereunder, with respect to any share of Restricted Stock, Phantom Stock or other Incentive Award or otherwise adjust any of the terms applicable to any such Incentive Award.

     No member of the Committee shall be liable for any action, omission or determination relating to the Plan, and the Company shall indemnify (to the extent permitted under Delaware law and the bylaws of the Company) and hold harmless each member of the Committee and each other director or employee of the Company to whom any duty or power relating to the administration or interpretation of the Plan has been delegated against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim with the approval of the Committee) arising out or any action, omission or determination relating to the Plan, unless, in either case, such action, omission or determination was taken or made by such member, director or employee in bad faith and without reasonable belief that it was in the best interests of the Company.

5. Eligibility.

     The persons who shall be eligible to receive Incentive Awards pursuant to the Plan shall be such employees of the Company (including officers of the Company, whether or not they are directors of DRS) and consultants of the Company as the Committee shall select from time to time. Non-Qualified Stock Options shall be granted to Non-Employee Directors in accordance with the provisions of Section 14 hereof.

6. Awards Under the Plan; Agreement.

     The Committee may grant Options, Tandem SARs, Stand-Alone SARs, shares of Restricted Stock, shares of Phantom Stock, Stock Bonuses and Other Awards in such amounts and with such terms and conditions as the Committee shall determine, subject to the provisions of the Plan. Non-Qualified Stock Options shall be granted to Non-Employee Directors in accordance with Section 14 hereof.

     Each Incentive Award granted under the Plan (except an unconditional Stock Bonus) shall be evidenced by an Agreement which shall contain such provisions as the Committee may in its sole discretion deem necessary or desirable. By accepting an Incentive Award, a Participant thereby agrees that the award shall be subject to all of the terms and provisions of the Plan and the applicable Agreement.

7. Options.

     (a)  Identification of Options.

          Each Option shall be clearly identified in the applicable Agreement as either an Incentive Stock Option or a Non-Qualified Stock Option.

     (b)  Exercise Price.

          Each Agreement with respect to an Option shall set forth the amount (the "option exercise price") payable by the grantee to the Company upon exercise of the Option. The option exercise price per share shall be determined by the Committee; provided, however, that in the case of an Incentive Stock Option, the option exercise price shall in no event be less than the Fair Market Value of a share of Company Stock on the date the Option is granted.

     (c)  Term and Exercise of Options.

          (1) Unless the applicable Agreement provides otherwise, an Option shall become cumulatively exercisable as to 25 percent of the shares covered thereby on each of the first, second, third and fourth anniversaries of the date of grant. The Committee shall determine the expiration date of each Option; provided, however, that no Incentive Stock Option shall be exercisable more than 10 years after the date of grant. Unless the applicable Agreement provides otherwise, no Option shall be exercisable prior to the first anniversary of the date of grant.

          (2) An Option may be exercised for all or any portion of the shares as to which it is exercisable, provided that no Partial Exercise of an Option shall be for an aggregate exercise price of less than $1,000. The Partial Exercise of an Option shall not cause the expiration, termination or cancellation of the remaining portion thereof.

          (3) An Option shall be exercised by delivering notice to DRS's principal office, to the attention of its Secretary. Such notice shall be accompanied by the applicable Agreement, shall specify the number of shares of Company Stock with respect to which the Option is being exercised and the effective date of the proposed exercise and shall be signed by the Participant or other person then having the right to exercise the Option. Payment for shares of Company Stock purchased upon the exercise of an Option shall be made on the effective date of such exercise by one or a combination of the following means: (i) in cash or by personal check, certified check, bank cashier's check or wire transfer;
               (ii) subject to the approval of the Committee, in shares of Company Stock owned by the Participant for at least six months prior to the date of exercise and valued at their Fair

               Market Value on the effective date of such exercise; or (iii) subject to the approval of the Committee, by such other provision as the Committee may from time to time authorize. Any payment in shares of Company Stock shall be effected by the delivery of such shares to the Secretary of DRS, duly endorsed in blank or accompanied by stock powers duly executed in blank, together with any other documents and evidences as the Secretary of DRS shall require.

          (4) Certificates for shares of Company Stock purchased upon the exercise of an Option shall be issued in the name of the Participant or other person entitled to receive such shares, and delivered to the Participant or such other person as soon as practicable following the effective date on which the Option is exercised.

          (5) The Committee shall have the authority to specify, at the time of grant or, with respect to Non-Qualified Stock Options, at or after the time of grant, that a Participant shall be granted a new Non-Qualified Stock Option (a "Reload Option") for a number of shares equal to the number of shares surrendered by the Participant upon exercise of all or a part of an Option in the manner described in Section 7(c)(3)(ii) above, subject to the availability of shares of Company Stock under the Plan at the time of such exercise; provided, however, that no Reload Option shall be granted to a Non-Employee Director. Reload Options shall be subject to such conditions as may be specified by the Committee in its discretion, subject to the terms of the Plan.

     (d)  Limitations on Incentive Stock Options.

          (1) To the extent that the aggregate Fair Market Value of shares of Company Stock with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year under the Plan and any other stock option plan of the Company (or any Subsidiary) shall exceed $100,000, such Options shall be treated as Non-Qualified Stock Options. Such Fair Market Value shall be determined as of the date on which each such Incentive Stock Option is granted.

          (2) No Incentive Stock Option may be granted to an individual if, at the time of the proposed grant, such individual owns (or is attributed to own by virtue of the Code) stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company or any Subsidiary unless (i) the exercise price of such Incentive Stock Option is at least 110 percent of the Fair Market Value of a share of Company Stock at the time such Incentive Stock Option is granted and (ii) such Incentive Stock Option is not exercisable after the expiration of five years from the date such Incentive Stock Option is granted.

     (e)  Effect of Termination of Employment.

          (1) Unless the applicable Agreement provides otherwise, in the event that the employment of a Participant with the Company shall terminate for any reason other than Cause, Disability or death,
               (i) Options granted to such Participant, to the extent that they are exercisable at the time of such termination, shall remain exercisable until the date that is three months after such termination, on which date they shall expire, and (ii) Options granted to such Participant, to the extent that they were not exercisable at the time of such termination, shall expire at the close of business on the date of such termination. The three-month period described in this Section 7(e)(1) shall be extended to one year from the date of such termination in the event of the Participant's death during such three-month period. Notwithstanding the foregoing, no Option shall be exercisable after the expiration of its term.

          (2) Unless the applicable Agreement provides otherwise, in the event that the employment of a Participant with the Company shall terminate on account of the Disability or death of the Participant, (i) Options granted to such Participant, to the extent that they were exercisable at the time of such termination, shall remain exercisable until the first anniversary of such termination, on which date they shall expire, and (ii) Options granted to such Participant, to the extent that they were not exercisable at the time of such termination, shall expire at the close of business on the date of such termination; provided, however, that no Option shall be exercisable after the expiration of its term.

          (3) In the event of the termination of a Participant's employment for Cause, all outstanding Options granted to such Participant shall expire at the commencement of business on the date of such termination.

     (f)  Acceleration of Exercise Date Upon Change in Control.

          Upon the occurrence of a Change in Control, each Option granted under the Plan and outstanding at such time shall become fully and immediately exercisable and shall remain exercisable until its expiration, termination or cancellation.

8. Tandem SARs.

     The Committee may grant in connection with any Option granted hereunder, except a Non-Qualified Stock Option granted to a Non-Employee Director pursuant to Section 14 hereof, one or more Tandem SARs relating to a number of shares of Company Stock less than or equal to the number of shares of Company Stock subject to the related Option. A Tandem SAR granted in connection with an Option must be granted at the same time that such Option is granted; provided, however, that a Tandem SAR granted in connection with a Non-Qualified Stock Option may be granted subsequent to the time that such Non-Qualified Stock Option is granted.

     (a)  Benefit Upon Exercise.

          The exercise of a Tandem SAR with respect to any number of shares of Company Stock shall entitle the Participant to a cash payment, for each such share, equal to the excess of (1) the Fair Market Value of a share of Company Stock on the exercise date over (2) the option exercise price of the related Option. Such payment shall be made as soon as practicable after the effective date of such exercise.

     (b)  Term and Exercise of Tandem SAR.

          (1) A Tandem SAR shall be exercisable only if and to the extent that its related Option is exercisable.

          (2) The exercise of a Tandem SAR with respect to a number of shares of Company Stock shall cause the immediate and automatic cancellation of its related Option with respect to an equal number of shares. The exercise of an Option, or the cancellation, termination or expiration of an Option (other than pursuant to this Section 8(b)(2)), with respect to a number of shares of Company Stock shall cause the automatic and immediate cancellation of any related Tandem SARs to the extent of the number of shares of Company Stock subject to such Option which is so exercised, cancelled, terminated or expired.

          (3) A Tandem SAR may be exercised for all or any portion of the shares as to which it is exercisable; provided, that no Partial Exercise of a Tandem SAR shall be for an aggregate exercise price of less than $1,000.

          (4) No Tandem SAR shall be assignable or transferable otherwise than together with its related Option.

          (5) A Tandem SAR shall be exercised by delivering notice to DRS's principal office, to the attention of its Secretary. Such notice shall be accompanied by the applicable Agreement, shall specify the number of shares of Company Stock with respect to which the Tandem SAR is being exercised and the effective date of the proposed exercise and shall be signed by the Participant or other person then having the right to exercise the Option to which the Tandem SAR is related.

9. Stand-Alone SARs.

     (a)  Exercise Price.

          The exercise price per share of a Stand-Alone SAR shall be determined by the Committee at the time of grant, but shall in no event be less than the Fair Market Value of a share of Company Stock on the date of grant.

     (b)  Benefit Upon Exercise.

          The exercise of a Stand-Alone SAR with respect to any number of shares of Company Stock shall entitle the Participant to a payment, for each such share, equal to the excess of (1) the Fair Market Value of a share of Company Stock on the exercise date over (2) the exercise price of the Stand-Alone SAR. Such payments shall be made as soon as practicable after such exercise, in cash and/or shares of Company Stock, as determined by the Committee.

     (c)  Term and Exercise of Stand-Alone SARs.

          (1) Unless the applicable Agreement provides otherwise, a Stand-Alone SAR shall become cumulatively exercisable as to 25 percent of the shares covered thereby on each of the first, second, third and fourth anniversaries of the date of grant. The Committee shall determine the expiration date of each Stand-Alone SAR. Unless the applicable Agreement provides otherwise, no Stand-Alone SAR shall be exercisable prior to the first anniversary of the date of grant.

          (2) A Stand-Alone SAR may be exercised for all or any portion of the shares as to which it is exercisable; provided, that no Partial Exercise of a Stand-Alone SAR shall be for an aggregate exercise price of less than $1,000.

          (3) A Stand-Alone SAR shall be exercised by delivering notice to DRS's principal office, to the attention of its Secretary. Such notice shall be accompanied by the applicable Agreement, shall specify the number of shares of Company Stock with respect to which the Stand-Alone SAR is being exercised, and the effective date of the proposed exercise, and shall be signed by the Participant.

     (d)  Effect of Termination of Employment.

          The provisions set forth in Section 7(e) with respect to the exercise of Options following termination of employment shall apply as well to such exercise of Stand-Alone SARs.

     (e)  Acceleration of Exercise Date Upon Change in Control.

          Upon the occurrence of a Change in Control, any Stand-Alone SAR granted under the Plan and outstanding at such time shall become fully and immediately exercisable and shall remain exercisable until its expiration, termination or cancellation.

10.  Restricted Stock.

     (a)  Issue Date and Vesting Date.

          At the time of the grant of shares of Restricted Stock, the Committee shall establish an Issue Date or Issue Dates and a Vesting Date or Vesting Dates with respect to such shares. The Committee may divide such shares into classes and assign a different Issue Date and/or Vesting Date for each class. If the grantee is employed by the Company on an Issue Date (which may be the date of grant), the specified number of shares of Restricted Stock shall be issued in accordance with the provisions of Section 10(e). Provided that all conditions to the vesting of a share of Restricted Stock imposed pursuant to Section 10(b) are satisfied, and except as provided in Section 10(g), upon the occurrence of the Vesting Date with respect to a share of Restricted Stock, such share shall vest and the restrictions of Section 10(c) shall lapse.

     (b)  Conditions to Vesting.

          At the time of the grant of shares of Restricted Stock, the Committee may impose such restrictions or conditions to the vesting of such shares as it, in its absolute discretion, deems appropriate.

     (c)  Restrictions on Transfer Prior to Vesting.

          Prior to the vesting of a share of Restricted Stock, no transfer of a Participant's rights with respect to such share, whether voluntary or involuntary, by operation of law or otherwise, shall be permitted. Immediately upon any attempt to transfer such rights, such share, and all of the rights related thereto, shall be forfeited by the Participant.

     (d)  Dividends on Restricted Stock.

          The Committee in its discretion may require that any dividends paid on shares of Restricted Stock be held in escrow until all restrictions on such shares have lapsed.

     (e)  Issuance of Certificates.

          (1) Reasonably promptly after the Issue Date with respect to shares of Restricted Stock, DRS shall cause to be issued a stock certificate, registered in the name of the Participant to whom such shares were granted, evidencing such shares; provided that DRS shall not cause such a stock certificate to be issued unless it has received a stock power duly endorsed in blank with respect to such shares. Each such stock certificate shall bear the following legend:

               THE TRANSFERABILITY OF THIS CERTIFICATE AND THE SHARES OF STOCK REPRESENTED HEREBY ARE SUBJECT TO THE RESTRICTIONS, TERMS AND CONDITIONS (INCLUDING FORFEITURE PROVISIONS AND RESTRICTIONS AGAINST TRANSFER) CONTAINED IN THE DRS TECHNOLOGIES, INC. 1996 OMNIBUS PLAN AND AN AGREEMENT ENTERED INTO BETWEEN THE REGISTERED OWNER OF SUCH SHARES AND DRS. A COPY OF THE PLAN AND AGREEMENT IS ON FILE IN THE OFFICE OF THE SECRETARY OF DRS, 5 SYLVAN WAY, PARSIPPANY, NEW JERSEY 07054.

            Such legend shall not be removed until such shares vest pursuant to the terms hereof.

          (2) Each certificate issued pursuant to this Section 10(e), together with the stock powers relating to the shares of Restricted Stock evidenced by such certificate, shall be held by DRS unless the Committee determines otherwise.

     (f)  Consequences of Vesting.

          Upon the vesting of a share of Restricted Stock pursuant to the terms hereof, the restrictions of Section 10(c) shall lapse with respect to such share. Reasonably promptly after a share of Restricted Stock vests, DRS shall cause to be delivered to the Participant to whom such shares were granted, a certificate evidencing such share, free of the legend set forth in Section 10(e).

     (g)  Effect of Termination of Employment.

          (1) Subject to such other provision as the Committee may set forth in the applicable Agreement, and to the Committee's amendment authority pursuant to Section 4, upon the termination of a Participant's employment for any reason other than Cause, any and all shares to which restrictions on transferability apply shall be immediately forfeited by the Participant and transferred to, and reacquired by, DRS; provided that if the Committee, in its sole discretion, shall within thirty (30) days after such termination of employment notify the Participant in writing of its decision not to terminate the Participant's rights in such shares, then the Participant shall continue to be the owner of such shares subject to such continuing restrictions as the Committee may prescribe in such notice. In the event of a forfeiture of shares pursuant to this section, DRS shall repay to the Participant (or the Participant's estate) any amount paid by the Participant for such shares. In the event that DRS requires a return of shares, it shall also have the right to require the return of all dividends paid on such shares, whether by termination of any escrow arrangement under which such dividends are held or otherwise.

          (2) In the event of the termination of a Participant's employment for Cause, all shares of Restricted Stock granted to such Participant which have not vested as of the date of such termination shall immediately be returned to DRS, together with any dividends paid on such shares, in return for which DRS shall repay to the Participant any amount paid by the Participant for such shares.

     (h)  Effect of Change in Control.

          Upon the occurrence of a Change in Control, all outstanding shares of Restricted Stock which have not theretofore vested shall immediately vest and all restrictions on such shares shall immediately lapse.

     (i)  Special Provisions Regarding Awards.

          Notwithstanding anything to the contrary contained herein, Restricted Stock granted pursuant to this Section 10 to Executive Officers may be based on the attainment by DRS or the Company (or a Subsidiary or division of DRS if applicable) of performance goals pre-established by the Committee, based on one or more of the following criteria: (1) a specified percentage return on total stockholder equity; (2) a specified percentage increase in earnings per share of Company Stock;
          (3) a specified percentage increase in net income (before or after taxes); (4) a specified percentage increase in earnings before interest, taxes, depreciation and amortization; (5) a specified percentage increase in earnings before interest and income taxes, as adjusted for corporate office overhead expense allocation; (6) a specified percentage increase in revenues; (7) a specified minimum return on assets; and (8) such other criteria as the stockholders of DRS may approve; in each case, as determined in accordance with generally accepted accounting principles.

          Such shares of Restricted Stock shall be released from restrictions only after the attainment of such performance measures has been certified by the Committee.

11.   Phantom Stock.

     (a)  Vesting Date.

          At the time of the grant of shares of Phantom Stock, the Committee shall establish a Vesting Date or Vesting Dates with respect to such shares. The Committee may divide such shares into classes and assign a different Vesting Date for each class. Provided that all conditions to the vesting of a share of Phantom Stock imposed pursuant to Section 11(c) are satisfied, and except as provided in Section 11(d), upon the occurrence of the Vesting Date with respect to a share of Phantom Stock, such share shall vest.

     (b)  Benefit Upon Vesting.

          Upon the vesting of a share of Phantom Stock, the Participant shall be entitled to receive, within 30 days of the date on which such share vests, an amount, in cash and/or shares of Company Stock, as determined by the Committee, equal to the sum of (1) the Fair Market Value of a share of Company Stock on the date on which such share of Phantom Stock vests and (2) the aggregate amount of cash dividends paid with respect to a share of Company Stock during the period commencing on the date on which the share of Phantom Stock was granted and terminating on the date on which such share vests.

     (c)  Conditions to Vesting.

          At the time of the grant of shares of Phantom Stock, the Committee may impose such restrictions or conditions to the vesting of such shares as it, in its absolute discretion, deems appropriate.

     (d)  Effect of Termination of Employment.

          Subject to such other provision as the Committee may set forth in the applicable Agreement, and to the Committee's amendment authority pursuant to Section 4, shares of Phantom Stock that have not vested, together with any dividends credited on such shares, shall be forfeited upon the Participant's termination of employment for any reason.

     (e)  Effect of Change in Control.

          Upon the occurrence of a Change in Control, all outstanding shares of Phantom Stock which have not theretofore vested shall immediately vest and payment in respect of such shares shall be made in accordance with the terms of this Plan.

     (f)  Special Provisions Regarding Awards.

          Notwithstanding anything to the contrary contained herein, the vesting of Phantom Stock granted pursuant to this Section 11 to Executive Officers may be based on the attainment by DRS or the Company (or a Subsidiary or division of DRS if applicable) of one or more of the performance criteria set forth in Section 10(i) hereof, in each case, as determined in accordance with generally accepted accounting principles. No payment in respect of any such Phantom Stock award will be paid to an Executive Officer until the attainment of the respective performance measures have been certified by the Committee.

12.  Stock Bonuses.

     In the event that the Committee grants a Stock Bonus, a certificate for the shares of Company Stock comprising such Stock Bonus shall be issued in the name of the Participant to whom such grant was made and delivered to such Participant as soon as practicable after the date on which such Stock Bonus is payable. Executive Officers shall be eligible to receive Stock Bonus grants hereunder only after a determination of eligibility is made by the Committee, in its sole discretion.

13.  Other Awards.

     Other forms of Incentive Awards ("Other Awards") valued in whole or in part by reference to, or otherwise based on, Company Stock may be granted either alone or in addition to other Incentive Awards under the Plan. Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine the persons to whom and the time or times at which such Other Awards shall be granted, the number of shares of Company Stock to be granted pursuant to such Other Awards and all other conditions of such Other Awards.

14.  Non-Employee Director Formula Stock Options.

     The provisions of this Section 14 shall apply only to grants of Non-Qualified Stock Options to Non-Employee Directors, and, to the extent required by Rule 16b-3, shall not be amended more than every six months, other than to comport with changes in the Code, the Employee Retirement Income Security Act of 1974, as amended, or the rules and regulations promulgated thereunder.

     (a)  General.

          Non-Employee Directors shall receive Non-Qualified Stock Options under the Plan. The exercise price per share of Company Stock purchasable under Non-Qualified Stock Options granted to Non-Employee Directors shall be the Fair Market Value of a share of Company Stock on the date of grant. No Non-Qualified Stock Option granted to a Non-Employee Director may be subject to an acceleration of exercisability except upon a Change in Control as described in Section 7(f).

     (b)  Initial Grants to Subsequent Directors.

          Each Subsequent Director shall, at the time such director becomes a member of the Board of Directors, be granted automatically a Non-Qualified Stock Option to purchase 5,000 shares of Company Stock.

     (c)  Subsequent Grants to Directors.

          On the date of each annual meeting of the stockholders of DRS subsequent to the annual meeting immediately following the Effective Date, each continuing Initial Director will be granted automatically a Non-Qualified Stock Option to purchase 2,500 shares of Company Stock; provided, however, that in no event shall a continuing Initial Director be granted Non-Qualified Stock Options to purchase more than 2,500 shares of Company Stock under the Plan or any other stock option plan of the Company during any tax year of the Company. On the date of each annual meeting of the stockholders of DRS subsequent to a Subsequent Director's becoming a member of the Board of Directors, such Subsequent Director shall be granted automatically a Non-Qualified Stock Option to purchase 2,500 shares of Company Stock.

     (d)  Method and Time of Payment.

          The Option exercise price shall be paid in full, at the time of exercise, in cash (including cash received from the Company as compensation or, in the discretion of the Committee, cash borrowed from the Company on such terms and subject to such conditions as the Committee shall prescribe), in shares of Company Stock having a Fair Market Value equal to such Option exercise price, in a combination of cash and Company Stock or through a cashless exercise procedure.

     (e)  Term and Exercisability.

          Each Non-Qualified Stock Option granted under this Section 14 shall
          (1) be exercisable as to 100% of the shares of Company Stock covered thereby on the first anniversary of the date that the Non-Qualified Stock Option is granted and (2) expire ten years from the date of grant.

     (f)  Termination.

          In the event of the termination of a Non-Employee Director's service with DRS other than for Cause, any Non-Qualified Stock Option granted to such Non-Employee Director under this Section 14, to the extent that it is exercisable on the date of such termination, may be exercised by such Non-Employee Director (or, if applicable, by his or her executors, administrator, legatees or distributees) until the earlier of (1) the date that is two years from the date of such termination or (2) the expiration of such Non-Qualified Stock Option. In the event of the termination of a Non-Employee Director's service with DRS for Cause, all outstanding Non-Qualified Stock Options granted to such Non-Employee Director shall expire at the commencement of business on the date of such termination.

15.  Rights as a Stockholder.

     No person shall have any rights as a stockholder with respect to any shares of Company Stock covered by or relating to any Incentive Award until the date of issuance of a stock certificate with respect to such shares. Except as otherwise expressly provided in Section 3(c), no adjustment to any Incentive Award shall be made for dividends or other rights for which the record date occurs prior to the date such stock certificate is issued.

16.  No Special Employment Rights; No Right to Incentive Award.

     Nothing contained in the Plan or any Agreement shall confer upon any Participant any right with respect to the continuation of employment by the Company or interfere in any way with the right of the Company, subject to the terms of any separate employment agreement to the contrary, at any time to terminate such employment or to increase or decrease the compensation of the Participant.

     No person shall have any claim or right to receive an Incentive Award hereunder. The Committee's granting of an Incentive Award to a Participant at any time shall neither require the Committee to grant any other Incentive Award to such Participant or other person at any time or preclude the Committee from making subsequent grants to such Participant or any other person.

17.  Securities Matters.

     (a) DRS shall be under no obligation to effect the registration pursuant to the Securities Act of any interests in the Plan or any shares of Company Stock to be issued hereunder or to effect similar compliance under any state laws. Notwithstanding anything herein to the contrary, DRS shall not be obligated to cause to be issued or delivered any certificates evidencing shares of Company Stock pursuant to the Plan unless and until DRS is advised by its counsel that the issuance and delivery of such certificates is in compliance with all applicable laws, regulations of governmental authority and the requirements of any securities exchange on which shares of Company Stock are traded. The Committee may require, as a condition of the issuance and delivery of certificates evidencing shares of Company Stock pursuant to the terms hereof, that the recipient of such shares make such agreements and representations, and that such certificates bear such legends, as the Committee, in its sole discretion, deems necessary or desirable.

     (b) The transfer of any shares of Company Stock hereunder shall be effective only at such time as counsel to DRS shall have determined that the issuance and delivery of such shares is in compliance with all applicable laws, regulations of governmental authority and the requirements of any securities exchange on which shares of Company Stock are traded. The Committee may, in its sole discretion, defer the effectiveness of any transfer of shares of Company Stock hereunder in order to allow the issuance of such shares to be made pursuant to registration or an exemption from registration or other methods for compliance available under federal or state securities laws. The Committee shall inform the Participant in writing of its decision to defer the effectiveness of a transfer. During the period of such deferral in connection with the exercise of an Option, the Participant may, by written notice, withdraw such exercise and obtain the refund of any amount paid with respect thereto.

18.  Withholding Taxes.

     Whenever cash is to be paid pursuant to an Incentive Award, the Company shall have the right to deduct therefrom an amount sufficient to satisfy any federal, state and local withholding requirements related thereto.

     Whenever shares of Company Stock are to be delivered pursuant to an Incentive Award, the Company shall have the right to require the Participant to remit to the Company in cash an amount sufficient to satisfy any federal, state and local withholding tax requirements related thereto. With the approval of the Committee, a Participant may satisfy the foregoing requirement by electing to have the Company withhold from delivery shares of Company Stock having a value equal to the amount of tax to be withheld. Such shares shall be valued at their Fair Market Value on the date of which the amount of tax to be withheld is determined (the "Tax Date"). Fractional share amounts shall be settled in cash. Such a withholding election may be made with respect to all or any portion of the shares to be delivered pursuant to an Incentive Award.

19.  Notification of Election Under Section 83(b) of the Code.

     If any Participant shall, in connection with the acquisition of shares of Company Stock under the Plan, make the election permitted under Section 83(b) of the Code (i.e., an election to include in gross income in the year of transfer the amounts specified in Section 83(b)), such Participant shall notify the Company of such election within 10 days of filing notice of the election with the Internal Revenue Service, in addition to any filing and a notification required pursuant to regulation issued under the authority of Section 83(b) of the Code.

20.  Notification Upon Disqualifying Disposition Under Section 421(b) of the
     Code.

     Each Agreement with respect to an Incentive Stock Option shall require the Participant to notify the Company of any disposition of shares of Company Stock issued pursuant to the exercise of such Option under the circumstances described in Section 421(b) of the Code (relating to certain disqualifying dispositions), within 10 days of such disposition.

21.  Amendment or Termination of the Plan.

     The Board of Directors may, at any time, suspend or terminate the Plan or revise or amend it in any respect whatsoever; provided, however, that stockholder approval shall be required if and to the extent required by Rule 16b-3 or by any comparable or successor exemption under which the Board of Directors believes it is appropriate for the Plan to qualify, or if and to the extent the Board of Directors determines that such approval is appropriate for purposes of satisfying Sections 162(m) or 422 of the Code. Incentive Awards may be granted under the Plan prior to the receipt of such stockholder approval but each such grant shall be subject in its entirety to such approval and no award may be exercised, vested or otherwise satisfied prior to the receipt of such approval. Nothing herein shall restrict the Committee's ability to exercise its discretionary authority pursuant to Section 4, which discretion may be exercised without amendment to the Plan. No action hereunder may, without the consent of a Participant, reduce the Participant's rights under any outstanding Incentive Award.

22.   Transfers Upon Death; Nonassignability.

      Upon the death of a Participant, outstanding Incentive Awards granted to such Participant may be exercised only by the executor or administrator of the Participant's estate or by a person who shall have acquired the right to such exercise by will or by the laws of descent and distribution. No transfer of an Incentive Award by will or the laws of descent and distribution shall be effective to bind the Company unless the Committee shall have been furnished with (a) written notice thereof and with a copy of the will and/or such evidence as the Committee may deem necessary to establish the validity of the transfer and (b) an agreement by the transferee to comply with all the terms and conditions of the Incentive Award that are or would have been applicable to the Participant and to be bound by the acknowledgements made by the Participant in connection with the grant of the Incentive Award.

     During a Participant's lifetime, the Committee may permit the transfer, assignment or other encumbrance of an outstanding Option unless (y) such Option is an Incentive Stock Option and the Committee and the Participant intends that it shall retain such status, or (z) such Option is meant to qualify for the exemptions available under Rule 16b-3, nontransferability is necessary under Rule 16b-3 in order for the award to so qualify and the Committee and the Participant intend that it shall continue to so qualify. Subject to any conditions as the Committee may prescribe, a Participant may, upon providing written notice to the Secretary of DRS, elect to transfer any or all Options granted to such Participant pursuant to the Plan to members of his or her immediate family, including, but not limited to, children, grandchildren and spouse or to trusts for the benefit of such immediate family members or to partnerships in which such family members are the only partners; provided, however, that no such transfer by any Participant may be made in exchange for consideration.

23.  Expenses and Receipts.

     The expenses of the Plan shall be paid by the Company. Any proceeds received by the Company in connection with any Incentive Award will be used for general corporate purposes.

24.  Failure to Comply.

     In addition to the remedies of the Company elsewhere provided for herein, failure by a Participant (or beneficiary) to comply with any of the terms and conditions of the Plan or the applicable Agreement, unless such failure is remedied by such Participant (or beneficiary) within ten days after notice of such failure by the Committee, shall be grounds for the cancellation and forfeiture of such Incentive Award, in whole or in part, as the Committee, in its absolute discretion, may determine.

25.  Effective Date and Term of Plan.

     The Plan became effective on the Effective Date, but the Plan (and any grants of Incentive Awards made prior to stockholder approval of the Plan) shall be subject to the requisite approval of the stockholders of DRS. In the absence of such approval, such Incentive Awards shall be null and void. Unless earlier terminated by the Board of Directors, the right to grant Incentive Awards under the Plan will terminate on the tenth anniversary of the Effective Date. Incentive Awards outstanding at Plan termination will remain in effect according to their terms and the provisions of the Plan.

26.  Applicable Law.

     Except to the extent preempted by any applicable federal law, the Plan will be construed and administered in accordance with the laws of the State of Delaware, without reference to its principles of conflicts of law.

27.  Participant Rights.

     No Participant shall have any claim to be granted any award under the Plan, and there is no obligation for uniformity of treatment for Participants. Except as provided specifically herein, a Participant or a transferee of an Incentive Award shall have no rights as a stockholder with respect to any shares covered by any award until the date of the issuance of a Company Stock certificate to him or her for such shares.

28.  Unfunded Status of Awards.

     The Plan is intended to constitute an "unfunded" plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant pursuant to an Incentive Award, nothing contained in the Plan or any Agreement shall give any such Participant any rights that are greater than those of a general creditor of the Company.

29.  No Fractional Shares.

     No fractional shares of Company Stock shall be issued or delivered pursuant to the Plan. The Committee shall determine whether cash, other Incentive Awards, or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

30.  Beneficiary.

     A Participant may file with the Committee a written designation of a beneficiary on such form as may be prescribed by the Committee and may, from time to time, amend or revoke such designation. If no designated beneficiary survives the Participant, the executor or administrator of the Participant's estate shall be deemed to be the grantee's beneficiary.

31.  Interpretation.

     The Plan is designed and intended to comply with Rule l6b-3 and, to the extent applicable, with Section 162(m) of the Code, and all provisions hereof shall be construed in a manner to so comply.

32.  Severability.

     If any provision of the Plan is held to be invalid or unenforceable, the other provisions of the Plan shall not be affected but shall be applied as if the invalid or unenforceable provision had not been included in the Plan.

                             DRS TECHNOLOGIES, INC.


             Proxy Solicited on Behalf of the Board of Directors
     For the Special Meeting of Stockholders to Be Held February 4, 1999

      The undersigned, revoking all previous proxies, appoints Mark S. Newman and Nina Laserson Dunn, and each of them, acting unanimously if more than one be present, attorneys and proxies of the undersigned, with power of substitution, to represent the undersigned at the special meeting of stockholders of DRS Technologies, Inc. (the "Company") to be held on February 11, 1999 or at any and all adjournments or postponements thereof, and to vote all shares of common stock of DRS which the undersigned is entitled to vote, as designated below.


      This proxy when properly executed will be voted in the manner directed by the undersigned stockholder. If no direction is made, this proxy will be voted "FOR" proposals 1 and 2. Please sign exactly as name appears on the reverse side. When shares are held by joint tenants, both should sign. When as attorney, executor, administrator, trustee or guardian, please give full title of such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by general partner or other authorized person.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE FOLLOWING PROPOSALS:

                                                       FOR   AGAINST   ABSTAIN

1. To approve and authorize the transactions           [ ]     [ ]       [ ]
   contemplated by the merger agreement.


2. To approve the amendment to DRS' 1996               [ ]     [ ]       [ ]
   Omnibus Plan.


3. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted "FOR" Items 1 and 2.

                                    Date:
                                         --------------------------------------

                                    -------------------------------------------
                                    Signature

                                    -------------------------------------------
                                    Signature of joint holder, if any

                                    Please sign as your name appears on the
                                    left. Executors, administrators, trustees, etc., should give full title as such. If the signer is a corporation, please sign full corporate name by a duly authorized officer.

            PLEASE DATE, SIGN AND RETURN THIS PROXY CARD PROMPTLY
                          USING THE ENCLOSED ENVELOPE.